--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  PRELIMINARY PROXY STATEMENT               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         CAPTEC NET LEASE REALTY, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         CAPTEC NET LEASE REALTY, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
                                               AGGREGATE
                                               NUMBER OF     PER UNIT PRICE      PROPOSED
                                             SECURITIES TO      OR OTHER         MAXIMUM
          TITLE OF EACH CLASS OF                 WHICH         UNDERLYING       AGGREGATE      AMOUNT OF
            SECURITIES TO WHICH               TRANSACTION       VALUE OF         VALUE OF       FILING
            TRANSACTION APPLIES               APPLIES(1)     TRANSACTION(1)   TRANSACTION(1)   FEE(1)(2)
--------------------------------------------------------------------------------------------------------
Common Stock...............................    4,749,505         $7.438       $35,326,818.19   7,065.37
Cash Consideration.........................      --              --           $ 2,504,950.00     501.00
Total......................................      --              --           $37,831,768.19   7,566.37
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the filing fee pursuant to Rule 0-11 under the Securities Exchange Act of 1934, as amended.

(2) The fee was computed in accordance with Rule 0-11(c)(1)(i) based upon the market value of a share of Common Stock on January 4, 2000.

[ ]  Fee paid previously with preliminary materials:

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: $7,566.37

     (2) Form, Schedule or Registration Statement No.: Schedule 14A

     (3) Filing Party: CAPTEC NET LEASE REALTY, INC.

     (4) Date Filed: January 7, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   [CAPTEC NET LEASE REALTY, INC. LETTERHEAD]

                                     [DATE]

Dear Fellow Stockholder:

     I address you not only as the Chairman of the Board of Directors and President and Chief Executive Officer of Captec, but as a fellow investor, who like you has a significant investment in Captec and wishes to see that investment increase in value.

     The Board of Directors and management of Captec Net Lease Realty, Inc. are proposing to you a significant and important change in the structure and direction of Captec. The reasons for these proposals are described for you in the enclosed proxy statement.

     You are invited to attend a special meeting of the stockholders of Captec
on           , 2000, at           local time, at           . At the special
meeting we will seek your approval of our proposed merger with Captec Financial Group, Inc. and Captec Net Lease Realty Advisors, Inc.

     As a result of the merger, Captec will become a full-service, specialty commercial finance company providing a significantly expanded line of finance products to its customers and will be able to expand into additional business opportunities currently unavailable to it. The merger will result in the discontinuance of Advisors, the termination of the existing management agreement with Advisors and Captec becoming internally managed in all respects. Further, Captec will cease to be a real estate investment trust for tax purposes, effective as of January 1, 2000.

     Financial Group is a specialty commercial finance company that delivers structured finance solutions to the franchise and chain restaurant, and retail petroleum and convenience store markets and offers a creative, entrepreneurial approach to providing growth capital to its customers. The companies have worked in tandem to become a value-added and customer-driven financial resource to our shared customer base.

     The merger is conditioned upon, among other things, the affirmative vote of the holders of a majority of the shares of common stock other than stockholders who are officers, directors or affiliates of Captec, Financial Group or Advisors. J.C. Bradford & Co. has rendered an opinion to a special committee of the Board of Directors of Captec consisting of all of the non-management directors that the consideration to be paid by Captec in consideration of the merger is fair to Captec from a financial point of view.

     AFTER CAREFUL CONSIDERATION OF THIS FAIRNESS OPINION AND OTHER FACTORS, THE SPECIAL COMMITTEE, WHICH CONSISTS OF ALL NON-MANAGEMENT DIRECTORS, HAS UNANIMOUSLY APPROVED THE MERGER. THE SPECIAL COMMITTEE BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, CAPTEC AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER PROPOSAL.

     At the special meeting, stockholders of Captec also will be asked to consider and vote upon an amendment to Captec's certificate of incorporation to change the name of Captec to Captec Financial Group, Inc. which we believe will better identify Captec and its new strategic direction following the merger.

     The merger and other matters referred to previously are more completely described in the accompanying proxy statement. I urge you to review carefully the proxy statement and accompanying Appendices which describe the merger and the name change proposal in more detail. A copy of the merger agreement and the fairness opinion of J.C. Bradford & Co. are attached as Appendix A and Appendix B, respectively, to the proxy statement.

     The special committee has unanimously recommended that our stockholders vote in favor of the merger proposal. We appreciate the support of our stockholders as we pursue our goal of making Captec a leader in the specialty commercial finance industry. I hope that after reading the accompanying materials you will continue to support the objectives of Captec by voting FOR the merger and the name change proposal.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. Failure to return your proxy card or vote at the special meeting will have the same effect as a vote against the merger and the name change proposal. Please complete, date and sign the enclosed proxy card and return it in the accompanying postage paid envelope even if you plan to attend the special meeting. If you attend the special meeting, you may withdraw your proxy and vote in person.

     ADDITIONAL COPIES OF OUR PROXY MATERIALS AND OTHER INFORMATION RELEVANT TO THE MERGER AND THE SPECIAL MEETING CAN BE OBTAINED FROM OUR INTERNET WEB SITE AT HTTP://WWW.CAPTEC.COM.

     QUESTIONS AND REQUESTS FOR ASSISTANCE IN VOTING YOUR SHARES CAN BE DIRECTED TO GEORGESON SHAREHOLDER COMMUNICATIONS, WHICH IS ASSISTING CAPTEC WITH THE SOLICITATION OF PROXIES, TOLL FREE AT 1-800-223-2064.

                                          Sincerely,

                                          Patrick L. Beach
                                          Chairman of the Board of Directors
                                          President and Chief Executive Officer

                         CAPTEC NET LEASE REALTY, INC.
                          24 FRANK LLOYD WRIGHT DRIVE
                               LOBBY L, 4TH FLOOR
                           ANN ARBOR, MICHIGAN 48106
                            ------------------------

                    NOTICE OF SPECIAL MEETING TO BE HELD ON
                                            , 2000
                            ------------------------

To the Stockholders of
Captec Net Lease Realty, Inc.:

     We will hold a special meeting of stockholders on             , 2000,
       a.m., local time, at                , for the following purposes:

          1. to approve an Omnibus Agreement and Plan of Merger, dated as of December 20, 1999, as amended, pursuant to which Captec Acquisition, Inc., a Michigan corporation, will merge with and into Captec Financial Group, Inc., a Michigan corporation and Captec Net Lease Realty Advisors, Inc., a Delaware corporation, will merge with and into Captec Net Lease Realty, Inc.;

          2. to amend our certificate of incorporation to change our name to Captec Financial Group, Inc.; and

          3. to transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

THE NAME CHANGE PROPOSAL IS CONDITIONED UPON THE CONSUMMATION OF THE MERGER. IF THE MERGER IS NOT CONSUMMATED, CAPTEC'S CERTIFICATE OF INCORPORATION WILL NOT BE AMENDED AND CAPTEC'S NAME WILL NOT BE CHANGED.

     Both of the proposals are more fully described in the accompanying proxy statement and appendices that are part of this notice.

     During the special meeting, management will report on our current activities and comment on our future plans. A discussion period is planned so that stockholders will have an opportunity to ask questions and make comments. Representatives of PricewaterhouseCoopers LLP, our independent accountants, will be present at the special meeting and will have the opportunity to make a statement and respond to appropriate questions.

     The Board of Directors has fixed the close of business on           , 2000
as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting or any adjournments or postponements
thereof. Only stockholders of record as of           , 2000 will be entitled to
notice of, and to vote at, the special meeting or any adjournments or
postponements thereof. A list of stockholders of record as of           , 2000
will be available for inspection at our offices at 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, Ann Arbor, Michigan 48106 at least ten days prior to the special meeting.

     If you plan to attend the special meeting, please notify the undersigned so that identification can be prepared for you. Whether or not you plan to attend the special meeting, please execute, date and promptly return the enclosed proxy. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States. If you attend the special meeting, you may withdraw your proxy and vote in person. Thank you for your interest and consideration.

                                          Sincerely,

                                          Edward G. Ptaszek
                                          Secretary

            , 2000

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE.

                         CAPTEC NET LEASE REALTY, INC.
                          24 FRANK LLOYD WRIGHT DRIVE
                             LOBBY L, FOURTH FLOOR
                           ANN ARBOR, MICHIGAN 48106

                        SPECIAL MEETING OF STOCKHOLDERS
                                              , 2000

                                PROXY STATEMENT
                            ------------------------

     At the special meeting of stockholders on           , 2000      a.m., local
time, stockholders of record as of the close of business on           , 2000
will be asked to consider and vote upon a proposal to approve the merger of Captec Acquisition, Inc., a Michigan corporation and a wholly-owned subsidiary of Captec, with and into Captec Financial Group, Inc., a Michigan corporation and of Captec Net Lease Realty Advisors, Inc., a Delaware corporation, with and into Captec. As a result of the merger, Financial Group will become our wholly-owned subsidiary, our current advisory agreement with Advisors will be terminated, and Captec will become self-managed in all respects. In consideration of the merger, we will issue an aggregate 2,749,505 shares of Captec common stock to the security holders of Financial Group and Advisors. Security holders of Financial Group will receive 2,189,505 shares of Captec common stock, which is the equivalent of approximately 45.71 shares of Captec common stock for each share of common stock, preferred stock, option or participating warrant of Financial Group. Common stockholders of Advisors will receive an aggregate 560,000 shares of Captec common stock, which is the equivalent of 560 shares of Captec common stock for each share of Advisors common stock. Financial Group stockholders and option holders also may receive up to an additional 2.0 million shares of Captec common stock based upon Captec's consolidated financial performance in 2000 and 2001. Based upon the
$     closing price of Captec common stock on Nasdaq on           , 2000, the
value of Captec common stock to be issued to the Financial Group stockholders
and option holders is $     , including all potential earnout shares, and the
value of the Captec common stock to be issued to Advisors stockholders is
$     . Princap Leasing Company, L.P., which is the sole preferred stockholder of Financial Group, also will receive registration rights for Captec common stock it receives in the merger. Captec will make cash payments of $451,620, $1,376,350, and $676,980, respectively, to The Public Institution for Social Security, Prudential Securities Credit Corporation and Abbas Al-Qattan as consideration for the termination of warrants that such parties hold to acquire shares of Financial Group stock. These payments are the equivalent of a per share price of $10.00.

     Following the merger, Captec will be operated so that it will no longer qualify as a real estate investment trust (REIT) for federal income tax purposes and no longer will be required to distribute any of its net income to its stockholders. It is anticipated that, as a result of the merger, Captec will record approximately $17.5 million of goodwill on its financial statements. Financial Group and Advisors are privately held and there is no established trading market from which stockholders can assess the value of their respective securities.

     Patrick L. Beach, Captec's President, Chief Executive Officer and Chairman of the Board of Directors, W. Ross Martin, Captec's Executive Vice President and Chief Financial Officer and a Director, and H. Reid Sherard, Captec's Senior Vice President -- Sales & Marketing and a Director, in the aggregate beneficially own approximately 41.8% of Financial Group and approximately 91.1% of Advisors, respectively. As of February 1, 2000, Mr. Beach, Mr. Martin and Mr. Sherard, in the aggregate, were the beneficial owners of approximately 13.7% of Captec common stock. Mr. Beach, Mr. Martin and Mr. Sherard, in the aggregate, will be the beneficial owners of approximately 28.8% of Captec common stock immediately following the merger and approximately 34.9% of Captec common stock assuming the issuance of all earnout shares.

     Because the merger involves affiliates of Captec, and Mr. Beach, Mr. Martin and Mr. Sherard have conflicts of interest in connection with the merger, the Board of Directors established a special committee consisting of all of the non-management directors to consider and negotiate the merger and the merger agreement. For a description of these conflicts, see "Risk Factors -- Conflicts of Interest."

     Stockholders also will be asked to consider and vote upon a proposal to amend Captec's certificate of incorporation to change the name of Captec to Captec Financial Group, Inc.
                            ------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 31 FOR A DISCUSSION OF MATERIAL RISKS WHICH SHOULD BE CONSIDERED IN EVALUATING THE MERGER.
                            ------------------------

               THE DATE OF THIS PROXY STATEMENT IS        , 2000.

                      WHERE YOU CAN FIND MORE INFORMATION

     Captec is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, pursuant to which it files reports and other information with the United States Securities and Exchange Commission. These reports and other information may be inspected and copied at public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at 13th Floor, 7 World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains an internet web site that contains periodic and other reports, proxy and information statements and other information regarding registrants, including Captec, that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

     None of Financial Group, Advisors or Acquisition is subject to the informational requirements of the Exchange Act.

     We have not authorized anyone to give any information or make any representation about the merger, our company, Financial Group or Advisors that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely
on it. This proxy statement is dated             , 2000. You should not assume
that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.

     IF YOU WOULD LIKE ADDITIONAL COPIES OF THIS PROXY STATEMENT OR HAVE QUESTIONS ABOUT THE MERGER, YOU SHOULD CONTACT:
                            GEORGESON SHAREHOLDER COMMUNICATION INC.
                            WALL STREET PLAZA
                            NEW YORK, NY 10005
                            (800) 223-2064

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
WHERE YOU CAN FIND MORE INFORMATION
SUMMARY.....................................................    1
FORWARD-LOOKING STATEMENTS..................................   18
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
  STATEMENTS................................................   19
HISTORICAL, PRO FORMA AND EQUIVALENT PER SHARE DATA.........   26
COMPARATIVE PER SHARE MARKET INFORMATION....................   27
THE SPECIAL MEETING.........................................   28
  General...................................................   28
  Matters to be Considered..................................   28
  Recommendations of the Special Committee..................   28
  Record Date; Shares Entitled to be Voted; Quorum..........   28
  Proxies; Proxy Solicitation...............................   28
  Vote Required.............................................   29
  Effect of Abstentions and Broker Non-Votes................   30
RISK FACTORS................................................   31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   38
THE MERGER..................................................   39
  Background................................................   39
  Opinion of the Financial Advisor to the Special
     Committee..............................................   46
  Reasons for the Merger; Recommendations of the Special
     Committee..............................................   51
  Conflicts of Interest.....................................   56
  Management of Captec Following the Merger.................   58
  Regulatory Approval.......................................   59
  Registration Rights Agreement.............................   60
  Effect of the Merger on the Rights of Existing
     Stockholders...........................................   60
  Accounting Treatment......................................   61
THE MERGER AGREEMENT........................................   61
  Terms of the Merger.......................................   61
  Earnout Shares............................................   62
  Indemnification...........................................   64
  Effective Time of the Merger..............................   65
  Representations and Warranties............................   65
  Covenants.................................................   67
  Conditions to Consummation of the Merger..................   68
  Amendment; Waiver; Termination............................   69
  Resale of Shares of Common Stock Issued in the Merger.....   70
  Survival of Representations, Warranties and Covenants.....   71
  Expenses and Fees.........................................   71
FEDERAL INCOME TAX CONSIDERATIONS...........................   72
  General...................................................   72
  Tax Treatment of the Merger...............................   72

                                                              PAGE
                                                              ----
                           PROPOSAL TWO

CHANGING THE NAME OF CAPTEC NET LEASE REALTY................   73
CERTAIN TRANSACTIONS AND RELATIONSHIPS......................   73
CAPTEC NET LEASE REALTY.....................................   78
SELECTED FINANCIAL DATA.....................................   87
MANAGEMENT'S DISCUSSION AND ANALYSES OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   90
INDEPENDENT ACCOUNTANTS.....................................  103
OTHER MATTERS...............................................  103
ANNUAL REPORT AND FORM 10-K.................................  103
STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING...............  103
INDEX TO FINANCIAL STATEMENTS...............................  F-1
MERGER AGREEMENT............................................  A-1
FAIRNESS OPINION OF J.C. BRADFORD & CO......................  B-1

                                    SUMMARY

     The following is a summary of material information contained elsewhere in this proxy statement. This summary does not purport to be complete and is qualified in its entirety by, and is subject to, the more detailed information contained elsewhere in this proxy statement and the appendices hereto. Stockholders are urged to read the proxy statement and appendices in their entirety before voting on the proposals described herein.

THE SPECIAL MEETING

Date, Time and Place..........   The special meeting will be held on
                                                , 2000,      a.m., local time,
                                 at                . See "The Special
                                 Meeting -- General."

Record Date...................   Only holders of record of Captec common stock
                                 as of the close of business on             ,
                                 2000 are entitled to notice of, and to vote at,
                                 the special meeting. On that date, 9,508,108
                                 shares of Captec common stock were outstanding,
                                 each of which is legally entitled to one vote
                                 on each matter to be acted upon or which may
                                 properly come before the special meeting. The
                                 merger agreement provides that shares of Captec
                                 common stock beneficially owned by any
                                 executive officer, director or affiliate of
                                 Captec who is also an executive officer,
                                 director or affiliate of Financial Group and/or
                                 Advisors may not be voted on the merger
                                 proposal. As a result of this restriction,
                                 Patrick L. Beach, Captec's President, Chief
                                 Executive Officer and Chairman of the Board of
                                 Directors, W. Ross Martin, Captec's Executive
                                 Vice President, Chief Financial Officer and a
                                 Director and H. Reid Sherard, Captec's Senior
                                 Vice President -- Sales & Marketing and a
                                 Director, are precluded from voting their
                                 shares of Captec common stock on the merger
                                 proposal. As of                , 2000 178,159
                                 shares of Captec common stock were owned by affiliates of Financial Group and/or Advisors who are not affiliates of Captec and may be voted on the merger proposal. See "The Special
                                 Meeting -- Record Date; Shares Entitled to be
                                 Voted."

Matters to be Considered......   At the special meeting, stockholders of Captec
                                 will be asked to consider and vote upon:

                                 - the merger agreement;

                                 - the name change proposal; and

                                 - such other business as may properly come
                                   before the special meeting or any
                                   adjournments or postponements thereof.

                                 Implementation of the name change proposal is conditioned upon consummation of the merger. If the merger is not consummated, Captec's name will not be changed. See "The Special
                                 Meeting -- Matters to be Considered."

Vote Required.................   None of the Delaware General Corporation Law or
                                 Captec's certificate of incorporation or bylaws require Captec to obtain stockholder approval of the merger proposal. Nasdaq rules require stockholder approval of the merger because the merger involves the potential issuance of in excess of 20.0% of the currently issued and outstanding shares of Captec common stock and because of the level of ownership of Mr. Beach, Mr. Martin and Mr. Sherard in

                                 Financial Group and Advisors. The merger agreement provides that the standard for approving the merger proposal is the affirmative vote of a majority of the outstanding shares of Captec common stock legally entitled to be voted on the merger proposal at the special meeting, which is the standard that would be applicable if stockholder approval of the merger proposal were required by Delaware law, excluding shares of Captec common stock beneficially owned by officers, directors or affiliates of both Captec and Financial Group or Advisors. As of
                                                , 2000, 9,508,108 shares of
                                 Captec common stock were issued and
                                 outstanding, 862,056 shares of which were beneficially owned in the aggregate by Mr. Beach, Mr. Martin and Mr. Sherard who, as a result of being officers, directors and principal stockholders of Financial Group and/or Advisors, are precluded by the merger agreement from voting their shares at the special meeting. In accordance with the merger agreement, the affirmative vote of 4,323,027 shares of Captec common stock is required to approve the merger proposal. The percentage beneficial ownership of each of Mr. Beach, who is Captec's President, Chief Executive Officer and Chairman of the Board of Directors, Mr. Martin, Captec's Executive Vice President, Chief Financial Officer and a Director, and Mr. Sherard, a Director of Captec, in Financial Group and Advisors respectively, is as follows:

                                                                         MR. BEACH   MR. MARTIN   MR. SHERARD
                                                                         ---------   ----------   -----------
                                                Financial Group........    67.8%        19.2%         4.0%
                                                Advisors...............    60.0%        25.0%         6.1%

                                 Advisors has five employees, including Mr.
                                 Beach and Mr. Martin, its executive officers.

                                 Under Delaware law, the standard for approving the name change proposal is the affirmative vote of a majority of the issued and outstanding shares of Captec common stock entitled to be voted at the special meeting. The merger agreement contains no restriction on voting for the name change proposal and the shares of Captec common stock owned by Mr. Beach, Mr. Martin and Mr. Sherard are not precluded from being voted on the name change proposal. The name change proposal will not be implemented unless the merger is consummated, in which case Captec's name will be changed to "Captec Financial Group, Inc." and Financial Group's name will be changed to "CFG, Inc." See "The Special Meeting -- Vote Required."

Conflicts of Interests........   Mr. Beach, Mr. Martin, and Mr. Sherard have
                                 interests in the merger that are in addition
                                 to, and conflict with, those of Captec and its
                                 stockholders and have abstained from the vote
                                 of the Board of Directors relating to the
                                 merger. In addition to the shares of Captec
                                 common stock they will receive at the closing
                                 of the merger, Mr. Beach, Mr. Martin and Mr.
                                 Sherard will be eligible to receive up to an
                                 additional 1,469,524 shares of Captec common
                                 stock in the aggregate contingent upon the
                                 consolidated performance of Captec in 2000 and
                                 2001. Following the merger, Mr. Beach, Mr.
                                 Martin and Mr. Sherard will continue to have
                                 substantial influence over the management of
                                 Captec and may be subject to continuing
                                 conflicts of interest with respect to their
                                 management activities in that their interest in
                                 receiving these earnout shares may cause them
                                 to seek to maximize Captec's consolidated
                                 financial results in 2000 and 2001 to the
                                 potential detriment of Captec's longer term
                                 business interests. Based on the Nasdaq closing
                                 price of Captec common stock on      , 2000,
                                 the aggregate value of the Captec common stock
                                 to be issued to Mr. Beach, Mr. Martin and Mr.
                                 Sherard is $     , assuming the issuance of all
                                 earnout shares. Prior to the consummation of the merger, and as permitted by the merger agreement, Advisors will distribute one-half of its available cash to the Advisors stockholders. The amount of the distribution is estimated at $145,000 as of December 31, 1999.
                                 Mr. Beach, Mr. Martin and Mr. Sherard will receive 60.0%, 25.0%, and 6.1%, respectively, of the amount of cash actually distributed to the Advisors stockholders. See "The Merger
                                 Agreement -- Covenants -- Business of Financial
                                 Group and Advisors Pending the Merger." See
                                 "Risk Factors -- Conflicts of Interest" and
                                 "Conflicts of Interest."

                                 Based on the capitalization of Captec as of February 1, 2000, the executive officers and directors of Captec in the aggregate beneficially owned approximately 14.3% of the issued and outstanding shares of Captec common stock including options exercisable within sixty days. As of February 1, 2000, Mr. Beach, Mr. Martin and Mr. Sherard beneficially owned in the aggregate approximately 13.7% of the issued and outstanding shares of Captec common stock, including options exercisable within sixty days. Based on the capitalization of Captec as of February 1, 2000 and assuming consummation of the merger, Mr. Beach, Mr. Martin and Mr. Sherard will beneficially own, in the aggregate, approximately 28.8% of the issued and outstanding shares of Captec common stock immediately following the merger and 34.9% of the issued and outstanding shares of Captec common stock, assuming the issuance of all earnout shares. See "Security Ownership of Certain Beneficial Owners and Management." For a discussion of Mr. Beach's, Mr. Martin's and Mr. Sherard's employment with Captec following the merger. See "-- Management of Captec Following the Merger" and "The
                                 Merger -- Management of Captec Following the
                                 Merger."

                                 Prudential Securities Incorporated has provided financial advisory services to Financial Group and Captec in connection with the merger and otherwise and, as a result of the merger, will be paid a fee of $3.0 million, all of which is contingent on consummation of the merger, by Captec for the financial advisory services it has rendered to Captec and Financial Group. Prudential Securities loaned $1,583,400 in the aggregate to Mr. Beach, Mr. Martin and Gary A. Bruder, an officer, director and option holder of Financial Group and a director and principal stockholder of Advisors. Prudential Securities Credit Corporation, an affiliate of Prudential Securities, provides a $250.0 million warehouse credit facility, to Financial Group and will receive a cash payment from Captec of $1,376,350 in consideration of the termination of warrants to acquire shares of Financial Group common stock, which warrants were issued to it in connection with the establishment of the Financial Group warehouse credit facility. As a result of these relationships, Prudential Securities has conflicts of interest with respect to the proposed transaction. These conflicts could cause Prudential Securities to advise management of Financial Group to pursue the mergers in order to generate its substantial advisory fee and payment to its affiliate in consideration of the termination of the warrants to acquire Financial Group common stock held by its affiliate. See "Risk Factors" and "Certain Transactions and Relationships -- Financial Group."

                           PROPOSAL ONE -- THE MERGER

Captec Financial Group,
Inc...........................   Financial Group is an affiliate of both Captec
                                 and Advisors and is a privately owned,
                                 specialty commercial finance company founded in 1981 that provides a diverse line of financing products, including mortgage and business enterprise loans, equipment leases and loans and construction financing to the franchise and chain restaurant, and retail petroleum and convenience store markets. For a description of the values being assigned to the assets and liabilities of Financial Group to be acquired by Captec in the merger, see Unaudited Pro
                                 Forma Condensed Consolidated Financial
                                 Statements. Mr. Beach, Mr. Martin and Mr.
                                 Sherard are principal stockholders, officers and directors of Financial Group. Financial
                                 Group also assists Advisors in providing advisory services and administrative support to Captec. Financial Group's offices are located at 24 Frank Lloyd Wright Drive, Lobby L, Fourth
                                 Floor, Ann Arbor, Michigan 48106 and its telephone number is (734) 994-5505.

Captec Net Lease Realty
Advisors, Inc.................   Advisors is an affiliate of both Captec and
                                 Financial Group. Pursuant to an August 29, 1997
                                 Advisory Agreement, as amended, Advisors provides administrative support, management, investment and financial advisory services to Captec in connection with the acquisition and development of properties. Advisors' principal asset immediately prior to the consummation of the merger will be its interest in the advisory agreement. The principal asset being acquired by Captec pursuant to the Advisors merger is the advisory agreement. Upon consummation of the merger, the advisory agreement will be terminated, which will result in Captec becoming self-managed in all respects and eliminate the need for Captec to incur substantial fees for advisory and other management services being paid to Advisors. Mr.
                                 Beach, Mr. Martin and Mr. Sherard are principal stockholders, officers and directors of
                                 Advisors. Advisors has five employees,
                                 including Mr. Beach and Mr. Martin, its
                                 executive officers. Advisors' offices are located at 24 Frank Lloyd Wright Drive, Lobby
                                 L, 4th Floor, Ann Arbor, Michigan 48106 and its telephone number is (734) 994-5505.

Captec Acquisition, Inc.......   Acquisition is a wholly-owned subsidiary of
                                 Captec created solely to facilitate the merger with Financial Group and has not engaged in any other activity.

REASONS FOR THE MERGER

General.......................   Upon the consummation of the merger, Financial
                                 Group will become a wholly-owned subsidiary of Captec, and Advisors will merge with and into Captec. Following the merger, Captec will be operated so that it will no longer qualify as a real estate investment trust (REIT) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes effective as of January 1, 2000. See "Federal Income Tax
                                 Considerations."

                                 As a result of the merger, Captec will become a fully-integrated, specialty commercial finance company that will provide an expanded line of finance products in response to the growing needs of the markets it serves and will be able to exploit additional business opportunities currently unavailable to it as a REIT. The merger also will result in the termination of the separate corporate existence of Advisors and the termination of the advisory agreement and allow Captec to become self-managed in all respects. See "The Merger -- Background" and "-- Reasons for the Merger; Recommendations of the Special Committee." Following the merger, the current employees of Financial Group will become employees of Captec. Patrick L. Beach, the President and Chief Executive Officer of Captec, and W. Ross Martin, the Executive Vice President and Chief Financial Officer of Captec, will continue to hold those positions with Captec. H. Reid Sherard, a Director of Captec, will become the Senior Vice
                                 President -- Sales & Marketing of Captec.

Recommendations of the Special
  Committee...................   Because the merger is among affiliates and Mr.
                                 Beach, Mr. Martin and Mr. Sherard have
                                 conflicts of interest in connection with the merger, the Board of Directors established the special committee consisting of the directors of Captec who are not members of management or employees of Captec, Acquisition, Financial
                                 Group or Advisors, to consider the proposed merger. Albert T. Adams is chairman of the special committee. Mr. Adams is a partner of Baker & Hostetler LLP, which represents Captec, but not the special committee, with respect to the merger and otherwise, and serves as counsel to Financial Group in other matters. Baker &
                                 Hostetler LLP was paid fees of $19,000 and $293,000 by Captec and Financial Group, respectively, in 1999. The special committee retained J.C. Bradford & Co. as its financial advisor to assist in its deliberations. See
                                 "The Merger -- Opinion of the Financial Advisor to the Special Committee." The special committee believes the merger to be fair to, and in the best interests of, Captec and its stockholders and unanimously approved the merger agreement and recommends that Captec's stockholders vote FOR the merger. The special committee's recommendation constitutes the recommendation of the Board of Directors. See
                                 "The Merger -- Reasons for the Merger;
                                 Recommendations of the Special Committee."

                                 In reaching its recommendation that the
                                 stockholders approve the merger, the special committee considered the following material factors:

                                 - The opportunities to be derived from
                                   consolidating operations of Captec and
                                   Financial Group into a fully-integrated, specialty commercial finance company serving all aspects of the franchise and chain restaurant, retail petroleum and convenience store and specialty retail markets;

                                 - The efficiencies arising from a self-managed
                                   structure, including the elimination of
                                   management fees, which were $1.3 million for the year ended December 31, 1999 duplicative processes and reporting requirements and a potentially accretive effect on Captec's earnings per share;

                                 - The fact that senior management would be
                                   present in a single, fully-integrated entity, eliminating potential conflicts of interest and investor concerns with respect to conflicting demands in the time and effort Mr. Beach, Mr. Martin and Mr. Sherard, who serve as senior management and/or directors of Captec, Financial Group and/or Advisors, and the elimination of the inherent conflicts that arise from the current internal advisory structure and the overlapping business of Financial Group and Captec;

                                 - The benefits associated with the acquisition
                                   of all assets of Financial Group including, among other things, workforce in place, business books and records, operating systems, proprietary business methodologies, contract rights and information databases and systems;

                                 - The ownership by Captec of all rights to the
                                   name "Captec Financial Group" and the
                                   associated goodwill;

                                 - The elimination of the substantial
                                   restrictions on new business activity
                                   resulting from Captec's REIT status;

                                 - The elimination of REIT dividend requirements
                                   and the resulting ability to retain and
                                   reinvest earnings in operations to finance growth of existing, and expansion into new, lines of business;

                                 - The ability of Captec to generate capital
                                   needed for future growth through operations and the sale of appreciated properties and loans rather than relying principally upon the public and private equity and debt capital markets to which Captec's access is limited by its REIT status and prevailing market conditions;

                                 - Certain alternatives to the merger, including
                                   the direct and indirect relative costs and benefits of continuing to be an externally-advised REIT;

                                 - The opportunity to operate utilizing
                                   increased levels of debt capital while
                                   staying within the accepted range of debt to total capital ratios for specialty commercial finance companies;

                                 - The expansion into other industry sectors of
                                   the net lease market and the ability to offer new lending products;

                                 - The terms and conditions of the merger
                                   agreement, including the consideration to be paid by Captec in the merger;

                                 - The fact that a significant amount of the
                                   consideration to be paid in the merger is in the form of an earnout that is conditioned on Captec achieving specified financial performance targets in the future;

                                 - The procedural safeguards and mechanisms
                                   included in the merger agreement, providing that shares of Captec common stock beneficially owned by an officer, director or affiliate of Captec who is also an officer, director or affiliate of Financial Group and/or Advisors may not be voted on the merger proposal;

                                 - The fact that Mr. Beach, Mr. Martin and Mr.
                                   Sherard were seeking to transfer control of Financial Group and the possibility that Captec could lose the services of such senior management if they decided to stay affiliated with Financial Group rather than remain with Captec;

                                 - The potential improvement in return on equity
                                   projected to range from 15.0% to 17.0%
                                   annually for 2000 through 2002;

                                 - The potential improvement in both basic and
                                   diluted earnings per share, that was
                                   projected to range from 17.0% to 21.0%
                                   annually for 2000 through 2002, and the
                                   resulting accretive effect on earnings per share through 2002 and thereafter;

                                 - The presentations by management, Prudential
                                   Securities and J.C. Bradford regarding the financial conditions, results of operations, business and prospects of Captec, Financial Group and Advisors.

                                 - The financial analyses performed by J.C.
                                   Bradford and its written opinion provided to the special committee on December 17, 1999, that, on such date and subject to certain assumptions, qualifications and limitations stated therein, the consideration to be paid by Captec in the merger is fair to Captec from a financial point of view.

                                 The special committee also considered the following material factors which could, as a result of the merger, adversely affect Captec and its stockholders:

                                 - The conflicts of interest of Mr. Beach, Mr.
                                   Martin and Mr. Sherard in connection with the terms of the merger and the consideration to be paid to them and thereafter with respect to their potential use of their management positions to maximize the issuance of earnout shares to themselves;

                                 - The issuance to Mr. Beach, Mr. Martin and Mr.
                                   Sherard of Captec common stock which will result in Mr. Beach, Mr. Martin and Mr. Sherard beneficially owning, in the aggregate, approximately 34.9% of the issued and outstanding Captec common stock;

                                 - The elimination of REIT status and the
                                   requirement to distribute substantially all
                                   REIT net income to stockholders, and the anticipated short term decline in the public trading price of Captec common stock upon the announcement that Captec would cease to be a REIT;

                                 - The potential liabilities associated with the
                                   direct employment of personnel of Financial
                                   Group, including workers' disability and compensation claims, labor disputes and other employee-related grievances;

                                 - The potential risks associated with Captec's
                                   expansion into the specialty commercial
                                   finance business, including the associated risks of substantial increase of leverage following the merger, greater dependence on borrowing and the resulting increased sensitivity to fluctuations in interest rates and dependence on securitization programs;

                                 - That based upon the Unaudited Pro Forma
                                   Condensed Consolidated Financial Statements for the year ended December 31, 1999, the merger would result in immediate dilution of $0.66 to Captec's earnings per share;

                                 - That Captec would incur immediate dilution of
                                   $1.84 to Captec's book value per share as of December 31, 1999;

                                 - That, as a result of the merger, Captec would
                                   incur additional debt and the risk that
                                   Financial Group's debt will mature in the near future and that Captec would have to raise capital from other sources, refinance such debt, or sell assets to produce proceeds sufficient to pay such debt obligations;

                                 - The potential additional expenses expected to
                                   be incurred by Captec in connection with the merger and the approximately $17.5 million of goodwill expected to be recorded by Captec as a result of the merger;

                                 - The substantial increase in Captec's ratio of
                                   total liabilities to total assets from
                                   0.47:1.00 prior to the merger to 0.72:1.00 following the merger as indicated in the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1999.

                                 The discussion of the information and factors considered by the special committee is not intended to be exhaustive, but includes material factors considered by the special committee. The special committee did not undertake a separate analysis of each of the factors discussed above nor did the special committee reach a separate conclusion with respect to each such factor in its determination to approve the merger and adopt the merger agreement. In view of the above, and the variety of factors considered by the special committee in reaching its conclusion to approve the merger and the merger agreement, the special committee did not find it practicable, and did not quantify or otherwise assign relative or specific weights, to the specific factors considered by the special committee in reaching its determination and individual directors may have given differing weights to different factors. As a general matter, however, the special committee believed that the positive factors heretofore described supported its decision to approve the merger and the merger agreement and outweighed the potentially negative factors described above. The special committee is unanimous in its recommendation that Captec stockholders vote for approval of the merger agreement and related matters.

Opinion of Financial
Advisor.......................   J.C. Bradford has served as financial advisor
                                 to the special committee in connection with the proposed merger and has given an opinion to the special committee that, as of December 17, 1999, which was the business day prior to the date of the special committee's vote on the merger [and updated as of this proxy statement], the consideration that Captec will pay in the merger is fair to Captec from a financial point of view. The day prior to its presentation to the special committee and the issuance of its opinion, J.C.
                                 Bradford was advised by counsel to the special committee that as part of the final negotiations with regard to the merger agreement, the share consideration to be paid in consideration of the merger excluding the earnout shares, had been reduced from 3,000,000 shares to approximately 2,750,000 shares of Captec common stock and that a cash payment in the aggregate amount of approximately $2.5 million would be made to The Public Institution for Social Security, Prudential Securities
                                 Credit Corporation and Abbas Al-Qattan in consideration of the termination of their warrants to acquire Financial Group common stock. J.C. Bradford and the special committee considered these changes to be immaterial to J.C. Bradford's analyses and the conclusions summarized herein. A copy of J.C. Bradford's opinion is attached to this proxy statement as Appendix B. Stockholders should read the opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by J.C.
                                 Bradford in providing this opinion. See "The
                                 Merger -- Opinion of the Financial Advisor to the Special Committee." Captec has agreed to pay $550,000 to J.C. Bradford, $100,000 of which is contingent upon the closing of the merger.

TERMS OF THE MERGER

Share Consideration...........   In consideration of the merger, Captec will
                                 issue an aggregate of 2,749,505 shares of Captec common stock to the security holders of Financial Group and Advisors. Security holders of Financial Group will receive an aggregate
                                 2,189,505 shares of Captec common stock, which is the equivalent of approximately 45.71 shares of Captec common stock for each share of common stock, preferred stock, option or participating warrant of Financial Group. Common stockholders of Advisors will receive an aggregate 560,000 shares of Captec common stock, which is the equivalent of 560 shares of Captec common stock for each share of Advisors common stock. See
                                 "The Merger Agreement -- Terms of the Merger."

                                 The Financial Group common stockholders and option holders also subsequently may receive up to an additional aggregate 2,000,000 shares of Captec common stock based upon the consolidated financial performance of Captec in 2000 and 2001. For 2000, the earnout participants will receive:

                                 - 200,000 shares of Captec common stock if
                                   consolidated basic earnings per share (EPS) is at least $1.80 in 2000; and

                                 - 200,000 shares of Captec common stock for
                                   each additional $0.05 increment of
                                   consolidated EPS achieved in 2000 up to a maximum of 1.0 million additional shares of Captec common stock if consolidated EPS is at least $2.00 in 2000.

                                 Consolidated EPS for 2000 will be calculated assuming the effective time of the merger is January 1, 2000. Earnout shares not earned in 2000 will be carried over and added to the earnout shares eligible to be earned in 2001 as follows:

                                 - if consolidated EPS in 2000 is greater than,
                                   or equal to, $1.60, all unissued earnout shares will be carried over;

                                 - if consolidated EPS in 2000 is greater than,
                                   or equal to, $1.40 and less than $1.60, fifty percent (50.0%) of the unissued earnout shares will be carried over; and

                                 - if consolidated EPS in 2000 is less than
                                   $1.40, there will be no unissued earnout shares carried over.

                                 For 2001 the earnout participants will receive:

                                 - 111,000 shares of Captec common stock plus
                                   11.0% of any earnout shares carried over from 2000 if Captec achieves consolidated EPS of at least $2.00 in 2001; and

                                 - 111,000 shares of Captec common stock plus
                                   11.0% of any earnout shares carried over from 2000 for each additional $0.05 increment of consolidated EPS achieved in 2001 up to a maximum of 1.0 million shares of Captec common stock, plus any earnout shares carried over from 2000, if Captec achieves consolidated EPS of at least $2.40 in 2001.

                                 Mr. Beach, Mr. Martin and Mr. Sherard will be eligible to participate in the earnout shares in 2000 and 2001 in the following percentages:

                                            Mr. Beach          52.8%
                                            Mr. Martin         15.3%
                                            Mr. Sherard         5.3%
                                            Total              73.4%

                                 Earnout participants also will receive a cash payment of 3.33% of the value of any earnout shares received for 2000 and a cash payment of 6.66% of the value of any earnout shares received for 2001 to offset partially any federal, state or local income tax liability that the recipients of the earnout shares may incur as a result of the issuance of the earnout shares. For purposes of determining the earnout shares, if any, to be issued, consolidated EPS will be Captec's basic earnings per share calculated in accordance with generally accepted accounting principles
                                 (GAAP) and reported on its consolidated audited annual financial statements filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, excluding, among other things, the costs or expenses of the merger, extraordinary or nonrecurring gains or losses, fundamental accounting changes and the effects of material acquisitions and dispositions described in the merger agreement. Captec's earnings per share for 1998 was $1.21 and $1.44 for 1999. See "The Merger Agreement -- Earnout Shares."

                                 The aggregate amount of shares of Captec common stock to be received by the Financial Group and Advisors security holders is based upon negotiations among those security holders and Captec. The special committee and J.C. Bradford analyzed the merger on a combined Financial Group/Advisors basis and did not ascribe any value to Financial Group and Advisors separately. Based on the

                                 Nasdaq closing price of Captec common stock on
                                                  , 2000, the aggregate value of
                                 Captec common stock to be issued to the
                                 security holders of Financial Group is $     ,
                                 assuming the issuance of all earnout shares,
                                 and to stockholders of Advisors is $          .

Cash Payment..................   In connection with the merger, Captec will make
                                 cash payments of $451,620, $1,376,350 and
                                 $676,980, respectively, to The Public
                                 Institution for Social Security, Prudential
                                 Securities Credit Corporation and Abbas
                                 Al-Qattan in consideration of the termination of their warrants to purchase in the aggregate
                                 5,480 shares of Financial Group common stock.
                                 The Public Institution for Social Security has provided $30.0 million of equity capital and subordinated debt financing for each of Family
                                 Realty Inc. and Family Realty II, Inc. Captec owns 60.0% of the non-voting common stock and Abbas Al-Qattan owns the remaining 40.0% of the non-voting common stock in each of Family
                                 Realty and Family Realty II. See "Certain
                                 Transactions and Relationships -- Captec Net
                                 Lease Realty." The amount payable to these warrant holders for the termination of their warrants is the result of negotiations among them, Financial Group and Captec in which these warrant holders requested, and Captec agreed to pay, $10.00 per share of Captec common stock that would have been issued in exchange for Financial Group common stock had these warrant holders exercised the warrants. Prudential
                                 Securities Credit Corporation received its warrants in connection with the establishment of a $250.0 million warehouse credit facility to Captec Financial Corporation, an affiliate of Financial Group. Prudential Securities
                                 Credit Corporation is an affiliate of
                                 Prudential Securities, which has provided investment advisory services to Financial Group and Captec in connection with the merger and other matters. Prior to consummation of the merger, Advisors will distribute one-half of its available cash to its stockholders, Mr.
                                 Beach, Mr. Martin and Mr. Sherard which
                                 distribution is estimated to be $145,000 as of December 31, 1999. See "Certain Transactions and Relationships -- Financial Group."

Effective Time of the
Merger........................   Promptly following the satisfaction or waiver,
                                 where permissible, of the conditions to the
                                 merger, the merger will be consummated and
                                 become effective on the date and at the time
                                 the required certificates of merger are filed
                                 with the Secretary of State of Delaware, with
                                 respect to the Advisors merger, and filed with
                                 the Administrator of the Michigan Department of
                                 Consumer and Industry Services, Corporations,
                                 Securities and Land Development Bureau, with
                                 respect to the Financial Group merger, or such
                                 later date and time, not more than five
                                 business days thereafter, as may be specified
                                 in the certificates of merger. See "The Merger
                                 Agreement -- Effective Time of the Merger."
                                 Captec anticipates that, if approved by the
                                 stockholders, the merger will become effective
                                 on or about           , 2000.

Conditions to the Merger......   The merger is subject to the satisfaction or
                                 waiver, where permissible, on or prior to the closing date of the merger of certain conditions set forth in the merger agreement including:

                                 - approval by the stockholders of Captec;

                                 - termination or expiration of the
                                   Hart-Scott-Rodino waiting period, which has occurred;

                                 - the fulfillment by each of the parties of
                                   their obligations under the merger agreement;

                                 - the absence of any court order, injunction or
                                   legal restraint prohibiting the merger or legal proceedings seeking to prohibit the merger;

                                 - that J.C. Bradford has not withdrawn,
                                   modified or revoked its fairness opinion; and

                                 - receipt of any material third-party consents.

                                 Any of the conditions to the merger may be waived by the mutual agreement of the parties or with the consent of the parties for whose benefit the condition is intended. Captec does not intend to resolicit stockholder approval in the event any of the conditions to the merger are waived. See "The Merger
                                 Agreement -- Conditions to Consummation of the Merger."

Termination...................   The merger agreement may be terminated at any
                                 time prior to the effective time of the merger, whether before or after approval of the merger by Captec's stockholders, by mutual written consent of Captec, Acquisition, Financial Group and Advisors or by either Captec or Acquisition, or Financial Group or Advisors:

                                 - if the required vote of Captec's stockholders
                                   is not obtained;

                                 - if the effective time of the merger has not
                                   occurred on or before June 30, 2000; or

                                 - under other circumstances specified in the
                                   merger agreement.

                                 See "The Merger Agreement -- Amendment; Waiver; Termination."

Indemnification...............   Captec and Acquisition, and the Financial Group
                                 common stockholders and option holders and the Advisors stockholders, have agreed, subject to limitations set forth in the merger agreement, to indemnify each other for damages arising from certain matters from and after the effective time of the merger. See "The Merger
                                 Agreement -- Indemnification."

Tax Treatment of the Merger...   Captec believes that the merger will constitute
                                 a tax-free reorganization for federal income tax purposes under Section 368(a) of the Internal Revenue Code. Following the merger,
                                 Captec will be operated so that it no longer will qualify as a REIT under the Internal
                                 Revenue Code effective as of January 1, 2000.
                                 See "Federal Income Tax Considerations."

Accounting Treatment..........   The Financial Group merger will be accounted
                                 for under the purchase method of accounting as a purchase by Captec of Financial Group with the assets acquired and liabilities assumed recorded at their fair values and goodwill recorded to the extent that the consideration attributable to the Financial Group merger, including certain acquisition and closing costs, exceeds the fair value of the Financial
                                 Group net assets acquired. The Advisors merger will be accounted for as an acquisition and termination of the advisory agreement with the fair value of the share consideration attributable to the Advisors merger, including certain acquisition and closing costs, treated as an expense in the period in which the transaction closes. See
                                 "Unaudited Pro Forma Condensed Consolidated
                                 Financial Statements."

Restrictions on Resale and
Registration Rights...........   Captec common stock issued in consideration of
                                 the merger will not be registered under the Securities Act of 1933, as amended, and will not be publicly tradable. These shares must be held indefinitely unless:

                                 - the distribution thereof is registered under
                                   the Securities Act;

                                 - they are sold in compliance with Rule 144
                                   under the Securities Act; or

                                 - another exemption from registration is
                                   available.

                                 See "The Merger Agreement -- Resale of Shares of Common Stock Issued in the Merger."

                                 In connection with the merger, Captec and Princap Leasing Company, L.P., which is the sole holder of the Financial Group preferred stock, will enter into a registration rights agreement, pursuant to which Princap Leasing Company, among other things, may on one occasion at any time following the merger require Captec to register under the Securities Act all 721,866 shares of Captec common stock to be issued to Princap Leasing Company in the merger, subject to limitations described in the registration rights agreement. The registration rights agreement also will provide Princap Leasing Company with unlimited piggy-back registration rights. See "The
                                 Merger -- Registration Rights."

Business of Financial Group
and Advisors Pending the
  Merger......................   Each of Financial Group and Advisors has agreed
                                 that, prior to the effective time of the merger or the earlier termination of the merger agreement, except as permitted by the merger agreement, it will pursue its business in the ordinary course and will not engage in actions specifically prohibited in the merger agreement. Prior to the consummation of the merger, and as permitted by the merger agreement, Advisors will distribute one-half of its available cash to the Advisors stockholders. The amount of the distribution is estimated at $145,000 as of December 31, 1999.
                                 Mr. Beach, Mr. Martin and Mr. Sherard will receive 60.0%, 25.0%, and 6.1%, respectively, of the amount of cash actually distributed to the Advisor's stockholders. See "The Merger
                                 Agreement -- Covenants -- Business of Financial
                                 Group and Advisors Pending the Merger."

Management of Captec Following
the Merger....................   There will be no change in the Board of
                                 Directors of Captec as a result of the merger.
                                 Mr. Beach will continue to serve as the
                                 President and Chief Executive Officer of
                                 Captec, Mr. Martin will continue to serve as the Executive Vice President and Chief
                                 Financial Officer of Captec and Mr. Sherard will continue to serve as the Senior Vice
                                 President -- Sales & Marketing of Captec; Mr.
                                 Bruder will become the Senior Vice
                                 President -- General Counsel
                                 of Captec; and Thomas W. Moir, Jr. will become the Senior Vice President -- Net Lease
                                 Investments of Captec. Messrs. Beach, Martin,
                                 Sherard, Bruder and Moir currently hold similar positions with Financial Group. It is anticipated that, following the merger, Mr.
                                 Beach's and Mr. Martin's employment agreements with Captec will be amended to provide for annual base salaries of $450,000 and $325,000, respectively, which are less than Mr. Beach's and Mr. Martin's current aggregate annual base salaries from Captec and Financial Group of $525,000 and $375,000, respectively. In addition, Mr. Beach's and Mr. Martin's
                                 employment agreements will be amended to change the criteria on which their annual bonuses are based from growth in funds from operations per share to growth in consolidated earnings per share. See "Certain Transactions and
                                 Relationships."

Management of Financial Group
  Following the Merger........   Following the merger, Financial Group will be a
                                 wholly-owned subsidiary of, and controlled by, Captec. See "The Merger Agreement -- Terms of the Merger."

Regulatory Matters............   The merger is subject to the Hart-Scott-Rodino
                                 Antitrust Improvements Act of 1976, which requires that pre-merger notification be provided to the United States Federal Trade
                                 Commission and Department of Justice and that the merger not be consummated until the expiration or early termination of the applicable waiting period, which has occurred.
                                 No other material regulatory approvals are required in order to effect the merger. See
                                 "The Merger -- Regulatory Approval."

Termination of REIT Status....   As a result of the termination of REIT status,
                                 Captec will have the ability to generate capital for future growth through retention and reinvestment of earnings and the sale of properties and loans, rather than principally relying on access to the public and private equity and debt capital markets. Presently REIT regulations restrict Captec from becoming a dealer in properties that it has owned for less than four years and from acquiring properties for sale in the ordinary cause of business by imposing a 100.0% tax on the net income of such transactions subject only to limited exceptions. Captec no longer will be required to distribute at least 95.0% of its REIT net income to stockholders, which dividends equalled $1.50 per share in 1998 and $1.52 per share in 1999. Captec will be required to pay federal income taxes on its taxable income at regular corporate rates as a result of the termination of its REIT status. Upon consummation of the merger, Captec will recognize a deferred tax asset of approximately
                                 $2.88 million that Captec will be able to utilize to reduce future income tax liability.

Risk Factors..................   See "Risk Factors" for factors that should be
                                 considered in evaluating the merger.

Appraisal Rights..............   Under Delaware law, holders of shares of Captec
                                 common stock are not entitled to appraisal rights in connection with the merger.

          The following charts illustrate the corporate organization and relationship of Captec, Financial Group and Advisors both prior to, and following consummation of, the merger.

                                   PRE-MERGER

                              [CAPTEC FLOW CHART]

                                  POST-MERGER

                              [CAPTEC FLOW CHART]

                                  PROPOSAL TWO

                  CHANGING THE NAME OF CAPTEC NET LEASE REALTY

     Stockholders will be asked to approve an amendment to Captec's certificate of incorporation changing Captec's name to "Captec Financial Group, Inc." We believe the name Captec Financial Group will better reflect the nature of Captec's business as a fully-integrated, specialty commercial finance company. Effectuation of the name change proposal is contingent upon consummation of the merger. If the merger is not consummated, Captec's certificate of incorporation will not be amended and its name will not be changed. If the merger is consummated, the name of Financial Group will be changed to CFG, Inc. See "Proposal Two -- Changing the Name of Captec Net Lease Realty."

                           FORWARD-LOOKING STATEMENTS

     This proxy statement contains "forward-looking statements" which represent Captec's expectations or beliefs, including, but not limited to, statements concerning industry performance and Captec's operations, performance, financial condition, plans, growth and strategies, which include, without limitation:

     - statements concerning implementation of Captec's business plan following the merger;

     - statements concerning Captec's financial performance following the merger;

     - statements concerning Captec's anticipated dividend policy following the merger;

     - statements concerning the anticipated financial and other benefits of the merger;

     - statements concerning the operating efficiencies or synergies, competitive positions and growth opportunities expected to be achieved following the merger;

     - statements concerning the plans and objectives of management following the merger;

     - statements concerning the market for Captec common stock following the merger;

     - statements concerning the estimated cost savings resulting from the merger;

     - statements concerning the fluctuations in interest rates, the inability to hedge certain risks economically, changes in consumer spending and other habits, as well as the impact of tax and other legislation and other regulations following the merger;

     - statements concerning Captec's degree of financial leverage following the merger;

     - statements preceded or followed by or that include the words "may," "will," "expect," "anticipate," "intend," "could," "estimate," or "continue" or the negative or other variations thereof or comparable terminology;

     - the matters discussed in "Risk Factors" beginning on page 31; and

     - other risks referenced from time to time in Captec's filings with the SEC.

     Any statements contained in this proxy statement that are not statements of historical fact may be deemed to be forward-looking statements.

     These statements by their nature involve substantial risks and uncertainties, some of which are beyond Captec's control, and actual results may differ materially depending on a variety of important factors, many of which are also beyond Captec's control. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. Captec undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Condensed Consolidated Financial Statements are based on the historical financial statements of Captec, Financial Group and Advisors and have been prepared to illustrate the effect of the merger. The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes the effective time of the merger was December 31, 1999. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1999, assumes that the effective time of the merger was January 1, 1999.

     The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical financial statements of Captec as of and for the fiscal year ended December 31, 1999 and the historical financial statements of Financial Group for the fiscal year ended March 31, 1999 and the nine months ended December 31, 1999, all of which are included in this proxy statement.

     The Financial Group merger will be accounted for under the purchase method of accounting. Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their fair values. Goodwill is generated to the extent that the consideration attributable to the Financial Group merger, including certain acquisition and closing costs, exceeds the fair value of net assets acquired. Based on the December 31, 1999 financial position of Financial Group, the merger is expected to generate initially approximately $17.5 million of goodwill and this goodwill will be amortized on a straight-line basis over 20 years. Goodwill arising from the Financial Group merger will be based on the consideration attributable to the Financial Group merger, including the share consideration attributable to the Financial Group merger, the cash payments to The Public Institution for Social Security, Prudential Securities Credit Corporation and Abbas A1-Qattan and certain acquisition and closing costs, and the fair value of the assets and liabilities of Financial Group on the date the merger is consummated. No assurance can be given that the actual goodwill amount arising from the Financial Group merger will not vary from the amount currently contemplated in the Unaudited Pro Forma Condensed Consolidated Financial Statements.

     The Advisors merger will result in a current period expense for the cost of acquiring and terminating the advisory agreement. This expense will be recognized as an operating expense on Captec's consolidated statement of operations immediately following the merger. Due to the non-recurring nature of this transaction, this expense has been excluded from the accompanying pro forma statements of operations; however, the weighted average shares outstanding have been adjusted to reflect issuance of the shares.

     The Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared based on a number of assumptions, estimates and uncertainties including, but not limited to, estimates of the fair values of assets acquired and liabilities assumed and estimated acquisition and closing costs. As a result of these assumptions, estimates and uncertainties, the accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to predict the actual financial condition or results of operations that would have been achieved had the merger occurred on December 31, 1999 or January 1, 1999, nor do they purport to predict Captec's consolidated financial condition or results of operations following the effective time of the merger. The pro forma financial information does not reflect any potential effects related to the new strategic, financial and operating strategies of Captec as a result of the merger, such as the impact of increases in property sales, growth in the lending business of Financial Group, new opportunities to cross-sell products to the combined company's customers and to expand into new related markets and potential reductions in cost of debt capital or savings in general and administrative expenses.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1999

                                                                           PRO FORMA ADJUSTMENTS
                                                   FINANCIAL     ------------------------------------------           PRO FORMA
                                     COMPANY         GROUP          DEBIT          CREDIT         TOTAL                COMPANY
                                   ------------   ------------   ------------   ------------   ------------          ------------
ASSETS
Cash and cash equivalents........  $  1,035,607   $  1,670,076                                           --          $  2,705,683
Investments in Properties........   217,615,654                                                          --           217,615,654
Investment in financing leases...     4,407,195     21,737,067                                           --            26,144,262
Investment in mortgage loans.....                  226,331,075                                           --           226,331,075
Retained interest in mortgage
 loans sold......................                   14,502,031                                           --            14,502,031
Accounts receivable..............       491,052        594,385                                           --             1,085,437
Accounts receivable from
 affiliates......................     1,326,307        635,290                                           --             1,961,597
Notes receivable from
 affiliates......................    11,768,795      3,063,169                    11,378,275    (11,378,275)(a)         3,453,689
Property and equipment, net......                      878,190                                           --               878,190
Unbilled rent....................     6,027,221                                                          --             6,027,221
Investments in Affiliated LP's
 and JV's........................    11,557,482                                                          --            11,557,462
Deferred tax assets..............                      660,605      2,882,000                     2,882,000(b)(c)       3,542,605
Goodwill.........................                                  17,466,365                    17,466,365(c)         17,466,365
Advances, prepaid expenses and
 other assets....................     1,292,399      6,138,530                                           --             7,430,929
                                   ------------   ------------                                 ------------          ------------
   Total assets..................  $255,521,692   $276,210,418                                 $  8,970,090          $540,702,200
                                   ============   ============                                 ============          ============
LIABILITIES & STOCKHOLDERS'
 EQUITY
Liabilities:
 Notes payable
   Recourse......................  $116,921,555   $238,884,831                  $    387,213        387,213(e)       $356,193,599
   Affiliates....................                   15,378,374     11,378,275                   (11,378,275)(a)         4,000,099
   Nonrecourse...................                    1,090,463                                           --             1,090,463
 Notes payable, other............                    1,023,868                                           --             1,023,888
 Notes payable, shareholders.....                    1,405,539                       277,861        277,861(e)          1,683,400
 Accounts payable and accrued
   liabilities...................     2,672,529      7,925,252                     6,400,000      6,400,000(c)         16,997,781
                                                                                   1,000,000      1,000,000(d)          1,000,000
 Accounts payable to
   affiliates....................            --         58,557                                           --                58,557
 Federal Income taxes payable....       719,000             --                                           --               719,000
 Lease deposits and deferred
   fees..........................       272,943      1,210,785                                           --             1,483,728
                                   ------------   ------------                                 ------------          ------------
                                    120,586,027    266,977,669                                   (3,313,201)          384,250,495
Subordinated debt................            --      4,424,000                       576,000        576,000(e)          5,000,000
                                   ------------   ------------                  ------------   ------------          ------------
   Total liabilities.............   120,586,027    271,401,669                                   (2,737,201)          389,250,495
                                   ------------   ------------                                 ------------          ------------
Stockholders' equity:
 Class A convertible preferred
   stock.........................                    3,882,210                                   (3,882,210)(c)                --
 Common stock....................        95,081         21,813                                      (21,813)(c)            95,081
                                                                                                     21,895(f)             21,895
                                                                                                      5,600(d)(f)           5,600
 Paid-in capital.................   134,711,056      2,525,288                                   (2,525,288)(c)       134,711,056
                                                                                                 17,494,145(f)         17,494,145
                                                                                                  4,474,400(d)(f)       4,474,400
 Accumulated other comprehensive
   income........................                        3,129                                       (3,129)(c)                --
 Retained earnings (deficit).....       129,528     (1,488,874)     7,980,000                     1,488,874(c)            129,528
                                                                                                 (5,480,000)(d)        (5,480,000)
 Notes receivable from
   shareholder...................                     (134,817)                                     134,817(c)                 --
                                                                                               ------------          ------------
   Total stockholders' equity....   134,935,665      4,808,749      7,980,000             --     11,707,291           151,451,705
                                   ------------   ------------   ------------   ------------   ------------          ------------
   Total liabilities and
     stockholders' equity........  $255,521,692   $276,210,418                                 $  8,970,090          $540,702,200
                                   ============   ============                                 ============          ============

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed
                       Consolidated Financial Statements.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

                                                                                                            FINANCIAL
                                                             ADVISORS                                         GROUP
                                                            -----------                                    -----------
                                                             PRO FORMA                       FINANCIAL      PRO FORMA
                                   COMPANY      ADVISORS    ADJUSTMENTS       COMBINED         GROUP       ADJUSTMENTS
                                 -----------   ----------   -----------      -----------    -----------    -----------
REVENUES
Rental and lease income........  $25,209,297                                 $25,209,297    $ 1,873,360
Mortgage loan income...........                                                       --     15,011,360
Gain on sales of loans and loan
 hedging gains.................                                                       --      4,736,173
Gain (loss) on sales of
 properties and equipment......     (850,056)                                   (850,056)       215,099
Management fees and other
 related party income..........    2,763,886   $1,757,249   $(1,757,249)(a1)   2,763,886      1,374,042    $ (431,782)(a3)
Other interest and dividend
 income........................    1,270,732                                   1,270,732      2,501,363      (967,998)(b)
Other..........................           --           --           --                --      2,384,078            --
                                 -----------   ----------   -----------      -----------    -----------    -----------
Total revenues.................   28,383,859    1,757,249   (1,757,249)       28,393,859     28,095,476     1,399,780
                                 -----------   ----------   -----------      -----------    -----------    -----------
EXPENSES
Interest.......................    9,272,453                                   9,272,453     14,278,996      (967,998)(b)
                                                                                      --                   (1,037,871)(c)
Fees to affiliates.............           --                                          --
Salaries, wages and benefits...                   209,437                        209,437      6,517,432
General and administrative.....    1,566,515      662,708                      2,229,223      3,249,194
Commission and selling.........                   431,782     (431,782)(a2)           --      2,885,943
Provision for losses...........           --                                          --        810,450
Amortization of debt
 discount......................           --                                          --
Depreciation and
 amortization..................    3,485,349           --           --         3,485,349        249,430            --
                                 -----------   ----------   -----------      -----------    -----------    -----------
Total expenses.................   14,324,317    1,303,927     (431,782)       15,196,462     27,991,445    (2,005,869)
                                 -----------   ----------   -----------      -----------    -----------    -----------
INCOME BEFORE ACCOUNTING
 CHANGE........................   14,069,542      453,322   (1,325,467)       13,197,397        104,031       606,089
Cumulative effect of accounting
 change........................     (336,875)          --           --          (336,875)            --            --
                                 -----------   ----------   -----------      -----------    -----------    -----------
INCOME BEFORE INCOME TAX.......   13,732,667      453,322   (1,325,467)       12,860,522        104,031       606,089
Provision for income tax.......           --
                                 -----------
NET INCOME.....................  $13,732,667
                                 ===========
Basic earnings per share.......  $      1.44
Diluted earnings per share.....  $      1.44
Weighted-average basic shares
 outstanding...................    9,509,108
Weighted-average diluted shares
 outstanding...................    9,508,108


                                    OTHER
                                 -----------
                                  PRO FORMA      PRO FORMA
                                 ADJUSTMENTS      COMPANY
                                 -----------    -----------
REVENUES
Rental and lease income........                 $27,082,657
Mortgage loan income...........                  15,011,360
Gain on sales of loans and loan
 hedging gains.................                   4,736,173
Gain (loss) on sales of
 properties and equipment......                    (634,957)
Management fees and other
 related party income..........                   3,706,146
                                 $ (120,000)(d)    (120,000)
                                  1,325,467(e)    1,325,467
                                    725,350(f)      725,350
Other interest and dividend
 income........................                   2,804,097
Other..........................          --       2,384,078
                                 ----------     -----------
Total revenues.................   2,050,817      57,020,372
                                 ----------     -----------
EXPENSES
Interest.......................
                                                 21,545,580
Fees to affiliates.............                          --
Salaries, wages and benefits...                   6,726,869
General and administrative.....    (120,000)(d)   5,358,417
Commission and selling.........                   2,885,943
Provision for losses...........                     810,450
Amortization of debt
 discount......................                          --
Depreciation and
 amortization..................     873,318(g)    4,608,097
                                 ----------     -----------
Total expenses.................     753,318      41,935,356
                                 ----------     -----------
INCOME BEFORE ACCOUNTING
 CHANGE........................   1,297,499      15,085,016
Cumulative effect of accounting
 change........................     338,875(h)           --
                                 ----------     -----------
INCOME BEFORE INCOME TAX.......   1,634,374      15,085,016
Provision for income tax.......                   5,505,625(i)
                                                -----------
NET INCOME.....................                 $ 9,579,390
                                                ===========
Basic earnings per share.......                 $      0.78
Diluted earnings per share.....                 $      0.78
Weighted-average basic shares
 outstanding...................                  12,257,613(j)
Weighted-average diluted shares
 outstanding...................                  12,257,613(j)

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed
                                  Consolidated
                             Financial Statements.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

1. ADJUSTMENTS TO PRO FORMA BALANCE SHEET

     The following describes the pro forma adjustments to the Pro Forma Balance Sheet as of December 31, 1999 as if the mergers were consummated on such date.

      (a) To reflect the elimination of intercompany debt between entities.

Notes receivable from Financial Group, Inc..................  $11,378,275

     (b) Reflects additional deferred tax assets resulting from Financial Group's previously unrecognized net operating loss carry-forward for which financial Group had recorded a valuation allowance (refer to (c)).

      (c) Reflects the purchase accounting for the Financial Group merger consideration including certain acquisition and closing costs, over the estimated fair value of net assets acquired (i.e., goodwill). Merger consideration represents 2,189,505 shares of Captec common stock, approximately $2,500,000 in cash for the Financial Group merger, plus estimated transaction cost of $3,900,000. Captec common stock has been valued at $8.00 per share, based on the market price of the securities over a reasonable period of time (defined as a few days) before and after the terms of the acquisition were agreed to and announced.

Share consideration(f)...........................                 $17,516,040
Cash consideration...............................  $ 2,500,000
Transaction costs................................    3,900,000      6,400,000
                                                   -----------    -----------
Costs incurred acquiring Financial Group, Inc....                  23,916,040
Estimated fair value of net assets acquired:
  Net book value at December 31, 1999............    4,808,749
  Increase in the fair value of debt(e)..........   (1,241,074)
  Increase in the fair value of deferred tax
     asset(b)....................................    2,882,000      6,449,675
                                                   -----------    -----------
Goodwill.........................................                 $17,466,365
                                                                  ===========

         Goodwill will be amortized over its estimated useful life of 20 years. Captec considered various factors in determining the estimated useful life including, but not limited to, the synergies created through the workforce, the lessee/borrower relationships, the established delivery system, the benefits of operating as a full-service specialty commercial finance company and the resulting expected long term growth.

         Note: Up to an additional 2,000,000 shares of Captec common stock constituting the earnout shares may be issued based upon the consolidated performance of Captec in 2000 and 2001. If the contingencies related to the earnout shares are resolved based on the financial performance of Captec as outlined in the merger agreement, the cost of the additional shares will be accounted for as an adjustment to the purchase price, approximately $16.0 million, and amortized over the remaining useful life of the goodwill.

     (d) Reflects the estimated issuance of Captec common stock to Advisors stockholders. Consideration represents 560,000 shares of Captec common stock for the Advisors merger utilizing a valuation price of $8.00 per Captec common stock (refer to (c)) plus estimated transaction costs.

         The Advisors merger will be accounted for as a current period expense for the costs incurred in acquiring and terminating the advisory agreement. Advisors has not been deemed to qualify as a "business" for purposes of applying APB Opinion No. 16 "Business Combinations." Since the intent of the accompanying pro forma statements is to reflect the expected continuing impact of the merger on Captec, the adjustment for the purchase of the advisory agreement has been excluded from the pro forma statements of operations. Upon consummation of the Advisors merger, this expense, which is estimated at $5,480,000 includes share consideration of $4,480,000 and estimated transaction costs of $1,000,000 will be recorded as an operating expense on Captec's statement of operations immediately following the merger.

      (e) Components of the increase in fair value of Financial Group's debts due to the debt discount recorded on Financial Group related to issuance of warrants in conjunction with borrowings on the warehouse facility, subordinated debt, and officer notes which are being eliminated in the merger.

The Public Institution for Social Security subordinated debt warrant...................................................  $  576,000
Prudential Securities Credit Corporation warrant............     387,213
Officer notes warrants......................................     277,861
                                                              ----------
     Increase in the fair value of debt adjustment(refer to
       (c)).................................................  $1,241,074

      (f) Summary of Captec common stock issued and additional paid in capital related to the merger of Financial Group and Advisors is as follows:

                                                                          CAPTEC COMMON   ACCUMULATED
                           CAPTEC COMMON   CAPTEC PRICE       TOTAL       SHARES ISSUED     PAID IN
                           SHARES ISSUED    PER SHARE     CONSIDERATION       @ PAR         CAPITAL
                           -------------   ------------   -------------   -------------   -----------
Financial Group Merger...    2,189,505        $8.00        $17,516,040       $21,895      $17,494,145
Advisors Merger..........      560,000         8.00          4,480,000         5,600        4,474,400
                             ---------                     -----------       -------      -----------
         Total...........    2,749,505                     $21,996,040       $27,495      $21,968,545

2. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
   STATEMENTS OF OPERATIONS

     Financial Group and Advisors have common management and some stockholders of Captec are also stockholders of Financial Group and Advisors. The adjustments to the pro forma statements of operations are limited to adjustments to eliminate the historical effects of transactions between Captec, Financial Group and Advisors, which would have otherwise been eliminated in consolidation if the companies had been merged prior to those historical periods, to reflect the impact on operations of any merger related adjustments and to reflect the change to C-corporation tax status. These adjustments do not reflect any pro forma effects related to the new strategic, financial and operating strategies of Captec as a result of the merger, such as the impact of increases in property sales, growth in the lending business of Financial Group, new opportunities to cross-sell products to the combined company's customers and to expand into new related markets, and potential reductions in cost of debt capital and savings in general and administrative expenses.

      (a) The adjustment represents the elimination of acquisition and advisory fee income.

         a(1) -- Adjustment reflects the elimination of acquisition and advisory fee income earned by Advisors from Captec, CNLR Development Inc. (CNLRD), a non-qualified REIT subsidiary of Captec, and affiliated limited partnerships.

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              -----------------
Advisory fee revenue from Captec directly...................     $       --
Advisory fee revenues from Captec paid through the
  assignment of Captec fees earned from affiliated limited
  partnerships**............................................        129,985
Acquisition fee revenues from CNLRD*........................      1,195,985
Acquisition fee revenue from Captec***......................        431,782
                                                                 ----------
                                                                  1,757,249

        -----------------------
          * CNLRD receives non-REIT acquisition fee income from affiliates that would otherwise be paid directly to Captec. Approximately 50.0% of these acquisition fees are paid to Advisors by CNLRD and passed on to Captec by Advisors in the form of a reduction of the advisory fee Advisors charges Captec.

         ** The advisory fee paid directly to the Advisors by the affiliated limited partnerships. is also passed on to Captec in the form of an advisory fee reduction.

        *** The acquisition fee income from Captec recognized by Advisors represents charges to Advisors from Financial Group (refer to a(2) for the elimination of the expense and to a(3) for the elimination of the revenue recognize by Financial Group).

The following represents a summary of Captec advisory and acquisition fee expenses that were paid through the fee reductions described above.

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              -----------------
Advisory fee revenue of Advisors from Captec directly.......     $       --
Advisory fee revenues from affiliated limited
  partnerships..............................................        129,985
Acquisition fee revenues from CNLRD.........................      1,195,482
                                                                 ----------
                                                                 $1,325,467
Less:
Advisory fee reductions due to affiliated limited
  partnerships revenue......................................        129,985
Acquisition fee reductions due to CNLRD revenue.............      1,325,467
                                                                 ----------
  Fees to affiliates........................................     $       --

         a(2) -- Adjustment reflects the elimination of Advisors acquisition fee expense that was charged by Financial Group (refer to a(1)) and recorded as an expense by Advisors. Financial Group records this acquisition fee as revenue (refer to a(3)).

                                      YEAR ENDED
                                   DECEMBER 31, 1999
                                       $431,782

         a(3) -- Adjustment reflects the elimination of Financial Group acquisition fee revenue (refer to a(2)) that was charged to Advisors by Financial Group.

                                      YEAR ENDED
                                   DECEMBER 31, 1999
                                       $431,782

     (b) Reflects the reduction in interest income and interest expense related to the inter-company loans between Financial Group and Captec.

     (c) Reflects the elimination of debt discount amortization expense for Financial Group related to warrants issued in conjunction with borrowings which the warrants are being cancelled in the merger.

     (d) Adjustment reflects the elimination of management fees paid by Financial Group. Financial Group recorded this as management fee revenue and Advisors recorded this as management fee expense.

     (e) Reflects the acquisition fees that Captec would have received directly from affiliates during the periods if the merger had occurred on January 1, 1999.

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              -----------------
Acquisition fee revenues from affiliated limited
  partnerships(a(1))........................................     $  129,985
Acquisition fee revenues from CNLRD(a(1))...................      1,195,482
                                                                 ----------
     Amounts received in the form of acquisition fee
       reductions...........................................     $1,325,467

     (f) Reflects the tax expense incurred by CNLRD. Subsequent to the merger, CNLRD would become a wholly-owned subsidiary of Captec and accordingly the separate tax expense, which reduced the equity income, is being eliminated and considered in adjustment(e).

     (g) Reflects the amortization of goodwill resulting from the merger. The goodwill will be amortized on a straight-line basis over 20 years.

     (h) Reflects the elimination of the non-recurring charge for the cumulative effect of a change in accounting principle.

     (i) Reflects income tax expense since Captec will elect to be taxed as a C-corporation rather than as a REIT. The adjustment to the tax provision was determined based on the estimated combined tax rate of 34.5% of earnings before income tax and amortization of goodwill for the year ended December 31, 1999.

     (j) Weighed average pro forma shares were determined as follows:

Weighed Average basic and diluted shares outstanding before
  the merger................................................   9,508,108
Shares issued attributable to the Financial Group merger....   2,189,505
Share issued attributable to the Advisors merger............     560,000
                                                              ----------
Weighted Average basic diluted shares outstanding after the
  merger....................................................  12,257,613
                                                              ==========

         Note that up to an additional 2,000,000 shares of Captec common stock constituting the earnout shares subsequently may be issued based upon the consolidated performance of the Captec in 2000 and 2001.

              HISTORICAL, PRO FORMA AND EQUIVALENT PER SHARE DATA

     The following table reflects (a) the historical net income and book value per share of Captec common stock in comparison with the pro forma net income and book value per share after giving effect to the proposed Financial Group merger using the purchase method of accounting; (b) the historical net income and book value per share of the Financial Group common stock in Captec's comparison with the equivalent pro forma net income and book value per share attributable to approximately 45.71 shares of Captec common stock which will be received for each share of Financial Group; and (c) the actual cash dividends per share compared in the case of Financial Group with the equivalent pro forma 45.71 times the cash dividend paid on each share of Captec common stock.

     The data presented below is not necessarily indicative of the results which would have actually been attained if the merger had been consummated in the past or the results that may be attained in the future. The pro forma financial data does not reflect any potential effects related to the new strategic financial and operating strategies of Captec as a result of the merger, such as the impact of increases in property sales, growth in the lending business of Financial Group, new opportunities to cross-sell products to the combined company's customers and to expand into new related markets and potential reductions in cost of debt capital and savings in general and administrative expenses. The per share data included in the following table should be read in conjunction with the Unaudited Pro Forma Condensed Consolidated Financial Statements of Captec and Financial Group included elsewhere in this proxy statement.

                                                                  YEAR-END
                                                              DECEMBER 31, 1999
                                                              -----------------
CAPTEC NET LEASE REALTY, INC.
------------------------------------------------------------
Net Income per common share
  Historical................................................       $  1.44
  Pro forma.................................................          0.78
Dividends per common share
  Historical................................................          1.13
  Pro forma.................................................          0.44
Book value per common share
  Historical................................................         14.19
  Pro forma.................................................         12.36

CAPTEC FINANCIAL GROUP, INC.
------------------------------------------------------------
Net Income/(loss) per common share
  Historical -- Basic.......................................         (4.40)
  Historical -- Diluted.....................................         (1.80)
  Equivalent Pro forma -- Basic(1)..........................         27.43
  Equivalent Pro forma -- Diluted(1)........................         27.43
Dividends per common share
  Historical -- Basic.......................................          9.17
  Historical -- Diluted.....................................          3.75
  Equivalent Pro forma -- Basic(2)..........................         51.65
  Equivalent Pro forma -- Diluted(2)........................         51.65
Book value per common share
  Historical -- Basic.......................................        220.45
  Historical -- Diluted.....................................         90.09
  Equivalent Pro forma -- Basic(1)..........................        564.78
  Equivalent Pro forma -- Diluted(1)........................        564.78

---------------
(1) Pro forma amounts for Captec multiplied by 45.71 (the ratio of exchange).
(2) Historical amounts for Captec multiplied by 45.71 (the ratio of exchange).

Note that the ratio of exchange was determined by dividing the equivalent Captec common stock by diluted Financial Group common shares.

                    COMPARATIVE PER SHARE MARKET INFORMATION

     Captec common stock currently is listed for quotation on Nasdaq under the symbol "CRRR" and began trading on Nasdaq in November 1997. The table below sets forth, for the fiscal periods indicated, the high and low sale prices per share of Captec common stock on Nasdaq and the dividends declared during such periods.

                                                PRICE PER SHARE OF
                                                   COMMON STOCK
                                                ------------------    DECLARED
                                                 HIGH        LOW      DIVIDENDS
                                                -------    -------    ---------
1999
First Quarter.................................  $13.500    $12.250     $ 0.38
Second Quarter................................   13.813     11.875       0.38
Third Quarter.................................   13.563     10.063       0.38
Fourth Quarter................................    11.00       6.25       0.38
1998
First Quarter.................................   17.875      17.00      0.375
Second Quarter................................   17.125     14.625      0.375
Third Quarter.................................   15.875      12.00      0.375
Fourth Quarter................................   15.125     11.125      0.375

     On December 17, 1999, the last full trading day prior to announcement of the proposed merger, the last reported Nasdaq sale price per share of Captec
common stock was $9.6875. On             , the last reported sale price per
share of Captec common stock was $          .

     Holders of Captec common stock are entitled to receive distributions when, as and if declared by the Board of Directors out of any assets legally available for payment. In order to maintain its status as a REIT under the Internal Revenue Code, Captec currently is required to distribute annually to stockholders at least 95.0% of its "REIT Net Income," which is generally defined as taxable income from operations net of depreciation deductions and excluding gains from the sale of properties. These distributions equaled $1.50 per share in 1998 and $1.52 per share in 1999. Following the merger, Captec will be operated so that it no longer will qualify as a REIT under the Internal Revenue Code effective as of January 1, 2000. Upon failure to qualify as a REIT, Captec no longer will be required to make any distributions to stockholders and any future distributions to stockholders will be at the sole discretion of the Board of Directors.

     Captec's Board of Directors has announced an intended policy following the merger of paying an annual dividend of $0.44 per share. This dividend policy was determined based upon the expectation that it would represent a significant reduction in Captec's future earnings payout ratios, a review of the long-term benefits to Captec resulting from reinvesting a significantly greater portion of its earnings in operations to finance growth, and a comparison of the dividend policies of other specialty finance companies. As under current circumstances, there is no assurance that Captec will be able to pay any dividend in the future, or that once implemented, any dividend policy will be maintained. See "Federal Income Tax Consequences -- Termination of REIT Status."

FINANCIAL GROUP/ADVISORS

     There is no public market for the Financial Group stock or the Advisors stock.

                              THE SPECIAL MEETING

GENERAL

     This proxy statement is being furnished to holders of Captec common stock in connection with the solicitation of proxies by Captec's Board of Directors
for use at the special meeting to be held on           2000,        a.m., local
time, at        , and at any adjournments or postponements thereof. This proxy statement, the attached notice of the special meeting and the accompanying proxy
card are first being mailed to stockholders of Captec on or about             ,
2000.

MATTERS TO BE CONSIDERED

     At the special meeting, holders of record of shares of Captec common stock
on        , 2000 will consider and vote upon:

     - the merger of Advisors with and into Captec and the merger of Acquisition with and into Financial Group, pursuant to which Financial Group will become a wholly-owned subsidiary of Captec;

     - an amendment to Captec's certificate of incorporation changing Captec's name to Captec Financial Group, Inc.; and

     - such other business as may properly come before the special meeting or any adjournment or postponement thereof.

RECOMMENDATIONS OF THE SPECIAL COMMITTEE

     The special committee, acting as the Board of Directors, has unanimously approved the merger and the merger agreement, having concluded that the merger and the merger agreement are fair to, and in the best interests of, Captec and its stockholders. The special committee unanimously recommends that stockholders vote for the merger proposal. See "Proposal One -- The Merger -- Reasons for the Merger; Recommendations of the Special Committee." The Board of Directors also recommends a vote for the amendment to the certificate of incorporation changing the name of Captec to Captec Financial Group, Inc. See "Proposal Two -- Changing the Name of Captec Net Lease Realty."

     Representatives of PricewaterhouseCoopers LLP, Captec's independent accountants, will be present at the special meeting and will have the opportunity to make a statement and respond to appropriate questions.

RECORD DATE; SHARES ENTITLED TO BE VOTED; QUORUM

     The Board of Directors has fixed the close of business on        , 2000 as
the record date for determining the holders of shares of Captec common stock who
are entitled to notice of and to vote at the special meeting. As of        ,
2000, 9,508,108 shares of Captec common stock were issued and outstanding and
held of record by approximately                stockholders. The holders of
record on        , 2000 of shares of Captec common stock are entitled to one vote per share of Captec common stock. Captec has determined that, pursuant to Delaware law and its bylaws, the presence of the holders of shares representing a majority of the outstanding shares of Captec common stock entitled to be voted, whether in person or by properly executed proxy, is necessary to constitute a quorum for the transaction of business at the special meeting. Under Delaware law, abstentions and "broker non-votes," which are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote, will be treated as present for purposes of determining the presence of a quorum.

PROXIES; PROXY SOLICITATION

     Shares of Captec common stock represented by properly executed proxies received at or prior to the special meeting that have not been revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies. Shares of Captec common stock represented by properly executed proxies for which no instruction is given will be voted FOR approval of the merger proposal and the name change proposal. Stockholders are requested to complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

     - filing with the Secretary of Captec, at or before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy;

     - executing a later dated proxy relating to the same shares of common stock and delivering it to the Secretary of Captec, including by facsimile, before the taking of the vote at the special meeting; or

     - attending the special meeting and voting in person.

     Attendance at the special meeting will not, in and of itself, revoke a proxy. Any written revocation or subsequent proxy should be sent so as to be delivered to Captec Net Lease Realty, Inc., 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, Ann Arbor, Michigan 48106, Attention: Corporate Secretary, or hand delivered to the Secretary of Captec or his representative at or before the taking of the vote at the special meeting.

     If the special meeting is postponed or adjourned, at any subsequent reconvening of the special meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the special meeting, except for any proxies that previously have been revoked or withdrawn effectively, and notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting. Proxies voting against the proposals will not be used to vote for a proposal to adjourn the meeting in order to permit further solicitation of proxies.

     Captec will bear the cost of soliciting proxies from its stockholders. Captec will pay Georgeson Shareholder Communications Inc. a fee of $20,000 plus reimbursement of out of pocket expenses and $4.50 for each telephone solicitation for its services in soliciting the return of proxies. In addition to solicitation by mail, directors, officers and employees of Captec may solicit proxies by telephone, facsimile transmission, or otherwise. Directors, officers and employees of Captec will not be additionally compensated for any such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of Captec common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

VOTE REQUIRED

     The Merger Proposal. None of Delaware law or Captec's certificate of incorporation or bylaws requires Captec to obtain stockholder approval of the merger proposal. Nasdaq rules require stockholder approval of the merger because the merger would result in the issuance of in excess of 20.0% of issued and outstanding Captec common stock and because of the level of ownership of Mr. Beach, Mr. Martin and Mr. Sherard in Financial Group and Advisors. Captec has determined to submit the merger proposal to stockholders for approval since the merger is among affiliates, and directors and executive officers of Captec have conflicts of interest in connection with the merger. Pursuant to the merger agreement, the standard for approving the merger proposal is the affirmative vote of a majority of the outstanding shares of Captec common stock entitled to be voted on the merger proposal, which is the standard that would be applicable if stockholder approval of the merger proposal were required by Delaware law, excluding shares of Captec common stock beneficially owned by executive officers, directors or affiliates of Captec who are also executive officers, directors or affiliates of Financial Group or Advisors, including Mr. Beach, Mr. Martin and Mr. Sherard. This is the standard that would be applicable if stockholder approval of the merger proposal were required by Delaware law. Mr. Beach, Mr. Martin and Mr. Sherard are executive officers, directors and/or stockholders of Financial Group and Advisors and in the aggregate beneficially own 862,056 issued and outstanding shares of Captec common stock, which pursuant to the merger agreement, are not entitled to be voted on the merger proposal at the special meeting. The affirmative vote of 4,323,027 shares of Captec common stock entitled to be voted on the merger proposal at the special
meeting is required to approve the merger proposal. As of           , 2000,
178,159 shares of Captec common stock were owned by affiliates of Financial Group and/or Advisors who are not affiliates of Captec and may be noted on the merger proposal. If the stockholders approve the merger and the transaction subsequently is challenged, Captec may be entitled under Delaware law to assert stockholder approval as a defense.

     The Name Change Proposal. Under Delaware law, the name change proposal requires an amendment to Captec's certificate of incorporation that must be approved by the affirmative vote of a majority of the outstanding shares of Captec common stock entitled to be voted at the special meeting. Shares of Captec common stock owned by Mr. Beach, Mr. Martin and Mr. Sherard are entitled to be voted on the name change proposal. Implementation of the name change proposal is contingent upon consummation of the merger. If the merger is not consummated because the merger proposal is not approved by the stockholders or otherwise, Captec's certificate of incorporation will not be amended and Captec's name will not be changed. If the name change proposal is implemented, Financial Group's name will be changed to "CFG, Inc."

EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

     For purposes of determining approval of any of the proposals to be presented at the special meeting, abstentions will be deemed present for purposes of constituting a quorum and entitled to vote and will have the same legal effect as a vote "against" a matter presented at the special meeting. With respect to the merger proposal and the name change proposal, broker non-votes will have the same effect as a vote "against" such proposal.

                                  RISK FACTORS

     The following factors should be considered carefully by stockholders of Captec in voting upon the merger proposal and the transactions contemplated thereby.

     MR. BEACH, MR. MARTIN AND MR. SHERARD HAVE CONFLICTS OF INTEREST IN CONNECTION WITH THE MERGER.

     Mr. Beach, Mr. Martin and Mr. Sherard also are officers, directors and/or principal stockholders of Financial Group and Advisors and have interests in the merger that conflict with those of Captec and its stockholders. Mr. Beach, the Chairman of the Board of Directors and the President and Chief Executive Officer of Captec, is a principal stockholder, and the Chairman of the Board of Directors, President and Chief Executive Officer of each of Financial Group and Advisors. Mr. Martin, a Director and the Executive Vice President and Chief Financial Officer of Captec, is a principal stockholder, Director and Senior Vice President and Chief Financial Officer of each of Financial Group and Advisors. Mr. Sherard, the Senior Vice President -- Sales & Marketing and a Director of Captec, is a principal stockholder, Director and/or officer of each of Financial Group and Advisors.

     The following table sets forth information concerning the beneficial ownership of Captec common stock by Mr. Beach, Mr. Martin, Mr. Sherard and Captec's officers and directors as a group as of February 1, 2000 and as adjusted to give effect to the issuance of the share consideration on the merger including the earnout shares:

STOCKHOLDER                                               AS OF FEBRUARY 1, 2000    ADJUSTED FOR MERGER
-----------                                               ----------------------    -------------------
Mr. Beach...............................................          872,456                3,824,806
Mr. Martin..............................................          385,295                1,044,543
Mr. Sherard.............................................           71,639                  272,816
All Captec officers and directors.......................        1,439,024                5,340,946

See "Security Ownership of Certain Beneficial Owners and Management." These conflicts of interest, and the substantial consideration to be paid to them if the merger is consummated, may have caused Mr. Beach, Mr. Martin and Mr. Sherard to have pursued the merger notwithstanding the best interests of Captec and its stockholders. Pursuant to the terms of the merger agreement, the shares of Captec common stock owned by Mr. Beach, Mr. Martin and Mr. Sherard may not be voted on the merger proposal. See "The Special Meeting -- Vote Required."

     MR. BEACH, MR. MARTIN AND MR. SHERARD WILL CONTINUE TO HAVE CONFLICTS OF INTEREST FOLLOWING THE MERGER IN CONNECTION WITH THEIR ELIGIBILITY TO RECEIVE EARNOUT SHARES.

     Following the merger, Mr. Beach, Mr. Martin and Mr. Sherard and other earnout participants will be eligible to receive earnout shares based upon Captec's consolidated EPS in 2000 and 2001. Although in the merger agreement the earnout participants acknowledge that the Board of Directors will have complete control over the business affairs of Captec with respect to matters that could adversely affect consolidated EPS and the ability of the earnout participants to receive the earnout shares, Mr. Beach as the Chairman of the Board of Directors, President and Chief Executive Officer of Captec, Mr. Martin as a Director and the Executive Vice President and Chief Financial Officer of Captec and Mr. Sherard as a Director and the Senior Vice President -- Sales & Marketing of Captec will have substantial influence over the management of Captec following the merger and will be subject to conflicts of interest with respect to their management activities arising from their interest in receiving the earnout shares in that this interest in receiving the earnout shares may cause them to seek to maximize Captec's consolidated financial results in 2000 and 2001 to the potential detriment of Captec's longer term business interests. For example, Mr. Beach, Mr. Martin and Mr. Sherard could attempt to cause Captec to sell appreciated property in order to increase consolidated EPS in 2000 and 2001. The merger agreement limits the maximum pre-tax gain from the sale of assets owned by Captec prior to December 31, 1999 that can be included in the calculation of consolidated EPS to $9,771,000 for 2000 and $15,750,000 for 2001. All of the approximately $50.0 million of appreciated properties identified by management to be offered for sale following the merger were owned by Captec prior to December 31, 1999 and are subject to these limitations of the merger agreement. Any pre-tax gain from the sale of any of these or other properties in 2000 or 2001 will be included in the calculation of consolidated EPS for the year in which sale occurs up to the amount of the applicable limitation in the merger agreement for 2000 and 2001. See "The
Merger -- Conflicts of Interest."

     PRUDENTIAL SECURITIES HAS PROVIDED FINANCIAL ADVISORY SERVICES TO CAPTEC AND FINANCIAL GROUP AND HAS CONFLICTS OF INTEREST IN CONNECTION WITH THE MERGER.

     Pursuant to a December 15, 1998 engagement letter between Prudential Securities and Financial Group, Prudential Securities has provided financial advisory services to Financial Group including the development and execution of hedging strategies and in connection with the merger. Prudential Securities also has provided financial advisory services to Captec both in connection with the merger and including exploring equity and debt financing alternatives, acquisitions, mergers, sales, the formation of joint ventures and recapitalizations since August 25, 1998. Prudential Securities acted as financial advisor to Financial Group when Financial Group's management considered but ultimately rejected acquisition proposals for Financial Group in January 1999 through April 1999. Prudential Securities Credit Corporation, an affiliate of Prudential Securities, provides Financial Group's $250.0 million warehouse credit facility, which Financial Group utilizes to finance its origination and purchase of loans pending securitization. The warehouse credit facility, upon which Financial Group is dependent in order to conduct its business, expires on June 30, 2000 and must be repaid, renegotiated or refinanced at that time. In connection with the establishment of the Financial Group warehouse credit facility, Prudential Securities Credit Corporation was issued warrants to purchase 3,011 shares of Financial Group common stock, and will receive a cash payment from Captec of $1,376,350 in consideration of the termination of its warrants upon consummation of the merger. As of December 31, 1999, Mr. Beach, Mr. Martin and Mr. Bruder were indebted to Prudential Securities in the aggregate principal amount of $1,583,400, which amounts were reloaned by Mr. Beach, Mr. Martin and Mr. Bruder to Financial Group and for which Financial Group remains indebted to them. Upon consummation of the merger, Captec will pay Prudential Securities a fee of $3.0 million, which is contingent upon consummation of the merger, for the financial advisory services it has rendered to Captec and Financial Group. See "Certain Transactions and Relationships -- Financial Group."

     As a result of these relationships, Prudential Securities is subject to conflicts of interest with respect to the financial advice it has provided to Captec and Financial Group. These conflicts could have caused Prudential Securities to advise management of Financial Group to propose and pursue the merger in order to generate its substantial advisory fee and payment to its affiliate in consideration of the termination of the warrants to acquire Financial Group common stock held by its affiliate. Prudential Securities also may have been more able to influence Financial Group management than a financial advisor that did not have these additional relationships with its client because of the dependence of Financial Group on the $250.0 million warehouse credit facility provided to Financial Group by Prudential Securities Credit Corporation and the substantial personal indebtedness of Messrs. Beach, Martin and Bruder to Prudential Securities.

     FINANCIAL GROUP'S LOAN PORTFOLIO IS COLLATERALIZED BY SUBSTANTIAL AMOUNTS OF PERSONAL PROPERTY WHICH IS SUBJECT TO A GREATER RISK OF DEPRECIATION THAN REAL PROPERTY.

     While there exist substantial similarities between the business of Captec and the business of Financial Group, there also exist substantial differences that will subject Captec to the following new and additional business risks upon consummation of the merger. Captec's asset portfolio currently consists almost entirely of real property that Captec acquires, develops and owns to be leased primarily on a long-term triple net basis to national and regional chain and franchise restaurants and retailers. Financial Group is a specialty commercial finance company that provides a more comprehensive line of financing products, including mortgage loans, business enterprise loans, equipment leases and loans and construction financing to the franchise and chain restaurant, and the retail petroleum and convenience store markets. A material amount, approximately 30.0% during 1999, of Financial Group's loan portfolio is collateralized by interests in tangible and/or intangible personal property as opposed to real property. Investment in loans collateralized by personal property is subject to certain greater risks than investment in loans collateralized by real property. Real property is more likely to retain its value or increase in value over time, thereby providing a lessee or lender with greater security with respect to its investment in the event of a default by a lessee or borrower. Personal property typically depreciates rapidly in value exposing a lender or lessor to greater risk of loss in the event of a default on the underlying obligation. While greater rents, interest rates and/or other finance charges are charged to reflect the greater risk of a lender collateralized by, or lessor of, personal property, in the event of a default of the underlying obligation it may be more difficult for Captec to recover its investment thereby exposing Captec to greater risk of financial loss than with a lease of, or loan collateralized by, real property. Security interests in intangible property such as contractual rights are subject to further risk with respect to difficulties of seizure, foreclosure and realization of value following foreclosure. Historically, Financial Group has managed this risk in part through securitization programs. Securitization is a widely utilized form of financing effected by selling a pool of loans and leases into a special purpose entity that simultaneously issues securities backed by the pool of loans and leases. When Financial Group securitizes its loans and leases, it passes the risk of loss from defaults of the underlying loans and leases to the holders of the securities issued in the securitization, subject to contingent risks. These contingent risks include that actual delinquency, default and prepayment experience will differ from Financial Group's assumptions for the securitization, thereby substantially reducing the carrying value of the subordinate interests retained by Financial Group and that Financial Group will be required to repurchase or replace loans and leases which do not conform in a material and adverse respect to representations and warranties made by Financial Group at the time of sale. Financial Group uses securitization to reduce the period of time during which it bears the entire risk of a default by a borrower or lessee generally to the initial 6 to 12 months of the loan or lease term. Upon consummation of the merger, approximately 85.0% to 90.0% of Captec's consolidated assets will consist of mortgage and equity interests in real property and approximately 10.0% to 15.0% of Captec's consolidated outstanding leases and loans will be collateralized by, or related to, interests in personal property. As a result, following the merger Captec will be subject to all of the foregoing additional and greater risk of loss associated with the ownership and management of a portfolio collateralized by substantial amounts of personal property and new lines of business. The inability of Captec's management to manage these risks effectively could result in a material adverse effect on Captec's financial condition and results of operations.

     ON A PRO FORMA BASIS, THE MERGER RESULTS IN SUBSTANTIAL DILUTION TO CAPTEC'S EARNINGS PER SHARE AND SUBSTANTIAL ACCRETION TO FINANCIAL GROUP'S AND ADVISORS' EARNINGS PER SHARE.

     Based upon the Unaudited Pro Forma Condensed Consolidated Financial Statements for the year ended December 31, 1999 included in this proxy statement, the merger would have resulted in immediate and substantial dilution of $0.66 to Captec's earnings per share, and immediate and substantial accretion to earnings per share of Financial Group and Advisors.

     FOLLOWING THE MERGER CAPTEC WILL BE OPERATED SO THAT IT NO LONGER WILL QUALIFY AS A REIT UNDER THE INTERNAL REVENUE CODE AND NO LONGER WILL BE REQUIRED TO DISTRIBUTE AT LEAST 95.0% OF ITS TAXABLE INCOME TO STOCKHOLDERS.

     Following the merger, Captec will be operated so that it no longer will qualify as a REIT under the Internal Revenue Code effective as of January 1, 2000, at which time it will be subject to federal corporate income taxation as a subchapter C-corporation under the Internal Revenue Code and no longer will be required to make distributions to stockholders of at least 95.0% of the REIT net income, which were $1.50 per share in 1998 and $1.52 per share in 1999. As a result of the termination of REIT status, Captec will have the ability to generate capital for future growth through the sale of properties and loans, rather than relying principally on access to the public and private equity and debt capital markets. Additionally, results of operations will bear the cost of federal income taxes on its taxable income at regular corporate rates, including taxes on any gains from the sale of properties and loans. Future distributions to stockholders, if any, will be at the sole discretion of the Board of Directors subject only to the requirements of Delaware law with respect to the payment of dividends. Although Captec has announced an intended policy to pay an annual cash dividend of $0.44 per share following the merger, as under current circumstances, there is no assurance that Captec will be able to pay any dividend in the future or that once implemented, any dividend policy will be maintained. As a result, following the merger, Captec's annual dividend to stockholders will be significantly reduced to $0.44 per share and could be eliminated at any time.

     FOLLOWING THE MERGER CAPTEC WILL BE MORE DEPENDENT ON BORROWING.

     Financial Group's commercial finance business depends upon warehouse credit facilities with financial institutions or institutional lenders to finance Financial Group's origination and purchase of loans, typically for less than one year, pending sale or securitization. Implementation of Financial Group's growth strategy requires continued availability of warehouse credit facilities and may either require increases in the capacity of warehouse credit facilities or execution of a securitization transaction to repay its warehouse credit facilities. Commercial finance companies, such as Financial Group, typically are substantially more leveraged than companies that operate as publicly traded REITs. Captec, as a specialty commercial finance company following the merger, will be more heavily dependent on borrowing to execute its business plan. The Financial Group warehouse credit facility expires on June 30, 2000, Financial Group has no commitments for additional borrowings and there can be no assurance that Financial Group will be successful in consummating any such future financing transactions on satisfactory terms, if at all. Following the merger, the inability of Financial Group to obtain additional warehouse credit facilities or to extend or replace existing warehouse credit facilities upon expiration would have a material adverse effect on Captec's business, financial condition and results of operations. Factors which could affect Financial Group's access to the capital markets, or the costs of such capital, include changes in interest rates, general economic conditions and the perception in the capital markets of Financial Group's business, results of operations, leverage, financial condition and business prospects, each of which is subject to economic, financial and competitive factors beyond Financial Group's control. In addition, covenants under Financial Group's future debt securities and credit facilities may restrict Financial Group's ability to incur additional indebtedness. Financial Group's existing $250.0 million warehouse credit facility imposes limits upon Financial Group's ability to finance loans and leases under the warehouse credit facility in excess of stated concentration limits including indebtedness incurred with respect to:

     - any single obligor or group of four obligors;

     - collateralized principally by mortgages or tangible or intangible personal property;

     - a particular franchise or retail concept; and

     - construction projects.

     Financial Group's ability to repay its outstanding indebtedness at maturity or execute its business strategy in the future may depend on its ability to refinance such indebtedness, which could be adversely affected if Financial Group does not have access to the capital markets for the sale of additional debt or equity securities through public offerings or private placements on reasonably acceptable terms. The inability of Financial Group to obtain borrowings on acceptable terms, or at all, would have a material adverse effect on its financial condition and results of operations.

     FOLLOWING THE MERGER CAPTEC WILL BE MORE SENSITIVE TO INTEREST RATE FLUCTUATIONS.

     Since certain of Financial Group's borrowings, including borrowings under the Financial Group warehouse credit facility, are at variable rates of interest, Financial Group's income from the difference between the yield to Financial Group on loans and leases held pending sale and the interest paid by Financial Group for funds borrowed under the Financial Group warehouse credit facility or otherwise may be adversely impacted by increases in interest rates. In addition, the value of its interest-earning assets and liabilities may be directly affected by the level of, and fluctuations in, interest rates. Although Financial Group monitors the interest rate environment and employs hedging strategies designed to mitigate the impact of changes in interest rates, there can be no assurance that the profitability of Financial Group would not be adversely affected during a period of changes in interest rates. A substantial and sustained increase in interest rates could adversely affect the ability of Financial Group to originate loans and reduce the gains recognized by Financial Group upon their securitization and sale. Inverse or flattened interest yield curves could have an adverse impact on the earnings of Financial Group because the loans pooled and sold by Financial Group have long-term rates while the senior interest in the related trusts are priced on the basis of intermediate rates. Specialty commercial finance companies such as Financial Group typically are substantially more leveraged than companies that operate as publicly traded REITs. Captec, as a specialty commercial finance company following the merger, will be more heavily dependent on borrowing to execute its business plan and more sensitive to the potential adverse consequences of significant interest rate increases. Currently, Financial Group can borrow up to $250.0 million under the Financial Group warehouse credit facility and, as of March 1, 2000, had outstanding approximately $61.0 million of indebtedness under this warehouse credit facility at a variable interest rate equal to 30 day LIBOR plus 1.10%. As a result of Financial Group's sensitivity to interest rate fluctuations, following the merger Captec will be more sensitive to the potential adverse effects of interest rate fluctuations and such fluctuations could have a material adverse effect on Captec's financial condition and results of operations.

     FOLLOWING THE MERGER, CAPTEC WILL BE MORE HIGHLY LEVERAGED.

     At December 31, 1999, Captec's ratio of total liabilities to total assets was 0.47:1.00 and Financial Group's ratio of total liabilities to total assets was 0.98:1.00. Financial Group's leverage ratio changes significantly as a result of the impact of selling loans through securitization. Captec's credit facility requires Captec to maintain a minimum net worth of $125.0 million, a maximum leverage ratio of 60.0%, an interest coverage ratio of greater than 2.25:1.00 and a fixed charge coverage ratio of greater than 1.75:1.00. Following the merger, Captec intends to renegotiate the terms of its credit facility to provide it the flexibility management believes will be required to operate as a specialty commercial financial company. There is no assurance that Captec will be able to renegotiate its credit facility on acceptable terms, or at all. If Captec is unable to renegotiate its credit agreement it will be required to comply with the current terms of the credit facility. Under Captec's proposed new strategic plan, after consummation of the merger, Captec intends to operate at a higher leverage rate commensurate with other specialty commercial finance companies and to do so by taking advantage of Financial Group's warehouse credit facilities, which have lower borrowing costs than Captec's existing credit facility. As indicated in the Unaudited Pro Forma Condensed Consolidated Balance Sheet, at December 31, 1999 the combined company's pro forma ratio of total liabilities to total assets was 0.72:1.00. The Financial Group warehouse credit facility is collateralized by investment in direct financing leases and mortgage loans. The use of leverage, while intended to provide a greater rate of return by permitting the borrower to acquire income producing assets of greater cost than otherwise would be possible, also increases the risk of loss and foreclosure on the assets which have been pledged to collateralize the indebtedness.

     FINANCIAL GROUP'S RELIANCE ON SECURITIZATIONS COULD ADVERSELY AFFECT ITS RESULTS OF OPERATIONS IF THE SECONDARY MARKET FOR SUCH LOANS ADVERSELY CHANGES.

     Financial Group is heavily dependent upon its ability to securitize loans and leases by pooling and subsequently selling them in the secondary market to generate revenues, earnings and cash flows and to repay its warehouse credit facilities to enable it to continue originating new loans and leases. Adverse changes in the secondary market for such loans and leases could impair Financial Group's ability to originate, purchase and sell loans and leases on a favorable or timely basis and changes affecting Financial Group's ability to originate loans and leases meeting securitization standards could have a material adverse effect on Financial Group's business and results of operations.

     FINANCIAL GROUP IS SUBJECT TO A NUMBER OF RISKS AS A RESULT OF ITS SECURITIZATION OF THE LOANS AND LEASES IT ORIGINATES.

     Pending the securitization of its loans and leases, Financial Group is subject to the various business risks associated with the lending business, which business risks include:

     - obligor default in payment or any other material obligations;

     - failure to obtain the priority of lien or security interest required by the loan documents;

     - unenforceability of lease or loan provisions; and

     - failure of leases or loans to qualify for inclusion in securitization.

     When Financial Group securitizes its loans and leases it passes the risk of losses from defaults of the underlying loans and leases to the holders of the securities issued in the securitization subject to certain contingent risks. Financial Group retains some contingent credit risk as a result of retaining a residual interest in the securitization, which interest is subordinated in right of payment of funds from the securitized loan pool to all other securities issued in the securitization and as a result of making representations and warranties at the time of securitization. After the sale of loans, if actual delinquency, default and prepayment experience differs from Financial Group's performance assumptions for its securitizations, the carrying value of the residual and subordinate interests retained by Financial Group in connection with the securitizations could be substantially reduced. In addition, documents governing Financial Group's securitization programs require Financial Group to commit to repurchase or replace loans and leases which do not conform in a material and adverse respect to the representations and warranties made by Financial Group at the time of sale. As of December 31, 1999 Financial Group held approximately $8.2 million in subordinated securities issued in connection with its securitization programs. Financial Group has not recorded any loss with respect to such retained interests. Any future losses from the subordinated securities which Financial Group retains from its securitization or requirements to replace or refund loans or leases sold as securitizations could have a material adverse effect on Financial Group's financial condition and results of operations.

     FINANCIAL GROUP MAY RECOGNIZE LOSSES IN CONNECTION WITH FUTURE HEDGING TRANSACTIONS.

     Financial Group has in the past, and may in the future, enter into interest rate or currency financial instruments used for hedging purposes. While intended to reduce the effects of volatility in interest rate or currency price movements, such transactions may not adequately insulate Financial Group against such volatility and also could cause Financial Group to recognize losses depending on the terms of the instrument and interest rate movements. Financial Group hedges its mortgage loan and direct financing lease portfolio as part of its credit sector and interest rate risk management strategy. Financial Group uses forward sales of FNMA mortgage-backed securities, U.S. Treasury securities and Treasury futures to hedge the credit sector and interest rate risk on its portfolio. Financial Group implements its hedging strategies in conjunction with Prudential Securities, which assists Financial Group in developing these strategies, and is further responsible for executing hedges. At the time Financial Group places a loan, Prudential Securities executes a related hedge transaction. Mr. Martin, as Chief Financial Officer of Financial Group, is charged with the overall responsibility for reviewing and approving the hedging strategies recommended by Prudential Securities. Authority to execute hedge approvals within the parameters approved by Mr. Martin is delegated to the Finance Department and the Vice President of Operations of Financial Group. While intended to reduce the effects of volatility in interest rate or currency price movements, such transactions may not adequately insulate Financial Group against such volatility and also could cause Financial Group to realize losses depending on the terms of the instrument and the interest rate or currency price movements. Financial Group's use of hedging instruments involve credit and interest rate risks. Credit risk would be the result of nonperformance by the other parties to the financial instruments. All financial instruments have been entered into with major financial institutions which are expected to perform under the terms of the agreements, thereby mitigating the credit risk from the transactions, although there can be no assurance that any such institutions will perform their obligations. Interest rate risks relate to changes in interest rates and the resulting impact on earnings. Financial Group seeks to mitigate interest rate risk through the simultaneous nature of placing a loan and executing a related hedge transaction.

     FINANCIAL GROUP MAY BE ADVERSELY AFFECTED BY FUTURE TERMINATION OF SERVICING OF SECURITIZATIONS.

     Financial Group's securitization documents typically permit the removal of Financial Group as servicer for the securitization if certain delinquency or loss rates exceed those specified in the documents. As servicer of its securitizations, Financial Group provides billing, collection and financial reporting services on behalf of the security holders, and makes advances of principal and interest shortfalls, and receives monthly servicing fees in return for those services. Financial Group's servicing fee receipts for 2000 are approximately $2.3 million. If Financial Group's servicing rights were terminated for any of the stated reasons, Financial Group's results of operations and financial condition could be materially adversely affected.

     FINANCIAL GROUP'S QUARTERLY OPERATING RESULTS FLUCTUATE SIGNIFICANTLY, DUE TO A NUMBER OF FACTORS, INCLUDING:

     - its ability to execute securitization transactions;

     - the interest rates on the securities issued in connection with Financial Group's securitization transactions;

     - variations in the volume of loans and leases originated by Financial
       Group;

     - differences between Financial Group's cost of funds and the yield to Financial Group on its loans and leases prior to being securitized or otherwise sold;

     - the effectiveness of Financial Group's hedging strategy;

     - the degree to which Financial Group encounters competition in its markets; and

     - general economic conditions.

     As a result of these fluctuations, results for any quarter should not be relied upon as being indicative of performance in future quarters.

     FINANCIAL GROUP'S LOAN PORTFOLIO IS SUBJECT TO MATERIAL LEVELS OF CONCENTRATION WITH RESPECT TO SPECIFIC BORROWERS, GEOGRAPHIC REGIONS AND/OR FRANCHISE OR BUSINESS CONCEPTS.

     From time to time Financial Group's loan portfolio is subject to material levels of concentration with respect to aggregate indebtedness outstanding to specific borrowers, borrowers located in specific regions of the country and/or borrowers operating a specific franchised or chain business concept. Depending upon these levels of concentration at any time, a default by a material borrower, a regional economic downturn or a decline in the popularity of a franchised or chain concept, could have a material adverse effect on Financial Group. Financial Group's loan portfolio at December 31, 1999, including all loans which have been securitized, includes the following material levels of concentration:

     - 132 loans representing 9.3% of total outstanding indebtedness, with Florida borrowers;

     - 113 loans representing 8.0% of total outstanding indebtedness, with California borrowers;

     - 391 loans representing 27.4% of total outstanding indebtedness, with operators of the Taco Bell concept; and

     - 349 loans representing 24.5% of total outstanding indebtedness, with operators of the Arby's concept.

     Additionally, approximately 93.0% of Financial Group's loans and leases are concentrated in the franchise and chain restaurant industry. To the extent that the economic or regulatory conditions prevalent in this market, or economic conditions generally, change, the ability of Financial Group's borrowers and lessees to honor their obligations may be adversely impacted. As a result, any significant decline in the economy of California or Florida, or any other state or geographic region where Financial Group may maintain a material level of concentration in the future or in the popularity of Arby's, Taco Bell or any other concept in which Financial Group may maintain a material level of concentration in the future, could have a material adverse effect on the ability of Financial Group's borrowers and lessees in those jurisdictions or operating those concepts to fulfill their lease or loan obligations to Financial Group and could materially adversely affect Captec's financial condition and results of operations.

     FOLLOWING THE MERGER, CAPTEC WILL BE REQUIRED TO AMORTIZE GOODWILL OVER 20 YEARS.

     As a result of the merger, Captec will record on its financial statements a significant amount of goodwill, currently estimated to be approximately $17.5 million, or approximately 4.0% percent of the total combined assets and approximately 12.0% of stockholders equity, plus additional goodwill potentially resulting from the issuance of the earnout shares. Any goodwill resulting from the merger will be recognized and amortized into income by Captec over 20 years thereby reducing Captec's earnings and amounts available for distribution to stockholders. If the estimated economic useful life of goodwill is lowered in the future or if goodwill is determined to be impaired in the future, the increased amortization or change would have a material adverse effect on Captec's financial condition and results of operations.

     FOLLOWING THE MERGER, CAPTEC WILL BE SUBJECT TO LIABILITIES AS A RESULT OF A SUBSTANTIAL INCREASE IN ITS NUMBER OF EMPLOYEES.

     At present, Captec's only employees are its four executive officers, and Captec does not maintain any benefit or retirement plans, or rent office space or equipment. As a result of the merger, Captec will directly employ approximately ninety current employees of Financial Group and will assume certain retirement and other employee benefit plans. As such an employer, Captec will be subject to those potential liabilities that are commonly faced by employers, such as workers' disability and compensation claims, potential labor disputes, equal opportunity and anti-discrimination claims and other employee-related grievances that could result in a material expense to Captec. These expenses, if substantial, could materially adversely affect Captec's financial condition and results of operations.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial owners of Captec common stock as of February 1, 2000, and as adjusted to give effect to the issuance of all share consideration in the merger, by:
(a) Captec's directors; (b) each other person who is known by Captec to own beneficially more than 5.0% of the outstanding shares of Captec common stock;
(c) Captec's executive officers; and (d) Captec's executive officers and directors as a group.

Unless otherwise stated, the following beneficial owners have sole voting power and sole investment power for all shares of Captec common stock set forth opposite their names.

                                                 FEBRUARY 1, 2000              AS ADJUSTED FOR MERGER(11)
                                          -------------------------------    -------------------------------
                                          SHARES BENEFICIALLY    PERCENT     SHARES BENEFICIALLY    PERCENT
BENEFICIAL OWNER                               OWNED(1)          OF CLASS           OWNED           OF CLASS
----------------                          -------------------    --------    -------------------    --------
Patrick L. Beach(2).....................         872,456            8.9%          3,824,806(12)       26.2%
W. Ross Martin(3).......................         385,295            4.0%          1,044,543            7.2%
H. Reid Sherard(4)......................          71,639              *             272,816            1.9%
Ronald Max(5)...........................          38,334              *              38,334              *
Richard J. Peters(6)....................          13,800              *              13,800              *
Creed L. Ford, III(6)...................           8,500              *               8,500              *
William H. Krul, II(6)..................           8,500              *               8,500              *
Lee C. Howley(6)........................          20,500              *              20,500              *
Albert T. Adams(6)......................          12,500              *              10,000              *
William J. Chadwick(6)..................          42,500              *              35,000              *
Gary A. Bruder(7).......................          20,086              *             110,223              *
The Public Institution For Social
  Security..............................         527,778            5.2%            527,778            3.6%
Boston Partners Asset Management
  L.P.(8)...............................         480,000            5.0%            480,000            3.4%
Solomon Smith Barney Holdings,
  Inc.(9)...............................         983,850            9.7%            983,850               %
Marsh & McLennan Companies, Inc.(10)....         496,374            5.2%            496,374            3.5%
All officers and directors as a group...       1,494,024           14.7%          5,340,946           36.1%

---------------
  *  Less than 1.0%

 (1) Excludes shares of Captec common stock subject to options not exercisable within 60 days.

 (2) Includes options exercisable within 60 days to purchase 286,667 shares of Captec common stock. Includes 99,273 shares of Captec common stock owned by Family Realty, Inc. Mr. Beach owns all of the voting stock and an economic interest of one-half of one percent (0.5%) in Family Realty. Excludes 14,700 shares of Captec common stock owned by George Beach, Mr. Beach's father.

 (3) Includes options exercisable within 60 days to purchase 143,334 shares of Captec common stock.

 (4) Includes options exercisable within 60 days to purchase 38,333 shares of Captec common stock.

 (5) Includes options exercisable within 60 days to purchase 38,334 shares of Captec common stock.

 (6) Includes options exercisable within 60 days to purchase 7,500 shares of Captec common stock.

 (7) Mr. Bruder is a stockholder, executive officer and/or a director of each of Financial Group and Advisors and will become an executive officer of Captec following the merger.

 (8) According to a Schedule 13G, dated February 9, 1998, filed with the SEC by Boston Partners Asset Management, L.P. (BPAM), an investment advisory firm, BPAM beneficially owns 480,000 shares of Captec common stock. BPAM disclosed in its Schedule 13G that (a) it has shared dispositive and voting power for all 480,000 shares of Captec common stock with Boston Partners, Inc., the sole general partner of BPAM and Desmond John Heathwood, the principal stockholder of Boston Partners; and (b) each of BPAM, Boston Partners and Mr. Heathwood may be deemed to own beneficially all 480,000 shares of Captec common stock. BPAM also disclosed in its Schedule 13G that it holds all

     480,000 shares of Captec common stock under management for its clients, none of whom owns more than 5.0% of Captec common stock according to the
     Schedule 13G.

 (9) According to a Schedule 13G/A, dated May 10, 1999, filed with the SEC by Salomon Smith Barney Holdings, Inc., a holding company ("SSB Holdings"), its wholly-owned subsidiaries Salomon Brothers Holding Company, Inc. ("SBHC") and SSBC Fund Management, Inc., formerly Mutual Management Corp. ("SSBC"), Salomon Brothers Asset Management, Inc., a wholly-owned subsidiary of SBHC ("SBAM"), and Citigroup Inc., the sole stockholder of SSB Holdings ("Citigroup"), and a Schedule 13G/A dated September 9, 1999, filed with the SEC by Citigroup, these reporting companies in the aggregate beneficially own shares of Captec common stock as follows: (a) SSB
     Holdings -- 983,850 shares, shared voting and dispositive power -- 983,850 shares; (b) SBHC -- 503,850 shares, shared voting and dispositive power -- 503,850 shares; (c) SSBC -- 480,000 shares, shared voting and dispositive power -- 480,000 shares; (d) SBAM -- 480,000 shares, shared voting and dispositive power -- 480,000 shares; (e) Citigroup -- 300,650 shares, shared voting and dispositive power -- 300,650 shares.

(10) According to a Schedule 13G/A, dated February 4, 1999, filed with the SEC by Marsh & McLennan Companies, Inc., a holding company, its wholly-owned subsidiary Putnam Investments, Inc. ("PII") and PII's wholly-owned subsidiaries, The Putnam Advisory Company, Inc. ("PACI"), and Putnam Investment Management, Inc. ("PIMI"), and the Putnam Capital Appreciation Fund ("PCAF"), such parties in the aggregate beneficially own shares of Captec common stock as follows: (a) PII -- 496,374 shares, shared voting power -- 10,674 shares, shared dispositive power -- 496,374 shares); (b) PIMI -- 485,700 shares, shared dispositive power -- 485,700 shares; (c) PAC 10,674 shares, shared voting and dispositive power -- 10,674 shares; and
     (d) PCAF -- 485,700 shares, shared dispositive power -- 485,700 shares.

(11) Assumes the issuance of all consideration, including share consideration and earnout shares, as of the effective time of the merger and includes shares of Captec common stock subject to options exercisable as of January 31, 2000.

(12) Includes 721,866 shares of Captec common stock to be issued to Princap Leasing Company, L.P., the sole preferred stockholder of Financial Group, and the general partner of which is a partnership of which Mr. Beach is a 54.6% partner and will have an economic interest in 64,573 of those shares of Captec common stock. Excludes 459,081 shares of the Captec common stock to be issued to George Beach, Mr. Beach's father, in consideration of the merger, including earnout shares.

                                  PROPOSAL ONE

                                   THE MERGER

BACKGROUND

     Captec, which currently qualifies and operates as a REIT, was formed in August 1997 to acquire, develop and own high quality, free-standing properties to be leased principally on a long-term, triple-net basis to national and regional chain and franchised restaurants and retailers. Advisors, which is privately owned, also was formed in August 1997 to provide Captec with administrative support and external investment and financial advisory services in connection with the acquisition and development of properties. These services have been provided to Captec by Advisors pursuant to the advisory agreement. Such an external advisor relationship is sometimes utilized in the REIT industry. Financial Group, which is also privately owned, is a specialty commercial finance company founded in 1981 that provides a diverse line of financing products, including mortgage loans, business enterprise loans, equipment leases and loans and construction financing, to the franchise and chain restaurant and the retail petroleum and convenience store markets. Financial Group also assists Advisors in providing external advisory services and administrative support to Captec.

     On August 25, 1998, Captec, as part of its ongoing business activities, engaged Prudential Securities to provide financial advisory services to Captec on an ongoing basis, including such services as exploring equity and debt financing alternatives, acquisitions, mergers, sales, the formation of joint ventures and recapitalizations. For a description of fees to be paid to Prudential Securities, and a description of Captec's relationship

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

with Prudential Securities Credit Corporation, an affiliate of Prudential Securities, see "Certain Transactions and Relationships -- Financial Group" and "-- Conflicts of Interest."

     In December 1998, recognizing the potential strategic advantages and other benefits of eliminating its external advisory structure, Captec began exploring the possibility of becoming a self-advised REIT so as to control key functions important to the growth of its business. These potential benefits included elimination of actual and perceived conflicts of interest arising from the externally advised structure, the resulting enhanced profile of Captec, and the expansion of Captec's financial and other internal resources. In furtherance of this objective, and because the proposed transaction was between affiliates and subjected Mr. Beach, Mr. Martin and Mr. Sherard to conflicts of interest, the Board of Directors formed a special committee consisting of Albert T. Adams, William J. Chadwick and Lee C. Howley to explore the possibility of a merger with Advisors. On December 17, 1998, Captec issued a press release announcing the formation of this committee to examine a possible merger with Advisors. This committee subsequently retained Brown, Gibbons, Lang & Company, L.P. to provide financial advisory services to it in connection with a potential merger with Advisors.

     During the period from February 1999 to March 1999, Brown Gibbons conducted due diligence and held discussions with the management of Captec and Advisors with respect to Captec's relationship with Advisors and the proposed transaction. In early March 1999, Brown Gibbons made a presentation to the members of the special committee regarding the potential transaction with Advisors and certain alternatives. Subsequently, the special committee requested Brown Gibbons to perform additional financial analyses relating to the transaction. On April 15, 1999, Brown Gibbons delivered a written report to the special committee regarding the financial analyses performed by Brown Gibbons. On May 24, 1999, the special committee and Brown Gibbons had a conference call to discuss the report and various issues related to the transaction, including the pro forma impact of an acquisition of Advisors on Captec's forecasted financial results. As part of the call, a possible transaction was discussed whereby the shareholders of Advisors would receive approximately $6.0 million of Captec common stock on a non-contingent basis and an additional approximately $4.2 million of Captec common stock would be issued to such shareholders contingent upon the satisfaction of certain financial criteria. Subsequently, in discussions between Brown Gibbons and the special committee, a transaction was discussed whereby the shareholders of Advisors would receive $5.2 million of Captec common stock on a non-contingent basis, with a potential earnout of an additional $3.8 million over three years.

     In exploring the elimination of its external advisory structure, and with a view to continuing the operations of the business, the special committee reviewed several alternatives to a merger transaction with Advisors, such as terminating or re-negotiating the existing agreement, and hiring new external advisors for the REIT. The special committee did not consider other strategic alternatives for Captec at the time, or the liquidation of Captec. During this period, representatives of the special committee, Brown, Gibbons and Mr. Beach and Mr. Martin met on several occasions to negotiate the financial terms of a proposed transaction.

     After considering such a transaction and relying on the advice of its financial advisor, on June 3, 1999, the committee, and subsequently all the non-management directors of Captec, approved in principle a merger of Advisors with and into Captec in an all stock transaction in which approximately $5.2 million of Captec common stock would be issued at the closing on a non-contingent basis, and an additional approximately $3.8 million of Captec common stock would be issued subsequent to the closing contingent upon satisfaction of financial performance criteria over a three-year period.

     In exploring the possibility of a transaction whereby Advisors would be merged into Captec, the Board of Directors and management recognized that, while such a merger would be beneficial, it also would not result in Captec becoming fully integrated, since Captec would continue to rely on Financial Group for significant services, including credit underwriting, management consulting, property acquisition consulting, acquisition diligence and documentation, billing and collection services, information systems and physical facilities. Concurrently with the special committee's deliberations concerning a merger with Advisors, and prior to the preparation and negotiation of definitive documentation for, and consummation of, such a merger as authorized by the Board of Directors, and prior to delivery of a fairness opinion with respect to the proposed transaction involving Advisors, it became apparent to management that Captec would not be able to meet all of its clients' net lease financing needs, capitalize on potentially significant new business opportunities with

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

existing or new clients, or expand into additional related areas of business as a result of its limited capital and its inability to raise new public equity capital under then-prevailing market conditions. It also was recognized that, because of restrictions placed on it as a REIT and then-prevailing conditions in the REIT public equity market, Captec could not generate growth capital through such traditional financing means as retaining earnings, increasing borrowings and/or selling appreciated properties. Management concluded that these factors, and the resulting effect on Captec's market valuation, could potentially impact Captec's results of operations and its ability to refinance its credit facility that is due to expire in February 2001.

     During the period January 1999 to April 1999, while the foregoing transaction between Captec and Advisors was under review and the foregoing matters were being considered, Prudential Securities was exploring the possibility of a sale of Financial Group. Prudential Securities, separate and apart from its engagement by Captec, had been engaged by Financial Group on December 15, 1998 to advise as to the possible disposition of Financial Group. For a description of fees to be paid to Prudential Securities for its services to Financial Group, see "Certain Transactions and Relationships -- Financial Group."

     In response to its initial efforts with regard to a possible sale of Financial Group, Prudential Securities received preliminary indications of interest from more than 15 potential third party purchasers. Representatives of Financial Group subsequently engaged in preliminary discussions with five such interested parties, each of which conducted preliminary due diligence. Two such interested parties then expressed indications of interest. Party A orally offered $20.0 million-$30.0 million in non-contingent consideration payable at closing with the ability for management to earn an additional $10.0 million-$15.0 million based upon the financial performance of Financial Group. Party B orally offered $50.0 million in non-contingent consideration payable at closing with the ability for management to earn unlimited performance-based bonuses for a period of three years. These bonuses were valued at $28.0 million based on management's financial projections for this period. If management were to exceed its three year projections, the $28.0 million bonus pool would increase proportionately. These terms were orally conveyed to Prudential Securities as a revision to a non-binding letter of intent submitted by Party B on March 29, 1999. Because of the superiority of Party B's expression of interest, Financial Group discontinued discussions with Party A and pursued further discussions with Party B. Subsequently, Financial Group discontinued discussions with Party B because its offer was contingent upon Mr. Beach and Mr. Martin devoting their full time and attention to the business of Financial Group. Mr. Beach and Mr. Martin were unwilling to agree to this condition, which would have required them to cease serving as officers of Captec, because they believed it was contrary to their commitment to Captec and its stockholders.

     Subsequently, in June 1999, at the suggestion of Prudential Securities, management of Captec, Financial Group and Advisors and Prudential Securities began considering the strategic benefits of a more comprehensive business combination among Captec, Financial Group and Advisors that would result in Captec becoming a fully-integrated, specialty commercial finance company. It was also contemplated that, in conjunction with such a possible transaction, Captec would voluntarily cease to be a REIT. In ensuing discussions with Captec management, representatives of Prudential Securities, which as noted above had been engaged as Captec's financial advisor, observed that Captec's then-current stock price, the depressed market prices of REIT stocks generally, and the scarcity of private equity capital focusing on the sector would make it unlikely that Captec could raise capital by selling stock at prices that would not be dilutive to Captec's stockholders. Taking into account the then-current market conditions, Prudential Securities advised Captec management that it believed that the financial and strategic benefits to Captec resulting from a business combination among Captec, Financial Group and Advisors were superior to other strategic alternatives and represented an opportunity for Captec to generate substantial growth in earnings without raising additional equity while eliminating its external advisory structure and fully integrating its management and operations. As a result, while other strategic alternatives were generally considered in evaluating the transaction that was under consideration, this comprehensive business combination was the only strategic option considered in detail by Captec at the time.

     Thereafter, at a special meeting of the Board of Directors on August 11, 1999, Mr. Beach and Mr. Martin disclosed to the Board of Directors the terms of a proposed transaction to combine Financial Group and Advisors with Captec. At the meeting, Mr. Beach and Mr. Martin provided to the special committee a
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

presentation prepared by Prudential Securities concerning the potential merger of Captec and Financial Group. These presentation materials described the rationale of such a proposed transaction, and included an overview of the strategic, financial, management team, and capital markets benefits of the proposed transaction. The presentation also included an overview of the proposed strategy for the new company and included a summary of the overall strategy, the property strategy, the finance strategy, and the expected results with regard to the proposed transaction. Also included in the presentation was a proposed term sheet on combining Financial Group with Captec. The term sheet included the form of the transaction, a proposed procedure for executing the transaction, a description of the new business strategy, the transaction rationale, the consideration to be used to complete the transaction and the accounting treatment to be applied to the transaction. The valuation portion of the presentation contained a comparable company analysis, a comparable transaction analysis, and a model projecting future earnings of the new combined company. In addition, Party B's initial written indication of interest in Financial Group that had been submitted some five months earlier in March 1999, which was subsequently increased orally as indicated above, was included in these materials.

     This initial proposal, which incorporated in part the terms upon which Captec's Board of Directors previously had agreed in principle to the merger of Advisors into Captec, provided for the acquisition by Captec of Financial Group for 4.0 million shares of Captec common stock and the acquisition of Advisors for 562,500 shares of Captec common stock, all of which stock was to be non-contingent and issued at closing.

     Because the proposed transaction was among affiliates and subjected Mr. Beach, Mr. Martin and Mr. Sherard to conflicts of interest, at the August 11, 1999 meeting the Board of Directors reconstituted the special committee that had previously been formed, and formed a special committee consisting of Albert T. Adams, as Chairman, William J. Chadwick, Creed L. Ford, III, Lee C. Howley, William H. Krul, II and Richard J. Peters to consider the materials and proposal that had been provided by Mr. Beach and Mr. Martin. The special committee consists of all of Captec's non-management directors. Mr. Adams is a partner of Baker & Hostetler LLP, which currently represents Captec, but not the special committee, with respect to the merger and serves as counsel to Financial Group in other matters. For a description of fees paid to Baker & Hostetler LLP in 1999, see "Certain Transactions and Relationships -- Captec Net Lease Realty." The special committee subsequently retained J.C. Bradford as its financial advisor on August 31, 1999 and Brown & Wood LLP as its legal counsel on September 10, 1999.

     Between late August 1999 and early October 1999, Prudential Securities, acting on behalf of Financial Group, provided financial and operational information with respect to Financial Group and Advisors to J.C. Bradford, J.C. Bradford conducted due diligence, and J.C. Bradford and Prudential Securities conducted a number of discussions with respect to such matters and the proposed transaction. J.C. Bradford and Prudential Securities also reviewed Financial Group's businesses and financial condition. During this period, on September 16, 1999, the special committee held a meeting attended by all the members of the special committee. At this meeting, which was attended in part by representatives of J.C. Bradford, J.C. Bradford updated the special committee as to its due diligence efforts and the special committee agreed in principle that it would be advantageous to combine Captec, Financial Group and Advisors assuming such a transaction could be accomplished on terms acceptable to Captec. Thereafter, J.C. Bradford continued its ongoing due diligence investigation and Mr. Adams, on behalf of the special committee, consulted with J.C. Bradford from time to time to discuss due diligence matters and financial aspects of the proposed business combination.

     On October 8, 1999, the special committee met to consider further the transaction that had been initially proposed by Financial Group and Advisors. This meeting was attended by Mr. Adams, Mr. Chadwick, Mr. Howley, Mr. Krul, and Mr. Peters as well as by representatives of the special committee's financial advisor and legal counsel. The special committee also invited representatives of Prudential Securities to attend part of the meeting.

     At the meeting, Prudential Securities made a presentation to the special committee concerning the proposed merger of Captec and Financial Group and Advisors. As part of its presentation, Prudential Securities expressed its views as to why the merger would be advantageous to Captec, and summarized certain advantages and disadvantages of the following alternative options available to
Captec: maintaining the status quo, merging with or acquiring another triple net-lease REIT, merging with or acquiring a retail REIT, entering into a going-private transaction, and selling Captec to a third party. Prudential Securities also noted that, given the then-prevailing circumstances, the depressed market for REITs in general and net lease REITs in particular, the cross-interests of management, the REIT regulations disallowing the active purchase and sale of properties as a dealer, and the inability of Captec to raise capital from the public markets in a REIT format, the merger was the most advantageous course of action for Captec. Prudential Securities also highlighted the lack of growth prospects of Captec given its current REIT status and the possible marketplace perception of Captec having a part-time management team. In addition, Prudential Securities reviewed with the special committee the possible stock market reaction to an announcement by Captec that it was terminating its status as a REIT, and reviewed the strategic benefits involved in combining the three entities. Prudential Securities also presented its financial and strategic assessment of Captec, discussed what in its view was the appropriate valuation methodology to be used with respect to the proposed transaction, and reviewed certain recent similar transactions and recent financing activities in the REIT sector. Prudential Securities also reviewed with the special committee the results of earlier efforts to sell Financial Group to third parties. Included in the presentation were the pro forma valuation analyses derived by Prudential Securities for the new company to be formed from the merger.

     Also at the meeting, J.C. Bradford provided the special committee with results of its due diligence review, advised the special committee as to aspects of the presentation by Prudential Securities, and J.C. Bradford and Prudential Securities discussed with the special committee financial data with respect to the proposed transaction, including Captec's historical results and management's financial projections for Financial Group and the combined company. At this meeting, the special committee considered the strategic benefits of combining Captec, Financial Group and Advisors, and J.C. Bradford also presented the special committee with various financial analyses related to the proposed transaction. In discussing with the representatives of Prudential Securities the terms of the initial transaction that Mr. Beach and Mr. Martin had proposed, the special committee indicated to the representatives of Prudential Securities that, in view of Captec's historical results and management's financial projections, an earnout payment should be included as part of any total consideration to be paid in a possible transaction.

     In recognition of the significant potential benefits to Captec of becoming self-advised and fully-integrated and the opportunity to become a full-service, specialty commercial finance company, at the October 8, 1999 meeting the special committee proposed a transaction pursuant to which the stockholders of Financial Group and Advisors would be paid approximately 2.67 million non-contingent shares of Captec common stock, with an additional 1.2 million shares to be paid in each of the two subsequent years contingent upon Captec's achieving financial performance criteria to be agreed upon. The special committee instructed J.C. Bradford to work with Prudential Securities to develop terms which, taking into account the historical and projected financial performance of Financial Group, would condition a significant portion of the consideration to be paid by Captec on the achievement of financial performance criteria to be agreed upon between the parties. The special committee further directed that, consistent with a transaction that would result in Captec, Financial Group and Advisors becoming fully-integrated, any earnout provision should be based on the financial results of the consolidated company and not just on the results of Financial Group. The special committee also indicated that any transaction that might be approved would be subject to the issuance by J.C. Bradford of a fairness opinion that the consideration to be paid by Captec for the entire transaction is fair from a financial point of view. The special committee also instructed J.C. Bradford to take into account that the then-prevailing price of Captec common stock, which was $10.31 per share on October 7, 1999, reflected a discount of approximately 28.0% from Captec's estimated book value and a discount of approximately 41.0% from Captec's estimated net asset value, which J.C. Bradford did in rendering its subsequently issued fairness opinion.

     Subsequent to October 8, 1999, and in keeping with the request of the special committee to have an earnout based on the performance of the combined company, Prudential Securities, on behalf of Financial Group and Advisors, and J.C. Bradford, on behalf of the special committee, held discussions on the structure and timing of a possible earnout component of the proposed transaction, including performance targets and criteria upon which shareholders of Financial Group and Advisors would be eligible to receive contingent consideration in the merger. During these discussions, in mid-October Prudential Securities proposed a transaction in which the stockholders of Financial Group and Advisors would receive 3.5 million non-contingent shares of Captec common stock and up to an additional 1.2 million shares of Captec common stock if Captec achieved financial performance results in the first year following the consummation of the transaction, with the specific performance targets yet to be negotiated. In response to the proposal from Prudential Securities, and after consultations between Mr. Adams, as chairman of the special committee, and J.C. Bradford, Mr. Adams informed Mr. Beach, Mr. Martin and Prudential Securities that, given the historical performance of Financial Group, the special committee favored a transaction in which a smaller proportion of shares would be issued on a non-contingent basis, and a larger proportion of shares would be issued contingent upon achievement of future financial performance of the combined company as compared to the latest transaction that had been proposed. Thereafter, the parties instructed their respective financial advisors to continue discussions along these lines. During this period, Mr. Adams, as chairman of the special committee, consulted regularly with representatives of J.C. Bradford as to the discussions between the parties' respective financial advisors.

     In late October 1999, as a result of these ongoing discussions and negotiations, Prudential Securities proposed a transaction whereby the stockholders of Financial Group and Advisors would receive 3.0 million non-contingent shares of Captec common stock at the closing, with the potential to receive an additional 1.0 million shares of Captec common stock in each of the two years following the transaction if certain to-be-agreed-upon financial performance goals were achieved. Subsequently, between late October and late November 1999, at the further request of the respective parties, their respective financial advisors continued to conduct discussions and negotiations regarding the proposed terms of an earnout formula that might be mutually acceptable to Captec and the stockholders of Financial Group and Advisors. During this period, Mr. Adams, as chairman of the special committee, consulted with J.C. Bradford to discuss the terms that were the subject of the ongoing discussions between the parties' respective financial advisors. During this period, management of Financial Group and Advisors proposed that 560,000 shares of the non-contingent shares of Captec common stock to be issued in consideration of the merger be attributed to the consideration for the Advisors merger. This proposal by management of Financial Group and Advisors was based upon the approximately $5.2 million in value which had been ascribed to the non-contingent portion, and a present value of the $3.7 million in value which had been ascribed to the contingent portion, of the consideration for the proposed transaction between Captec and Advisors in June, 1999. The special committee agreed to this proposal subject to the issuance by J.C. Bradford of its fairness opinion that the consideration to be paid by Captec for Advisors and Financial Group, taken as a whole, is fair to Captec from a financial point of view.

     During this period, on November 12, 1999, the special committee held a meeting attended by Mr. Adams, Mr. Chadwick, Mr. Howley, Mr. Krul and Mr. Peters as well as by representatives of the special committee's financial advisor and legal counsel to review the status of the ongoing discussions that had been occurring between the parties' respective financial advisors with respect to the financial aspects of the proposed transaction, including the elements of an earnout formula. At the meeting, the special committee authorized its financial advisors and legal counsel to continue negotiations on the basis of the then-current proposal.

     Thereafter, at the special committee's instruction, the special committee's outside counsel began to prepare the documentation for a possible transaction involving the three entities, subject to resolution of the financial terms of the proposed transaction. In late November, the special committee's outside counsel began to negotiate the terms of such documentation with counsel for Financial Group and Advisors. Discussions and negotiations between the parties' respective financial and legal advisors continued through mid-December 1999.

     During this period, on December 3, 1999, the special committee held a meeting attended by Mr. Adams, Mr. Chadwick, Mr. Howley, Mr. Krul and Mr. Peters to discuss with the committee's financial advisor and legal counsel the status of the discussions and negotiations that had been ongoing between the parties. At the meeting, the committee's financial advisor summarized the discussions and negotiations that had been occurring regarding the terms of the earnout. Counsel to the committee also summarized the key terms of the proposed merger agreement that were under discussion with representatives of Financial Group and Advisors, including, among other items, the terms of certain representations, warranties and covenants, the request of Captec to be indemnified in certain circumstances, the parties that would provide such indemnification and the levels and terms of such indemnification, the different forms of consideration that, at the request of

Financial Group and Advisors, would be paid to common and preferred stockholders of Financial Group and Advisors and to warrant holders and option holders of Financial Group, including the payment of cash to the institutional warrant holders of Financial Group (with the exact amount of such consideration to be determined), the request that Financial Group's preferred stockholder be party to a registration rights agreement, the different parties that would participate in earnout payments, and certain technical terms related to the earnout. At the meeting, the special committee instructed its financial advisor and legal counsel to continue negotiations with their counterparts.

     Thereafter, throughout early to mid-December, further discussions and negotiations between the parties' respective financial and legal advisors continued with respect to financial and legal aspects of the proposed transaction and the terms of the proposed merger agreement. During this period, the terms of the earnout were further negotiated to increase the financial performance criteria that would need to be obtained in certain circumstances in order for the earnout consideration to be paid.

     On December 14, 1999, all the members of the special committee met in Ann Arbor, Michigan, immediately prior to a regularly scheduled meeting of Captec's Board of Directors. At this meeting, the special committee had a telephone discussion with its legal counsel concerning the status of the definitive documentation for the transaction and the resolution of related legal issues. The special committee also had a separate telephone discussion with a representative of J.C. Bradford, concerning the status of discussions regarding the financial terms of the proposed transaction. During this telephone conference, the special committee again instructed J.C. Bradford that, as part of J.C. Bradford's assessment of the fairness from a financial point of view of the consideration to be paid in the merger, J.C. Bradford should take into account that the then prevailing price of Captec common stock, which was $10.19 per share on December 13, 1999, reflected a discount from Captec's estimated book value and estimated net asset value. J.C. Bradford reconfirmed to the special committee in this conference call that J.C. Bradford, in accordance with the instructions of the special committee, would take into account the substantial discount from Captec's net asset value and book value represented by the then current trading price of the Captec common stock in rendering its fairness opinion.

     Also during this period, on December 16, 1999, counsel to Financial Group informed counsel to the special committee that the transaction contemplated that the institutional warrant holders of Financial Group were to be paid up to approximately $2.5 million in cash rather than receive shares of Captec common stock. Throughout this period, Mr. Adams, as chairman of the special committee, consulted regularly with the special committee's financial advisor and legal counsel as to the ongoing discussions between the parties.

     On December 17, 1999, the special committee held a meeting attended by Mr. Adams, Mr. Chadwick, Mr. Howley, Mr. Krul and Mr. Peters. At the meeting, the special committee's financial and legal advisors summarized the financial and other terms of the proposed transaction, including the terms of the proposed merger agreement and the terms of an earnout formula that had been under negotiation. Also at that meeting, J.C. Bradford informed the special committee orally that it had concluded that, in its opinion, the proposed consideration to be paid by Captec in the merger was fair to Captec from a financial point of view and that it was prepared to deliver a written opinion to that effect. See "Opinion of the Financial Advisor to the Special Committee."

     On December 20, 1999, the special committee held a further meeting to consider the proposed merger, which meeting was attended by Mr. Adams, Mr. Chadwick, Mr. Howley, Mr. Krul and Mr. Peters. Prior to this meeting, J.C. Bradford delivered its written fairness opinion to the special committee. After discussion and consideration of such factors as the consideration to be paid in the merger and the terms of the merger agreement, the special committee determined the merger to be in the best interests of Captec and its stockholders and unanimously approved the merger agreement and the merger, and recommended that Captec stockholders approve the merger. In the event that the parties to the merger agreement were to consider a material amendment to the merger agreement, the special committee would, depending on the nature of such amendment, and in consultation with its financial and legal advisors, determine whether a revised fairness opinion should be obtained. There has been no such amendment to the merger agreement.

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

     On December 20, 1999, the merger agreement was executed and delivered by Captec, Acquisition, Financial Group and Advisors. Also on December 20, 1999, a joint press release announcing the execution of the merger agreement was issued by Captec, Financial Group and Advisors.

     Subsequent to the announcement of the merger, a research analyst for J.C. Bradford changed his rating on Captec common stock from a "strong buy" to a "sell". According to the report such analyst disseminated at the time, J.C. Bradford's analyst changed his recommendation because the analyst's coverage was restricted to REITs and because the analyst believed investors relying on his investment advice had purchased the Captec common stock because it had been undervalued and paid a dividend. J.C. Bradford's analyst did not evaluate the operational and strategic merit of the proposed merger and noted that, while the proposed merger may present operational and strategic benefits, the proposed change in business direction warranted the changes in his investment recommendation for the foregoing reasons. J.C. Bradford has not modified or withdrawn its fairness opinion as a result of the actions of its research analyst.

     On January 5, 2000, Captec received a letter from a law firm on behalf of Party X offering to enter into negotiations to acquire, on an all-cash basis, the completed properties of Captec for approximately $6.50 per share and the payment of all outstanding indebtedness of Captec. This submission was conditioned on Captec entering into a 30-day standstill period during which Captec could not market any properties, and during which Captec would be required to defer the merger and its decision to cease to be a REIT while it allowed this entity to perform due diligence and attempt to negotiate a definitive agreement. After considering the merits of this submission, the Board of Directors of Captec, including those members who serve on the special committee, determined that the sale of Captec at this time was not consistent with Captec's long-term business strategy, and representatives of Party X that Captec was not for sale. On January 25, Captec received further correspondence from Party X's law firm reiterating such party's interest in purchasing all of Captec's completed properties as well as expressing its possible interest in discussing the purchase of a smaller number of completed properties. Subsequently, the Board of Directors of Captec, including those members who serve on the special committee, considered the merits of such correspondence and based on the same determination as set forth above, representatives of Party X were notified that Captec was not for sale. On January 31, 2000, Captec received a letter from Party Y indicating its interest in acquiring all of the outstanding shares of Captec and expressing its belief that, subject to completion of due diligence and obtaining definitive financing, it could offer at least $12.00 per share in a merger transaction. Thereafter, the authority that initially had been granted to the special committee was expanded so that, pending consummation of the merger, the special committee is authorized to receive, evaluate, and make recommendations to the Captec Board of Directors with respect to acquisition inquiries that Captec may receive. Thereafter, the special committee considered the merits of the proposal from Party Y and, based on the same determination as set forth above with regard to the proposal from Party X, Party Y was notified that Captec was not for sale.

     On April 6, 2000 Captec, Captec Acquisition, Financial Group, and Advisors amended, among other provisions of the merger agreement, that provision of the agreement that allowed any party to the merger agreement to terminate the agreement after March 30, 2000, and substituted June 30, 2000 for such date.

OPINION OF THE FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE

     At the request of the special committee, J.C. Bradford delivered an oral opinion to the special committee on December 17, 1999, followed by a written opinion as of the same date, [which written opinion has been updated as of the date of this proxy statement,] that, based upon the assumptions and qualifications contained therein, the consideration to be paid by Captec in the merger is fair to Captec from a financial point of view.

     J.C. Bradford's opinion is directed only to the fairness from a financial point of view of the merger consideration to be paid by Captec and does not constitute a recommendation to any stockholder as to whether such stockholder should vote in favor of the merger. J.C. Bradford's opinion does not address Captec's election to terminate its REIT status or the likely tax consequences of the merger or the transactions contemplated thereby, including the decision to terminate its REIT status, to any stockholder. In addition, J.C. Bradford was not asked to consider, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Captec or the effect of any other transactions in which Captec might engage. J.C. Bradford did not make independent appraisals of the assets and liabilities of Captec, Advisors or Financial Group or any of their respective subsidiaries or affiliates. J.C. Bradford's opinion assumes that the merger will qualify as a tax-free reorganization for United States federal income tax purposes. Captec has not obtained an opinion of counsel that the merger will qualify as a tax-free reorganization. Based upon the advice of its counsel, Baker & Hostetler LLP, of which Mr. Adams, the chairman of the special committee is a partner, Captec has concluded that there is no potential material adverse consequence to Captec or its stockholders if the merger fails to qualify as a tax-free reorganization. For a description of fees paid to Baker & Hostetler LLP by Captec and Financial Group respectively in 1999 see "Certain Transactions and Relationships -- Captec Net Lease Realty."

     The full text of J.C. Bradford's opinion is attached to this proxy statement as Appendix B and sets forth the assumptions made by J.C. Bradford in arriving at its opinion as well as certain qualifications to the opinion. This summary of the J.C. Bradford opinion is qualified in its entirety by reference to the full text of the J.C. Bradford opinion, which stockholders of Captec should read in its entirety.

     [In accordance with Captec's engagement letter with J.C. Bradford, the special committee may request that J.C. Bradford subsequently update its opinion to the special committee immediately prior to the mailing of the proxy statement, which update will necessarily consider any such subsequent events that may occur.] For purposes of the opinion, J.C. Bradford relied upon and assumed the accuracy, completeness, and fairness of the financial and other information made available to it and did not assume responsibility for independent verification of such information. J.C. Bradford has assumed, and the management of Captec, Advisors and Financial Group, respectively, have represented, that the information provided by their companies had a reasonable basis and reflected the best currently available estimates and judgments of Captec's, Advisor's, and Financial Group's respective management groups as to the recent and likely future performance of their respective companies. No limitations were imposed by the special committee on the scope of J.C. Bradford's investigation or the procedures to be followed in rendering its opinion.

     In preparing its report to the special committee, J.C. Bradford performed a variety of financial and comparative analyses, which are described below. In arriving at its opinion, J.C. Bradford did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, J.C. Bradford believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. With respect to the comparable company analyses summarized below, no company utilized as a comparison is identical to the respective companies involved in the merger and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies involved and other factors that could affect the acquisition or public trading values of Captec. The analyses performed by J.C. Bradford are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither Captec nor J.C. Bradford nor any other person assumes responsibility if future results are materially different from those forecast.

     The transaction was proposed by management of Captec which also serves as management of Financial Group and Advisors and negotiated by the special committee on a combined Financial Group/Advisors basis only, and the special committee was not offered, nor did it request, the opportunity to analyze the acquisition of one company without the other. Accordingly, with the special committee's permission, J.C. Bradford analyzed the merger on a combined Financial Group/Advisors basis and was not asked, nor did J.C. Bradford attempt, to analyze the fairness to Captec of the consideration payable to the Financial Group security holders versus the consideration payable to the Advisors security holders.

     The day prior to its presentation to the special committee and the issuance of its opinion, J.C. Bradford was advised by counsel to the special committee that, as part of the final negotiations, with regard to the merger agreement, the share consideration, excluding the earnout shares, had been reduced to approximately 2,750,000 shares of Captec common stock and that a cash payment in the amount of approximately $2.5 million would be made to the institutional warrantholders of Financial Group, which are The Public

Institution for Social Security, Prudential Securities Credit Corporation and Abbas Al-Qattan, in consideration of the termination of warrants that such parties hold to acquire common stock of Financial Group. J.C. Bradford and the special committee considered these changes to be immaterial to J.C. Bradford's analyses and the conclusions summarized herein. Accordingly, unless the context otherwise requires, references in this summary to the equity values implied by the transaction or to the consideration to be paid in the merger are to the issuance of between 3,000,000 and 5,000,000 shares of Captec common stock.

     In rendering the opinion, J.C. Bradford took into account the then-current trading price of Captec common stock, the closing price of which was $9.53 on December 15, 1999, which reflected a discount of approximately 33.0% from Captec's estimated book value and a discount of approximately 45.0% from Captec's estimated net asset value.

     The following is a summary of the material portions of the analyses performed in connection with J.C. Bradford's opinion:

     (a) PRO FORMA MERGER ANALYSIS. Based on information provided by Captec, Financial Group and Advisors, J.C. Bradford compared Captec's projected earnings per share both before and after the proposed merger through fiscal year 2002. For Captec's stand-alone projected earnings per share, J.C. Bradford relied primarily on analysts' consensus estimates for 2000, which were $1.74 per share, and assumed growth in earnings per share of 8.0% over 2000 for 2001 to $1.88 per share, which approximated the projected EPS growth rate of 2000 over 1999 and was consistent with analysts' projections of 8.0% growth in funds from operations for the same period. J.C. Bradford used consensus estimates because management's estimates for Captec's stand-alone projected earnings for 2000 included gains on the sale of properties. The analysts' consensus estimates did not take such potential gains into account. Moreover, because it is not uncommon for REIT analysts to disregard gains from sales of properties, J.C. Bradford believed it was appropriate to analyze accretion by reference to the public's expectations of stand-alone earnings per share. J.C. Bradford's analysis concluded that pro forma earnings per share, assuming the earnout shares were outstanding for the entire year, which were projected to be $1.88 in 2000 and $2.23 in 2001 would be accretive to Captec's stand-alone earnings per share by 7.9% in 2000 and 18.8% in 2001. J.C. Bradford noted that management's projected earnings per share, on a fully diluted GAAP basis, were $2.07 in 2000 and $2.39 in 2001. J.C. Bradford also noted that the stand-alone Captec projections for 2000 and 2001 earnings per share are untaxed because of Captec's REIT status and the projected pro forma earnings per share for 2000 and 2001 have been taxed at a rate of 34.0% because of the post-merger status of Captec as a subchapter C corporation. The pro forma merger analysis also assumed that 4.0 million shares of the share consideration, 3.0 million initial shares plus 1.0 million of the earnout shares, would be outstanding on January 1, 2000 and an aggregate of 5.0 million shares of the share consideration, or 3.0 million initial shares and 2.0 million earnout shares, would be outstanding for all of 2001. In addition, the ranges at which any earnout shares become issuable are triggered only when Captec's projected stand-alone per share earnings have been exceeded in 2000 and in 2001, after giving effect to the issuance of the earnout shares. J.C. Bradford noted, however, that the earnout shares begin to be issuable at levels of pro forma earnings per share that are less than what management has projected for the combined company. J.C. Bradford also noted that the transaction would dilute Captec's stand-alone book value per share by over 25.0%, which amount after dilution was still in excess of the $9.53 per share market price of Captec common stock on December 15, 1999.

     (b) TOTAL RETURNS ANALYSIS. J.C. Bradford also performed a total returns analysis that calculated the pre- and post-transaction total return, taking into account projected dividend yield, reinvestment of dividends and appreciation in stock price, based on stand-alone and pro forma projections provided by management of Captec and Financial Group. The total return before giving effect to the transaction, assuming a dividend yield of approximately 15.0%, which is the approximate dividend yield prior to the announcement of the merger, and assuming a 4.9x multiple of funds from operations, which was Captec's current trading multiple on projected 1999 funds from operations, was projected to be 65.2% through 2002. The total return after giving effect to the merger, assuming a dividend yield of approximately 3.0% and a 7.0x multiple of earnings per share, which is a discount of 12.5% to the comparable commercial finance company median trading multiple of 8.0x 1999 earnings per share, but a 27.3% premium to Captec's current trading multiple of 5.5x 1999 earnings per share, was projected to be 131.2% through 2002.

     (c) DISCOUNTED CASH FLOW ANALYSIS. Using a discounted cash flow analysis, based solely on financial information projected by the senior management of Financial Group, J.C. Bradford discounted to present value the future cash flows that Financial Group and Advisors were projected to generate through 2002 under various circumstances. J.C. Bradford calculated terminal values at the 2002 fiscal year-end for Financial Group and Advisors combined by applying multiples of 6.5x to 7.5x net income in fiscal year 2002, which multiples were consistent with trading multiples for comparable public commercial finance companies. The cash flow streams and terminal values were then discounted to present values using discount rates of 19.0% to 21.0%, which discount rates were chosen to reflect J.C. Bradford's estimates of the required rates of return for a hypothetical holder of Captec common stock following the merger. Based on the above-described analysis, the implied value of Financial Group and Advisors on a combined basis ranged from $106.4 million to $125.1 million, which compared favorably to the equity values implied by the transaction of between $28.6 million and $47.7 million, based on the aggregate merger consideration of 3,000,000 (with a portion of such securities being paid in cash to certain securityholders of Financial Group) to 5,000,000 shares of Captec common stock valued for these purposes at $9.53 per share, which was the closing sale price on December 15, 1999. The comparable companies for the purpose of this analysis were the commercial finance companies described under Comparable Company Analysis for Financial Group.

     (d) COMPARABLE COMPANY ANALYSIS FOR FINANCIAL GROUP. Using publicly available information, J.C. Bradford reviewed certain financial and operating data for several publicly traded companies engaged in businesses with characteristics similar to Financial Group. For purposes of this analysis, the comparable commercial finance companies include:

        - Allied Capital Corp.

        - Amresco, Inc.

        - Capital Trust, Inc.

        - Carey Diversified LLC

        - CB Richard Ellis Services

        - Franchise Finance Corp.

        - Imperial Credit Industries, Inc.

        - LNR Property Corp.

        - PMC Capital, Inc.

        - PMC Commercial Trust

        - Resource America, Inc.

        - WMF Group, Ltd.

             The table below compares the ranges of multiples at which the comparable companies were trading on December 15, 1999 to the multiples of the equity value implied by the transaction, assuming the issuance of
        3.0 million (with a portion of such securities being paid in cash to certain securityholders of Financial Group) to 5.0 million shares at a price of $9.53 per share, which was the closing sale price of Captec common stock on December 15, 1999.

                                         RANGE FOR              MEDIAN FOR           MERGER
             MULTIPLE OF            COMPARABLE COMPANIES   COMPARABLE COMPANIES   CONSIDERATION
             -----------            --------------------   --------------------   -------------
    LTM Earnings(1)...............       5.6-13.0x                 9.5x              NM(2)
    2000 Earnings.................       4.5- 9.4x                 6.5x            2.5- 4.2x
    2001 Earnings.................       3.9- 8.6x                 5.4x            1.8- 3.0x
    Book Value....................       0.1- 1.9x                 1.0x            6.4-10.7x

        -----------------------
         (1) Earnings for the latest twelve months.

         (2) Not meaningful because of the absence of latest twelve months' earnings for Financial Group.

     (e) COMPARABLE TRANSACTION ANALYSIS. Using comparable transaction analysis, J.C. Bradford calculated the multiples paid in acquisitions of companies engaged in the commercial finance business since January 1, 1997. J.C. Bradford calculated the aggregate equity consideration paid for each acquired company as a multiple of the latest twelve months net income, forward twelve months net income and book value. In addition, J.C. Bradford highlighted for the special committee the March 1999 acquisition of Franchise Mortgage Acceptance Corp. (FMAC) by Bay View Capital. J.C. Bradford believes that the BayView-FMAC merger is most comparable to the merger primarily because the transaction is so recent and FMAC, like Financial Group, is particularly focused on the restaurant franchise industry and is dependent on the securitization market for growth financing. The table below compares the ranges of multiples at which comparable companies, including FMAC, were acquired to the multiples of the equity values implied by the transaction, assuming the issuance of 3.0 million (with a portion of such securities being paid in cash to certain securityholders of Financial Group) to
         5.0 million shares at a price of $9.53 per share, which was the closing sale price of the Captec common stock on December 15, 1999.

                                  RANGE OF                  MEDIAN OF          BAY VIEW -
         MULTIPLE OF       COMPARABLE TRANSACTIONS   COMPARABLE TRANSACTIONS      FMAC       MERGER
         -----------       -----------------------   -----------------------   ----------   ---------
    LTM Earnings(1)......     14.4-50.2x                 26.6x                  34.0x         NM(2)
    Forward Earnings(3)..     8.9-26.7x                  15.4x                  8.9x        2.5- 4.2x
    Book Value...........     1.1- 4.9x                   3.4x                  2.0x        6.4-10.7x

       ----------------------
        (1) Earnings for latest twelve months preceding the dates of relevant transactions.

        (2) Not meaningful because of the absence of trailing Financial Group earnings.

        (3) Projected earnings for the twelve months following the announcement dates of relevant transactions.

         J.C. Bradford noted in the foregoing two analyses that Financial Group's absence of historical earnings and lack of substantial book value created unfavorable comparisons on those measures, but that the significant discount to comparable earnings multiples for 2000 and 2001, which J.C. Bradford believes to be the most relevant multiples represented by the equity values implied by the transaction, outweighed such unfavorable measures. J.C. Bradford also noted that the emphasis placed on future multiples in J.C. Bradford's analysis was further supported by the structure of the transaction in that a substantial portion of the merger consideration is contingent on future earnings performance.

     (f) ANALYSIS OF THE COMMON STOCK. J.C. Bradford reviewed and analyzed the historical trading volume and prices at which Captec common stock had traded over the prior two years as compared to the historical trading volume and prices for relevant comparable companies. For purposes of this analysis the comparable freestanding retail REITs include:

         - Commercial Net Lease Realty, Inc.

         - Franchise Finance Corporation of America

         - One Liberty Properties, Inc.

         - Realty Income Corporation

         - U.S. Restaurant Properties, Inc.

     J.C. Bradford also compared the historical and current trading prices of Captec common stock to Captec's historical and current per share book values and net asset values estimated by management. J.C. Bradford also analyzed certain publicly traded REIT stocks generally. Based on such analyses, J. C. Bradford noted that Captec common stock was currently trading at a multiple of 6.6x projected earnings per share as compared to a multiple of 8.4x projected earnings per share for freestanding retail REIT stocks. J.C. Bradford noted that Captec's discount could be a result of a number of factors including, among others, the unfavorable climate for small capitalization companies; the market perception of conflicts of interest caused by Financial Group affiliations; Captec's externally advised status; and Captec's limited access to capital to fund growth.

     Captec has agreed to pay $550,000 to J.C. Bradford, of which $100,000 is contingent upon the closing of the merger. The fee was determined by arms length negotiations between J.C. Bradford and representatives of the special committee. In addition, Captec agreed to reimburse J.C. Bradford for its reasonable out-of-pocket expenses incurred in connection with J.C. Bradford's activity under its engagement, and to indemnify J.C. Bradford and certain related persons against certain liabilities relating to or arising out of its engagement, including certain liabilities under the federal securities laws. No material relationship existed between Bradford and any of Prudential Securities, Financial Group, Advisors or Captec during the past two years and no such relationship is mutually understood to be contemplated.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE SPECIAL COMMITTEE

     THE SPECIAL COMMITTEE BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, CAPTEC AND CAPTEC'S STOCKHOLDERS. ACCORDINGLY, THE SPECIAL COMMITTEE HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT CAPTEC'S STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE RELATED MATTERS.

     The special committee believes the opportunities created by the merger to increase the value of Captec common stock more than offset the foreseeable risks inherent in the merger. In reaching this decision, the special committee, acting as the Board of Directors of Captec, evaluated the information at its disposal, consulted with Captec management and the special committee's outside advisors, and considered a variety of factors, including the following:

     - The benefits to be derived from consolidating operations of Captec and Financial Group and Advisors into a fully-integrated, specialty commercial finance company serving all aspects of the franchise and chain restaurant, retail petroleum and convenience store and specialty retail markets;

     - The efficiencies arising from a self-managed structure, including the elimination of management fees, which were approximately $1.3 million for the year ended December 31, 1999, duplicative processes and reporting requirements with a corresponding positive effect on Captec's earnings per share;

     - The fact that senior management would be present in a single, fully-integrated entity eliminating potential conflicts of interest and investor concerns with respect to conflicting demands on the time and effort of Mr. Beach, Mr. Martin and Mr. Sherard who serve as senior management and/or directors of Captec, Financial Group and/or Advisors, and the elimination of the inherent conflicts that arise from the current external advisory structure and the overlapping business of Financial Group and Captec;

     - The benefits associated with the acquisition of all assets of Financial Group including, among other things, a workforce in place, business books and records, operating systems, proprietary business methodologies, contract rights and information databases and systems;

     - The ownership by Captec of all rights to the name "Captec Financial Group" and the associated goodwill;

     - The elimination of the substantial restrictions on new business activity because of Captec's REIT status;

     - The elimination of REIT dividend requirements and the resulting ability to retain and reinvest earnings in operations to finance growth of existing, and the expansion into new lines of business;

     - The ability of Captec to generate capital needed for future growth through operations and the sale of appreciated properties and loans rather than relying principally upon the public and private equity and debt capital markets;

     - Certain alternatives to the merger, including the direct and indirect relative costs and benefits of continuing to be an externally-advised REIT;

     - The opportunity to operate utilizing increased levels of debt capital while staying within the accepted range of debt to total capital ratios for specialty commercial finance companies;

     - The expansion into other industry sectors of the net lease market and the ability to offer sophisticated new lending products;

     - The terms and conditions of the merger agreement, including the consideration to be paid by Captec in the merger;

     - The fact that a significant amount of the consideration to be paid in the merger is in the form of an earnout that is conditioned on Captec achieving specified financial performance targets in the future;

     - The procedural safeguards and mechanisms included in the merger agreement providing that shares of Captec common stock beneficially owned by an officer, director or affiliate of Captec who is also an officer, director or affiliate of Financial Group and/or Advisors may not be voted on the merger proposal;

     - The fact that Mr. Beach, Mr. Martin and Mr. Sherard were seeking to transfer control of Financial Group and the possibility that Captec could lose the services of such senior managers if such parties decided to stay affiliated with Financial Group rather than remain with Captec;

     - The potential improvement in return on equity that was projected by management to range from 15.0% to 17.0% annually for 2000 through 2002;

     - The potential improvement in both basic and diluted earnings per share that was projected by management to range from 17.0% to 21.0% annually for 2000 through 2002;

     - The presentations by management, Prudential Securities, and J.C. Bradford regarding the financial conditions, results of operations, business and prospects of Captec, Financial Group, and Advisors;

     - The financial analyses performed by J.C. Bradford and its written opinion provided to the special committee, dated December 17, 1999 [and updated as of the date of this proxy statement], that, on such date and subject to certain assumptions, qualifications and limitations stated therein, the consideration to be paid by Captec in the merger is fair to Captec from a financial point of view. See "Opinion of Financial Advisor to the Special Committee."

     In considering many of the factors described above, the special committee and J.C. Bradford utilized financial projections that were different from the Unaudited Pro Forma Condensed Consolidated Financial Statements included herein. The Unaudited Pro Forma Condensed Consolidated Financial Statements and the Historical, Pro Forma and Equivalent Per Share Data were prepared by making pro forma adjustments that were limited to adjustments to eliminate the historical effects of transactions between Captec, Financial Group and Advisors, which would have been eliminated in consolidation if the companies had been merged prior to those historical periods, to reflect the impact on operations of any merger-related adjustments and to reflect the change to C-corporation tax status. The pro forma financial data does not attempt to reflect any potential future financial performance related to the new strategic, financial and operating strategies of Captec as a result of the merger. However, the financial projections utilized by the special committee and J.C. Bradford do reflect certain of the future effects of these new strategies.

     The special committee also considered the following factors which could, as a result of the merger, adversely affect Captec and its stockholders:

     - The conflicts of interest of Mr. Beach, Mr. Martin and Mr. Sherard in connection with the terms of the merger and the consideration to be paid to them at closing consisting of 1,620,386 shares of Captec common stock and thereafter with respect to their ability to use their management positions to maximize the issuance of up to 1,469,524 earnout shares to themselves, which would result in Mr. Beach, Mr. Martin and Mr. Sherard beneficially owning in the aggregate approximately 34.9% of the issued and outstanding Captec common stock;

     - The elimination of REIT status and the requirement to distribute substantially all REIT net income to stockholders, which distributions resulted in dividends of $1.50 per share in 1998 and $1.52 per share in 1999;

     - The anticipated short-term decline in the public trading price of the Captec common stock upon the announcement that Captec would cease to be a REIT;

     - The potential liabilities associated with the direct employment of personnel of Financial Group, including workers' disability and compensation claims, labor disputes and other employee-related grievances;

     - The potential risks associated with Captec's expansion into the specialty commercial finance business including the associated risks of substantial increase of leverage following the merger, greater dependence on borrowings, and the resulting increased sensitivity to fluctuations in interest rates and dependence on securitization programs;

     - That based upon the Unaudited Pro Forma Condensed Consolidated Financial Statements for the year ended December 31, 1999, the merger would result in immediate dilution of $0.66 to Captec's earnings per share;

     - That Captec would incur immediate dilution of $1.84 to Captec's book value per share for the year ended December 31, 1999;

     - That, as a result of the merger, Captec would incur additional debt and the risk that Financial Group's debt will mature in the near future and that Captec would have to raise capital from other sources, refinance such debt, or sell assets to produce proceeds sufficient to pay such debt obligations;

     - The potential additional expenses expected to be incurred by Captec in connection with the merger and the approximately $17.5 million of goodwill expected to be recorded by Captec as a result of the merger;

     - The increase in Captec's ratio of total liabilities to total assets from 0.47:1.00 prior to the merger to 0.72:1.00 following the merger, as indicated in the Unaudited Pro Forma Condensed Consolidated Balance Sheet at December 31, 1999.

     The special committee considered the potential strategic advantages that would result from eliminating Captec's external advisory structure and consolidating the operations of Captec, Financial Group and Advisors into a fully-integrated, specialty commercial finance company serving all aspects of the franchise and chain restaurant, retail petroleum and convenience store and specialty retail markets. The special committee believed that consolidating the operations of Captec, Financial Group and Advisors would maximize the value for all of Captec's stockholders by, among other things, eliminating the payment of management fees to Advisors, which were approximately $1.3 million for the year ended December 31, 1999, reducing duplicative processes and reporting requirements, thus having a potentially accretive effect on Captec's earnings per share due to the efficiencies that may arise from the self-managed structure of the combined company. In addition, the acquisition of Financial Group's assets would allow Captec to acquire:

     - a workforce that is currently in place and familiar with Captec's operations;

     - certain operating systems, proprietary business methodologies and information databases and systems that have already been developed and proven with regard to Captec;

     - certain existing business books, records and contractual rights; and

     - all of the rights to and goodwill associated with the "Captec Financial Group" name.

In considering these factors, the special committee recognized that there were potential liabilities associated with the direct employment of personnel of Financial Group and Advisors, including workers' disability and corporation claims, labor disputes and other employee-related grievances and that additional costs could be involved in the operation of the combined company.

     The special committee also considered the benefits that would inure to Captec in the merger as a result of eliminating certain conflicts of interests of the senior management of Captec, Financial Group and Advisors. The merger would allow the senior management to focus solely on the single, fully-integrated entity thereby eliminating potential conflicts of interest and investor concern with respect to the conflicting demands of Mr. Beach, Mr. Martin and Mr. Sherard, who serve as senior management and/or directors of Captec, Financial Group and/or Advisors. The special committee also considered that the market price of Captec's common stock historically may have been negatively affected by the marketplace perceptions of such conflicts, and believed it would be beneficial to eliminate such perceptions. The special committee also recognized in considering the merger that Mr. Beach, Mr. Martin, and Mr. Sherard were seeking to transfer control of Financial Group and that, in connection with such possible transfer, the possibility existed that Captec could lose the services of its senior management team, which the special committee believed would be detrimental to Captec. The special committee weighed the elimination of the aforementioned conflicts of interests against the conflicts of interest of Mr. Beach, Mr. Martin, and Mr. Sherard that the special committee recognized were inherent in connection with the proposed merger and the consideration to be paid to such persons thereunder, including the ability of such parties to use their management positions to maximize the issuance of the earnout shares to themselves and the fact that, as a result of the merger, and assuming the issuance of all the earnout shares, such parties would have beneficial ownership of approximately 34.9% of the outstanding stock of Captec.

     As part of evaluating the overall transaction, the special committee also considered certain benefits associated with Captec eliminating its REIT status, including, but not limited to, the elimination of the strict requirement that Captec is required under REIT regulations to distribute to its shareholders 95.0% of its REIT net income, the restrictions on Captec engaging in a variety of new business activities and Captec's reliance on the public and private equity and debt markets to generate the capital needed for future growth. The special committee also considered the direct and indirect relative costs and benefits of Captec continuing to be an externally advised REIT.

     The special committee considered that eliminating Captec's REIT status and thereafter eliminating the dividend requirements associated with its REIT status would allow Captec to retain and reinvest earnings in operations and permit it to finance the growth of the combined entity. The special committee recognized that eliminating the requirement to distribute substantially all REIT net income to stockholders would result in stockholders no longer receiving such distributions, which were $1.50 per share in 1998 and $1.52 per share in 1999. In making its determination, the special committee further recognized as a result of the presentations provided by J.C. Bradford and Prudential Securities that, in all likelihood, there would be a short-term decline in the public trading price of Captec common stock upon the announcement that Captec would cease to be a REIT.

     The special committee further considered that eliminating Captec's REIT status would also allow Captec to generate capital through operations and the sale of appreciated properties and loans, which is currently limited by Captec's REIT status, instead of principally relying upon the public and private debt and equity markets and prevailing market conditions to raise capital. The special committee believed that eliminating these REIT-related restrictions would allow Captec the flexibility to operate utilizing increased levels of debt capital while remaining within debt to total capital ratios for specialty commercial finance companies, as well as permit Captec to expand into other sectors of the net lease market where it is not currently conducting business and offer sophisticated new lending products. The special committee believed that this would allow Captec to capitalize on significant new business opportunities and increase stockholder value while diversifying Captec's revenue and earnings mix and provide superior value to a broader range of customers.

     In considering the foregoing, the special committee took into account that there were potential risks associated with Captec's expansion into the specialty commercial finance business, including, but not limited to, the associated risks of substantial increase in leverage following the merger, greater dependence on borrowings, and the resulting increased sensitivity to fluctuations in interest rates and dependence on securitization programs.

     The special committee also considered the terms and conditions of the merger to be beneficial. Among other terms that the special committee determined to be beneficial to Captec were: (i) that a significant amount of the consideration to be paid in the merger was in the form of an earnout that was conditioned on the combined company achieving specified financial performance targets during the next two years, and that any disputes related to the earnout would be resolved by an independent third party, (ii) that procedural safeguards and mechanisms had been included in the merger agreement providing that shares of Captec common stock beneficially owned by any officer, director or affiliate of Captec who is also an officer, director or affiliate of Financial Group and/or Advisors may not be voted on the merger proposal, and (iii) that shareholders of Financial Group and Advisors are required to indemnify Captec for significant amounts under certain circumstances. See "THE MERGER AGREEMENT." As noted above, the special committee considered the conflicts of interest of Mr. Beach, Mr. Martin and Mr. Sherard that existed in connection with the terms of the merger and the consideration to be paid to them thereunder and thereafter with respect to their ability to use their management positions to maximize the issuance of earnout shares.

     The special committee also considered the presentations by management, Prudential Securities and J.C. Bradford regarding the financial conditions, results of operations, businesses, and prospects of Captec, Financial Group and Advisors. The special committee relied on the financial analyses and presentations and opinion of J.C. Bradford and considered the various valuation analyses of Captec provided by J.C. Bradford that are summarized under "THE MERGER -- Opinion of Financial Advisor to the Special Committee."

     In evaluating the merger and determining that the merger was in the best interests of Captec and its stockholders, the special committee also considered the analysis of Captec common stock that was provided in the analyses provided by J.C. Bradford. As part of its determination, the special committee considered the historical market prices at which Captec common stock had traded, the current market price at which Captec was trading at the time it approved the transaction, and the book value and net asset value of Captec common stock.

     The special committee considered the historical trading prices of Captec common stock during the period since November 1997, which was when Captec's initial public offering occurred. The special committee noted that, throughout such period, Captec common stock has, for the most part, traded below its initial public offering per share price and that, while there had been certain periods during this approximately two-year period when its share price has increased, Captec's per share price generally had declined over such period. The special committee further noted that this decline paralleled the general decline in the per share price of other REITs in the marketplace to which Captec had been compared. The special committee also considered that, on December 17, 1999 (the business day immediately prior to the date on which the special committee approved the merger), Captec common stock was trading at $9.6875 per share. The special committee further considered that the net book value of Captec as estimated by management would be approximately $14.19 per share at December 31, 1999, and that the transaction would reduce the historical and the pro forma net book value although it did not quantify either such dilution. The special committee also was aware that the merger would be dilutive to Captec's earnings per share on an historical basis, but the special committee did not have such dilution quantified for the reasons specified below.

     In observing the foregoing factors, the special committee considered that Captec's common stock may have traded at a discount to its book value historically and currently and be undervalued for a variety of reasons, including the depressed REIT market in general, the underperformance of the net lease sector in particular, the unfavorable market environment for small capitalization companies generally, its externally advised status, and its limited access to capital.

     The special committee also considered briefly the possible liquidation of Captec's assets, but did not have a liquidation valuation performed in light of the fact that the special committee believed it was in the best interests of Captec and its stockholders that Captec continue as a going concern, and that, at the October 8, 1999 meeting of the special committee, it had been advised by J.C. Bradford and Prudential Securities that it was unlikely that Captec would receive full and fair value for many of its assets, such as its joint venture and partnership arrangements, in a liquidation of its assets over a short period and that if such a liquidation were to occur over a longer period, then Captec could be subjected to a number of market and sector risks beyond the company's control.

     The special committee also considered that Captec would incur significant additional debt as a result of the merger and assume Financial Group's obligations with regard to such debt, and that such debt would mature in the near future. The special committee further recognized that Captec would have to raise capital from another source, refinance the debt, or sell assets to produce proceeds sufficient to pay these debt obligations. The special committee was also aware that, as a result of the assumption of such debt, Captec's leverage ratios would increase from 0.47:1.00 to 0.72:1.00.

     While the special committee viewed certain of the foregoing considerations as negative factors in the context of approving the terms of the merger, the special committee was also concerned that, given the current market circumstances in which Captec was operating, Captec's market price would continue to decline further unless it implemented a significant change to its long-term strategic direction in an effort to reverse these trends and increase stockholder value over the long-term. In addition, the special committee did not quantify those factors noted above concerning the effect of the transactions on Captec's historical book value per share and historical earnings per share since it determined that the effect of the transaction on Captec's future financial position and performance was a more relevant financial measurement tool than measuring the transaction on an historical pro forma basis.

     The discussion of the information and factors considered by the special committee is not intended to be exhaustive, but includes material factors considered by the special committee. The special committee did not undertake a separate analysis of each of the factors discussed above nor did the special committee reach a separate conclusion with respect to each such factor in its determination to approve the merger and adopt the merger agreement. In view of the foregoing, and the variety of factors considered by the special committee in reaching its conclusion to approve the merger and the merger agreement, the special committee did not find it practicable, to quantify or otherwise assign relative or specific weights to the specific factors considered by the special committee in reaching its determination, and individual directors may have given differing weights to different factors. As a general matter, however, the special committee believed that the positive factors heretofore described supported its decision to approve the merger and the merger agreement and outweighed the potentially negative factors described above. The special committee is unanimous in its recommendation that Captec stockholders vote for approval of the merger agreement.

     The special committee consists of all non-management directors of Captec and its recommendation constitutes the recommendation of the Board of Directors. The special committee unanimously has determined that the merger is fair to, and in the best interests of, Captec's stockholders based on its analyses and conclusions, the negotiations with Financial Group and Advisors and on the fairness opinion of J.C. Bradford delivered to the special committee. The special committee, acting as the Board of Directors of Captec, unanimously has approved the merger agreement and recommends that Captec's stockholders vote FOR approval of the merger.

CONFLICTS OF INTEREST

     Certain directors and executive officers of Captec who participated in discussions and negotiations relating to the merger also are officers, directors and/or principal stockholders of Financial Group and Advisors and have interests in the merger that conflict with those of Captec and its stockholders. Patrick
L. Beach, the Chairman of the Board of Directors and the President and Chief Executive Officer of Captec, is a principal stockholder and the Chairman of the Board of Directors, President and Chief Executive Officer of each of Financial Group and Advisors. W. Ross Martin, a Director and the Executive Vice President and Chief Financial Officer of Captec, is a principal stockholder, Director and Senior Vice President and Chief Financial Officer of each of Financial Group and Advisors. H. Reid Sherard, Senior Vice President -- Sales &

Marketing and a Director of Captec, is a principal stockholder, Director and/or officer of each of Financial Group and Advisors.

     The following table sets forth information concerning the beneficial ownership of Captec common stock by Mr. Beach, Mr. Martin, Mr. Sherard and Captec's officers and directors as a group as of February 1, 2000 and as adjusted to give effect to the issuance of the share consideration in the merger including the earnout shares.

                                                          AS OF FEBRUARY 1, 2000    ADJUSTED FOR MERGER
                                                          ----------------------    -------------------
Mr. Beach...............................................          872,456                3,824,806
Mr. Martin..............................................          385,295                1,044,543
Mr. Sherard.............................................           71,639                  272,816
All Captec officers and directors.......................        1,439,024                5,340,946

     See "Security Ownership of Certain Beneficial Owners and Management." Pursuant to the terms of the merger agreement, the shares of Captec common stock beneficially owned by officers, directors or affiliates of both Captec and Financial Group or Advisors may not be voted on the merger proposal. See "Risk Factors -- Conflicts of Interest."

     Following the merger, Mr. Beach, Mr. Martin and Mr. Sherard and the other earnout participants will be eligible to receive the earnout shares based upon Captec's consolidated EPS in 2000 and 2001. Although in the merger agreement the earnout participants acknowledge that the Board of Directors will have complete control over the business affairs of Captec with respect to matters that could adversely affect consolidated EPS and the ability of the earnout participants to receive the earnout shares, Mr. Beach as the Chairman of the Board of Directors, President and Chief Executive Officer of Captec, Mr. Martin as a Director and the Executive Vice President and Chief Financial Officer of Captec and Mr. Sherard as a Director and the Senior Vice President -- Sales & Marketing, will have substantial influence over the management of Captec following the merger and may be subject to conflicts of interest with respect to their management activities arising from their interest in receiving the earnout shares. These conflicts could include causing Mr. Beach, Mr. Martin and Mr. Sherard to use their positions and influence to seek to maximize Captec's consolidated financial results in 2000 and 2001 to the potential detriment of Captec's longer term business interests.

     Pursuant to a December 15, 1998 engagement letter between Prudential Securities and Financial Group, Prudential Securities has provided financial advisory services to Financial Group, including the development and execution of hedging strategies and in connection with the merger. Prudential Securities acted as financial advisor to Financial Group when Financial Group's management considered and ultimately rejected acquisition proposals for Financial Group in January 1999 through April 1999. Prudential Securities also has provided financial advisory services to Captec, but not the special committee, both in connection with the merger and in exploring equity and debt financing alternatives, acquisitions, mergers, sales, the formation of joint ventures and recapitalizations since August 25, 1998. Prudential Securities Credit Corporation, an affiliate of Prudential Securities, provides Financial Group's $250.0 million warehouse credit facility, which Financial Group utilizes to finance its origination and purchase of loans pending securitization. The warehouse credit facility, upon which Financial Group is dependent in order to conduct its business, expires on June 30, 2000 and must be repaid, renegotiated or refinanced at that time. In connection with the establishment of the Financial Group warehouse credit facility, Prudential Securities Credit Corporation was issued warrants to purchase 3,011 shares of Financial Group common stock, and will receive a cash payment from Captec of $1,376,350 in consideration of the termination of its warrants upon consummation of the
merger. As of           , Mr. Beach, Mr. Martin and Mr. Bruder were indebted to
Prudential Securities in the aggregate principal amount of $1,583,400, which amounts were reloaned by Mr. Beach, Mr. Martin and Mr. Bruder to Financial Group and for which Financial Group remains indebted to them. Upon consummation of the merger, Prudential Securities will be paid a fee of $3.0 million, which is contingent upon consummation of the merger, by Captec for the financial advisory services it has rendered to Captec and Financial Group. See "Certain Transactions and Relationships -- Financial Group."

     As a result of these relationships, Prudential Securities is subject to conflicts of interest with respect to the financial advice it has provided to Captec and Financial Group. These conflicts could have caused Prudential Securities to advise management of Financial Group to propose and pursue the merger in order to generate its substantial advisory fee and payment to its affiliate in consideration of the termination of the warrants to acquire Financial Group common stock held by its affiliate. Prudential Securities also may have been more able to influence Financial Group management than a financial advisor which did not have these additional relationships with its client because of the dependence of Financial Group on the $250.0 million warehouse credit facility provided to Financial Group by Prudential Securities Credit Corporation and the substantial personal indebtedness of Messrs. Beach, Martin and Bruder to Prudential Securities. See "Risk Factors -- Conflicts of Interest."

MANAGEMENT OF CAPTEC FOLLOWING THE MERGER

     There will be no change to the Board of Directors of Captec as a result of the merger, and each Director of Captec will continue to serve in that capacity until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Following the merger, the separate corporate existence of Advisors will cease and Financial Group will be a wholly-owned subsidiary of Captec. Mr. Beach will continue to serve as the President and Chief Executive Officer of Captec. Mr. Martin will continue to serve as the Executive Vice President and Chief Financial Officer of Captec and Mr. Sherard will continue to serve as the Senior Vice President -- Sales & Marketing of Captec; Mr. Bruder will become the Senior Vice President -- General Counsel of Captec and Mr. Moir will become the Senior Vice President -- Net Lease Investments of Captec. Mr. Beach, Mr. Martin, Mr. Sherard, Mr. Bruder and Mr. Moir currently hold similar positions with Financial Group. It is anticipated that, following the merger, Mr. Beach's and Mr. Martin's employment agreements with Captec will be amended to provide for annual base salaries of $450,000 and $325,000, respectively, which are less than Mr. Beach's and Mr. Martin's current aggregate annual base salaries from Captec and Financial Group of $525,000 and $375,000, respectively. In addition, Mr. Beach's and Mr. Martin's employment agreements will be amended to change the criteria on which their annual bonuses are based from growth in funds from operations per share to growth in consolidated earnings per share. Captec will pay annual base salaries of $250,000 to Mr. Sherard; $175,000 to Mr. Bruder; and $150,000 to Mr. Moir which are the amounts of their current annual base salaries from Financial Group. Mr. Sherard currently is compensated by Financial Group and receives no salary from Captec. See "Certain Transactions and Relationships."

     Following the merger, as a result of the termination of REIT status, Captec will have the ability to generate capital for future growth through retention and reinvestment of earnings and the sale of properties and loans, rather than principally relying on access to the public and private equity and debt capital markets. Captec no longer will be required to distribute at least 95.0% of its REIT net income to stockholders. These dividends equalled $1.50 per share in 1998 and $1.52 per share in 1999. Captec's Board of Directors has announced an intended policy following the merger of paying an annual dividend of $0.44 per share. As under current circumstances, there is no assurance that Captec will be able to pay any dividend in the future, or that once implemented, any dividend policy will be maintained.

     Following the merger, Captec will be required to pay federal income taxes on its taxable income at regular corporate rates as a result of the termination of its REIT status. Upon consummation of the merger, Captec will recognize a deferred tax asset of approximately $2.88 million which Captec will be able to utilize to reduce future income tax liability.

     Captec's strategy after the merger is to focus on high-return investments in the net-lease and specialty lending sectors. The combined business will offer a broad array of products to its customers, including real estate net leases, mortgage financing, construction financing, equipment leases, equipment loans and other complementary products. Management plans to utilize the customer bases and products to further cross-selling opportunities, enter into new related lines of business and thereby diversify revenue.

     Captec intends to continue to own a substantial portfolio of net-leased real estate, including retail and restaurant properties, which will generate stable returns. Captec will seek opportunities for increased returns through funding property development through Captec's preferred developers, acquiring properties at attractive capitalization rates, selling mature assets from the existing portfolio, selling appreciated properties and dealing in credit-tenant leases. Following the merger Captec will implement a strategy of actively selling appreciated properties which it could not previously pursue effectively due to REIT restrictions. These restrictions presently restrict Captec from becoming a dealer in properties that it has owned for less than four years and from acquiring properties for sale in the ordinary course of its business by imposing a 100.0% tax on the net income of such transactions subject only to limited exceptions. Management has preliminarily identified approximately $50.0 million in appreciated properties to be offered for sale. There can be no assurance that Captec will be able to sell these, or any other of its properties which it may offer for sale, for an acceptable price or at all. While Captec intends to consider the sale of appreciated properties as part of its business plan following the merger, it also intends to continue to acquire new properties and does not consider its intention to sell appreciated properties to represent a reduction in the scope of that aspect of Captec's business.

     Following the merger, Captec will be able to expand Financial Group's existing finance business. Captec expects to originate and securitize loans and to recycle its capital by reducing its liabilities and invested equity as a result of the securitization process. These are current business practices of Financial Group that generate multiple sources of revenue, including interest income from loans held for sale, gains from selling loans through securitization, servicing revenue from servicing the securitized loans and interest income from investments in any retained interests from securitizations. Captec also expects to expand its net lease realty business into other similar financial products and markets, including, the automobile dealership and petroleum and convenience store markets.

REGULATORY APPROVAL

     Under the Hart-Scott-Rodino Antitrust Improvement Act of 1996 and the rules and regulations promulgated thereunder by the United States Federal Trade Commission, certain acquisitions of assets or voting securities may not be consummated without notification being given and certain information being furnished to the FTC and the Antitrust Division of the United States Department of Justice, and until the specified waiting period has been terminated or expired, which has occurred. Each of Captec and Financial Group has filed notification and report forms under the HSR Act with the FTC and the Justice Department. The waiting period will expire at 11:59 p.m. on the 30th calendar day following the date of filing of such notification and report forms unless the waiting period is terminated early, as requested by the parties, or unless the FTC or the Justice Department requests additional information from the parties. At any time before or after consummation of the merger and the transactions related thereto, the Justice Department or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger and the transactions contemplated thereby or seeking divestiture of substantial assets of Captec or Financial Group. At any time before or after the effective time of the merger, any state could take such action under its antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the consummation of the merger and the transactions related thereto or seeking divestiture of substantial assets of Captec or Financial Group.

     None of Captec, Acquisition, Financial Group or Advisors is aware of any other material approval or other action by any state, federal or foreign governmental agency that would be required prior to the consummation of the merger in order to effect the merger or of any license or regulatory permit that is material to the businesses of Captec or Financial Group and/or Advisors and that is likely to be adversely affected by the consummation of the merger.

REGISTRATION RIGHTS AGREEMENT

     The following description of the registration rights agreement does not purport to be complete and is qualified in its entirety by, and is subject to, the more complete and detailed information set forth in the form of registration rights agreement, which is an exhibit to the merger agreement.

     As a condition to the merger, Captec has agreed to enter into the registration rights agreement with Princap Leasing Company L.P. which is the sole preferred stockholder of Financial Group and which may require, under certain circumstances and subject to certain limitations, that Captec on one occasion register under the Securities Act any or all 721,866 shares of Captec common stock to be issued to Princap Leasing Company in consideration of the merger. This demand registration will not be deemed to have been effected until the registration statement filed in connection therewith is declared effective by the SEC. All costs of the registration, including, among other things, registration and filing fees, printing expenses, attorneys' fees, accountants' fees and other reasonable expenses, will be borne by Captec. Brokerage commissions and discounts will be borne by Princap Leasing Company.

     If Captec determines, that because of a pending material transaction, it would be materially detrimental to Captec and its stockholders to file a demand registration, Captec may defer the demand registration for not more than ninety
(90) days after receipt of such request. Captec also may defer the filing of a demand registration for an additional period of ninety (90) days after the expiration of the initial ninety (90) day period to satisfy its disclosure obligations under the Securities Act with respect to certain material transactions.

     The registration rights agreement also provides for unlimited piggy-back registration rights pursuant to which, if Captec proposes to register shares of Captec common stock under the Securities Act except for registration: (i) on Form S-8, or a successor or substantially similar form, of an employee stock option, stock purchase or compensation plan or of Captec common stock issued or issuable pursuant to any such plan; (ii) of a dividend reinvestment plan; or
(iii) on Form S-4, or a successor or substantially similar form, of shares issuable in connection with any acquisition, merger, exchange or similar transaction, Captec will, subject to certain limitations, use its best efforts to include in such registration statement all Captec common stock held by Princap Leasing Company as to which it has received a request for inclusion. Such Captec common stock will not be included to the extent that Captec's underwriters with respect to any such registration indicate that inclusion would interfere with the successful marketing of the offering.

EFFECT OF THE MERGER ON THE RIGHTS OF EXISTING STOCKHOLDERS

     The share consideration to be paid in the merger, excluding the earnout shares, consists of 2,749,505 shares of Captec common stock. Three warrant holders, including Prudential Securities Credit Corporation, will receive cash for their warrants and cash will be paid in lieu of issuing fractional shares of Captec common stock. Holders of Captec common stock are entitled to receive dividends, when, as and if declared by the Board of Directors, out of funds legally available therefore. The holders of Captec common stock, upon liquidation, dissolution or winding up of Captec, are entitled to share ratably in any assets remaining after payment in full of all liabilities of Captec and all preferences of the holders of any outstanding preferred stock. The shares of Captec common stock constituting the share consideration, including the earnout shares, will possess ordinary voting rights, each share entitling the holder thereof to one vote. Holders of Captec common stock do not have cumulative voting rights in the election of directors and do not have preemptive rights. All shares of Captec common stock now outstanding are, and all shares of Captec common stock constituting the share consideration, including the earnout shares, to be issued in consideration of the merger will be, fully paid and nonassessable. Following the merger and based on the capitalization of Captec as of February 1, 2000, Mr. Beach, Mr. Martin and Mr. Sherard in the aggregate will beneficially own approximately 28.8% of the issued and outstanding shares of Captec common stock, or approximately 34.9% of the issued and outstanding shares of Captec common stock assuming all of the earnout shares are issued and no other issuances of Captec common stock prior to the issuance of the earnout shares, in each case including options exercisable within sixty days. See "Security Ownership of Certain Beneficial Owners and Management."

ACCOUNTING TREATMENT

     The Financial Group merger will be accounted for under the purchase method of accounting. Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their fair values. Goodwill is generated to the extent that the consideration attributable to the Financial Group merger including certain acquisition and closing costs, exceed the fair value of net assets acquired. Based on the

December 31, 1999 financial position of Financial Group, the merger is expected initially to generate approximately $17.5 million of goodwill which will be amortized on a straight-line basis over 20 years. Actual goodwill arising from the Financial Group merger is based on the consideration attributable to the Financial Group merger, including the share consideration, including the earnout shares, attributable to the Financial Group merger, the cash payment to three warrant holders and certain acquisition and closing costs, and fair value of assets and liabilities of Financial Group on the closing date of the merger. No assurance can be given that the actual goodwill resulting from the Financial Group merger will not vary from the amount in the Unaudited Pro Forma Condensed Consolidated Financial Statements. See "Unaudited Pro Forma Condensed Consolidated Financial Statements."

     The Advisors merger will result in a current period expense in the amount $5,635,000 for the cost of acquiring and terminating the advisory agreement. This expense will be recognized as an operating expense on Captec's consolidated statement of operations immediately following the merger. Due to the non-recurring nature of this transaction, the foregoing expense has been excluded from the Unaudited Pro Forma Statements of Operations; however, the weighted average shares outstanding have been adjusted to reflect issuance of the shares. See "Unaudited Pro Forma Condensed Consolidated Financial Statements."

     Pursuant to its terms, the advisory agreement renews for an additional one calendar year term if not terminated by either party before October 1 of the current term. On October 1, 1999, the advisory agreement renewed through December 31, 2000. Prior to that time, the advisory agreement was terminable as of December 31, 1999 without the payment of any termination fee. Without the merger with Advisors, if Captec terminated the advisory agreement, it would be required to obtain and pay for the advisory services provided by Advisors from some other source.

                              THE MERGER AGREEMENT

     The following description summarizes the material provisions of the merger agreement. This description does not purport to be complete, is qualified in its entirety by, and is subject to, the more complete and detailed information set forth in the merger agreement.

TERMS OF THE MERGER

     The Merger.  Subject to the terms and conditions of the merger agreement:

     - Advisors will merge with and into Captec and the separate corporate existence of Advisors will cease; and

     - Acquisition will merge with and into Financial Group, and Financial Group will become a wholly-owned subsidiary of Captec and the separate corporate existence of Acquisition will cease.

Captec will continue to exist following the merger and its internal corporate affairs will continue to be governed by Delaware law. Financial Group will continue to exist following the merger, as a wholly-owned subsidiary of Captec and its internal corporate affairs will continue to be governed by Michigan law. Captec, as the sole stockholder of Financial Group, will have sole power and authority to control all aspects of the internal corporate and business affairs of Financial Group following the merger.

     Certificate of Incorporation and Bylaws. The respective certificates of incorporation and bylaws of Captec and Financial Group in effect immediately before the effective time of the merger will be the respective certificates of incorporation and the bylaws of Captec and Financial Group following consummation of the merger. An amendment will be made to Captec's certificate of incorporation solely to change the name of Captec to Captec Financial Group, Inc. if stockholders approve the merger and the name change proposal at the special meeting and the merger is consummated. See "Proposal Two -- Changing the Name of the Company."

     Conversion of Financial Group Stock and Advisors Stock. At the effective time of the merger, the common and preferred shareholders and option and warrant holders of Financial Group will receive, on

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

average, 45.71086 shares of Captec common stock for each issued and outstanding share of Financial Group common and preferred stock and option or warrant to acquire Financial Group common stock, which equals an aggregate 2,189,505 shares of Captec common stock and the Advisors stockholders will receive 560 shares of Captec common stock for each issued and outstanding share of Advisors common stock, which equals an aggregate 560,000 shares of Captec common stock. The Financial Group option holders and exchanging warrant holders will relinquish and terminate their options and/or warrants in exchange for the right to participate, or increased participation, in the share consideration, including the earnout shares. Cash will be paid in lieu of the issuance of fractional shares of Captec common stock.

     Cash Payment. In connection with the merger, Captec will make cash payments of $451,620, $1,376,350 and $676,980, respectively to the Public Institution for Social Security, Prudential Securities Credit Corporation and Abbas Al-Qattan, in consideration of the termination of their warrants to acquire Financial Group common stock. Captec Financial Corporation, a wholly owned subsidiary of Financial Group, maintains a $250.0 million warehouse credit facility with Prudential Securities Credit Corporation, an affiliate of Prudential Securities. The warrants were issued by Financial Group to Prudential Securities Credit Corporation in August 1998 in consideration of the establishment of the Financial Group warehouse credit facility. Prudential Securities has provided financial advisory services to Financial Group and Captec with respect to the merger and other matters. See "Certain Transaction and Relationships -- Financial Group."

     Distribution to Advisors Stockholders. Prior to the consummation of the merger, Advisors will distribute one-half of its available cash to the Advisors stockholders. The amount of this distribution is estimated to be $145,000 as of December 31, 1999. Mr. Beach, Mr. Martin and Mr. Sherard will receive 60.0%, 25.0% and 6.1%, respectively, of the amount of cash actually distributed to the Advisors' stockholders. See "Certain Transactions and
Relationships -- Advisors."

EARNOUT SHARES

     The earnout participants subsequently may receive the earnout shares of up to an additional 2.0 million shares of Captec common stock based upon the consolidated financial performance of Captec in 2000 and 2001. The earnout participants subsequently may receive from 200,000 shares to 1.0 million shares of Captec common stock if Captec achieves consolidated EPS in 2000 of from $1.80 to $2.00 or more. For 2000 the earnout participants will receive:

     - 200,000 shares of Captec common stock if Captec achieves consolidated EPS of at least $1.80 in 2000; and

     - 200,000 shares of Captec common stock for each additional $0.05 increment of consolidated EPS achieved in 2000 up to a maximum of 1.0 million additional shares of Captec common stock if Captec achieves consolidated EPS of at least $2.00 in 2000.

Consolidated EPS for 2000 will be calculated assuming the effective time of the merger was January 1, 2000. Any unissued earnout shares in 2000 will be added to the earnout shares eligible to be earned in 2001 as follows:

     - if consolidated EPS in 2000 is greater than, or equal to, $1.60 all unissued earnout shares will be carried over;

     - if consolidated EPS in 2000 is greater than, or equal to, $1.40 and less than $1.60, fifty percent (50.0%) of the unissued earnout shares will be carried over; and

     - if consolidated EPS in 2000 is less than $1.40, no unissued earnout shares will be carried over.

For 2001 the earnout participants will receive:

     - 111,000 shares of Captec common stock plus 11.0% of any unissued earnout shares carried over from 2000 if Captec achieves consolidated EPS of at least $2.00 in 2001; and

     - 111,000 shares of Captec common stock plus 11.0% of any unissued earnout shares carried over from 2000 for each additional $0.05 increment of consolidated EPS achieved in 2001 up to a maximum of
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

       1.0 million shares of Captec common stock, plus any unissued earnout shares carried over from 2000, if Captec achieves consolidated EPS of at least $2.40 in 2001.

     Mr. Beach, Mr. Martin and Mr. Sherard will be eligible to receive in the aggregate approximately 73.47% of any earnout shares that may be issued based upon the financial performance of Captec in 2000 and 2001 as follows:

Mr. Beach              1,056,530 shares                   52.8%
Mr. Martin               306,040 shares                   15.3%
Mr. Sherard              106,954 shares                    5.3%
Total                  1,469,524 shares                   73.4%

At the time any earnout shares are issued, the earnout participants also will receive a cash payment of 3.33% of the value of any earnout shares received for 2000 and a cash payment of 6.66% of the value of any earnout shares received for 2001 to offset partially any federal, state or local income tax liability that the recipients of the earnout shares may incur as a result of the issuance of the earnout shares.

     The calculation of consolidated EPS is subject to readjustment in the event of recapitalizations, stock splits, buybacks, issuances, dividends or similar transactions. For purposes of determining the amount, if any, of the earnout shares to be issued, consolidated EPS will be Captec's basic earnings per share calculated in accordance with GAAP, as reported on its audited financial statements filed with the SEC pursuant to the Exchange Act, subject to certain adjustments set forth in the merger agreement. Consolidated EPS will exclude:

     - any costs, expenses or adjustments resulting from the merger or the termination by Captec of its REIT status, other than customary corporate income taxes incurred after January 1, 2000;

     - any gain or loss resulting from extraordinary or nonrecurring events or any departure from Captec's prior methodology for determining accounting estimates or any change in its accounting policies; and

     - any other adjustments mutually agreed to by Captec and the earnout participants.

     In calculating consolidated EPS, the maximum pre-tax gain from the sale of assets owned by Captec prior to December 31, 1999 will be $9,771,000 for 2000 and $15,750,000 for 2001, to which will be applied the greater of Captec's effective federal income tax rate and 30.0% in the year in which such gain occurs. All of the approximately $50.0 million of appreciated properties preliminarily identified by management to be offered for sale were owned by Captec prior to December 31, 1999 and are subject to these limitations of the merger agreement. Any pre-tax gain from the sale of any of these or other properties in 2000 or 2001 will be included in the calculation of consolidated EPS for the year in which sale occurs up to the amount of the applicable limitation in the merger agreement for 2000 and 2001. As a result of the negotiation of the merger agreement, consolidated EPS excludes expenses and adjustments resulting from the merger or termination of REIT status because the special committee and Financial Group agreed that these items are not related to the day-to-day continuing operations of Financial Group and Advisors.

     If Captec: (i) sells, exchanges or otherwise disposes of any assets or liabilities, which assets or liabilities do not principally involve real estate assets or do not involve the purchase, sale, operation, financing or management of real property; (ii) purchases, exchanges or otherwise acquires any such assets or liabilities; or (iii) fundamentally and substantially changes the strategic direction of Captec from that in effect as of the date of the merger agreement, Captec, as represented by the special committee, and the earnout participants, as represented by their designated representative, will attempt to agree as to whether, and if so to what extent, the results of any such material acquisition, material disposition or fundamental change should be included in consolidated EPS. If Captec and the earnout participants' representative cannot agree as to the treatment of such results, the issue will be referred for resolution to an independent, nationally recognized accounting firm the determination of which will be conclusive and binding.

     In the merger agreement, the earnout participants acknowledge that Captec and the Board of Directors retain the power and right to control all aspects of the business and operations of Captec, including the power and right to make or not make decisions that could adversely affect the ability of the earnout participants to
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

receive earnout shares. Notwithstanding the foregoing, following the merger, Mr. Beach, Mr. Martin and Mr. Sherard, as officers and Directors of Captec, will continue to have substantial influence over the management of Captec's business and may be subject to conflicts of interest with respect to their management activities arising from their interest in receiving the earnout shares. See "Risk Factors -- Conflicts of Interest" and "Conflicts of Interest."

     If there occurs a change of control, such as the sale of more than 50.0% of the outstanding capital stock of Captec or of substantially all of Captec's consolidated assets, or other transaction that adversely impacts, or renders impossible or impracticable the calculation of, consolidated EPS, the earnout participants will receive earnout shares calculated based upon the present value of consolidated EPS assuming that, from the date of the change of control through December 31, 2001, consolidated EPS would accrue at the same average rate of per diem growth as consolidated EPS had accrued from the first day of the applicable earnout period, such as January 1, 2000 or January 1, 2001 through the date of the change of control.

INDEMNIFICATION

     Each of the Financial Group common stockholders, the Financial Group option holders and the Advisors stockholders have agreed, severally, but not jointly, and based upon each such person's pro rata interest set forth in the merger agreement, to indemnify and hold harmless Captec, its officers, directors, affiliates and their respective successors and permitted assigns, from any and all demands, claims, actions, losses, damages, liabilities and expenses, including reasonable attorneys' fees and disbursements related thereto based upon, arising out of, or otherwise resulting from any material inaccuracy in any representation, or any material breach of any warranty by either Financial Group or Advisors, in the merger agreement or in any agreement or instrument delivered in connection therewith and any nonfulfillment of any material covenant or agreement of Financial Group or Advisors contained in the merger agreement or in any agreement delivered in connection therewith by either Financial Group or Advisors. Any claim for indemnification by Captec must be made no later than the earlier of fifteen months after the effective time of the merger or twenty business days following receipt by Captec of its audited financial statements for the fiscal year ending December 31, 2000, except for indemnification under the representations and warranties of Financial Group and Advisors with respect to certain tax matters, which must be made no later than three months after the expiration of the longest statute of limitations applicable to any claim against Captec arising out of such tax matters.

     The merger agreement limits the maximum aggregate loss which Captec may recover from the indemnifying parties, other than the Advisors stockholders, to 70.0% of the fair market value of the share consideration, excluding earnout shares, issued to them as of the effective time of the merger or the date the claim for indemnification is made, whichever is less, and from the Advisors stockholders to 100.0% of the fair market value of the share consideration issued to them as of the effective time of the merger or the date the claim for indemnification is made, whichever is less. Captec may not assert any claim for indemnification of loss until aggregate loss exceeds $500,000, at which time Captec may assert indemnification claims for aggregate loss in excess of $500,000 subject to further reduction by the amount of any insurance proceeds received by Captec to the extent that such proceeds are attributable to acts or omissions giving rise to the indemnification claim.

     Captec's right to indemnification includes the right, but not the obligation, to deduct the amount of any indemnifiable loss, determined in accordance with procedures set forth in the merger agreement, from any earnout shares which either have been earned but are unissued or are earned in the future by the indemnifying parties. In the event Captec chooses to exercise this right of set-off with respect to an indemnifiable claim, the amount of any indemnifiable loss to Captec will be subtracted from the aggregate dollar value of the Captec common stock which otherwise would be issuable as earnout shares based on the average sale price of the Captec common stock for the twenty business days immediately proceeding the date of such deduction utilizing the last reported sales price of the Captec common stock on Nasdaq.

     The indemnifying parties have the right, but not the obligation, to satisfy any obligation to indemnify Captec for loss with shares of Captec common stock to be valued based upon the mutual agreement of Captec and the earnout participants' representative, provided that at the time any such election is made, Captec has

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

received the favorable opinion of its legal counsel that all statutory and other legal requirements for it to accept shares of Captec common stock in satisfaction of its indemnification claim are satisfied. If no such agreement with respect to valuation is reached between Captec and the earnout participants' representative, the indemnifying parties will be required to pay cash.

     Captec has agreed to indemnify, defend and hold harmless the stockholders, optionholders and warrant holders of Financial Group and Advisors and their respective officers, directors and affiliates from and against any and all loss based upon, arising out of or otherwise resulting from any material inaccuracy in any representation or any material breach of any warranty by Captec or Acquisition in the merger agreement or any agreement delivered in connection therewith and the nonfulfillment of any material covenant or agreement of Captec or Acquisition contained in the merger agreement or any agreement delivered in connection therewith. Any indemnification claim by such parties must be made no later than the earlier of fifteen months after the effective time of the merger or twenty business days following the delivery to Captec of its audited financial statements for the fiscal year ending December 31, 2000. The merger agreement limits the maximum aggregate loss which such parties may recover from Captec to $1.0 million subject to further reduction by the amount of the proceeds of any insurance policies received by the indemnifying parties to the extent that such proceeds are attributable to the acts or omissions giving rise to the indemnification claim.

     Captec has agreed that for a period of two years after the effective time of the merger, it will continue to maintain directors' and officers' liability insurance comparable to that maintained by Financial Group and Advisors prior to the merger subject to certain limitations with respect to the cost of such insurance.

     Captec and the indemnifying parties have agreed that their respective rights of indemnification pursuant to the merger agreement shall be their respective sole and exclusive remedy under the merger agreement with respect to the recovery of loss.

EFFECTIVE TIME OF THE MERGER

     Promptly following the satisfaction or waiver, where permissible of the conditions to the merger, the merger will be consummated and become effective on the date and at the time certificates of merger are filed with the Secretary of State of Delaware with respect to the Advisors merger, and the Administrator of the Michigan Department of Consumer and Industry Services, Corporations, Securities and Land Development Bureau, with respect to the Financial Group merger, or at such later time, not later than five business days thereafter, as may be specified in the certificates of merger. See "The Merger
Agreement -- Conditions to Consummation of the Merger."

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

REPRESENTATIONS AND WARRANTIES

     Representations and Warranties of Financial Group and Advisors. The merger agreement includes representations and warranties of Financial Group and Advisors as to, among other things:

     - the corporate organization, good standing and corporate power and authority of each of Financial Group and Advisors to conduct its business and enter into and perform the merger agreement and the transactions contemplated thereby;

     - the due authorization of the merger agreement and the transactions contemplated thereby by the respective Boards of Directors of Financial Group and Advisors, and the Advisors stockholders, and the enforceability of the merger agreement;

     - the capitalization of Financial Group and Advisors, the validity of the Financial Group common stock, the Financial Group preferred stock and the Advisors stock, and the absence of any undisclosed options, warrants or other rights to acquire the capital stock of Financial Group or Advisors;

     - the absence of any undisclosed pending or threatened material litigation and certain defaults by Financial Group or Advisors or unsatisfied judgments against Financial Group or Advisors;

     - the completeness and accuracy of the disclosure concerning the compensation of officers, directors and employees of Financial Group and Advisors;

     - Financial Group and Advisors' liabilities under, and compliance with, applicable laws and regulations;

     - the payment or the creation of reserves for all taxes, the filing of all required tax returns and the absence of any ongoing tax audits or investigation;

     - the fair presentation, in all material respects, of Financial Group's and Advisors' respective financial positions, the compliance with GAAP of the financial statements of Financial Group and Advisors and the accuracy, in all material respects, of the books of account and other financial records of Financial Group and Advisors;

     - the completeness and accuracy of the disclosure concerning material contracts, leases, agreements or understandings of Financial Group and Advisors, and the absence of any material breach or default with respect to any material agreement to which Financial Group or Advisors is a party;

     - the absence of any undisclosed transactions with affiliates;

     - the validity and enforceability of all loans held, serviced or sold by Financial Group and the compliance by Financial Group with all applicable legal and contractual requirements concerning or relating to all such loans or securitization transactions; and

     - the accuracy of information concerning Financial Group or Advisors supplied by Financial Group or Advisors for use in this proxy statement.

     Representations and Warranties of Captec and Acquisition. The merger agreement includes representations and warranties of Captec and Acquisition as to, among other things:

     - the corporate organization, good standing and corporate power and authority of each of Captec and Acquisition to carry on its business and enter into and perform the merger agreement and the registration rights agreement;

     - the due authorization and approval of the merger agreement and the registration rights agreement and the transactions contemplated thereby by the Board of Directors of Acquisition and Captec and the enforceability of the merger agreement and the registration rights agreement subject to approval by Captec's stockholders;

     - the capitalization of Captec and Acquisition, the validity of Captec common stock and the absence of any undisclosed options, warrants or other similar rights with respect to the Captec common stock;

     - the validity of the Captec common stock to be issued as share consideration, including the earnout shares;

     - the fair presentation, in all material respects, of Captec's financial condition and results of operations, and the compliance with GAAP in the financial statements of Captec, and the completeness and accuracy, in all material respects, of the books and records of Captec and Acquisition;

     - the timely filing of all SEC reports, proxy statements or other documents required to be filed by Captec with the SEC since November 1, 1997 and the material conformity of all such documents to the requirements of the Exchange Act and the rules and regulations promulgated thereunder;

     - the absence of any undisclosed pending or threatened material litigation against Captec or Acquisition or unsatisfied judgments against, and of material defaults by, Captec; and

     - the accuracy in all material respects of this proxy statement, except for the information provided by Financial Group or Advisors and the conformity of the proxy statement to the requirements of the Exchange Act and the rules promulgated thereunder.

COVENANTS

     The merger agreement contains covenants including the following:

     Business of Financial Group and Advisors Pending the Merger. Each of Financial Group and Advisors have agreed, except as contemplated by the merger agreement, from the date of the merger agreement to the effective time of the merger:

     - not to take any action that adversely affects the ability of Financial Group or Advisors to pursue its business in the ordinary course;

     - to seek to preserve intact its current business organization;

     - to keep available the service of its current officers and employees;

     - to use reasonable commercial efforts to preserve its relationships with customers, suppliers and others having business dealings with it; and

     - to use reasonable efforts to encourage their officers and employees to become employees of Captec.

     Financial Group and Advisors also have agreed that before the effective time of the merger, except as expressly permitted by the merger agreement or by Captec or the special committee, they will not, among other things:

     - issue, deliver, sell, pledge or encumber any shares of capital stock or other securities convertible into, or exchangeable for, any shares of capital stock or any other securities in lieu thereof or in substitution therefor;

     - redeem or acquire any outstanding securities;

     - split, combine or reclassify any shares of capital stock or make any payment, distribution or dividend to any stockholder;

     - grant any increase in the compensation of any director, officer or employee;

     - adopt a plan of merger, consolidation, reorganization, recapitalization, complete or partial liquidation or dissolution;

     - make any acquisition, by means of merger, consolidation or otherwise;

     - amend their respective certificates or articles of incorporation or bylaws;

     - incur or guaranty any indebtedness or refinance or restructure existing indebtedness;

     - engage in any business materially different from the business in which they currently are engaged;

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

     - enter into any agreement providing for acceleration of payment or performance or other consequences as a result of a change of control of Financial Group or Advisors;

     - enter into an agreement to purchase goods or services over a period greater than 12 months which is not cancelable without penalty on 30 or fewer days notice, other than in the ordinary course of business;

     - forgive or convert any indebtedness;

     - authorize or enter into any agreement providing for management services to be provided by Financial Group or Advisors to any third party or an increase in management fees payable to either of them under existing agreements;

     - mortgage, pledge, encumber, sell, lease or transfer any material assets;

     - make any changes in loan underwriting or credit scoring policies;

     - foreclose upon or otherwise take title to or possession or control of real property without first obtaining a phase one environmental assessment or environmental liability insurance;

     - enter into, modify or extend any agreement, contract or commitment, excluding loans or securities, involving an expenditure in excess of $50,000 in the aggregate;

     - acquire or invest in securities not backed by the full faith and credit of the United States or an agency thereof, enter into, modify, amend or extend any contract for the sale of financial or other futures, cash, securities, commodities, interest rate swaps or other hedging transactions except in the ordinary course of business; or

     - perform any act or omit to take any action that would make any of the representations in the merger agreement inaccurate or materially misleading as of the effective time of the merger or materially impede or delay the merger.

     Approval of the Merger. Captec has agreed to take steps necessary to arrange for the special meeting of Captec's stockholders at which time the stockholders will have an opportunity to vote upon the merger agreement. Subject to its fiduciary duties to stockholders, Captec has agreed to take all lawful action to solicit and use reasonable efforts to obtain stockholder approval of the merger.

     Cooperation. The parties to the merger agreement have agreed to cooperate in their respective investigations with respect to the merger and use their reasonable commercial effects to take all actions necessary to consummate the merger including obtaining all necessary governmental and other consents.

     Management Fee. Captec will pay Advisors all amounts due it pursuant to the advisory agreement as of the effective time of the merger and which is estimated to be approximately $350,000. See "Certain Transactions and Relationships -- Advisors."

CONDITIONS TO CONSUMMATION OF THE MERGER

     Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of Captec, Acquisition, Financial Group and Advisors to consummate the merger are subject to specific conditions, including the following:

     - the merger agreement will have been duly approved by the holders of the Captec common stock;

     - there will not be in effect any judgment, writ, order, injunction or decree of any court or governmental body enjoining or otherwise preventing consummation of the transactions contemplated by the merger agreement nor will there be pending or threatened any suit, action or proceeding seeking to restrain or restrict the consummation of the merger or seeking damages in connection therewith which, in the reasonable judgment of either Captec or Financial Group or Advisors, could have a material adverse effect on Captec, Acquisition, Financial Group or Advisors or the ability of any of them to perform their respective obligations under the merger agreement;

     - the receipt of any material third-party consents; and
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

     - the termination or expiration of the waiting period under the HSR Act, which has occurred.

The consent of Captec, Acquisition, Financial Group and Advisors is required to waive any of the foregoing conditions.

     Conditions to the Obligations of Captec and Acquisition. In addition to the foregoing conditions, the obligation of Captec and Acquisition to effect the merger also is subject to satisfaction or waiver of the following conditions:

     - the accuracy and completeness in all material respects of the representations and warranties of Financial Group and Advisors in the merger agreement;

     - the performance by Financial Group and Advisors in all material respects of their respective obligations under the merger agreement which are required to be performed on or prior to the closing date of the merger;

     - since March 31, 1999, there will not have occurred or have been threatened any material adverse change in the business, properties, operations or condition of Financial Group or Advisors;

     - the certification as of the effective time of the merger by the President or Senior Vice President of each of Financial Group and Advisors that the respective boards of directors of Financial Group and Advisors, and the stockholders of Advisors, have authorized and approved the execution, delivery and performance of the merger agreement and that all such authorizations and approvals remain in full force and effect;

     - that J.C. Bradford has not withdrawn, modified or revoked its fairness opinion; and

     - the Board of Directors shall have determined that the merger and the merger agreement are fair and in the best interests of Captec.

The consent of Captec and Acquisition is required to waive any of the foregoing conditions.

     Conditions to the Obligations of Financial Group and Advisors. In addition to the foregoing conditions, the obligation of Financial Group and Advisors to effect the merger also is subject to satisfaction or waiver of the following conditions:

     - the accuracy and completeness in all material respects of the representations and warranties of Captec and Acquisition in the merger agreement;

     - the performance by Captec and Acquisition in all material respects of their respective obligations under the merger agreement which are required to be performed at or prior to the closing date of the merger;

     - the certification as of the effective time of the merger by the President or any Vice President of each of Captec and Acquisition that the respective boards of directors of Captec and Acquisition, and Captec as the sole stockholder of Acquisition, have authorized and approved the execution, delivery and performance of the merger and the merger agreement and that all such authorizations and approvals remain in full force and effect; and

     - execution and delivery of the registration rights agreement by Captec and Princap Leasing Company.

The consent of Financial Group and Advisors is required to waive any of the foregoing conditions.

AMENDMENT; WAIVER; TERMINATION

     Amendment. The merger agreement may be amended at any time by written agreement of Captec, Acquisition, Financial Group or Advisors prior to the effective time of the merger. An amendment to the merger agreement subsequent to adoption by the stockholders of Captec may not alter or change: (1) the amount or kind of the share consideration, including the earnout shares; (2) any term of Captec's certificate of incorporation; or (3) any of the terms and conditions of the merger agreement if such alteration or change would adversely affect Captec's stockholders. The registration rights agreement will be subject to amendment only by the mutual agreement of Captec and Princap Leasing Company.

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

     Waiver. Any party to the merger agreement may extend the time for the performance of any of the obligations or other acts of any other party thereto, or waive compliance with any of the agreements or any condition to the obligations thereunder of any other party thereto, to the extent that such obligations, agreements and conditions are intended for its benefit. Captec does not intend to resolicit stockholder approval in the event that, either before or after receipt of stockholder approval, the time for performance is extended or compliance with any condition or obligation is waived, because Captec does not believe that any such extension or waiver would have a material consequence on the stockholders that would require resolicitation of stockholder approval. As a result, the merger could be consummated without a resolicitation of stockholder approval in the event that any of the agreements or conditions to the obligations of the parties under the merger agreement are waived. Stockholders should consider this possibility in evaluating the importance of the various agreements and conditions obtained in the merger agreement prior to voting on the merger.

     Termination. The merger may be abandoned and the merger agreement may be terminated

     - prior to the effective time of the merger, before or after approval by the stockholders of Financial Group, Advisors or Captec, either by the mutual written consent of Captec, Acquisition, Financial Group and Advisors;

     - by any party if any condition precedent to the obligations of that party in the merger agreement is not satisfied or waived by that party provided that party is not then in breach of any material representation or warranty or in default in any material respect in observance or in the timely performance of any of its covenants or agreements contained in the merger agreement;

     - by any party if there shall be in effect any permanent injunction or action preventing the consummation of the merger which has become final and nonappealable;

     - if the effective time of the merger shall not have occurred on or before June 30, 2000;

     - by Captec or Acquisition if the merger and the merger agreement is not approved and adopted by the stockholders of Captec;

     - by Financial Group or Advisors if the Board of Directors of Captec withdraws, modifies or changes its recommendation with respect to the merger or the merger agreement in a manner adverse to Financial Group or Advisors; and

     - by Captec if the board of directors or stockholders of Financial Group or Advisors withdraws, modifies or changes its recommendation with respect to the merger or the merger agreement in a manner adverse to Captec or any person shall have acquired beneficial ownership of any "group," as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder other than the current stockholders of Financial Group and Advisors.

     At the time of the execution of the merger agreement, it was, and remains, Captec's intention to terminate its REIT election as of January 1, 2000 by the filing of a voluntary notification of termination with the Internal Revenue Service. March 30, 2000 was the last day on which such a notification could be filed for calendar year 2000. If the merger is approved, Captec will terminate its REIT status as of January 1, 2000 as a result of the implementation of its business plan following the merger which will cause it to fail to qualify as a REIT for 2000. Upon termination of the merger agreement pursuant to its terms if none of Captec, Acquisition, Financial Group or Advisors is in breach of any material provision of the merger agreement, the merger agreement shall become void and no longer be of any force and effect and there shall be no liability of any party or its respective directors, officers or stockholders to any other party to the merger agreement. If any of Captec, Acquisition, Financial Group or Advisors is in breach of any material provisions of the merger agreement and such breach causes the terminating party to terminate the merger agreement, or to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in the merger agreement, the nonbreaching party or parties will retain all legal and equitable rights and remedies against the breaching party.

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RESALE OF SHARES OF COMMON STOCK ISSUED IN THE MERGER

     The shares of Captec common stock to be issued pursuant to the merger agreement will not be registered under the Securities Act unless the shares of Captec common stock issued to the preferred stockholder subsequently are registered pursuant to the registration rights agreement and will not be publicly tradable under the Securities Act. Such shares must be held indefinitely unless: (1) the distribution thereof is registered under the Securities Act; (2) such shares are sold in compliance with Rule 144 under the Securities Act; or (3) some other exemption from registration is available. See "The Merger -- Registration Rights."

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     The representations and warranties of the parties contained in the merger agreement or in any certificate or other document or instrument delivered pursuant thereto or in connection therewith shall not survive the closing date of the merger, but any claim with respect thereto shall survive for the earlier of fifteen months following the effective time of the merger or twenty business days following the delivery to Captec of its audited financial statements for the fiscal year ending December 31, 2000, except for indemnification claims by Captec arising from certain tax matters which shall survive for three months following the expiration of the longest statute of limitations applicable to any claim against Captec arising out of such tax matters. The covenants and agreements of the merger agreement shall not survive the closing date of the merger, except where such covenants and agreements by their terms contemplate performance after the effective time of the merger. Any covenant, agreement, representation or warranty which is the basis for an indemnification claim shall survive the time at which it would otherwise terminate pursuant to the merger agreement if written notice of the inaccuracy or breach shall have been given to the party against which such indemnification claim may be sought prior to the expiration of such time period. If any governmental authority asserts a deficiency or other tax matter which could result in a claim for indemnification, Captec may give notice of the breach of such representation, warranty, covenant or agreement of Financial Group or Advisors specifying the amount of loss asserted including applicable interest and penalties, notwithstanding Captec's intent to dispute such claim, and the amount of such claim shall be the amount of any settlement or adjudicated damages. See "The Merger Agreement -- Indemnification."

EXPENSES AND FEES

     Unless expressly provided for in the merger agreement, each party will bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries, incurred in connection with the merger agreement and the transactions contemplated thereby. Captec will bear all expenses arising out of or incurred in connection with the preparation of this proxy statement and the special meeting, including all related printing, mailing, solicitation, legal, accounting and other fees and expenses. Captec will pay to Prudential Securities a fee of $3.0 million for the financial advisory services it has rendered to Financial Group under an engagement letter dated December 15, 1998 and for financial advisory services provided by Prudential Securities to Captec, including exploring equity and debt financing alternatives, acquisitions, mergers, sales, the formation of joint ventures and recapitalizations pursuant to an engagement letter dated August 25, 1998 between Prudential Securities and Captec.

     The total fee payable to Prudential Securities was reduced from the amounts owed pursuant to the engagement letters referred to above as a result of negotiations among Captec, Financial Group and Prudential Securities and is contingent on consummation of the merger. At the time these engagement letters were executed, the merger was not contemplated. See "Certain Transactions and Relationships."

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                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following discussion summarizes material federal income tax considerations from the merger to Captec and its stockholders. This discussion does not address the tax consequences to Financial Group, Advisors or their respective stockholders arising from the merger. This discussion is general in nature and is not tax advice. No representations are made as to state, local or foreign tax consequences to Captec or any stockholder of Captec resulting from the merger.

TAX TREATMENT OF THE MERGER

     Captec intends to treat the Advisors merger as a tax-free reorganization under section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended and to treat the Financial Group merger as a tax-free reorganization under section 368(a)(2)(E) of the Internal Revenue Code. To qualify as a tax-free reorganization, a transaction must meet the technical specifications of the Internal Revenue Code, have the requisite business purpose and satisfy continuity of interest and continuity of business enterprise tests described in the regulations under section 368 of the Internal Revenue Code, which Captec believes will be satisfied. Captec will not seek a ruling from the Internal Revenue Service or an opinion from counsel on the tax consequences of the merger.

     Under section 368(a)(1)(A) of the Internal Revenue Code, a reorganization includes a statutory merger or consolidation effected pursuant to the corporate laws of a state. The Advisors merger will be consummated in accordance with Delaware law and the Advisors stockholders will receive Captec common stock and cash in lieu of fractional shares.

     Section 368(a)(2)(E) of the Internal Revenue Code provides that a reorganization includes a statutory merger otherwise qualifying under section 368(a)(1)(A), provided the stockholders of the surviving corporation exchange stock for voting stock of the corporation which before the merger was in control of the merged corporation. The stock so surrendered must constitute at least 80.0% of the total combined voting power of all classes of stock entitled to vote and at least 80.0% of the total number of shares of all other classes of stock of the surviving corporation. The Financial Group merger will be consummated in accordance with the Michigan Business Corporation Act, Financial Group will be the surviving corporation, and its stockholders will surrender the requisite amount of Financial Group stock for shares of Captec common stock. The IRS has issued guidelines for favorable rulings with respect to reorganizations that include contingent-stock provisions such as the earnout shares. Captec believes the Financial Group merger substantially complies with those guidelines but will not seek a ruling from the IRS.

     Based upon its intention to treat the merger as a tax-free reorganization, Captec's tax basis in the Financial Group stock will be the aggregate tax basis of the Financial Group stockholders in the Financial Group stock plus Captec's nominal basis in the common stock of Acquisition; and Captec's tax basis in the assets of Advisors will be the tax basis of Advisors in its assets, in each case as of the effective time of the merger.

     If the Financial Group merger fails to qualify as a tax-free reorganization, it will be treated as a taxable sale of the Financial Group stock to Captec. Captec would not directly or indirectly recognize gain or loss as a result of the failure of the Financial Group merger to qualify as a tax-free reorganization and Captec's tax basis in the Financial Group stock would be the fair market value of the share consideration, including the earnout shares, issued in consideration of the Financial Group merger for the Financial Group stock, cash paid in consideration of the termination of certain warrants and Captec's costs incurred in connection with the Financial Group merger. If the Advisors merger fails to qualify as a tax-free reorganization, it will be treated as a taxable sale of Advisors' assets to Captec. Captec would not directly or indirectly recognize gain or loss as a result of the failure of the Advisors merger to qualify as a tax-free reorganization and Captec's tax basis in the assets of Advisors would be the fair market value of the share consideration issued in consideration of the Advisors merger and Captec's costs incurred in connection with the Advisors merger.

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

     Termination of REIT Status. As a result of the merger and Captec's plan to exploit business opportunities currently unavailable to it as a REIT, Captec will be operated so that it no longer will qualify as a REIT under the Internal Revenue Code effective January 1, 2000. Upon termination of its REIT status, Captec will be treated as a corporation for federal, state, and local income tax purposes and will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Termination of Captec's REIT election also will eliminate the requirement that Captec distribute substantially all of its REIT net income to stockholders in order to retain REIT status and will reduce the cash available for distribution by Captec to its stockholders. Upon termination of its REIT election, Captec will be under no legal, contractual or other obligation to make distributions to stockholders and any future distributions will be at the sole discretion of the Board of Directors subject only to the requirements of Delaware law with respect to dividends. Future distributions to stockholders by Captec , if any, will not be deductible by Captec and will be subject to corporate tax at regular corporate rates. Any distributions to stockholders will be taxable to stockholders as ordinary income to the extent of current and accumulated earnings and profits. Subject to certain limitations of the Internal Revenue Code, stockholders may be eligible for a dividends received deduction with respect to any distributions received.

     In the absence of certain relief, Captec will not be able to re-elect REIT classification for the four years following termination of its REIT election and would be subject to taxation on its built-in gains upon any re-election of REIT status. Under the built-in gain rules described in I.R.S. Notice 88-19, a REIT is subject to corporate tax if it disposes of any assets acquired from a C-corporation in a carry-over basis transaction, including the qualification of a C-corporation as a REIT during the 10-year recognition period beginning on the date of the transaction. These taxes are imposed at the maximum regular corporate rate (currently 35 percent) on the lesser of: (1) any gain recognized during the recognition period on the distribution of such asset, or (2) the built-in gain in such asset, such as the excess of the fair market value of such asset over the corporation's adjusted basis in such asset, as of the beginning of such recognition period.

                                  PROPOSAL TWO

                  CHANGING THE NAME OF CAPTEC NET LEASE REALTY

     The Board of Directors has determined that, if the merger proposal is approved, it would be in the best interests of Captec to amend Article I of its certificate of incorporation to change Captec's name to "Captec Financial Group, Inc." in order to reflect the diversification of Captec into a full-service, specialty commercial finance company as a result of the merger. Upon implementation of the name change proposal, Financial Group's name will be changed to "CFG, Inc." The name change proposal is conditioned upon consummation of the merger and if the merger is not consummated for any reason, the certificate of incorporation will not be amended and Captec's name will not be changed.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

     The following is a description of certain transactions and relationships between Captec and its affiliates and Financial Group and Advisors and their respective affiliates. Because these transactions are among affiliates there can be no assurance they are on terms as favorable as could have been obtained through negotiations between unaffiliated parties.

CAPTEC NET LEASE REALTY

     Financial Group was indebted to Captec in the principal amount of $9,719,798 as of December 31, 1999 pursuant to a master revolving note collateralized in part by a senior interest in a portfolio of loans under an assignment of contracts with Financial Group and in part by a subordinate interest in a portfolio of loans owned by Captec Financial Corporation, a wholly-owned subsidiary of Financial Group, under an assignment of contracts with Financial Group. This master note bears interest at the annual rate of 10.0% and is payable on demand. The outstanding principal balance of this master note at the time of Captec's initial public offering in November 1997 was approximately $21,247,000. Financial Group will be a wholly-owned subsidiary of

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

Captec following the merger and the master note will be eliminated upon consolidation of Financial Group. See "Unaudited Pro Forma Condensed Consolidated Financial Statements."

     Financial Group was indebted to Captec in the principal amount of $1,658,477 as of December 31, 1999 pursuant to a promissory note collateralized by a subordinate class certificate issued by an affiliate of Financial Group that bears interest at the annual rate of 15.70% and is payable on demand. The outstanding principal balance of this note at the time of Captec's public offering was $1,919,000.

     In August 1998, Captec purchased from Mr. Beach and wholly-owned subsidiaries of Financial Group 100.0% of the general partnership interests in Captec Franchise Capital Partners L.P. III and Captec Franchise Capital Partners L.P. IV for approximately $4.4 million in the aggregate in transactions that were approved by the Board of Directors of Captec and by the limited partners of each limited partnership and disclosed by Captec as part of its future plans in the prospectus for its public offering in November 1997. These general partnership interests entitle Captec to receive 1.0% of each limited partnership's net income, net loss and cash distributions and 10.0% of net sale or refinancing proceeds.

     Captec is a party to the advisory agreement pursuant to which Advisors provides to Captec management, investment and financial advisory services pertaining primarily to the acquisition and development of properties. See "Certain Transactions and Relationships -- Advisors."

     Mr. Beach and Mr. Martin have executed employment agreements with Captec, each dated October 15, 1997, pursuant to which they receive base annual salaries of $175,000 and $125,000, respectively, health and life insurance and certain other benefits. Each employment agreement provides for an initial three-year term that is automatically extended for an additional year at the end of each year, subject to the right of either party to terminate at the end of the then-applicable term by giving written notice of termination on or before November 30 of any year. Pursuant to their employment agreements, Mr. Beach and Mr. Martin have been granted options to purchase 400,000 and 200,000 shares of Captec common stock, respectively, through November 12, 2007 at an exercise price of $18.00 per share. The employment agreements each currently entitle Mr. Beach and Mr. Martin to an annual bonus on a sliding scale of from 10.0% to 100.0% of annual base salary, contingent and based upon, the percentage increase in FFO per share in any calendar year from the prior calendar year. Mr. Beach and Mr. Martin earned bonuses of $43,750 and $31,250, respectively, for 1999. Mr. Sherard does not have an employment agreement with Captec and currently receives no salary from Captec.

     Following the merger, Mr. Bruder will become the Senior Vice President -- General Counsel of Captec and Mr. Moir will become the Senior Vice President -- Net Lease Investments of Captec which are positions similar to those currently held by each of them with Financial Group. Captec will pay annual base salaries of $175,000 to Mr. Bruder and $150,000 to Mr. Moir, which are the amounts of their current respective annual base salaries from Financial Group. Following the merger, Captec will pay an annual base salary of $250,000 to Mr. Sherard who currently receives no salary from Captec and which is the amount of his current annual base salary from Financial Group.

     Mr. Beach and Captec are stockholders of Family Realty, Inc. and Family Realty II, Inc., affiliates of Captec, which were formed in 1998 and 1999, respectively. These entities invest in net-leased, entertainment-based retail properties. Mr. Beach owns all of the voting stock, and Captec owns 60.0% of the non-voting common stock of each of Family Realty and Family Realty II. Mr. Al-Qattan, who will receive a payment of $676,980 from Captec upon consummation of the merger in consideration of the termination of his warrants to purchase
$            shares of Financial Group common stock, owns the remaining 40.0% of the non-voting common stock of each of Family Realty and Family Realty II. During 1999, Captec received total asset management fees of approximately $491,000 from Family Reality. The Public Institution for Social Security, which will receive a cash payment of $451,620 upon consummation of the merger in consideration of the termination of its warrants to purchase shares of Financial Group common stock, has provided $30.0 million of equity capital and subordinated debt financing to each of Family Realty and Family Realty II. The Public Institution for Social Security invested $1.0 million in the preferred stock of each of Family Realty and Family Realty II, which accrues an annual dividend of 7.5% prior to the investment of such amount in triple-net base properties and of 14.0% thereafter. The Public Institution for Social Security also has loaned to each of Family
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

Realty and Family Realty II $29.0 million which accrues interest at the annual rate of 7.5% prior to the investment of the loan in triple-net based properties and at the annual rate of 14.0% thereafter. The loan to Family Realty matures on December 31, 2003 and the loan to Family Realty II matures on December 31, 2004.

     Albert T. Adams, a Director of Captec and the chairman of the special committee, is a partner of Baker & Hostetler LLP, which Captec currently retains as its general counsel. During 1999, Captec paid fees of approximately $19,000 to Baker & Hostetler LLP for legal services rendered. Baker & Hostetler LLP also serves as counsel to Financial Group and was paid fees of approximately $293,000 by Financial Group in 1999.

     Creed L. Ford, III, a Director and a member of the special committee, is the Chief Executive Officer of Kona Restaurant Group, which is the lessee from Captec of five properties on which it operates Johnny Carino's Italian Kitchen and Kona Steakhouse restaurants. Total rental payments to Captec from these properties was approximately $525,000 in 1998 and approximately $877,000 in 1999.

     On January 14, 1999, Captec granted ten-year options to purchase Captec common stock at $12.97 per share as follows: Mr. Beach -- 60,000 shares; Mr. Martin -- 30,000 shares; Mr. Sherard -- 15,000 shares; Ronald Max, Vice President and Chief Investment Officer -- 15,000 shares; and each of Mr. Adams, Mr. Chadwick, Mr. Ford, Mr. Howley, Mr. Krul and Mr. Peters -- 5,000 shares. Options granted to Mr. Beach, Mr. Martin, Mr. Sherard and Mr. Max vest ratably on January 14 of each of 2000, 2001 and 2002. Options granted to Mr. Adams, Mr. Chadwick, Mr. Ford, Mr. Howley, Mr. Krul and Mr. Peters vest ratably on January 14 of each of 2000 and 2001.

FINANCIAL GROUP

     At December 31, 1999, Mr. Beach was indebted to Financial Group in the aggregate principal amount of $583,150 pursuant to promissory notes which bear interest at the annual rate of 8.0%, with principal and interest payable in annual installments over three to seven years, and which notes will remain outstanding after the merger. The balances due under these notes represent the accumulation of amounts advanced to Mr. Beach from time to time. At December 31, 1999, Financial Group was indebted to Mr. Beach in the aggregate amount of $448,333 for accrued interest and compensation, which Mr. Beach and Financial Group have agreed may be offset against the promissory notes at the election of Financial Group. In addition, at December 31, 1999, Financial Group was indebted to Mr. Beach in the aggregate principal amount of $1,016,400 pursuant to a promissory note which is one of a group of promissory notes under which Financial Group is indebted to certain of its officers, as further described below.

     In July 1998, wholly-owned subsidiaries of Financial Group and Mr. Beach sold to Captec in the aggregate 100.0% of the general partnership interests in Captec Franchise Capital Partners L.P. III and Captec Franchise Capital Partners L.P. IV for approximately $4.4 million in the aggregate in transactions that were approved by the Board of Directors of Captec and the limited partners of each of their partnerships and disclosed by Captec as part of its future plans in the prospectus for the public offering in November 1997. These general partnership interests entitle Captec to receive 1.0% of net income, net loss and cash distributions from those partnerships and 10.0% of net sale or refinancing proceeds.

     In December 1998, Financial Group sold 99,273 shares of Captec common stock to Family Realty at fair market value and realized a gain of approximately $1,352,000. Mr. Beach, who owns 100.0% of the voting stock of Family Realty, may be deemed to beneficially own these 99,273 shares of Captec common stock. See "Security Ownership of Certain Beneficial Owners and Management."

     Captec Financial Corporation, a wholly owned subsidiary of Financial Group, maintains a $250.0 million warehouse credit facility with Prudential Securities Credit Corporation, an affiliate of Prudential Securities, which is used for short-term warehouse financing of investments in mortgage loans, business enterprise loans and equipment leases and loans. The outstanding principal balance of this warehouse credit facility was approximately $162.0 million at March 31, 1999 and approximately $238.9 million at December 31, 1999. Borrowings on this warehouse credit facility bear interest at a rate equal to the thirty day LIBOR rate plus 1.10%. The effective interest rate on this warehouse credit facility at March 31, 1999 was 6.032% and was

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6.923% at December 31, 1999. In connection with the establishment of this warehouse credit facility, Prudential Securities Credit Corporation received warrants to purchase 3,011 shares of Financial Group common stock at $.01 per share through August 2008. Prudential Securities Credit Corporation will be paid $1,376,350 by Captec in consideration of the termination of its warrants. The amount payable to Prudential Securities Credit Corporation for the termination of its warrants is the result of negotiations between Financial Group and Prudential Securities, and Financial Group and Captec in which Prudential Securities Credit Corporation requested, and Captec agreed to pay, $10.00 per share of Captec common stock that would have been issued in exchange for Financial Group common stock had Prudential Securities Credit Corporation exercised these warrants.

     Captec will pay to Prudential Securities, which is an affiliate of Prudential Securities Credit Corporation, a fee of $3.0 million for the financial advisory services it has rendered to Financial Group under an engagement letter dated December 15, 1998 and for financial advisory services provided by Prudential Securities to Captec, including exploring equity and debt financing alternatives, acquisitions, mergers, sales, the formation of joint ventures, and recapitalizations pursuant to an engagement letter dated August 25, 1998 between Prudential Securities and Captec. The entire fee is contingent upon the consummation of the merger. The total fee payable to Prudential Securities in connection with the merger was reduced from the amounts owed pursuant to the engagement letters referred above as a result of negotiations among Captec, Financial Group and Prudential Securities, since at the time these engagement letters were executed, the merger was not contemplated.

     Financial Group and Mr. Beach each own a 50.0% ownership interest in certain residential real estate. As of December 31, 1999, Financial Group had contributed $453,438 and Mr. Beach had contributed $635,530 to this investment.

     Financial Group was indebted to Mr. Beach, Mr. Martin, Mr. Sherard and Mr. Bruder in the aggregate principal amount of $1,197,143 at March 31, 1999, net of an unamortized debt discount of $486,257, and which indebtedness was $1,405,539 at December 31, 1999, net of an unamortized debt discount of $277,861, pursuant to promissory notes that bear interest at the annual rate of 12.0% and mature on the occurrence of certain specified events including the termination of the Financial Group warehouse credit facility, which matures in June 2000, and certain sales or mergers of Financial Group. Mr. Beach, Mr. Martin, Mr. Sherard and Mr. Bruder made the loans to Financial Group to satisfy additional liquidity requirements imposed on Financial Group by Prudential Securities Credit Corporation. Under the Financial Group credit facility, Financial Group is required to maintain liquid assets of not less than $1,000,000 at all times in the form of cash or money market securities, which cannot be pledged or encumbered. Failure to maintain this level of liquidity is deemed a "material adverse effect" under, and constitutes a breach of, the terms and conditions of the Financial Group warehouse credit facility. The additional liquidity was required by Prudential Securities Credit Corporation in November 1998 as a result of adverse conditions that existed throughout the capital markets in the last quarter of 1998. The terms of the Financial Group credit facility also prohibit Financial Group from using the credit facility to pay compensation or bonuses to its officers, directors or stockholders, to make payments on loans from affiliates, to make distributions on capital stock, or to make payments on, or with respect to, any transaction with any of Financial Group's officers, directors, stockholders or affiliates. Mr. Beach, Mr. Martin, Mr. Sherard and Mr. Bruder made the loans to Financial Group on the same terms as were offered to Financial Group by Prudential Securities Credit Corporation. In connection with the issuance of these promissory notes, Mr. Beach, Mr. Martin, Mr. Sherard and Mr. Bruder were issued warrants to acquire Financial Group common stock at $.01 per share, which warrants are valued in the aggregate at $555,722 and are being terminated in consideration of the issuance of share consideration to them in amounts specified in the merger agreement. The warrants issued in connection with the promissory notes are as follows: Mr. Beach -- 1,491; Mr. Martin -- 758; Mr. Sherard -- 147; and Mr. Bruder -- 73. Financial Group's indebtedness to Mr. Beach, Mr. Martin and Mr. Bruder corresponds to indebtedness personally incurred by them with Prudential Securities, the proceeds of which were reloaned by them to Financial Group and for which amounts they remain personally indebted to Prudential Securities.

     Certain of the services provided by Advisors to Captec are provided to Advisors by Financial Group and for which Financial Group is compensated by Advisors. During 1998, Advisors paid to Financial Group
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$1,224,155 with respect to such services rendered to Advisors by Financial
Group. Financial Group provides Advisors the following services: credit underwriting, management consulting, property acquisition consulting, acquisition diligence and documentation, billing and collection services, information systems and physical facilities. During 1999, Advisors paid to Financial Group $120,000 with respect to such services rendered to Advisors by Financial Group on behalf of Captec. Prior to Captec's initial public offering in November 1997, all revenue received by Advisors' predecessor from Captec's predecessor was paid by Advisors' predecessor to Financial Group. Upon consummation of this offering, it was discussed that this practice would be discontinued and that Advisors would be directly responsible for readily identifiable direct expenses and that indirect expenses would be reimbursed to Financial Group through a fixed fee arrangement. This restructured arrangement was finally agreed upon in late 1998 and implemented effective as of January 1, 1999.

     At December 31, 1999, Financial Group was indebted to Captec pursuant to a master note and promissory note in the aggregate principal amount of $9,719,798. See "-- Captec Net Lease Realty."

     Financial Group has loans outstanding to Merchants Capital Corporation and Merchant's wholly-owned subsidiary in the aggregate principal amount of $3,059,866 at March 31, 1999 and $3,063,169 at December 31, 1999. The
indebtedness is evidenced by notes collateralized by a management contract that Merchant's and Merchants Capital Partners, L.P., an affiliated limited partnership that is a licensed small business investment company, the general partner of which is a limited liability company of which Mr. Beach owns approximately 35.0% and Mr. Martin owns approximately 17.0%. The notes bear interest at the annual rate of 8.0% and mature over five years. Mr. Beach owns 61.0% and Mr. Martin owns 31.0% of Merchants Capital Corporation. These notes and Financial Group's obligations thereunder will remain outstanding after the merger.

     Mr. Beach, Mr. Martin, Mr. Sherard and Mr. Bruder each are employees of, and compensated by, Financial Group. Following the merger, Mr. Beach, Mr. Martin and Mr. Sherard will continue to serve as the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, and the Senior Vice President -- Sales & Marketing of Captec, respectively, and Mr. Bruder will become the Senior Vice President -- General Counsel of Captec, which is a position similar to that currently held by Mr. Bruder with Financial Group. It is anticipated that following the merger, Mr. Beach's and Mr. Martin's employment agreements with Captec will be amended to provide for annual base salaries of $450,000 and $325,000, respectively, which amounts are less than their respective current aggregate annual base salaries from Captec and Financial Group of $525,000 and $375,000, respectively and to change the criteria on which their annual bonuses are based from growth in FFO per share to growth in consolidated earnings per share. Mr. Sherard and Mr. Bruder will be paid annual base salaries by Captec of $250,000 and $175,000, which are the amounts of their current annual base salaries from Financial Group.

ADVISORS

     The sole substantial asset of Advisors is the advisory agreement pursuant to which Advisors provides to Captec certain investment and financial advisory services pertaining primarily to the acquisition, development and leasing of properties. Under the terms of the advisory agreement, Captec pays to Advisors an annual management fee of the lesser of: (1) 0.6% of the aggregate capitalized cost, excluding accumulated depreciation, of all assets in Captec's portfolio, or (2) 5.0% of Captec's revenue. Captec also pays Advisors an annual incentive fee equal to 15.0% of the amount by which any increase in annual FFO per share exceeds a 7.0% annual increase in FFO per share multiplied by the weighted average number of shares of common stock outstanding. Captec also reimburses Advisors in an amount equal to all costs incurred in the acquisition of properties which, together with the incentive fee, cannot exceed 3.0% of the acquisition cost of properties identified by Advisors and acquired during the term of the advisory agreement. Effective January 1, 1998, the advisory agreement was amended to reduce the management fee to Advisors by the amount of acquisition fees paid directly to Advisors as a result of acquisitions made by Family Realty and by Captec Franchise Capital Partners L.P. III and Captec Franchise Capital Partners L.P. IV, of which Captec is the general partner. Pursuant to its terms, the advisory agreement renews for an additional one calendar year term if not terminated by either party before October 1 of the current term. On October 1, 1999 the advisory agreement renewed through December 31, 2000. Prior to that time, the advisory agreement was terminable as of December 31, 1999 without the payment of any termination fee. Without the merger with Advisors, if Captec
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terminated the advisory agreement, it would be required to obtain and pay for the advisory services provided by Advisors from some other source. During 1998, Advisors charged $1,224,155 in management fees to Captec, comprised of $194,000 from Captec and $1,030,000 from Family Realty and the affiliated limited partnerships, and approximately $1,123,000 in acquisition fees. For the year ended December 31, 1999, Advisors charged approximately $1.3 million in management fees from Family Realty and the affiliated limited partnerships, which resulted in an equal offset to Captec and approximately $432,000 in acquisition fees owed by Captec to Advisors. Captec will pay to Advisors all accrued but unpaid acquisition fees and management fees due under the advisory agreement through the effective time of the merger, at which time the advisory agreement will terminate and Captec will become internally managed and administered.

     The Advisors merger will result in a current period expense in the amount $5,635,000 for the cost of acquiring and terminating the advisory agreement. This expense will be recognized as an operating expense on Captec's consolidated statement of operations immediately following the merger. Due to the non-recurring nature of this transaction, the foregoing expense has been excluded from the Unaudited Pro Forma Statements of Operations; however, the weighted average shares outstanding have been adjusted to reflect issuance of the shares. See "Unaudited Pro Forma Condensed Consolidated Financial Statements."

     Prior to the consummation of the merger, and as permitted by the merger agreement, Advisors will distribute one-half of its available cash to the Advisors stockholders. Based upon and assuming collection of receivables and payment of liabilities as of December 31, 1999, the amount of this distribution is estimated to be $145,000. Mr. Beach, Mr. Martin and Mr. Sherard will receive 60.0%, 25.0% and 6.1%, respectively, of the amount of cash actually distributed to the Advisors' stockholders.

                            CAPTEC NET LEASE REALTY

BUSINESS

     Background. Captec, which operates as a real estate investment trust
(REIT), acquires, develops and owns high-quality freestanding properties leased principally on a long-term triple-net basis to national and regional chain and franchised restaurants and national retailers. Triple-net leases generally impose on the lessee responsibility for all operating costs and expenses of the property, including the costs of repairs, maintenance, real property taxes, assessments, utilities and insurance. Captec's leases typically provide for minimum rent plus specified fixed periodic rent increases. Other revenues are derived primarily from interest income on loans to affiliates and fee income earned from affiliated ventures.

     Captec completed a public offering of 8,000,000 shares of its common stock in November 1997. Captec was incorporated in Delaware in August 1997. In September 1997, Captec Net Lease Realty, Inc., a Michigan corporation, and Captec Net Lease Realty Advisors, Inc., a Michigan corporation, were merged into Captec. Captec Net Lease Realty Michigan and Captec Net Lease Advisors Michigan each were incorporated in Michigan, in October 1994 and commenced operations in February 1995. Prior to being merged into Captec, Captec Net Lease Realty Michigan was engaged in substantially the same business as Captec and Captec Net Lease Advisors Michigan was engaged in the business of providing management, investment and financial advisory services to Captec Net Lease Realty Michigan.

     On December 20, 1999, Captec executed an Omnibus Agreement and Plan of Merger by and among Captec, Acquisition, Financial Group, and Advisors. The merger agreement provides for the merger of Acquisition with and into Financial Group and of Advisors with and into Captec. Upon consummation of the merger, Financial Group will be a wholly-owned subsidiary of Captec and the separate corporate existence of Advisors will terminate. Because Financial Group and Advisors are affiliates of Captec, the Board of Directors established a special committee consisting entirely of all independent, disinterested directors to consider and negotiate the merger.

     The merger agreement contains numerous customary and transaction specific representations, warranties, covenants and conditions to closing. Although the DGCL does not require that the merger be approved by stockholders of Captec, because the merger is among affiliates and members of Captec's management and

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Board of Directors have interests which are in addition to, or differ from, those of Captec, the merger agreement provides that the merger is subject to the affirmative vote of a majority of the shares of the common stock, excluding shares of the common stock owned by officers, directors or affiliates of Captec who or that are also officers, directors or affiliates of Financial Group or Advisors.

     Properties. As of December 31, 1999, Captec had a portfolio of 162 properties located in 28 states, with a cost basis of $229.5 million. The properties are leased to 51 operators of 33 distinct national and regional restaurant concepts and 12 operators of 14 national and regional retail concepts. The restaurant and retail markets represented approximately 73.0% and 27.0%, respectively, of the annualized total revenue from the properties as of December 31, 1999.

     As of December 31, 1999, leases to a single lessee, S&A Properties, Inc., the franchisor of the Bennigan's concept, represent 11.5% of annualized total revenue, and the next highest single lessee represents 3.6% of annualized total revenue. Any default under these leases or a material adverse change in the popularity of Bennigan's restaurants could have a material adverse effect on the financial condition of Captec.

     In addition to these properties, as of December 31, 1999, Captec had entered into commitments to acquire 89 properties for an aggregate cost of $208.4 million. Captec generally acquires properties from operators or developers in locations which have exhibited growth in retail sales and population. Upon acquiring a property, Captec normally enters into a long-term triple-net lease typically for a 15- to 20-year term, plus one or more five-year renewal options, with the lessee that will operate the property. Under the terms of a typical triple-net lease, the lessee is responsible for all operating costs and expenses of the property, including costs of repairs, maintenance, real property taxes, assessments, utilities and insurance. The leases generally provide for minimum rent plus specified fixed periodic rent increases. Captec believes that the structure of its leases provides steady, periodically escalating long-term cash flow while reducing operating expenses and capital costs, and that its underwriting standards reduce the risk of lessee default or non-renewal.

     Financial Group and Advisors. Captec has retained Advisors, which, together with Financial Group, manages the operations of Captec and provides it with investment and financial advisory services pertaining primarily to the acquisition, development and leasing of properties and administrative support. Financial Group is a specialty commercial finance company which, together with its affiliates, provide a diverse line of financing products to the franchise and chain restaurant, and retail petroleum and convenience store markets, including equipment leases, mortgage and acquisition loans, construction and development financing and private equity financing. Since 1981, Financial Group and its affiliates have developed substantial expertise in all aspects of the franchise, chain restaurant and specialty retail finance business, including property acquisition, loan and lease origination, underwriting and monitoring of business concepts, obligor credit and real estate quality, portfolio management, accounting and other administrative functions. As of December 31, 1999, Financial Group serviced 1,845 loans and leases representing $1.3 million of book value, including the leased properties owned by Captec, and had 92 employees, including a senior management team with substantial direct industry experience.

     Subject to the direction of the Board of Directors, Advisors' responsibilities include:

     - selecting restaurant and specialty retail properties for acquisition, formulating, evaluating the terms of each proposed acquisition, and arranging for the acquisition of properties by Captec;

     - identifying potential leases for the restaurant properties and formulating, evaluating and negotiating the terms of the leases;

     - negotiating the terms of any borrowings;

     - performing credit analyses of prospective lessees;

     - conducting legal and business due diligence and overseeing the preparation of all legal documentation for the development and leasing of all properties; and

     - identifying properties for sale consistent with Captec's investment objectives and prevailing economic conditions.

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

     Financial Group and Advisors also provide all necessary and customary billing and administrative functions with respect to the leases; take all actions necessary to cause Captec to comply with all applicable laws and regulations; prepare reports to stockholders and materials for stockholders meetings; prepare and deliver to Captec periodic financial statements; promptly notify Captec upon the occurrence of certain events, including defaults under the leases; and perform such other administrative and managerial functions as may be requested by Captec.

     Advisors renders advisory, management and other services to Captec pursuant to an advisory agreement. Under the terms of the advisory agreement, Captec pays to Advisors a management fee of the lesser of (i) 0.6% of the aggregate capitalized cost (excluding accumulated depreciation) of all assets in Captec's portfolio, or (ii) 5.0% of Captec's revenues. Captec also pays Advisors an incentive fee equal to 15.0% of the amount by which any increase in annual Funds From Operations (FFO) per share exceeds a 7.0% annual increase in FFO per share multiplied by the weighted average number of shares of Captec common stock outstanding. Captec also reimburses Advisors in an amount equal to all costs incurred in the acquisition of properties pursuant to an acquisition fee which, together with the incentive fee, cannot exceed 3.0% of the acquisition cost of properties identified by the Advisor and acquired during the term of the advisory agreement. Effective January 1, 1998, the advisory agreement was amended to reduce the management fee to Advisors by the amount of acquisition fees paid directly to Advisors as a result of acquisitions made by Family Realty or by Captec Franchise Capital Partners L.P. III and Captec Franchise Capital Partners LP. IV, both of which Captec is the general partner. The advisory agreement expires on December 31, 2000, subject to successive, automatic one-year renewals unless terminated by either party at the conclusion of the then-applicable term, upon 90 days prior written notice.

  Investment in Affiliates

     Investments in Partnerships. In August 1998, Captec purchased from affiliates 100.0% of the general partnership interests in Captec Franchise Capital Partners L.P. III and Captec Franchise Capital Partners L.P. IV, which are engaged in substantially the same business as Captec. Pursuant to the terms outlined in the amended and restated agreement of limited partnership of each of Captec Franchise Capital Partners L.P. III and Captec Franchise Capital Partners L.P. IV, Captec receives an acquisition fee equal to 5.0% of the aggregate purchase price of properties and an asset management fee equal to 1.0% of gross rental revenues from Captec Franchise Capital Partners L.P. III's and Captec Franchise Capital Partners L.P. IV's properties and equipment. In connection with the amendment of the advisory agreement, the limited partnership agreements for Captec Franchise Capital Partners L.P. III and Captec Franchise Capital Partners L.P. IV were amended retroactive to January 1, 1998. The effect of the amended agreements is to provide an acquisition fee of 2.0% of the aggregate purchase price of properties to Captec from Captec Franchise Capital Partners L.P. III and Captec Franchise Capital Partners L.P. IV and an acquisition fee of 3.0% of the aggregate purchase price of properties to Advisors from Captec Franchise Capital Partners L.P. III and Captec Franchise Capital Partners L.P. IV, for which Captec receives an equal reduction in management fee expense to Advisors. Cash flows of Captec Franchise Capital Partners L.P. III and Captec Franchise Capital Partners L.P. IV are allocated 99.0% to the limited partners and 1.0% to Captec as the general partner. Net sale or refinancing proceeds of Captec Franchise Capital Partners L.P. III and Captec Franchise Capital Partners L.P. IV are allocated 90.0% to the limited partners and 10.0% to Captec as the general partner. Captec will receive liquidation fees limited to the lesser of 3.0% of the gross sales price or 50.0% of the customary real estate commissions in the event of a real estate liquidation by either Captec Franchise Capital Partners L.P. III or Captec Franchise Capital Partners L.P. IV. The cash flow, liquidation fees, and net sale proceeds to Captec are subordinated to a 10.5% and 11.0% preferred return for Captec Franchise Capital Partners L.P. IV and Captec Franchise Capital Partners L.P. III, respectively, plus return of the original capital contributions to the limited partners.

     Investments in Family Realty. Family Realty was formed in 1998 to invest in net-leased entertainment-based retail properties, principally state of the art stadium style seating movie theaters. These types of entertainment-based properties are being developed to increase the destination appeal of retail centers and expand consumer traffic by merging entertainment, restaurant and retail concepts into a single location. As

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

part of the operations of Family Realty, the freestanding restaurant and retail properties that are often part of these developments could be separately acquired by Captec on favorable terms. Captec owns a 60.0% non-voting ownership in Family Realty and receives a quarterly asset management fee based on a percentage of Family Realty's portfolio. Family Realty is obligated to pay acquisition fees of 4.0% to CNLR Development Inc., a subsidiary of Captec. Advisors earns an advisory fee from CNLR Development up to 50.0% of the acquisition fees earned by CNLR Development from Family Realty, which, pursuant to the advisory agreement, provides for an equal reduction in management fee expense to Captec. Family Realty II was formed in November 1999 to conduct the same business as Family Realty in a second venture.

     Investment in Joint Venture. During the twelve months ended December 31, 1999, Captec, through a wholly-owned subsidiary, formed a joint venture, FC Venture I, LLC with an affiliate of Fidelity Management Trust Company, one of the largest investment managers in the United States, on behalf of its institutional clients. The joint venture was formed to develop and acquire net-leased restaurant and retail properties similar to those which Captec develops and acquires. At December 31, 1999, the affiliate of Fidelity and Captec have provided $24.4 million and $7.1 million, respectively, of equity capital for the joint venture. Captec is the joint venture's administrative agent authorized to act on behalf of the joint venture. The joint venture's objective is to leverage its capital through borrowing to acquire up to $100.0 million in properties. As properties are acquired, Captec will receive management fees and participate in any distributions from the joint venture as provided in the operating agreement. Captec will utilize any proceeds from the joint venture as working capital, including for the acquisition of properties for its portfolio. The affiliate of Fidelity has been granted an option to convert either 25.0% or 75.0% of its joint venture interest into Captec common stock during the period March 31, 2001 through March 31, 2003. Under the 75.0% option the affiliate of Fidelity is entitled to convert 75.0% of the value of its membership interests into Captec common stock at the factor equal to 90.0% of the greater of $18.00 per share or the market price of Captec common stock on the date notice of conversion is given. Under the 25.0% option the affiliate of Fidelity is entitled to convert 25.0% of the value of its membership interest into Captec common stock at the greater of the market price of Captec common stock on March 31, 1999, which was $13.00 per share, or the date notice of conversion is given. Captec believes an additional benefit of the joint venture will be the expansion of Captec's preferred developer network and business opportunities which will result from its exposure to significant new business development partners.

  Operations

     Acquisitions from Operators. Captec purchases properties from, and enters into leases with, creditworthy multi-unit operators of national and regional chain and franchised restaurants and national and regional specialty retailers. Lessees that are deemed creditworthy are those lessees that are most capable of meeting the obligations of a lease over the term of the lease as a result of a comprehensive credit review process, which includes an evaluation of corporate financial statements and federal income tax returns, unit level operating data and projections and demographic and site information. Captec targets only lessees which it believes have the competitive position and financial strength to meet lease obligations. By acting in tandem with Financial Group as a value-added provider of capital to restaurant operators, Captec seeks to purchase properties at below "retail" market value and thus realizes above market returns.

     Acquisitions from Developers. Captec has developed alliances with select retail developers to acquire properties in the retail industry. By developing these alliances, Captec establishes mutually beneficial, rather than competitive, relationships with developers, intended to increase Captec's supply of retail acquisition opportunities and provide Captec with below market purchase prices and above market lease yields.

     Underwriting Restaurant Chains and Retailers. Captec leases its properties to franchisees and operators of select major national and regional restaurants and retailers because Captec believes these widely recognized and centrally supported chains possess significant advantages over their independent competitors. These competitive advantages, which include the use of nationally recognized trademarks and logos and substantial management, training, advertising, market and product support from franchisors and national or regional chain management, strengthen the business and financial position of Captec's lessees.

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     A concept is a proprietary theme under which a retailer or franchise conducts business such as Blockbuster Video or Taco Bell. Captec employs thorough underwriting procedures to select the franchise and chain business concepts towards which it directs its acquisition activities. This analysis includes:

     - a review of publicly available information concerning franchisors or chain operators;

     - credit analysis of the franchisor's or operator's financial statements;

     - assessment of business strategies, operating history and key personnel;

     - operational and financial evaluation of unit level performance;

     - comparison of franchise fee and expense structure to industry averages;

     - analysis of concept penetration and trade name recognition;

     - assessment of non-quantitative factors contributing to concept success;
       and

     - for franchisors, surveys of representative franchisees to develop data on average sales, profitability and satisfaction with franchisor support.

     Captec's concept underwriting procedures also result in the establishment of credit standards for concept lessees. Once selected, Captec conducts ongoing review of the performance of the business concept through monitoring of financial information and news releases. Each business concept is formally reevaluated annually.

     Underwriting Lessee Credit. The lessees are predominantly experienced, multi-unit operators of fast-food, family-style and casual dining restaurants and national retailers. Captec subjects each proposed lessee to a thorough underwriting process to identify the most creditworthy lessees and minimize Captec's risk from defaults and business failures. Lessees that are deemed creditworthy are those lessees that are most capable of meeting the obligations of its lease over the term. Captec targets only lessees with the competitive position and financial strength to meet lease obligations. Captec's lessees, as franchisees or operators of major national and regional franchised and chain outlets, also undergo rigorous scrutiny and training by national and regional franchisor and chain management and often must make substantial capital investments prior to conducting business. This provides additional assurance as to the creditworthiness of the lessees and further reduces Captec's risk.

     Underwriting Site Selection. Prior to acquiring a property, Captec conducts a site review. Captec typically undertakes a long-term viability and market value analysis, including an inspection of the property and surrounding area by an acquisition specialist, and assessment of market area demographics, consumer demand, traffic patterns, surrounding land use, accessibility, visibility, competition and parking. Captec also: (i) obtains an independent appraisal of the property; (ii) evaluates both the current and potential alternative use of the property; and (iii) obtains an independent environmental site assessment or environmental liability insurance.

     In addition, many of the chain operators and franchisors have sophisticated full-time staffs engaged in site selection, evaluation and pre-approval of all new sites. The operators of national and regional franchised and chain restaurants that become Captec's lessees generally are required to submit their proposed locations to a rigorous site evaluation and approval process by franchisors or national chain management, which generally includes assessments of many of the factors considered by Captec in performing its analysis. These studies often are made available to, and utilized by, Captec in analyzing a potential acquisition. The retailers which become Captec's lessees also generally have full-time staffs engaged in site selection and evaluation and typically develop new retail sites in conjunction with selected developers which assist in site evaluation and selection. The retailers operating on Captec's properties also submit their proposed locations to a rigorous site evaluation and approval process similar to that for restaurants. These processes provide additional support and confirmation for Captec's site selection process.

     Maintenance of Relationships with Restaurant Chains, Retailers and Lessees. Once a business concept has been approved, Captec seeks to develop a strong ongoing working relationship with national or regional senior chain or retailer management. Captec believes that such relationships facilitate the identification,

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negotiation and consummation of transactions, are beneficial in resolving disputes or problems which arise during the terms of leases and are an excellent referral source of additional financing opportunities.

     Active Management of Lessee Credit. In addition to monitoring lease compliance, Captec regularly reviews the financial condition of its lessees and business, economic and market trends in order to identify and anticipate problems with lessee performance that could adversely affect the lessee's ability to meet lease obligations. If potential problems are identified, Captec seeks early intervention with its lessees and, when appropriate, chain or retailer national management to address and avoid such problems.

     All of Captec's operations are conducted in the United States. Captec's operations historically have not been seasonal.

     Competition. The restaurant and retail finance industry is intensely competitive and fragmented. Captec believes that competition for the acquisition of restaurant properties is fragmented among large public corporations, private companies and individuals. Captec competes with other restaurant and retail finance companies, some of which are REITs, commercial banks, other financial institutions and certain franchisors that offer financing services directly to their franchisees. Based upon the knowledge of this industry and assessment of other REITs, Captec considers Franchise Finance Corporation of America, Realty Income Corporation and Commercial Net Lease Realty, Inc. to be its primary competitors among REITs.

     Captec believes that it has several key competitive advantages that enable it to compete favorably for property acquisitions, including Captec's ability to "bank" the chain restaurant industry in tandem with Financial Group. Captec and its affiliates meet most of the chain restaurant operator's financing needs on a "one-stop shopping" basis. To execute this strategy, Captec and Financial Group have strategically developed diversified financing products and a relationship-based marketing strategy founded upon the value of building long-term relationships with customers. Captec and Financial Group offer to customers net lease financing, mortgage and acquisition loans, construction loans, equipment leases and loans and private equity financing, with all net lease acquisition opportunities directed to Captec or its affiliates. In addition, Captec has established alliances with select retail developers, which allow Captec to compete favorably for development contracts directly with certain retailers, providing retailers with the combination of a nationwide network of select developers and a complete financing commitment.

     Environmental Matters. Independent environmental consultants have conducted or updated environmental site assessments and other environmental investigations as appropriate or Captec has obtained environmental liability insurance at the properties. Where possible, Captec has entered into indemnification agreements with lessees and/or prior owners at certain of the properties where potential environmental issues have been raised, but have been remediated or otherwise resolved. Captec currently is not directing or paying the costs of any remediation or monitoring work at any property. The environmental site assessments of the properties have not revealed any environmental liability that Captec believes could have a material adverse effect on Captec's financial condition, nor is Captec aware of any material environmental liability. Captec has not been notified by any governmental authority, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with ownership of any of the properties. As part of its underwriting procedures, Captec will obtain environmental site assessments or environmental liability insurance for all future properties, including the properties subject to acquisition by Captec. Captec believes that the extent and geographic diversity of its portfolio minimizes the likelihood of Captec being exposed to a material environmental liability.

     Employees. At December 31, 1999 Captec had four employees who were Mr. Beach, Mr. Martin, Mr. Sherard and Ronald Max, its Vice President and Chief Investment Officer.

     Financial Information. All of Captec's revenues from external customers for the fiscal year ended December 31, 1999 may be attributed to, and all of its long-term assets are located in, the United States.

PROPERTIES

     Existing Properties. As of December 31, 1999, Captec's portfolio consisted of 162 properties located in 28 states, which were leased to 63 operators of 33 distinct restaurant concepts and 14 retail concepts. The properties ranged from one year to 79 years and averaged 5.5 years of age and were subject to leases with

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remaining terms, excluding renewals, ranging from 4.6 to 21.8 years and averaging approximately 14.4 years. Investments in individual properties ranged from $304,000 to $6.8 million and the total investment in the properties, excluding accumulated depreciation, was $229.5 million. The size of facilities located on the properties ranged from 2,200 to 78,400 square feet and the properties aggregated approximately 1,018,997 square feet. The properties include four properties which presently are under construction, for which Captec had invested $10.7 million and had remaining commitments totaling $3.7 million. Most of Captec's properties are pledged as collateral for Captec's $125.0 million credit facility. The following table sets forth certain information concerning the properties as of December 31, 1999.

                                                 NO. OF                                                     ANNUALIZED
                        FACILITY      NO. OF     LESSEES             LOCATION             ACQUISITION       REVENUE AT
       CONCEPT            TYPE      PROPERTIES     (1)                (STATE)                 COST       DECEMBER 31, 1999
       -------          --------    ----------   -------   -----------------------------  ------------   -----------------
PROPERTIES SUBJECT TO OPERATING LEASES:
Bennigan's...........  Restaurant       10          1         CO,CT,FL,IL,MI,NC,OK,TX     $ 18,022,089      $ 2,126,152
Red Robin............  Restaurant        4          3                CO,OH,WA               10,701,648        1,569,133
Steak & Ale..........  Restaurant        8          1             FL,IN,OK,TX,VA            11,593,288        1,367,722
Boston Market........  Restaurant       10          4             IL,MI,NC,OH,PA            11,760,135        1,268,336
Arby's...............  Restaurant       12          6         CO,GA,IN,MI,NM,OH,OR,PA        9,826,642        1,143,560
Applebee's...........  Restaurant        5          3               KY,MO,OH,WA              8,801,628        1,128,576
Black Angus..........  Restaurant        4          1                   MN                   9,689,373        1,005,108
Denny's..............  Restaurant        8          2               AZ,LA,NC,TX              7,820,088          887,689
Golden Corral........  Restaurant        4          4                FL,NE,TX                7,442,156          836,347
Blockbuster Video....  Retail            8          1             AL,GA,KY,SC,TX             7,675,074          834,379
BMW..................  Retail            1          1                   GA                   7,115,013          709,200
Sportmart............  Retail            1          1                   IL                   6,104,161          654,450
Carino's.............  Restaurant        3          1                   TX                   5,478,135          630,160
Carrows..............  Restaurant        4          1                   CA                   4,855,722          603,927
Keg Steakhouse.......  Restaurant        4          1                  OR,WA                 4,820,938          581,673
Claim Jumper.........  Restaurant        2          1                  AZ,CA                 4,908,616          571,260
Stop & Go............  Restaurant        5          1                   TX                   4,320,018          532,126
Mountain Jack's......  Restaurant        3          1                  MI,OH                 4,314,971          506,393
Circle K.............  Retail            3          1                  CA,GA                 4,073,445          494,449
Jack In The Box......  Restaurant        4          1                AZ,CA,TX                4,551,532          489,963
Edward Bros./Best
 Buy.................  Retail            1          1                   CA                   3,627,692          476,679
Kona Steakhouse......  Restaurant        2          1                   TX                   3,932,821          473,269
Video Update.........  Retail            3          1                AZ,MN,NM                3,582,900          442,657
Pizza Hut............  Restaurant        8          4            AL,CT,FL,GA,NJ,NY           3,745,674          379,868
Champps..............  Restaurant        1          1                   GA                   3,804,820          378,635
Texas Roadhouse......  Restaurant        2          1                   CO                   3,030,989          376,008
Babies R Us..........  Retail            1          1                   MO                   3,157,534          335,347
Hollywood Video......  Retail            3          1                CO,GA,OH                3,182,779          327,086
Nissan...............  Retail            1          1                   GA                   3,250,023          323,952
Stanford's...........  Restaurant        1          1                   CO                   2,427,861          316,995
Office Depot.........  Retail            1          1                   GA                   2,822,117          305,732
Burger King..........  Restaurant        2          2                  VA,WV                 2,095,925          262,700
Jared Jewelers.......  Retail            1          1                   VA                   2,013,333          261,516
Schlotzski's Deli....  Restaurant        3          1                   AZ                   2,645,054          258,968
Rite Aid.............  Retail            1          1                   CA                   2,117,455          245,923
Athlete's Foot.......  Retail            1          1                   GA                   1,691,680          196,588
Taco Bell............  Restaurant        1          1                   MN                   1,725,250          193,417
KFC..................  Restaurant        2          2                  PA,WA                 2,149,203          187,410
Damon's..............  Restaurant        1          1                   AZ                   1,429,445          161,483
Blockbuster Music....  Retail            1          1                   AL                   1,526,653          155,402
Roadhouse Grill......  Restaurant        1          1                   NY                   1,048,395          149,970
Perkins..............  Restaurant        1          1                   FL                   1,016,704          110,999
Popeye's.............  Restaurant..      1          1                   GA                     877,941          101,538
Skipper's Fish &
 Chips...............  Restaurant        1          1                   WA                     989,848           77,342
Whataburger..........  Restaurant        1          1                   NM                     948,068           71,262
Hooters..............  Restaurant        1          1                   FL                   1,048,870           71,050
Wendy's..............  Restaurant        1          1                   PA                     750,701           55,567
Vacant...............  Restaurant/
                       Retail           11          0       IL,IN,MI,OR,PA,GA,TX,MO,WA      10,695,971               --
                                       ---         --                                     ------------      -----------
                                       158         68                                      225,210,376       24,637,965
                                       ---         --                                     ------------      -----------
PROPERTIES SUBJECT TO FINANCING LEASES:
Jared Jewelers.......  Retail            4          1                AZ,FL,TX                4,317,451          547,437
                                       ---         --                                     ------------      -----------
Total Revenue from Properties.....     162         69                                     $229,527,827      $25,185,403
                                       ===         ==                                     ============      ===========
Annualized Total Revenue..............................................................................      $30,377,827
                                                                                                            ===========

                          % OF
                         TOTAL
                         ANNUAL
       CONCEPT          REVENUE
       -------         ----------
PROPERTIES SUBJECT TO
Bennigan's...........      7.0%
Red Robin............      5.2
Steak & Ale..........      4.5
Boston Market........      4.2
Arby's...............      3.8
Applebee's...........      3.7
Black Angus..........      3.3
Denny's..............      2.9
Golden Corral........      2.8
Blockbuster Video....      2.7
BMW..................      2.3
Sportmart............      2.2
Carino's.............      2.1
Carrows..............      2.0
Keg Steakhouse.......      1.9
Claim Jumper.........      1.9
Stop & Go............      1.8
Mountain Jack's......      1.7
Circle K.............      1.6
Jack In The Box......      1.6
Edward Bros./Best
 Buy.................      1.6
Kona Steakhouse......      1.6
Video Update.........      1.5
Pizza Hut............      1.3
Champps..............      1.2
Texas Roadhouse......      1.2
Babies R Us..........      1.1
Hollywood Video......      1.1
Nissan...............      1.1
Stanford's...........      1.0
Office Depot.........      1.0
Burger King..........      0.9
Jared Jewelers.......      0.9
Schlotzski's Deli....      0.9
Rite Aid.............      0.8
Athlete's Foot.......      0.6
Taco Bell............      0.6
KFC..................      0.6
Damon's..............      0.5
Blockbuster Music....      0.5
Roadhouse Grill......      0.5
Perkins..............      0.4
Popeye's.............      0.3
Skipper's Fish &
 Chips...............      0.3
Whataburger..........      0.2
Hooters..............      0.2
Wendy's..............       --
Vacant...............
                            --
                         -----
                          80.9%
                         -----
PROPERTIES SUBJECT TO
Jared Jewelers.......      1.8%
                         -----
Total Revenue from Pr     82.7%
                         =====
Annualized Total Reve    100.0%
                         =====

                                                            % OF TOTAL                      ANNUALIZED          % OF
                        NO. OF      NO. OF       NO. OF     ACQUISITION   ACQUISITION       REVENUE AT       ANNUALIZED
       SEGMENT         CONCEPTS   PROPERTIES   LESSEES(1)      COST           COST       DECEMBER 31, 1999    REVENUE
       -------         --------   ----------   ----------   -----------   ------------   -----------------   ----------
Restaurant...........     33         124           51           73.0%     $167,620,014      $18,342,481         72.8%
Retail...............     14          38           12           27.0        61,907,813        6,842,922         27.2
                          --         ---           --          -----      ------------      -----------        -----
                          47         162           63          100.0%     $229,527,827      $25,185,403        100.0%
                          ==         ===           ==          =====      ============      ===========        =====

---------------

(1) Certain lessees lease properties under more than one concept, and therefore the number of lessees totaled by concept exceeds the number of actual lessees (63).

     Description of Properties. The properties typically are freestanding, surrounded by paved parking areas, and are convertible to various uses with certain modifications. Lot sizes generally range from 20,000 to 80,000 square feet for restaurant properties and up to 150,000 square feet for retail properties, depending upon building size and local demographics. Properties purchased by Captec are in locations zoned for commercial use which have been reviewed for traffic patterns and volume. Land costs vary but generally range from $130,000 to $3.0 million, depending upon various factors including the size of the parcel, competition for sites and local commercial real property values generally.

     The style and appearance of the buildings typically are dictated by the franchisors and chain owners of the businesses which are operated from the properties. The buildings generally are rectangular and constructed from various combinations of stucco, steel, wood, brick and tile and typically range from 2,000 to 11,000 square feet for restaurant properties and up to 40,000 square feet for retail properties. Building and site preparation costs, which generally range from $300,000 to $4.0 million for each property, vary depending upon the size of the building and the site and area in which the property is located. Generally, the properties acquired by Captec are improved with buildings although in some instances Captec may acquire only land, even if improved, or only improvements. Captec believes the size of its typical retail property is especially well-suited to meet changes occurring in the retail industry. In order to meet changing consumer preferences, and as a result of the relatively high cost of mall space, Captec believes that retailers increasingly prefer smaller, freestanding facilities which are more accessible and facilitate the customized presentation of the retail concept. Captec believes that it will benefit from these trends because its properties meet these retailer preferences.

     Description of the Leases. Captec typically acquires only properties which are subject to long-term, typically 15-20 years with one or more five-year renewal options, triple-net leases with creditworthy multi-unit franchisees and operators of national and regional restaurants and national retailers.

     During the term of a lease, the lessee pays Captec rent on a monthly basis. Leases generally provide for automatic, fixed increases in the rent at predetermined intervals during the lease term. As of December 31, 1999, the net weighted average capitalization rate, which is annual minimum rent divided by the total property investment, including acquisition cost, for the properties was 10.2% and the weighted average annualized rate of automatic fixed increases in the minimum annual rent was 1.86%. In accordance with generally accepted accounting principles (GAAP), Captec recognizes the total rental, as stipulated by the lease, including automatic fixed increases, as income on a straight-line basis over the term of the lease. As of December 31, 1999, the net weighted average straight-line capitalization rate, which is annual straight-line rental revenue divided by the total property investment, including capitalized acquisition cost, was 11.51% for the properties. Under the terms of the leases, the lessees are typically responsible for all operating costs and expenses of repairs, maintenance, real property taxes, assessments, utilities and insurance. In limited circumstances, Captec's retail leases are on a "double-net" basis pursuant to which Captec, rather than the lessee, is responsible for maintenance of the exterior walls and/or roof of the property. Therefore, Captec generally is not required to make significant capital expenditures with respect to its portfolio. Captec had no capital expenditures for the years ended December 31, 1999 and 1998 and capital expenditures totaled approximately $5,000 for the year ended December 31, 1997.

     The following table sets forth, as of December 31, 1999, scheduled lease expirations for the properties. Only 14.0% of Captec's leases are scheduled to expire during the next 10 years (assuming no renewals).

                                        NUMBER OF                       PERCENTAGE
               YEAR OF                   LEASES       ANNUALIZED      OF ANNUALIZED
            EXPIRATION(1)               EXPIRING      REVENUE(2)        REVENUE(1)
            -------------               ---------    -------------    --------------
2004..................................       1        $   654,450           2.6%
2005..................................       1             84,439           0.3%
2006..................................       3            341,843           1.4%
2007..................................       7            705,812           2.8%
2009..................................      18          1,731,681           6.9%
2010 and thereafter...................     121         21,667,178          86.0%
                                           ---        -----------         -----
  TOTAL...............................     151        $25,185,403         100.0%
                                           ===        ===========         =====

---------------

(1) Assumes no early termination due to exercise of purchase options, defaults or otherwise.

(2) Based upon monthly revenue as of December 31, 1999, as annualized and without giving effect to any future rent increases or percentage rent.

     Occupancy and Lease Performance. As of December 31, 1999, 151 of the 162 properties were subject to leases that were performing. The 11 vacant properties, comprised of 6 properties formerly leased to Boston Chicken, Inc. and its franchisees, three other properties and two modular buildings, represent 4.7% of the total investment in the properties. Captec is actively remarketing vacant properties. Captec periodically reviews its real estate portfolio for impairment whenever events or changes in circumstances indicate that the carrying amount of the property may not be recoverable, such as may be the case with vacant properties. In 1999, Captec reserved for an impairment loss of approximately $497,000 for a vacant property held for sale. Management believes that estimated future cash flows, undiscounted and without interest charges, from the other vacant properties will be in excess of the carrying amount of these properties.

     In October 1998, Boston Chicken and the majority of its subsidiaries filed for Chapter 11 bankruptcy protection. As a consequence, 14 of Captec's Boston Chicken leases were rejected and classified as vacant as of December 31, 1998. During the year ended December 31, 1999 Captec has re-leased six and sold two properties formerly leased to Boston Chicken. As of December 31, 1999, 10 of Captec's properties were leased to Boston Chicken or its affiliates.

     Property and Lease Concentrations. The properties are leased to operators of 47 distinct restaurant and retail concepts or brands. As of December 31, 1999, leases to the franchisor of Bennigan's restaurants represent 7.0% of annualized total revenue from the properties, and the next highest "concept concentration" was 5.2%.

     The properties are leased to 63 different lessees. As of December 31, 1999, leases to S&A Properties, Inc., which operates Bennigan's and Steak & Ale restaurants and is also the franchisor of these concepts, represent 11.5% of annualized total revenue from the properties, and the next highest single lessee represents 3.6% of annualized total revenue from the properties. No single property contributed more than 3.0% of annualized total revenue from the properties. As of December 31, 1999, of the properties, 124 are restaurant properties leased to 51 different lessees representing 73.0% of Captec's investment in properties and 38 are retail properties leased to 12 different lessees representing 27.0% of Captec's investment in properties.

     Captec invests in restaurant and retail properties throughout the United States. The properties generally are well diversified geographically across 28 states with a maximum "geographic concentration" in Texas equal to 10.8% of the annualized total revenue. No other geographic concentrations exceed 10.0%.

LEGAL PROCEEDINGS

     Captec is not presently involved in any material legal proceedings, nor, to its knowledge, are any material claims threatened against Captec or its properties other than claims arising in the ordinary course of business which are not considered to be material.

                         CAPTEC NET LEASE REALTY, INC.

                            SELECTED FINANCIAL DATA

     The following tables present selected consolidated historical financial data for Captec and selected consolidated historical financial data for Financial Group and pro forma amounts reflecting the merger. The pro forma amounts assume that the merger had been effective during the periods presented. The data presented is derived from the consolidated financial statements of Captec and Financial Group and should be read in conjunction with the more detailed information and financial statements included elsewhere in this proxy statement including the Unaudited Pro Forma Condensed Consolidated Financial Statements.

     The Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared based on a number of assumptions, estimates and uncertainties including, but not limited to, estimates of the fair values of assets acquired and liabilities assumed and estimated acquisition and closing costs. As a result of these assumptions, estimates and uncertainties, the accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to predict the actual financial condition or results of operations that would have been achieved had the merger occurred on December 31, 1999 or January 1, 1999, nor do they purport to predict Captec's consolidated financial condition or results of operations following the effective time of the merger. The pro forma financial information does not reflect any potential effects related to the new strategic, financial and operating strategies of Captec as a result of the merger, such as the impact of increases in property sales, growth in the lending business of Financial Group, new opportunities to cross-sell products to the combined company's customers and to expand into new related markets and potential reductions in cost of debt capital on savings in general and administrative expenses.

                         CAPTEC NET LEASE REALTY, INC.

                                 PRO FORMA DATA

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              -----------------
                                                                  PRO FORMA
           (IN THOUSANDS, EXCEPT PER SHARE DATA)                  ---------
STATEMENT OF OPERATIONS DATA:
REVENUE:
  Rental, lease and mortgage loan income....................        $42,094
  Interest and other income.................................         10,825
                                                                    -------
     Total revenue..........................................         52,919
                                                                    -------
EXPENSES:
  Interest..................................................         21,546
  General and administrative................................         14,971
  Provision for losses......................................            810
  Depreciation and amortization.............................          4,608
                                                                    -------
     Total expenses.........................................         41,935
                                                                    -------
     Income before gain on sale of loans, loan hedging gains
      and gain on sale of properties and income tax.........         10,984
Gain on sale of loans and loan hedging gains................          4,736
Gain/(loss) on sale of properties, net......................           (635)
                                                                    -------
Income before income tax....................................         15,085
Provision for income tax....................................          5,506
                                                                    -------
     Net income before accounting change....................          9,579
     Income/(loss) attributable to Common Stock.............        $ 9,579
                                                                    =======
     Income/(loss) per share of Common Stock................        $  0.78
                                                                    =======
Weighted Average number of shares of Common Stock
  outstanding...............................................         12,257,613
                                                              =================

                       (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents.................................       $  2,706
  Investments in properties and financing leases............        243,760
  Investments in mortgage loans.............................        226,331
  Total assets..............................................        540,702
  Notes payable.............................................        380,989
  Subordinated debt.........................................          5,000
  Total liabilities.........................................        394,250
  Total stockholders' equity................................        151,452

                         CAPTEC NET LEASE REALTY, INC.
                                HISTORICAL DATA

                                                                          THREE
                                                                          MONTHS       NINE MONTHS
                                          YEAR ENDED     YEAR ENDED       ENDED           ENDED        YEAR ENDED     YEAR ENDED
                                         DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                             1999           1998           1997           1997            1996           1995
                                         ------------   ------------   ------------   -------------   ------------   ------------
                                                                                       PREDECESSOR    PREDECESSOR    PREDECESSOR
                                                                                      -------------   ------------   ------------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
REVENUE:
  Rental income........................    $24,559        $22,451         $3,591         $ 7,974        $ 4,907        $    614
  Interest and other income............      4,428          3,235            468           1,363          2,011           1,255
                                           -------        -------         ------         -------        -------        --------
    Total revenue......................     28,987         25,686          4,059           9,337          6,918           1,869
                                           -------        -------         ------         -------        -------        --------
EXPENSES:
  Interest.............................      9,272          6,800          1,476           4,419          1,977             112
  General and administrative...........      1,567          1,616            262           1,812          1,218             329
  Provision for unbilled rent..........         --            865
  Depreciation and amortization........      3,485          3,069            530           1,076            649              88
                                           -------        -------         ------         -------        -------        --------
    Total expenses.....................     14,324         12,350          2,268           7,307          3,844             529
                                           -------        -------         ------         -------        -------        --------
Income before gain on sale of
  properties and income tax............     14,663         13,336          1,791           2,030          3,074           1,340
Equity income of joint venture.........        257             --
Gain (loss) on sale of properties......       (850)        (1,838)           207             (59)            --              --
                                           -------        -------         ------         -------        -------        --------
Income before income tax...............     14,070         11,498          1,998           1,971          3,074           1,340
Provision for income tax...............         --             --             --             167             95             457
                                           -------        -------         ------         -------        -------        --------
Net income before accounting change....     14,070         11,498          1,998           1,804          2,979             883
Cumulative effect of accounting
  change...............................       (337)            --             --              --             --              --
Redeemable Preferred Stock dividend
  requirements.........................         --             --          1,012           5,625          7,496           3,619
                                           -------        -------         ------         -------        -------        --------
Income/(loss) attributable to Common
  Stock................................    $13,733        $11,498         $  986         $(3,821)       $(4,517)       $ (2,736)
                                           =======        =======         ======         =======        =======        ========
Income/(loss) per share of Common
  Stock................................    $  1.44        $  1.21         $ 0.20         $ (3.90)       $ (4.61)       $  (2.79)
                                           =======        =======         ======         =======        =======        ========
Weighted Average number of shares of
  Common Stock outstanding.............     9,508,108      9,508,108      4,966,139         980,330        980,330        980,330
                                         ============   ============   ============   =============   ============   ============

                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
OTHER DATA:
  Cash flows from operating
    activities.........................    $ 16,688       $ 14,885       $  2,148       $  2,777        $  3,994       $    869
  Cash flows from investing
    activities.........................    $ (8,672)      $(70,980)      $(44,353)      $(33,789)       $(53,274)      $(39,526)
  Cash flows from financing
    activities.........................    $(11,468)      $ 57,055       $ 44,980       $ 27,903        $ 51,173       $ 40,626
  Total properties (at end of
    period)............................         162            163            112             83              63             18

                                                                                DECEMBER 31,
                                                              -------------------------------------------------
                                                                1999       1998       1997      1996     1995
                                                              --------   --------   --------   ------   -------
                                                                               (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents.................................  $  1,306   $  4,489   $  3,528   $3,862   $ 1,969
  Properties subject to leases, net.........................   222,023    224,478    152,766   71,137    15,554
  Total investments.........................................   244,951    238,195    166,953   85,735    37,302
  Total assets..............................................   255,522    252,010    181,702   98,614    42,292
  Notes payable.............................................   116,922    113,985     42,746   48,160     1,588
  Total liabilities.........................................   120,586    116,403     46,896   49,214     2,121
  Redeemable Preferred Stock................................        --         --         --   49,399    40,000
  Total stockholders' equity................................   134,936    135,607    134,806        1       171

                         CAPTEC NET LEASE REALTY, INC.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

OVERVIEW

     The following discussion and analysis should be read in conjunction with "Selected Financial Data" and the historical financial statements of Captec and notes thereto appearing elsewhere in this proxy statement.

     Captec, which has operated as a REIT since November 1997, acquires, develops and owns freestanding properties which are leased on a long-term triple-net basis to operators of national and regional chain restaurants and national retailers. Triple-net leases generally impose on the lessee responsibility for all operating costs and expenses of the property, including the costs of repairs, maintenance, real property taxes, assessments, utilities and insurance. Captec's leases typically provide for minimum rent plus specified fixed periodic rent increases. Other revenues are derived primarily from fee income earned from the affiliated ventures and interest income on loans to affiliates.

     Captec recognizes rental revenue on a straight-line basis over the term of each lease. Substantially all of the leases are treated as operating leases for purposes of GAAP and the related properties are recorded at cost less accumulated depreciation. All costs associated with the acquisition and development of a property, including fees paid to Advisors, have been capitalized at the time of acquisition. Buildings acquired or developed are amortized on a straight-line basis over forty years. The substantial change in revenue and expense from year to year is the result primarily of the acquisition and development of properties and the commencement of leases during the year of acquisition and the recognition of a full year's operation in the year subsequent to acquisition.

     As of December 31, 1999, Captec owned 162 properties, located in 28 states, subject to long-term net leases with 63 different lessees. The lessees predominantly are franchisees or operators of national restaurant and retail concepts including Bennigan's, Applebee's, Denny's, Best Buy, Athlete's Foot, Blockbuster Video, and Office Depot.

RESULTS OF OPERATIONS

     1999 to 1998. Total revenue increased 12.9% to $29.0 million for the year ended December 31, 1999 as compared to $25.7 million for the year ended December 31, 1998. Rental revenue from operating leases increased 9.4% to $24.6 million for 1999 as compared to $22.5 million for 1998. The increase is primarily from the benefit of a full period of rental revenue from properties acquired and leased in preceding periods, offset by the elimination of rental revenues of approximately $1.1 million, related to vacant properties, principally from properties formerly leased to Boston Chicken and its affiliates. Earned income from financing leases increased to approximately $650,000 in 1999 as compared to approximately $48,000 for 1998 as a result of the addition of four financing leases during the year ended December 31, 1999. Interest income on loans to affiliates decreased 28.8% to $1.3 million for 1999 as compared to $1.8 million for 1998 as a result of $9.1 million of principal payments received. Other income increased 79.0% to $2.5 million for 1999 as compared to $1.4 million for 1998 primarily due to fees earned for the acquisition, development and management of properties on behalf of its affiliated ventures.

     Total expenses increased 16.0% to $14.3 million for the year ended December 31, 1999 as compared to $12.4 million for the year ended December 31, 1998. Interest expense increased 36.4% to $9.3 million in 1999 as compared to $6.8 million for 1998. The increase was principally due to an increase in the average balance outstanding on Captec's credit facility which is used to fund the acquisition and development of properties. General and administrative expenses, including management fees to affiliates, remained the same at $1.6 million. Depreciation and amortization increased 13.6% to $3.5 million for 1999 as compared to $3.1 million for 1998. The increase is due to the continued acquisition of net leased properties and the effect of a full period of depreciation of properties acquired and leased in the preceding periods and the amortization of the goodwill of approximately $107,000 in connection with Captec's investment in Captec Franchise Capital

Partners L.P. III and Captec Franchise Capital Partners L.P. IV. Provision for unbilled rent decreased 100.0% to zero for 1999 as compared to approximately $865,000 for 1998 due to a one-time non-cash charge related to unbilled rents on properties leased to Boston Chicken and its subsidiaries and affiliates recorded in 1998.

     During 1999, Captec invested approximately $7.1 million in a 22.6% membership interest in FC Venture I, LLC, a joint venture, and recorded approximately $257,000 as its portion of FC Venture's equity earnings for the year ended December 31, 1999.

     During 1999, Captec sold twelve properties for $17.6 million and reserved approximately $497,000 for a loss expected on the disposition of one vacant property. As a result of these transactions, Captec collected total proceeds of $17.6 million and reflected a net loss on sale of properties totaling approximately $850,000.

     In April 1998, the Accounting Standards Executive Committee issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities." This statement requires start-up activities and organization costs to be expensed as incurred. In accordance with the provisions of the statement, Captec recorded a $336,875 non-cash charge for the balance of unamortized organization costs in the first quarter of 1999.

     As result of the foregoing, Captec's net income after accounting change increased 19.4% to $13.7 million for 1999 as compared to $11.5 million for 1998.

RESULTS OF OPERATIONS

     1998 to 1997. Total revenue increased 91.7% to $25.7 million for the year ended December 31, 1998 as compared to $13.4 million for the year ended December 31, 1997. Rental revenue increased 94.1% to $22.5 million for 1998 as compared to $11.6 million for 1997. The increase in rental revenue resulted principally from the acquisition of 54 net leased properties, offset by the sale of three net leased properties, and the benefit of a full period of rental revenue from the 55 properties acquired and leased in the preceding year. Earned income from financing leases decreased 70.0% to approximately $48,000 for 1998 as compared to approximately $162,000 for 1997 due to the write-off of a financing lease in 1998. Interest income on loans to affiliates increased 12.6% to $1.8 million in 1998 as compared to $1.6 million in 1997 due to an increase in the interest rate. Other income increased to $1.4 million in 1998 as compared to approximately $82,000 in 1997 due to fee income earned from Captec Franchise Capital Partners L.P. III and Captec Franchise Capital Partners L.P. IV.

     Interest expense increased by 15.4% to $6.8 million for 1998 as compared to $5.9 million for 1997. The increase was primarily due to higher debt balances in 1998 over comparable periods in 1997. Additional debt of $71.2 million was used to fund the acquisition of properties during 1998, offset by the $80.6 million of debt repaid from proceeds of the public offering in the prior period. General and administrative expenses, including management fees to affiliates, decreased 22.1% to $1.6 million for 1998 as compared to $2.1 million for 1997, primarily due to reduced management fee expenses derived from the new advisory agreement entered into in conjunction with Captec's initial public offering. Depreciation and amortization increased 91.1% to $3.1 million for 1998 as compared to $1.7 million for 1997, primarily due to the continued acquisition of net leased properties and the effect of a full period of depreciation of properties acquired and leased in the preceding year.

     In October 1998, Boston Chicken and the majority of its operating subsidiaries filed for Chapter 11 bankruptcy protection. As a consequence, 14 of Captec's 27 Boston Chicken leases were rejected. During 1998, Captec recorded a one-time non-cash charge of approximately $865,000 related to unbilled rents on properties leased to Boston Chicken and its subsidiaries and affiliates. Monthly revenue related to the 14 rejected leases was approximately $135,000.

     During 1998, Captec sold three real estate properties, disposed of one direct financing lease, sold a 50.0% interest in a property under construction to Family Realty, and reserved approximately $455,000 for losses expected on the disposition of two vacant modular buildings. As a result of these transactions, Captec collected total gross proceeds of $4.8 million and reflected a net loss on the sale of properties totaling $1.8 million.

     Since Captec did not operate as a REIT prior to 1997, a provision for income tax has been recorded in prior years. The provision for income tax does not bear the usual relationship to pretax income as a result of the treatment of dividends paid on the redeemable preferred stock as deductible interest expense for tax purposes. If deduction as interest is challenged by the IRS, Captec could be assessed and ultimately required to pay income taxes. The provision for income tax was $167,000 for 1997 due to an allowance recorded to reflect Captec's estimate of the minimum settlement of this matter, should a claim be asserted by the IRS.

     As a result of the foregoing, Captec's net income before income tax increased 189.7% to $11.5 million for 1998 as compared to $4.0 million for 1997, and net income increased 202.4% to $11.5 million for 1998 as compared to $3.8 million for 1997. Income attributable to Captec common stock was $11.5 million compared to a loss of $2.8 million in 1997.

LIQUIDITY AND CAPITAL RESOURCES

     Captec's principal use of funds is for property development and acquisition, payment of interest on its outstanding indebtedness and payment of operating expenses and dividends. Historically, interest expense, operating expenses and dividends have been paid out of cash flows from operations. Property acquisitions typically have been funded out of proceeds from equity offerings and borrowings. Captec expects to meet its long-term liquidity requirements, which are principally property development and acquisition and scheduled debt maturities, through a variety of future sources of capital, including long-term collateralized and uncollateralized indebtedness, "off-balance sheet" financing through the formation of joint ventures, and the issuance of additional equity or debt securities.

     Captec's leases generally provide for specified periodic rent increases. In addition, most of Captec's leases require the lessee to pay all operating costs and expenses including repairs, maintenance, real property taxes, assessments, utilities and insurance, thereby substantially reducing Captec's exposure to increases in costs and operating expenses. Based upon these factors, Captec does not anticipate significant capital demands related to the management of its properties other than potential costs of re-leasing vacant Boston Chicken properties which it anticipates not exceeding $300,000.

     At December 31, 1999, Captec had cash and cash equivalents of $1.0 million. For the year ended December 31, 1999, Captec generated cash from operations of $16.7 million as compared to $14.9 million in 1998. Cash generated from operations provides funds for dividends. Any excess cash from operations may also be used for investment in properties. For the year ended December 31, 1999, Captec used $8.7 million in investing activities as compared to $71.0 million in 1998. Captec used $11.5 million in financing activities during the year ended December 31, 1999 as compared to generating $57.1 million in 1998.

     At December 31, 1999, Captec's debt-to-total assets was 45.8% as compared to 45.2% at December 31, 1998.

     On November 19, 1997, Captec completed the public offering of common stock at a price of $18.00 per share. Net proceeds from the public offering totaled $132.1 million, after underwriting commissions and public offering expenses. Captec used the net proceeds of the public offering to repay $80.6 million of its existing notes payable, to redeem $40.5 million of the redeemable preferred stock and to pay $10.9 million of accrued dividends thereon. The remaining $9.5 million of redeemable preferred stock was exchanged for 527,778 shares of the common stock. As a result, Captec's preferred stock dividend requirement has been eliminated.

     Joint Venture. In April 1999, Captec, through a wholly-owned subsidiary, formed FC Venture I, LLC with an affiliate of Fidelity Management Trust Company. FC Venture was formed to acquire and develop net-leased restaurant and retail properties similar to those which Captec acquires and develops. FC Venture's objective is to leverage its capital through borrowing to acquire and develop up to $100.0 million in properties. At December 31, 1999, Captec had contributed $7.1 million in equity capital and FC Venture has invested $33.4 million in properties subject to leases. During 1999, Captec received $63,828 in cash distributions from FC Venture.

     Credit Facility. In February 1998, Captec entered into a syndicated credit facility with First Union National Bank, as agent, to provide funds for the acquisition and development of properties and working capital, and repaid all amounts outstanding under a prior credit facility. On December 1, 1998, Captec amended the credit facility to provide up to $125.0 million of debt which is collateralized by the properties. At December 31, 1999, Captec had $115.3 million of aggregate outstanding borrowings under the credit facility.

     The credit facility has a three-year term and initially enabled Captec to borrow up to $175.0 million, subject to certain borrowing base restrictions that are dependent on a cash basis lease revenue. The credit facility contains covenants which, among other restrictions, require Captec to maintain a minimum net worth of $125.0 million, a maximum leverage ratio of 60.0%, an interest coverage ratio greater than 2.25:1.00 and a fixed charge coverage ratio greater than 1.75:1.00. As of December 31, 1999, Captec is in compliance with all debt covenants.

     Due to the filing by Boston Chicken, Inc. for Chapter 11 bankruptcy protection in October 1998, Captec was in technical violation of a financial covenant and was precluded from additional borrowings under the credit facility. At that time, Captec was in negotiation with the credit facility lender regarding an amendment to prevent the violation of this covenant in the event that Boston Chicken chose to file for bankruptcy protection. The credit facility lender agreed to forbear from taking any action against Captec pursuant to the credit facility. On December 1, 1998, the credit facility was amended as follows: the facility borrowing capacity was reduced from $175.0 million to $125.0 million, the maximum leverage ratio was increased from 50.0% to 60.0%, and annual interest rate spread over LIBOR was increased from a range of 1.25% to 1.50% to a range of 1.25% to 1.75%.

     In connection with the credit facility, Captec incurred issuance cost of $1.7 million and is also required to pay a commitment fee ranging from 0.125% to 0.20% per annum on the unused amount of the commitment. Commitment fees and closing expenses paid in conjunction with the credit facility have been capitalized in other assets and are being amortized under the effective interest method and classified as additional interest expense over the term of the credit facility.

     The credit facility expires in February 2001 and may be renewed annually thereafter, one year in advance of maturity subject to the consent of the lender. Upon expiration, the entire outstanding balance of the credit facility will mature and become immediately due and payable. At that time, Captec expects to refinance such debt either through additional debt financings collateralized by individual properties or groups of properties, by uncollateralized private or public debt offerings or by additional equity offerings.

     Property Acquisitions and Commitments. During the year ended December 31, 1999, Captec developed and acquired properties for an aggregate acquisition cost of approximately $23.8 million. The gross weighted average capitalization rate (annual rental divided by the property purchase price) on aggregate 1999 property acquisitions was 10.44% on a cash basis (using annual minimum rents) and 11.35% on a straight-line basis (using estimated annual revenue under GAAP). The net weighted average capitalization rate (annual rental divided by the total property investment, including capitalized acquisition costs) on aggregate 1999 property acquisitions was 10.19% on a cash basis and 11.08% on a straight-line basis.

     As of December 31, 1999, Captec had entered into commitments to acquire 89 properties totaling approximately $208.4 million. The commitments are subject to various conditions to closing which are described in the contracts or letters of intent relating to these properties. In addition, in the ordinary course of business Captec is in negotiations regarding the proposed acquisition of other properties and related co-development opportunities. Captec may enter into commitments to acquire some of these prospective properties in the future. Captec expects to finance its acquisition commitments through a variety of sources of capital, including borrowings under the credit facility, other long-term collateralized and uncollateralized indebtedness, "off-balance sheet" financing through the formation of joint ventures and the issuance of additional equity or debt securities.

     Property acquisition and development commitments are expected to generate the primary demand for additional capital in the future.

     Dividends. During 1999, Captec paid dividends of $14.4 million. In January 2000, Captec declared a fourth quarter dividend on its common stock in the amount of $0.38 per share or $3,613,081. The dividend was payable to shareholders of record on January 12, 2000 and was paid on January 19, 2000. Captec expects to pay future dividends from cash available for distribution. Captec believes that cash from operations will be sufficient to allow Captec to make distributions necessary to enable Captec to continue to qualify as a REIT to the extent such requirements remain applicable.

INFLATION

     Captec's leases contain provisions which mitigate the adverse impact of inflation. The leases generally provide for specified periodic rent increases including fixed increase amounts and, in limited circumstances, indexation to CPI and/or percentage rent. In addition, most of the leases require the lessee to pay all operating costs and expenses including repairs, maintenance, real property taxes, assessments, utilities and insurance, thereby substantially reducing Captec's exposure to increases in costs and operating expenses resulting from inflation.

     Captec's credit facility bears interest at a variable rate which will be influenced by changes in short-term interest rates and will be sensitive to inflation. Captec uses derivative financial instruments in the normal course of business to manage its exposure to fluctuations in interest rates.

MARKET RISK

     Market risk represents a risk of loss arising from adverse changes in market prices and interest rates. Captec's market risk arises from interest rate risk inherent in its financial instruments. Captec is not subject to foreign currency exchange rate risk or commodity price risk.

     Captec monitors and manages interest rate exposure as an integral part of its overall risk management program, which recognizes the unpredictability of financial markets and seeks to reduce the potentially adverse effect on its results. At December 31, 1999, approximately 100.0% of Captec's debt bears interest at variable rates of LIBOR rate plus 1.25% to 1.75%.

     The following table presents certain information on Captec's assets and liabilities which are sensitive to interest rate changes at December 31, 1999:

                                                             MATURITY
                                            -------------------------------------------
                                              0 TO 3         1 TO 5
                                              MONTHS          YEARS           TOTAL
                                            ----------    -------------    ------------
Assets:
  Cash and cash equivalents...............  $1,035,607    $          --    $  1,035,607
  Properties subject to operating leases,
     net(1)...............................          --        3,365,182       3,365,182
                                            ----------    -------------    ------------
     Total assets.........................  $1,035,607    $   3,365,182    $  4,400,789
                                            ==========    =============    ============
Liabilities:
  Notes payable...........................  $       --    $ 115,305,195    $115,305,195
                                            ==========    =============    ============
  Reprice difference......................  $1,035,607    $(111,940,013)
  Cumulative gap..........................  $1,035,607    $(110,904,406)

---------------

(1) Represents leases that are under construction and sensitive to interest rate fluctuations.

     A 1.0% increase in the variable interest rate for the year ended December 31, 1999 would have resulted in additional interest expense of approximately $691,000.

     Captec uses derivative financial instruments in the normal course of business to manage its exposure to fluctuations in interest rates. Those instruments involve, to varying degrees, market risk, as the instruments are subject to rate and price fluctuations, and elements of credit risk in the event the counterparty should default. Captec does not enter into derivative transactions for trading purposes. At December 31, 1999, Captec had an interest rate swap contract outstanding with a total notional amount of $50.0 million, and an interest rate cap contract outstanding with a total notional amount of $31.5 million. The notional amounts serve solely as a basis for the calculation of payments to be exchanged and are not a measure of the exposure of Captec through the use of derivatives. Under the interest rate swap contract, Captec agrees to pay a fixed rate of 5.8% and the counterparty agrees to make payments based on 3-month LIBOR. Under the interest rate cap agreement the counterparty agrees to make payments to Captec if the LIBOR exceeds 6.5% through July 1, 1999 or 7.5% thereafter. The interest rate swap contract terminates July 2001 and the interest rate cap contract terminates January 2001.

RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective for all quarters of all fiscal years beginning after January 1, 2001 for Captec. The statement requires that all derivative instruments be recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Management has not yet determined the impact the statement will have on its earnings or financial position.

                          CAPTEC FINANCIAL GROUP, INC.

                                HISTORICAL DATA

                                    NINE MONTHS     NINE MONTHS
                                       ENDED           ENDED       YEAR ENDED   YEAR ENDED   YEAR ENDED   YEAR ENDED   YEAR ENDED
                                   DECEMBER 31,    DECEMBER 31,    MARCH 31,    MARCH 31,    MARCH 31,    MARCH 31,    MARCH 31,
                                       1999            1998           1999         1998         1997         1996         1995
                                   ------------    ------------    ----------   ----------   ----------   ----------   ----------
                                    (UNAUDITED)     (UNAUDITED)(IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUE:
  Leases.........................     $ 1,211        $  2,245       $ 2,907      $  5,128     $ 6,608      $ 6,545       $4,076
  Management fees................       1,362           2,817         2,829         2,792       3,811        2,421          598
  Mortgage loan income...........      11,467          10,532        13,788         5,755       2,718        1,323           --
  Gain on sales of loans,
    equipment and other..........       3,204           6,269         9,308         1,660         569          171          397
  Other..........................       3,958           2,945         3,012         1,167         957          515          251
                                      -------        --------       -------      --------     -------      -------       ------
    Total revenues...............      21,202          24,808        31,844        16,502      14,663       10,975        5,322
EXPENSES:
  Interest.......................      10,501          11,581        15,360         8,252       7,230        5,075        2,146
  Selling, general and
    administrative...............       9,490           9,845        13,007         9,135       6,179        4,423        2,585
  Provision for losses...........         675           1,116         1,251         3,906         345          332          343
  Depreciation and
    amortization.................         188             155           216           146          97           84           64
                                      -------        --------       -------      --------     -------      -------       ------
    Total expenses...............      20,854          22,697        29,834        21,439      13,851        9,912        5,138
Income (loss) before income
  tax............................         348           2,111         2,010        (4,937)        812        1,063          184
Provision for income tax.........         119             722           683        (1,679)        276           95           --
                                      -------        --------       -------      --------     -------      -------       ------
    Net income...................         229           1,389         1,327        (3,258)        536          968          184
                                      -------        --------       -------      --------     -------      -------       ------
    Income/(loss) attributable to
      Common Stock...............     $    29        $  1,189       $   927      $ (3,658)    $   136      $   573       $ (165)
                                      =======        ========       =======      ========     =======      =======       ======
    Income/(loss) per share of
      common stock...............     $  1.32        $  54.49       $ 42.48      $(167.69)    $  6.26      $ 28.91       $(8.31)
                                      =======        ========       =======      ========     =======      =======       ======
Weighted Average number of shares
  of Common stock outstanding....      21,813          21,813        21,813        21,813      21,813       19,813       19,813
                                      =======        ========       =======      ========     =======      =======       ======

                                                       DECEMBER 31,                           MARCH 31,
                                                    -------------------   -------------------------------------------------
                                                      1999       1998       1999       1998      1997      1996      1995
                                                      ----       ----       ----       ----      ----      ----      ----
                                                        (UNAUDITED)
                                                                                (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents.......................  $  1,670   $  3,730   $  2,772   $  3,384   $ 4,509   $ 1,293   $ 1,214
  Investments.....................................   262,570    162,885    175,302    153,749    74,584    76,981    32,900
  Total assets....................................   276,210    177,828    200,246    176,584    93,345    83,771    37,057
  Notes payable...................................   257,783    162,156    183,865    164,230    78,993    75,867    29,750
  Subordinated debt...............................     4,424      5,000      4,322      5,000     5,000        --        15
  Total liabilities...............................   271,401    175,188    195,982    174,364    87,984    79,161    33,021
  Total stockholders' equity......................     4,809      2,640      4,264      2,220     5,361     4,609     4,037

                                FINANCIAL GROUP

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

     Financial Group is a specialized commercial finance company providing financing to the franchise and chain restaurant, and the retail petroleum and convenience store markets. Financial Group principally provides equipment leases and loans and mortgage loan and business enterprise loan financing to its customers. Financial Group makes these investments directly, as reflected on its consolidated balance sheet, and also on behalf of affiliates for a management fee.

RESULTS OF OPERATIONS

     Nine months ended December 31, 1999 compared to nine months ended December 31, 1998. Total revenue decreased 14.5% to $21.2 million for the nine months ended December 31, 1999, as compared to $24.8 for the nine months ended December 31, 1998. The decrease in total revenue is the result of decreases in mortgage loan income, gain on sales of loans, financing lease income and management fees slightly offset by increases in loan servicing income, interest and dividend income and gain on hedging activities. Mortgage loan income increased 8.9% to $11.5 million for the nine months ended December 31, 1999, as compared to $10.5 million for the nine months ended December 31, 1998. Financing lease income decreased 46.0% to $1.2 million for the nine months ended December 31, 1999 as compared to $2.2 million for the nine months ended December 31, 1998. The decreases are primarily the result of the timing of securitizations. During the nine months ended December 31, 1999, Financial Group securitized a portfolio of mortgage loans and leases in May, as compared to securitizing a portfolio in August of 1998, resulting in Financial Group holding the mortgage loans and leases for a longer period during the nine months ended December 31, 1998. Gain on sales of loans decreased to $1.5 million for the nine months ended December 31, 1999, as compared to $6.1 million for the nine months ended December 31, 1998. The income realized in the May 1999 securitization totalled $3.4 million, of which $1.5 million was recorded as a gain on sale loans, $285,000 was recorded as interest income, and $1.5 million was previously recognized as a gain on hedging activities in prior periods in accordance with Financial Group's accounting policies related to hedging instruments. The income realized in the August 1998 securitization totalled $7.1 million, of which $6.1 million was recorded as a gain on sale of loans and $1.0 million was recorded as interest income. The aggregate income realized from securitization decreased 52.1% for the nine months ended December 31, 1999 as compared with the nine months ended December 31, 1998. The decrease was due to the fact that during the nine months ended December 31, 1999, as compared to the nine months ended December 31, 1998, the amount of loans securitized was smaller by $8.8 million, excluding other collateral included in the September 1998 securitization, and the spread between weighted average coupon on the securitized loans and the weighted average cost of bonds sold was approximately 20 basis points lower due to competitive and securitization market conditions. Financial Group believes that competitive and securitization market conditions are principally the result of the weighted average coupons on a pool of loans and bond spreads in the securitization market. Management fees decreased 51.6% to $1.4 million for the nine months ended December 31, 1999, as compared to $2.8 million for the nine months ended December 31, 1998. Prior to Captec's initial public offering in November 1997, all revenue received by Advisors' predecessor from Captec's predecessor was paid by Advisors' predecessor to Financial Group. Upon consummation of these offerings it was discussed that this practice would be discontinued and that Advisors would be directly responsible for readily identifiable direct expenses and that indirect expenses would be reimbursed to Financial Group through a fixed fee arrangement. This restructured arrangement was finally agreed upon in late 1998 and implemented effective as of January 1, 1999. Loan servicing income increased 68.3% to $1.1 million for the nine months ended December 31, 1999 as compared to $647,000 for the nine months ended December 31, 1998. This increase is due to an increase in the pool of loans and leases that Financial Group services as a result of securitizations. Interest and dividend income increased to $2.0 million for the nine months ended December 31, 1999 as compared to $406,000 for the nine months ended December 31, 1998 resulting from an increase in the balance of retained interests from Financial Group's securitizations. Gain on hedging activities increased to $1.5 million for the nine months ended

December 31, 1999, as compared to $0 for the nine months ended December 31, 1998. The increase is a result of marking to market certain hedging instruments that were associated with loans held by Financial Group during the nine months ended December 31, 1999.

     Total expenses decreased 8.1% to $20.9 million for the nine months ended December 31, 1999, as compared to $22.7 million for the nine months ended December 31, 1998. The decrease in total expenses is primarily the result of a 9.3% decrease in interest expense to $10.5 million for the nine months ended December 31, 1999, as compared to $11.6 million for the nine months ended December 31, 1998. The decrease in interest expense is primarily the result of reduced average balances outstanding under the notes payable during the nine months ended December 31, 1999, as compared to December 31, 1998 partially offset by an increase in amortization of debt discount related to warrants issued in 1998 in conjunction with certain notes payable. Selling, general and administrative expenses, including salaries, wages and benefits decreased 3.6% to $9.5 million for the nine months ended December 31, 1999 as compared to $9.8 million for the nine months ended December 31, 1998. This decrease is the result of reductions in general and administrative expenses. Provision for losses decreased 39.5% to $675,000 during the nine months ended December 31, 1999 as compared to $1.1 million for the nine months ended December 31, 1998. This decrease is the result of the improved delinquency status of the loan portfolio. Depreciation and amortization increased 21.8% to $188,000 for the nine months ended December 31, 1999 as compared to $155,000 for the nine months ended December 31, 1998. This increase is the result of the acquisition of capital assets.

     Most of Financial Group's interest-bearing assets have fixed interest rates while Financial Group's borrowings are primarily at variable rates. Therefore, Financial Group's profits could be influenced by changes in interest rates and the corresponding levels of assets and liabilities. At December 31, 1999, Financial Group had assets of $11.4 million subject to variable rates and $238.9 million of liabilities subject to variable rates, representing a negative re-pricing difference of $227.9 million. At December 31, 1998, Financial Group had assets of $19.3 million subject to variable rates and $132.8 million of liabilities subject to variable rates, representing a negative re-pricing difference of $113.6 million. At March 31, 1999, Financial Group had assets of $12.5 million subject to variable rates and $162.9 million in liabilities subject to variable rates, representing a negative re-pricing difference of $150.4 million. At March 31, 1998, Financial Group had assets of $13.4 million subject to variable rates and $125.2 million of liabilities subject to variable rates, representing a negative re-pricing difference of $111.7 million. A 1.0% increase in the variable interest rate for the nine months ended December 31, 1999 and the fiscal year ended March 31, 1999 would have resulted in an additional interest expense of approximately $949,000 and $1.3 million, respectively.

     As a result of the foregoing, Financial Group's net income before income tax decreased 83.5% to $348,000 for the nine months ended December 31, 1999, as compared to $2.1 million for the nine months ended December 31, 1998.

     1999 Compared to 1998. Total revenue increased 93.0% to $31.8 million for the fiscal year ended March 31, 1999, as compared to the fiscal year ended March 31, 1998. The increase in total revenue is the result of increases in mortgage loan income, gain on sales of loans, interest and dividend income, gain on sale of Captec common stock and gain on hedging activities slightly offset by a decrease in financing lease income. Mortgage loan income increased 140.0% to $13.8 million for the fiscal year ended March 31, 1999, as compared to $5.8 million for the fiscal year ended March 31, 1998. The increase is principally the result of an increase in average outstanding mortgage loans held during the fiscal year ended March 31, 1999, as compared to March 31, 1998. Gain on sales of loans increased 303.9% to $6.1 million for the fiscal year ended March 31, 1999, as compared to $1.5 million for the fiscal year ended March 31, 1998. The income realized in the August 1998 securitization totalled $7.1 million, of which $6.1 million was recorded as a gain or sale of loans and $1.0 million was recorded as interest income. The income realized from securitization during the year ended March 31, 1998 was recorded entirely as gain on sale of loans. Thus, the aggregate income realized from securitization increased 373.3% in the year ended March 31, 1999 as compared to the year ended March 31, 1998. The increase was due to the fact that during the fiscal year ended March 31, 1999, as compared to the fiscal year ended March 31, 1998, the amount of loans securitized was greater by $88.3 million, excluding other collateral included in the September 1998 securitization, and the spread between weighted average coupon on the securitized loans and the weighted average cost of the bonds sold was approximately 20 basis points higher due to competitive and securitization market conditions arising from fluctuations in the supply and demand for quality pools of loans and leases in the securitization market and as a result of economic conditions in the financial markets in general. Interest and dividend income increased 286.3% to $1.7 million for the fiscal year ended March 31, 1999, as compared to $447,000 for the fiscal year ended March 31, 1998. The increase is a result of the increase in the balance of retained interests in leases and loans that have been securitized during the fiscal year ended March 31, 1999, as compared to the fiscal year ended March 31, 1998. Gain on the sale of Captec common stock was $1.4 million for the fiscal year ended March 31, 1999, as the result of a one-time sale of Captec common stock. Gain on hedging activities increased to $1.8 million for the fiscal year ended March 31, 1999, as compared to $0 for the fiscal year ended March 31, 1998. The increase is due to the fact that Financial Group was not involved in hedging activities during the fiscal year ended March 31, 1998. Financing lease income decreased 43.3% to $2.9 million for the fiscal year ended March 31, 1999, as compared to $5.1 million for the fiscal year ended March 31, 1998. The decrease is principally the result of Financial Group experiencing greater growth in mortgage loan originations as compared to equipment lease originations.

     Total expenses increased 39.2% to $29.8 million for the fiscal year ended March 31, 1999, as compared to $21.4 million for the fiscal year ended March 31, 1998. The increase in total expenses is primarily the result of an increase in interest expense and selling, general and administrative expenses, including salaries, wages and benefits, and depreciation and amortization slightly offset by a decrease in provision for losses. Interest expense increased 86.1% to $15.4 million for the fiscal year ended March 31, 1999, as compared to $8.3 million for the fiscal year ended March 31, 1998. The increase is a result of increased borrowings under notes payable to fund increased average outstanding mortgage loans and leases during the fiscal year ended March 31, 1999, as compared to 1998, as well as any increase in amortization of debt discount related to warrants issued during the year ended March 31, 1999 in conjunction with certain notes payable. Selling, general and administrative expenses, including salaries, wages and benefits, increased 42.4% to $13.0 million for the fiscal year ended March 31, 1999, as compared to $9.1 million for the fiscal year ended March 31, 1998. The increase is a result of the increased business activity level related to mortgage loans and leases during the fiscal year ended March 31, 1999, as compared to the fiscal year ended March 31, 1998. Provision for losses decreased by 68% to $1.3 million for the fiscal year ended March 31, 1999, as compared to $3.9 million for the fiscal year ended March 31, 1998. Depreciation and amortization increased 48.0% to $216,000 for the fiscal year ended March 31, 1999 as compared to $146,000 for the fiscal year ended March 31, 1998. The increase is a result of the acquisition of capital assets. The decrease is primarily the result of a one-time write-off of equipment leases related to Kenny Rogers Roasters that declared bankruptcy during the fiscal year ended March 31, 1998.

     As a result of the foregoing, Financial Group's net income before income tax increased to $2.0 million for the fiscal year ended March 31, 1999, as compared to a net loss of $4.9 million for the fiscal year ended March 31, 1998.

     1998 Compared to 1997. Total revenue increased 12.5% to $16.5 million for the fiscal year ended March 31, 1998, as compared to the fiscal year ended March 31, 1997. The increase in total revenue is the result of increases in mortgage loan income, gain on sales of loans, and interest and dividend income slightly offset by decreases in financing lease income and management fees. Mortgage loan income increased 111.7% to $5.8 million for the fiscal year ended March 31, 1998, as compared to $2.7 million for the fiscal year ended March 31, 1997. The increase is a result of growth in loan originations and average outstanding loan balances. Gain on sales of loans increased 281.6% to $1.5 million for the fiscal year ended March 31, 1998, as compared to $393,000 for the fiscal year ended March 31, 1997. The increase is a result of a significant increase in the dollar volume of securitizations. Interest and dividend income increased 18.0% to $447,000 for the fiscal year ended March 31, 1998 as compared to $381,000 for the fiscal year ended March 31, 1997. The increase is due to the dividends received on Captec common stock and as a result of the increase in the balance of retained interests in leases and loans that were securitized during the fiscal year ended March 31, 1998. Financing lease income decreased 22.4% to $5.1 million for the fiscal year ended March 31, 1998, as compared to $6.6 million for the fiscal year ended March 31, 1997. The decrease is a result of the shift of focus from leases to mortgage loans as discussed above. Management fees decreased 26.7% to $2.8 million for the fiscal year ended

March 31, 1998, as compared to $3.8 million for the fiscal year ended March 31, 1997. The decrease is a result of changes in the management agreements between Financial Group, Captec and Advisors. These changes were negotiated in connection with the initial public offering of Captec.

     Total expenses increased 54.7% to $21.4 million for the fiscal year ended March 31, 1998, as compared to $13.9 million for the fiscal year ended March 31, 1997. The increase in total expenses is primarily the result of an increase in interest expense, selling, general and administrative expenses, including salaries, wages and benefits, provision for losses and depreciation and amortization. Interest expense increased 14.1% to $8.3 million for the fiscal year ended March 31, 1998, as compared to $7.2 million for the fiscal year ended March 31, 1997. The increase is a result of the increase in the outstanding borrowing under notes payable during the fiscal year ended March 31, 1998, as compared to the fiscal year ended March 31, 1997. Selling, general and administrative expenses, including salaries, wages and benefits, increased 47.8% to $9.1 million for the fiscal year ended March 31, 1998, as compared to $6.2 million for the fiscal year ended March 31, 1997. The increase is a result of the increased business activity level related to mortgage loans and leases during the fiscal year ended March 31, 1998, as compared to the fiscal year ended March 31, 1997. Provision for losses increased to $3.9 million for the fiscal year ended March 31, 1998, as compared to $345,000 million for the fiscal year ended March 31, 1997. The decrease is primarily the result of a one-time write-off of equipment leases related to Kenny Rogers Roasters that declared bankruptcy during the fiscal year ended March 31, 1998. Depreciation and amortization increased 51.0% to $146,000 for the fiscal year ended March 31, 1998 as compared to $97,000 for the fiscal year ended March 31, 1997. The increase is the result of the acquisition of capital assets.

     As a result of the foregoing, Financial Group's net income before income tax decreased to a net loss of $4.9 million for the fiscal year ended March 31, 1998, as compared to net income of $812,000 million for the fiscal year ended March 31, 1997.

LIQUIDITY AND CAPITAL RESOURCES

     Liquidity is the measurement of Financial Group's ability to have adequate cash or access to cash at all times in order to meet financial obligations when due, as well as to fund growth or other activities. Financial Group expects to meet both its short term and long term liquidity requirements through a combination of working capital provided by operating activities, borrowings under its notes payable and through the periodic securitizations of its loan and lease portfolio.

     Financial Group currently funds its mortgage loans and equipment leases through borrowings under the $250.0 million warehouse credit facility with Prudential Securities Credit Corporation. At December 31, 1999, Financial Group has outstanding borrowings of $238.9 million under the Financial Group credit facility and anticipates that either it will renew its warehouse credit facility with Prudential Securities Credit Corporation or refinance its indebtedness under its warehouse credit facility. Currently, Financial Group has not received a commitment from any other lender to provide it the financing necessary for Financial Group to refinance its warehouse credit facility. The Financial Group credit facility is subject to renewal on June 30, 2000. Financial Group is currently in the process of negotiating terms of the renewal with Prudential Securities Credit Corporation. Interest on outstanding borrowings under the Financial Group warehouse credit facility floats monthly at a rate equal to the 30-day LIBOR rate plus 1.10%. Financial Group is, and has been, in compliance with all negative covenants on its credit facility. These covenants include financial statement delivery requirements, prohibitions on additional lines, maintenance of underwriting guidelines and an interest rate hedging strategy, and limitations on dividends and distributions and transactions with affiliates.

     In addition to the Financial Group warehouse credit facility, at December 31, 1999 Financial Group had an additional $23.9 million indebtedness outstanding under five debt arrangements. Credit facilities with affiliates that are payable upon demand and bear annual interest at 10.0% represents $15.4 million outstanding at December 31, 1999. Nonrecourse notes collateralized by investments in leases and loans which bear annual interest rates from 6.95% to 8.40% represents $1.1 million outstanding at December 31, 1999. Notes payable to others, including stockholders, which bear annual interest rates from 8.20% to 12.0% and mature through

2007 represent $2.4 million outstanding at December 31, 1999. Subordinated debt outstanding at December 31, 1999 represents $4.4 million at an annual interest rate of 12.0% and mature through 2004.

     During the nine months ended December 31, 1999, Financial Group securitized and sold approximately $144.5 million of outstanding principal balance of its mortgage loan and equipment lease portfolio. The securitization and sale resulted in proceeds to Financial Group of $144.5 million.

     In December 1998, action was brought by Credit Suisse First Boston Corporation against Financial Group, alleging that Credit Suisse overpaid Financial Group upon the closing of a joint securitization. Credit Suisse is seeking damages of up to $1.8 million. Financial Group has filed counterclaims against Credit Suisse for, among other things, breaches of fiduciary duties undertaken by Credit Suisse in the securitization as well as breaches of contract with respect to joint venture loans. The amount of monetary damages sought by Financial Group in its counterclaims exceeds the amount of Credit Suisse's claim. Financial Group intends to vigorously pursue its counterclaims against Credit Suisse. Financial Group has reserved approximately $1.1 million at December 31, 1999 against this claim.

     At December 31, 1999, Financial Group had cash and cash equivalents of $1.7 million. For the nine months ended December 31, 1999, Financial Group generated cash from operations of $1.9 million and used $76.3 million and $73.3 million in investing and financing activities, respectively.

     Origination of mortgage loans, business enterprise loans and equipment leases and loans are expected to generate the primary demand for additional capital in the future. At December 31, 1999, Financial Group had $174.0 million in mortgage loan and equipment lease commitments, of which $158.0 million has been credit approved and is subject to commitment agreements and $16.0 million is subject to credit approval, and an additional $193.00 million in outstanding loan and equipment lease proposals.

INFLATION

     Because many of Financial Group's interest bearing assets have fixed interest rates while Financial Group's borrowings are primarily at variable rates, Financial Group's profits could be influenced by changes in interest rates and sensitive to inflation. Financial Group closely monitors interest rate risk and uses hedging instruments to reduce the risks of rising variable interest rates. See "Market Risk" below for further discussion.

MARKET RISK

     Market risk represents a risk of loss arising from adverse changes in market prices and interest rates. Financial Group's market risk arises from interest rate risk inherent in its financial instruments. Financial Group is not subject to foreign currency exchange rate risk or commodity price risk.

     Financial Group monitors and manages interest rate exposures as an integral part of its overall risk management program, which recognizes the unpredictability of financial markets and seeks to reduce the potentially adverse effect on its results. At December 31, 1999, approximately 93.0% of Financial Group's debt bears interest at variable rates of LIBOR rate plus 1.10%. Financial Group intends to utilize variable rate indebtedness available under its warehouse credit facility in order to initially fund future acquisitions and developments. Thus, to the extent that Financial Group incurs additional variable rate indebtedness, its exposure to an increase in interest rates would increase. Although all of Financial Group's loans contain fixed rates of return such rates float up to the time of funding. This provision is designed to mitigate the adverse impact of interest rate increases between the time of a loan commitment and a loan closing.

     The following table presents certain information on Financial Group's assets and liabilities which are sensitive to interest rate changes at December 31, 1999:

                                                                MATURITY
                                        ---------------------------------------------------------
                                          0 TO 3        1 TO 5          OVER 5
                                          MONTHS         YEARS           YEARS          TOTAL
                                        ----------   -------------   -------------   ------------
ASSETS:
  Cash and cash equivalents...........  $1,670,076   $          --   $          --   $  1,670,076
  Investment in mortgage loans(1).....          --              --       9,732,153      9,732,153
                                        ----------   -------------   -------------   ------------
     Total assets.....................  $1,670,076   $          --   $   9,732,153   $ 11,402,229
LIABILITIES:
  Notes payable.......................  $       --   $ 238,884,831   $          --   $238,884,831
                                        ----------   -------------   -------------   ------------
  Reprice difference..................  $1,670,076   $(238,884,831)  $   9,732,153
  Cumulative gap......................  $1,670,076   $(237,214,755)  $(227,482,602)

---------------
(1) Represents those mortgage loans that are sensitive to interest rate fluctuations.

     Financial Group believes the negative effect of a rise in interest rates is reduced by the anticipated short duration of Financial Group's investment in its loans and leases. Financial Group intends that when the loan and lease portfolios attain a certain level, the portfolio will be securitized and proceeds from the securitization would be used to pay down the corresponding notes payable. If Financial Group were unable to securitize it would explore whole loan sales or negotiating long-term fixed-rate matched maturity debt.

     During the short duration of its investment leases and loans prior to securitization, Financial Group manages its interest rate exposures of specific loans held for sale by creating off-setting market exposures through the use of forward sales of FNMA mortgage back securities and U.S. Treasury Securities. Financial Group does not enter into transactions for trading or speculative purposes. Financial Group believes that interest rate changes would not impact its loans held for sale in any material respect.

RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (SFAS 133) "Accounting for Derivative Financial Instruments and Hedging Activities." This statement, which is required to be adopted for fiscal years beginning after June 15, 2000, establishes standards for recognition and measurement of derivatives and hedging activities. Financial Group has not yet determined the financial statement impact of SFAS 133.

                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements and financial statement schedule of Captec for each of the years in the three-year period ended December 31, 1999 included in this proxy statement, and the financial statements and financial statement schedule of Financial Group as of March 31, 1999 and 1998 and for the three years ended March 31, 1999 also included elsewhere in this proxy statement have been audited by PricewaterhouseCoopers LLP.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the special meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                                 OTHER MATTERS

     Captec's Board of Directors know of no other business to be presented at the special meeting. If other matters properly come before the meeting in accordance with Captec's bylaws, the persons named as proxies will vote on them in accordance with their best judgment.

                          ANNUAL REPORT AND FORM 10-K

     The 1999 Annual Report to Stockholders containing the consolidated financial statements of Captec for the year ended December 31, 1999 and Captec's annual report on Form 10-K for the fiscal year ended December 31, 1999 as filed with the SEC without the accompanying exhibits has previously been mailed to stockholders. A list of the exhibits included in the Form 10-K and the exhibits may be obtained by writing to investor relations, Captec Net Lease Realty, Inc., 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, Ann Arbor, Michigan 48106.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     The deadline for submission of stockholder proposals intended for inclusion in Captec's proxy statement for the 2000 Annual Meeting of Stockholders was November 26, 1999. The deadline for such stockholder proposals with respect to Captec's annual meeting for 2001 will be established by the Board of Directors and set forth in Captec's proxy statement with respect to the 2000 Annual Meeting.

     You are urged to complete, date, sign and return your proxy card promptly to make certain your shares will be voted at the special meeting, even if you plan to attend the meeting in person. If you desire to vote your shares in person at the meeting, your proxy may be revoked. For your convenience in returning the proxy card, a pre-addressed and postage paid envelope has been enclosed.

                            YOUR PROXY IS IMPORTANT
                       WHETHER YOU OWN FEW OR MANY SHARES

     Please date, sign and mail the enclosed proxy card today.

                                          By Order of the Board of Directors

                                          Edward G. Ptaszek
                                          Secretary

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGES
                                                              -----
CAPTEC NET LEASE REALTY, INC.
  Report of Independent Accountants.........................   F-2
  Consolidated Balance Sheets as of December 31, 1999 and
     1998...................................................   F-3
  Consolidated Statements of Operations for the Years Ended
     December 31, 1999, 1998 and 1997.......................   F-4
  Consolidated Statements of Changes in Stockholders' Equity
     for the Years Ended December 31, 1999, 1998 and 1997...   F-5
  Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1999, 1998 and 1997.......................   F-6
  Notes to the Consolidated Financial Statements............   F-7
  Report of Independent Accountants.........................  F-20
  Schedule III -- Properties and Accumulated Depreciation as
     of December 31, 1999...................................  F-21
CAPTEC FINANCIAL GROUP, INC.
  Report of Independent Accountants.........................  F-25
  Consolidated Balance Sheets as of December 31, 1999
     (unaudited) and March 31, 1999 and 1998................  F-26
  Consolidated Statements of Income for the Nine Months
     Ended December 31, 1999 and 1998 (unaudited) and for
     the Years Ended March 31, 1999, 1998 and 1997..........  F-27
  Consolidated Statements of Changes in Stockholders' Equity
     for the Years Ended March 31, 1997, 1998 and 1999 and
     the Nine Months Ended December 31, 1999 (unaudited)....  F-28
  Consolidated Statements of Cash Flows for the Nine Months
     Ended December 31, 1999 and 1998 (unaudited) and for
     the Years Ended March 31, 1999, 1998 and 1997..........  F-29
  Notes to the Consolidated Financial Statements............  F-30
  Schedule IV -- Mortgage Loans on Real Estate as of March
     31, 1999...............................................  F-48

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Captec Net Lease Realty, Inc.:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders equity, and cash flows present fairly, in all material respects, the financial position of Captec Net Lease Realty, Inc. and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP
    January 31, 2000
    Detroit, Michigan

                 CAPTEC NET LEASE REALTY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1999           1998
                                                              ------------   ------------
ASSETS
Cash and cash equivalents...................................  $  1,035,607   $  4,488,565
Investments:
  Properties subject to operating leases, net...............   217,615,654    221,349,661
  Properties subject to financing leases, net...............     4,407,195      3,128,824
  Loans to affiliates, collateralized by mortgage loans.....    10,979,804      8,915,523
  Investment in joint venture...............................     7,305,894             --
  Investment in affiliated limited partnerships, net........     4,251,568      4,395,000
  Other loans, related party................................       390,520        405,775
                                                              ------------   ------------
     Total investments......................................   244,950,635    238,194,783
Short-term loans to affiliates..............................       398,471      2,505,294
Unbilled rent, net..........................................     6,027,221      3,710,487
Accounts receivable.........................................       491,052        144,642
Due from affiliates.........................................     1,326,307      1,242,675
Other assets................................................     1,292,399      1,724,283
                                                              ------------   ------------
     Total assets...........................................  $255,521,692   $252,010,729
                                                              ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Notes payable.............................................  $116,921,555   $113,984,988
  Accounts payable and accrued expenses.....................     2,672,529      1,428,041
  Due to affiliates.........................................            --         76,513
  Federal income tax payable................................       719,000        719,000
  Security deposits held on leases..........................       272,943        194,406
                                                              ------------   ------------
     Total liabilities......................................   120,586,027    116,402,948
                                                              ------------   ------------
Stockholders' Equity:
  Common stock, ($.01 par value) authorized: 40,000,000
     shares; issued and outstanding: 9,508,108..............        95,081         95,081
  Paid in capital...........................................   134,711,056    134,711,056
  Retained earnings.........................................       129,528        801,644
                                                              ------------   ------------
     Total stockholders' equity.............................   134,935,665    135,607,781
                                                              ------------   ------------
     Total liabilities and stockholders' equity.............  $255,521,692   $252,010,729
                                                              ============   ============

   The accompanying notes are an integral part of the consolidated financial statements.

                 CAPTEC NET LEASE REALTY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                            PREDECESSOR
                                                                                           --------------
                                                                          FOR THE PERIOD   FOR THE PERIOD
                                                                            OCTOBER 1,       JANUARY 1,
                                             YEAR ENDED     YEAR ENDED       THROUGH          THROUGH
                                            DECEMBER 31,   DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,
                                                1999           1998            1997             1997
                                            ------------   ------------   --------------   --------------
Revenue:
  Rental income from operating leases.....  $24,559,064    $22,451,150      $3,590,602      $ 7,974,798
  Earned income from financing leases.....      650,233         47,880          50,697          111,395
  Interest income on loans to
     affiliates...........................    1,270,732      1,785,716         392,374        1,194,202
  Other income, principally affiliated
     ventures.............................    2,507,164      1,401,090          24,832           56,671
                                            -----------    -----------      ----------      -----------
     Total revenue........................   28,987,193     25,685,836       4,058,505        9,337,066
                                            -----------    -----------      ----------      -----------
Expenses:
  Interest................................    9,272,453      6,799,695       1,475,412        4,419,226
  Management fees, affiliates, net........           --        193,757         189,412        1,347,086
  General and administrative..............    1,566,515      1,422,212          72,528          464,769
  Depreciation and amortization...........    3,485,349      3,069,074         530,318        1,076,043
  Provision for unbilled rent.............           --        865,311              --               --
                                            -----------    -----------      ----------      -----------
     Total expenses.......................   14,324,317     12,350,049       2,267,670        7,307,124
                                            -----------    -----------      ----------      -----------
     Net income before equity in joint
       venture, (loss)/gain on sale of
       properties and accounting change...   14,662,876     13,335,788       1,790,835        2,029,942
Equity in net income of joint venture.....      256,722             --              --               --
(Loss)/gain on sale of properties.........     (850,056)    (1,837,524)        206,834          (58,687)
                                            -----------    -----------      ----------      -----------
     Net income before accounting change
       and provision for income tax.......   14,069,542     11,498,264       1,997,669        1,971,255
Cumulative effect of accounting change....     (336,875)            --              --               --
Provision for income tax..................           --             --              --          167,000
                                            -----------    -----------      ----------      -----------
  Net income..............................  $13,732,667    $11,498,264       1,997,669        1,804,255
                                            ===========    ===========
Redeemable Preferred Stock dividend
  requirements............................                                   1,011,986        5,625,000
                                                                            ----------      -----------
  Income (loss) attributable to common
     stock................................                                  $  985,683      $(3,820,745)
                                                                            ==========      ===========
  Basic and Diluted EPS:
     Income (loss) before accounting
       change.............................  $      1.48    $      1.21      $     0.20      $     (3.90)
                                            ===========    ===========      ==========      ===========
     Accounting change....................  $     (0.04)   $        --      $       --
                                            ===========    ===========      ==========
     Net income...........................  $      1.44    $      1.21      $     0.20
                                            ===========    ===========      ==========
Weighted average number of common shares
  outstanding.............................    9,508,108      9,508,108       4,966,139          980,330
                                            ===========    ===========      ==========      ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                 CAPTEC NET LEASE REALTY, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                         COMMON STOCK                                         TOTAL
                                      -------------------     PAID-IN        RETAINED     STOCKHOLDERS'
            PREDECESSOR                SHARES     AMOUNT      CAPITAL        EARNINGS        EQUITY
            -----------                ------     ------      -------        --------     -------------
BALANCE, DECEMBER 31, 1996..........      1,000   $ 1,000   $         --   $         --   $      1,000
Net income..........................         --        --             --      1,804,255      1,804,255
Redeemable Preferred Stock dividends
  paid from retained earnings.......         --        --             --     (1,804,255)    (1,804,255)
Common stock issued in merger and
  subsequent stock split, net.......    979,330     8,803      5,152,197             --      5,161,000
                                      ---------   -------   ------------   ------------   ------------
BALANCE, SEPTEMBER 30, 1997.........    980,330   $ 9,803   $  5,152,197   $         --   $  5,162,000
                                      =========   =======   ============   ============   ============
BALANCE, OCTOBER 1, 1997............    980,330   $ 9,803   $  5,152,197   $         --   $  5,162,000
Net income..........................         --        --             --      1,997,669      1,997,669
Common stock issued in initial
  public offering...................  8,000,000    80,000    132,005,740             --    132,085,740
Common stock issued for conversion
  of Redeemable Preferred Stock.....    527,778     5,278      9,494,722             --      9,500,000
Redeemable Preferred Stock dividends
  paid..............................         --        --    (11,073,204)    (1,011,986)   (12,085,190)
Common stock dividends ($0.195 per
  share)............................         --        --       (868,399)      (985,683)    (1,854,082)
                                      ---------   -------   ------------   ------------   ------------
BALANCE, DECEMBER 31, 1997..........  9,508,108    95,081    134,711,056             --    134,806,137
Net income..........................         --        --             --     11,498,264     11,498,264
Common stock dividends ($1.125 per
  share)............................         --        --             --    (10,696,620)   (10,696,620)
                                      ---------   -------   ------------   ------------   ------------
BALANCE, DECEMBER 31, 1998..........  9,508,108    95,081    134,711,056        801,644    135,607,781
Net income..........................                                         13,732,667     13,732,667
Common stock dividends ($1.51 per
  share)............................         --        --             --    (14,404,783)   (14,404,783)
                                      ---------   -------   ------------   ------------   ------------
BALANCE, DECEMBER 31, 1999..........  9,508,108   $95,081   $134,711,056   $    129,528   $134,935,665
                                      =========   =======   ============   ============   ============

   The accompanying notes are an integral part of the consolidated financial statements.

                 CAPTEC NET LEASE REALTY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                             PREDECESSOR
                                                                                                            --------------
                                                                                           FOR THE PERIOD   FOR THE PERIOD
                                                                                             OCTOBER 1,       JANUARY 1,
                                                              YEAR ENDED     YEAR ENDED       THROUGH          THROUGH
                                                             DECEMBER 31,   DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,
                                                                 1999           1998            1997             1997
                                                             ------------   ------------   --------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.................................................  $13,732,667    $11,498,264     $  1,997,669     $  1,804,255
Adjustments to net income:
  Depreciation and amortization............................    3,485,349      3,069,074          530,318        1,076,043
  Accounting change........................................      336,875             --               --               --
  Amortization of debt issuance costs......................      721,862        439,407          131,250          393,750
  Equity in net income of joint venture....................     (256,722)            --               --               --
  Loss (gain) on sale of property..........................      850,056      1,837,524         (206,835)          58,688
  Increase in unbilled rent................................   (2,316,734)    (1,439,444)        (455,323)      (1,193,366)
  Increase in accounts receivable and other assets.........   (1,110,200)      (513,689)        (149,697)        (288,099)
  Increase (decrease) in accounts payable and accrued
    expenses...............................................    1,244,488         (6,627)         300,602          925,522
                                                             ------------   ------------    ------------     ------------
      Net cash provided by operating activities............   16,687,641     14,884,509        2,147,984        2,776,793
                                                             ------------   ------------    ------------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of properties subject to operating leases......  (22,600,058)   (78,116,356)     (45,113,200)     (32,157,979)
Acquisition of properties subject to financing leases......   (1,188,628)    (3,128,824)              --         (370,165)
Collection on short-term loans to affiliates, net..........    2,106,823      4,944,211       (1,812,604)       1,000,636
Proceeds from the transfer of properties to joint
  venture..................................................    4,472,752             --               --               --
Proceeds from the disposition of properties................   17,646,133      4,797,472        3,503,091          704,723
Advances on loans to affiliates, collateralized by mortgage
  loans, net...............................................   (2,064,281)            --       (6,458,589)      (6,959,526)
Collection on loans to affiliates, collateralized by
  mortgage loans...........................................           --      4,146,322        5,539,782        3,918,202
Collection of principal on other loans.....................       15,255        720,095           21,273           63,289
Investments in affiliated partnerships.....................           --     (4,395,000)              --               --
Proceeds from joint venture distribution...................       63,828             --               --               --
Collection of principal on financing leases................      (89,744)            --          (33,053)          (3,127)
Investment in joint venture................................   (7,113,000)            --               --               --
Lease security deposits....................................       78,537         52,514               --           15,123
                                                             ------------   ------------    ------------     ------------
      Net cash used in investing activities................   (8,672,383)   (70,979,566)     (44,353,300)     (33,788,824)
                                                             ------------   ------------    ------------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of Redeemable Preferred Stock......................           --             --      (40,500,000)              --
Dividends paid on common stock.............................  (14,404,783)   (12,550,702)              --               --
Proceeds from the offering, net............................           --             --      132,085,740               --
Borrowings of notes payable................................   15,616,360    113,984,988       44,842,937       30,342,875
Debt issuance costs........................................           --     (1,632,604)              --               --
Dividends paid on Redeemable Preferred Stock...............           --             --      (10,913,381)      (2,375,000)
Repayments of notes payable................................  (12,679,793)   (42,746,189)     (80,535,788)         (64,066)
                                                             ------------   ------------    ------------     ------------
      Net cash (used in) provided by financing
        activities.........................................  (11,468,216)    57,055,493       44,979,508       27,903,809
                                                             ------------   ------------    ------------     ------------
NET CASH FLOWS.............................................   (3,452,958)       960,436        2,774,192       (3,108,222)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.............    4,488,565      3,528,129          753,937        3,862,159
                                                             ------------   ------------    ------------     ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD...................  $ 1,035,607    $ 4,488,565     $  3,528,129     $    753,937
                                                             ============   ============    ============     ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest...................................  $ 7,660,588    $ 5,855,889     $  1,598,871     $  3,837,000
                                                             ============   ============    ============     ============
  Non-cash transfers: From impaired mortgage loans to
    properties subject to operating leases.................                                 $    788,168     $  3,278,000
                                                                                            ============     ============
  Common stock issued for conversion and redemption of
    preferred stock........................................                                 $  9,500,000
                                                                                            ============
  Common stock issued in merger and subsequent stock
    split..................................................                                                  $  5,161,000
                                                                                                             ============

   The accompanying notes are an integral part of the consolidated financial statements.

                         CAPTEC NET LEASE REALTY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION: Captec Net Lease Realty, Inc., (the "Company") a Delaware corporation, was formed in 1997 to continue and expand the acquisition and investment activities of Captec Net Lease Realty, Inc. ("Net Lease Michigan"), a Michigan corporation, and Captec Net Lease Realty Advisors, Inc. ("Advisors Michigan"), a Michigan corporation. Net Lease Michigan was formed in October 1994 for the purpose of investing in long-term net leased restaurant and retail real estate and commenced operations in February 1995. Advisors Michigan was formed in October 1994 for the purpose of providing certain advisory services to Net Lease Michigan and also commenced operations in February 1995. The Company completed its initial public offering on November 19, 1997 and has subsequently qualified as a real estate investment trust ("REIT").

     In connection with the initial public offering, Net Lease Michigan and Advisors Michigan were merged into the Company effective September 3, 1997 in exchange for 1,315,440 shares of common stock and 50,000 shares of Redeemable Preferred Stock. Subsequently, a reverse split of .745249 shares for each share of common stock was effected, resulting in 980,330 shares outstanding. The accompanying financial statements account for the merger of Net Lease Michigan by Advisors Michigan in accordance with the purchase method of accounting as provided for in Accounting Principles Board Opinion No. 16. Accordingly, the cost of the acquisition was $5,161,000 (318,607 split adjusted shares issued to the shareholders of Advisors Michigan at an assumed fair value of $16.20) and the assets acquired and liabilities assumed of Net Lease Michigan were recorded at their estimated fair values (resulting in an increase to historical recorded value of properties subject to operating leases of $5,161,000). In addition, as the principal business activities of the Company consist of the activities previously performed by Net Lease Michigan, Net Lease Michigan is deemed to be the "Predecessor" company for financial reporting purposes and the accompanying statements of operations and cash flows for the period January 1, 1997 through September 30, 1997 are of Net Lease Michigan.

     Following is a summary of the Company's significant accounting policies:

     CONSOLIDATION: The consolidated financial statements include the accounts of Captec Net Lease Realty, Inc. and its majority owned subsidiaries all of which the Company has financial and operating control. All significant intercompany accounts and transactions have been eliminated.

     CASH AND CASH EQUIVALENTS: Cash equivalents consist of investments in government securities money funds purchased with original maturities of less than 90 days.

     PROPERTIES SUBJECT TO OPERATING LEASES: Properties subject to operating leases are stated at cost, including acquisition and closing costs, less accumulated depreciation. Buildings are depreciated on the straight-line method over their estimated useful lives (40 years). The Company periodically reviews its real estate portfolio for impairment whenever events or changes in circumstances indicate that the carrying amount of the property may not be recoverable. If an impairment loss is indicated, the loss is measured as the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset (see Note 2).

     PROPERTIES SUBJECT TO FINANCING LEASES: Properties subject to financing leases are recorded at their net investment (which at the inception of the lease generally represents the cost of the property, which includes miscellaneous acquisition and closing costs). Unearned income is deferred and amortized into income over the lease term so as to produce a constant periodic rate of return on the Company's net investment in the leases.

     INVESTMENT IN AFFILIATED PARTNERSHIPS: Investments in general partnership interests of Captec Franchise Capital Partners L.P. III and Captec Franchise Capital Partners L.P. IV (collectively the "Partnerships"), represent a 1.0% interest in the Partnerships. The Company has the ability to exercise significant influence but does not have financial operating control over Captec Franchise Capital Partners L.P. III and Captec Franchise Capital Partners L.P.
IV. The Partnerships are accounted for under the equity method. The investment consists primarily of goodwill which is amortized based on an effective amortization method, reflecting the cash receipts.

                         CAPTEC NET LEASE REALTY, INC.

     RENTAL INCOME FROM OPERATING LEASES: The Company's operating leases have scheduled rent increases which occur at various dates throughout the lease terms. The Company recognizes the total rent, as stipulated by the lease agreement, as income on a straight-line basis over the term of each lease. To the extent rental income on the straight-line basis exceeds rents billable per the lease agreement, an amount is recorded as unbilled rent. In addition to scheduled rent increases, certain of the Company's leases also have percentage and overage rent clauses, which the Company recognizes such additional rent after the tenants' reported sales have exceeded the applicable sales breakpoint.

     DEBT FINANCING COSTS: Debt financing costs are amortized over the term of the related note using the effective interest method.

     INCOME TAXES: The Company has made an election to be taxed as a REIT under sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. The Company generally will not be subject to federal income taxes on amounts distributed to stockholders, provided it distributes at least 95 percent of its real estate investment trust taxable income and meets certain other requirements for qualifying as a REIT (see Note 8). The return of capital portion of dividends paid in 1999 and 1998 was 15.0% and 6.0%, respectively.

     INCOME/(LOSS) PER COMMON SHARE: Income/(Loss) per common share is based on net income (loss) reduced by redeemable preferred stock dividend requirements, divided by the weighted average number of common shares outstanding. Loss per common share for the periods prior to October 1, 1997 was calculated as if the 980,330 split adjusted shares had been outstanding. Stock options currently outstanding (see Note 11) were excluded from the computation of diluted earnings per share because their exercise price was in excess of the average market price of the Company's common stock during 1999, 1998 and 1997.

     STOCK OPTION PLAN: The Company accounts for the stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25. "Accounting for Stock Issued to Employees." Accordingly, compensation expense would be recorded only if on the date of grant the current market price of the underlying stock exceeded the exercise price. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures as if the fair-value based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

     DERIVATIVE INSTRUMENTS: Derivative instruments are classified as "held for purposes other than trading" and are entered into to manage exposures to fluctuations in interest rates. The differential paid or received on derivative instruments is recognized on an accrual basis as an adjustment to interest expense. The instruments used are interest rate swap and interest rate cap agreements.

     ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     NEW PRONOUNCEMENTS: In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective for all quarters of all fiscal years beginning after June 15, 2000 (January 1, 2001 for the Company). The statement requires that all derivative instruments be recorded at fair value on the balance sheet with changes in fair value recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge

                         CAPTEC NET LEASE REALTY, INC.

transaction. Management of the Company has not yet determined the impact that the adoption of the statement will have on its earnings or statement of financial position.

     In April 1998, the Accounting Standards Executive Committee issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities." This statement requires start-up activities and organization costs to be expensed as incurred. In accordance with the provisions of the statement, the Company has recognized a $337,000 non-cash charge during the three months ended March 31, 1999, representing the balance of unamortized organization costs.

     RECLASSIFICATIONS: Certain prior period financial statement amounts have been reclassified to conform to the 1999 presentations.

2. PROPERTIES SUBJECT TO OPERATING LEASES

     The Company's real estate portfolio is leased to tenants under long-term net operating leases. The lease agreements generally provide for monthly rents based upon a percentage of the property's cost. The initial term of the leases typically ranges from 15 to 20 years, although the Company in certain cases will enter into leases with terms that are shorter or longer. As of December 31, 1999, the initial terms of the Company's leases extend through September 30, 2021. Most leases also provide for one or more five-year renewal options. In addition, certain leases provide the tenant one or more options to purchase the properties at a predetermined price, generally only during stated periods during the fifth to seventh lease years. At December 31, 1999, leases to a single lessee represented approximately 11.5% of annualized total revenue (13.6% in 1998) while the next highest single lessee represented approximately 3.6%. Leases to one national restaurant concept represented approximately 7.0% of annualized total revenue.

     Net investment in properties subject to operating leases at December 31, 1999 and 1998 includes capitalized acquisition and interest costs totaling approximately $6.5 million and $6.4 million, respectively, which costs have been allocated between land and buildings and improvements on a pro rata basis. The net investment in properties subject to operating leases is comprised of the following:

                                                          DECEMBER 31,
                                                  ----------------------------
                                                      1999            1998
                                                      ----            ----
Land............................................  $ 83,344,971    $ 81,437,199
Buildings and improvements......................   131,211,643     131,698,579
Construction draws on properties................    10,653,762      12,876,091
                                                  ------------    ------------
                                                   225,210,376     226,011,869
Less accumulated depreciation...................    (7,594,722)     (4,662,208)
                                                  ------------    ------------
Total...........................................  $217,615,654    $221,349,661
                                                  ============    ============

     The Company periodically invests in properties under construction. All construction draws are subject to the terms of a standard lease agreement with the Company which fully obligates the tenant under the long-term lease to all construction related costs advanced through construction draws, including interest during the construction period. Upon completion of construction and when the tenant lease payments begin, the construction draws are then capitalized as land and building. At December 31, 1999 and 1998, the Company had approximately $3.7 million and $11.2 million respectively, of unfunded commitments on properties under construction.

     Pursuant to the Company's policy for reviewing its real estate portfolio for impaired properties, the Company recorded an impairment loss of approximately $497,000 and $445,000 for the years ended December 31, 1999 and 1998, respectively, charged to (loss)/gain on sale of properties to reduce the net carrying value to approximately $625,000 of one property held for sale in 1999 and reduce the aggregate

                         CAPTEC NET LEASE REALTY, INC.

carrying value to approximately $74,000 for two modular buildings held for sale in 1998. In addition, 8 properties with an aggregate net cost of approximately $9.4 million at December 31, 1999 are not currently subject to lease.

     The following is a schedule of future minimum lease payments to be received on the noncancelable operating leases as of December 31, 1999.

2000........................................................  $ 19,165,668
2001........................................................    21,347,968
2002........................................................    21,843,790
2003........................................................    22,127,301
2004........................................................    22,301,156
Thereafter..................................................   253,258,553
                                                              ------------
Total.......................................................  $360,044,436
                                                              ============

     Since lease renewal periods are exercisable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease terms.

3. FINANCING LEASES

     The net investment in financing leases as of December 31, 1999 and 1998 is comprised of the following:

                                                        1999           1998
                                                        ----           ----
Minimum lease payments to be received..............  $10,189,037    $7,854,278
Estimated residual value...........................           --            --
                                                     -----------    ----------
  Gross investment in financing leases.............   10,189,037     7,854,278
Unearned income....................................   (5,781,842)   (4,725,454)
                                                     -----------    ----------
  Net investment in financing leases...............  $ 4,407,195    $3,128,824
                                                     ===========    ==========

     The following is a schedule of future minimum lease payments to be received on financing leases as of December 31, 1999.

2000........................................................  $   486,000
2001........................................................      486,000
2002........................................................      486,000
2003........................................................      486,000
2004........................................................      533,633
Thereafter..................................................    7,711,404
                                                              -----------
Total.......................................................  $10,189,037
                                                              ===========

                         CAPTEC NET LEASE REALTY, INC.

4. LOANS TO AFFILIATE, COLLATERALIZED BY MORTGAGE LOANS

     Loans to affiliates, collateralized by mortgage loans consist of:

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1999           1998
                                                                 ----           ----
Loan under a master revolving note, collateralized by a
  subordinate interest in a portfolio of loans owned by an
  affiliate.................................................  $ 9,321,327    $6,996,954
Promissory note collateralized by a subordinate class
  certificate issued in conjunction with an asset-backed
  securitization pool of long-term fixed rate mortgage loans
  and other collateralized loans............................    1,658,477     1,918,569
                                                              -----------    ----------
Total.......................................................  $10,979,804    $8,915,523
                                                              ===========    ==========

     The master revolving note bears interest at 10.0% per annum at December 31, 1999 and 1998, respectively. The promissory note bears interest at 15.7% per annum at December 31, 1999 and 1998. Both notes are payable on demand.

5. INVESTMENT IN JOINT VENTURE

     During 1999, the Company invested $7.1 million for a 22.6% membership interest in FC Venture I, LLC ("FC Venture"). The investment is accounted for under the equity method. The partner in FC Venture has been granted an option to convert either 25.0% or 75.0% of its joint venture interest into the Company's common stock, as defined in the joint venture agreement, during the period March 31, 2001 through March 31, 2003. Summarized financial information of the Company's joint venture investment as of and for the year ended December 31, 1999 is set forth below:

Investments in property subject to leases...................  $33,358,192
Total assets................................................   35,376,647
Notes payable...............................................    1,110,000
Total liabilities...........................................    3,998,370
Members' equity.............................................   31,378,277
Revenues....................................................    1,567,637
Net income..................................................    1,136,176

6. NOTES PAYABLE

     In February 1998, the Company entered into a credit facility (the "Credit Facility"), which was used to provide funds for the acquisition and development of properties and working capital, and repaid all amounts outstanding under the prior credit agreement.

     On December 1, 1998, the Company amended the Credit Facility to provide a $125.0 million facility ($50.0 million of which is subject to amortization) which is collateralized by the properties. At December 31, 1999, the Company had approximately $115.3 million of aggregate outstanding borrowings under the Credit Facility.

     The Credit Facility has a three-year term and the revolving credit borrowings are subject to borrowing base restrictions. The credit agreement contains covenants which, among other restrictions, require the Company to maintain a minimum net worth, a maximum leverage ratio, and specified interest and fixed charge coverage ratios. The Company has been in compliance with all debt covenants for the years presented except for a two-month period in 1998 (October-November) due to a lessee filing for bankruptcy. The Credit Facility bears interest at an annual rate of LIBOR plus a spread ranging from 1.25% to 1.75%, set quarterly

                         CAPTEC NET LEASE REALTY, INC.

depending on the Company's leverage ratio, or at the Company's option, the bank's base rate plus a spread of .25%. In connection with the Credit Facility, the Company is also required to pay an unused commitment fee ranging from .125% to .20% per annum on the unused amount of the commitment. The Credit Facility is subject to principal amortization as defined in the credit agreement. As of December 31, 1999 the calculated aggregate maturities of the borrowings outstanding on the Credit Facility after December 31, 1999 are as follows:

     The aggregate maturities of the term facility after December 31, 1999 are as follows:

Year Ending December 31:
  2000......................................................  $   837,155
  2001......................................................   49,112,205
                                                              -----------
  Total.....................................................  $49,949,360
                                                              ===========

     Included in other assets are costs totaling $983,000 in 1999 and $1.3 million in 1998 (net of accumulated amortization) associated with the issuance of the notes payable. Amortization of debt issuance costs for the years ended December 31, 1999 and 1998 amounted to $722,000 and $440,000, respectively, which is included in interest expense in the accompanying financial statements.

     In December 1999, the Company entered into a $1.6 million promissory note in connection with the acquisition of a property. The note was payable on demand with interest at a rate of 10.25% per annum. In January 2000, the Company paid this $1.6 million obligation.

7. REDEEMABLE PREFERRED STOCK

     At December 31, 1996, 50,000 shares of Redeemable Preferred Stock ("RPS") were authorized, issued and outstanding. The Company had the right and option to redeem these shares at a price of $1,000 per share plus all accrued and unpaid dividends. In connection with the initial public offering 40,500 preferred shares were redeemed for cash and 9,500 preferred shares were exchanged for common stock at the mandatory redemption value of $1,000 per share. In addition, $10,913,381 in accrued dividends were paid to RPS holders upon receipt of the initial public offering proceeds.

     The RPS provided for a cumulative, non-compounded dividend at the rate of $37.50 per share per quarter, proportionally adjusted for any shares issued and outstanding for less than a full calendar year. Dividends were paid as declared by the Company's Board of Directors based upon results of Company operations. Any dividend paid in excess of retained earnings has been accounted for as a return of capital to the holders of the RPS. RPS dividends paid and accumulated unpaid dividends through November 19, 1997 (date of redemption) were as follows:

                                                   PAID
                              -----------------------------------------------
                                              RETURN OF CAPITAL                                  TOTAL
                              FROM RETAINED   (REDUCTION OF RPS      TOTAL      ACCUMULATED     DIVIDEND
                                EARNINGS       CARRYING VALUE)       PAID         UNPAID      REQUIREMENTS
                              -------------   -----------------      -----      -----------   ------------
Year Ended December 31,
  1995......................   $  713,000                 --      $   713,000   $ 2,905,493   $ 3,618,493
Year Ended December 31,
  1996......................    3,148,936        $   601,064        3,750,000     3,745,902     7,495,902
January 1, 1997 to September
  30, 1997..................    1,804,255            570,745        2,375,000     3,250,000     5,625,000
October 1, 1997 to November
  19, 1997..................    1,011,986          9,901,395       10,913,381    (9,901,395)    1,011,986
                               ----------        -----------      -----------   -----------   -----------
                               $6,678,177        $11,073,204      $17,751,381   $        --   $17,751,381
                               ==========        ===========      ===========   ===========   ===========

                         CAPTEC NET LEASE REALTY, INC.

8. INCOME TAX

     The components of the provision for income taxes were as follows:

                                              FOR THE PERIOD        FOR THE PERIOD
                                              OCTOBER 1, 1997      JANUARY 1, 1997
                                                  THROUGH              THROUGH
                                             DECEMBER 31, 1997    SEPTEMBER 30, 1997
                                             -----------------    ------------------
Current....................................      $284,000              $167,000
Deferred...................................      (284,000)                   --
                                                 --------              --------
Total......................................      $     --              $167,000
                                                 ========              ========

     The reconciliation of the federal income tax provision to the amount computed by applying the statutory federal income tax rate to income before federal income taxes is summarized as follows:

                                                                FOR THE PERIOD
                                                               JANUARY 1, 1997
                                                                   THROUGH
                                                              SEPTEMBER 30, 1997
                                                              ------------------
Federal income taxes at statutory rates.....................       $670,227
Preferred stock dividends deducted as interest..............       (503,500)
Other.......................................................            273
                                                                   --------
Total.......................................................       $167,000
                                                                   ========

     The provisions for federal income taxes for the periods before qualifying as a REIT do not bear the usual relationship to pretax income principally as a result of the treatment of dividends paid on the RPS as deductible interest expense for income tax purposes. If the deduction is challenged by the Internal Revenue Service, the Company could be assessed and ultimately required to pay income taxes aggregating up to approximately $1,700,000 plus interest for deductions taken through December 31, 1997. The Company has provided an allowance of approximately $719,000 as of December 31, 1999 and 1998, to reflect its estimate of the minimum settlement of this matter, should a claim be asserted by the Internal Revenue Service. There is no assurance that if any claim is asserted, it could be settled for the amounts provided as of December 31, 1999 or any amount less than the aggregate amounts.

                         CAPTEC NET LEASE REALTY, INC.

9. FINANCIAL INSTRUMENTS

     The estimated fair value of financial instruments held by the Company at December 31, 1999 and 1998, and the valuation techniques used to estimate the fair value, were as follows:

                                                1999                            1998
                                    ----------------------------    ----------------------------
                                        BOOK         ESTIMATED          BOOK         ESTIMATED
                                       VALUE         FAIR VALUE        VALUE         FAIR VALUE
                                       -----         ----------        -----         ----------
Assets
  Cash and cash equivalents.......  $  1,035,607    $  1,035,607    $  4,488,565    $  4,488,565
  Loans to affiliate,
     collateralized by mortgage
     loans........................    10,979,804      10,979,804       8,915,523       8,915,523
  Other loans.....................       390,520         390,520         405,775         405,775
  Short-term loans to
     affiliates...................       398,471         398,471       2,505,294       2,505,294
Liabilities
  Notes payable...................   116,921,555     116,921,555     113,984,988     113,984,988
Derivative Contracts
  Interest rate
     instruments -- assets
     (liabilities)................        36,780         555,861         (64,323)       (876,264)

     CASH AND CASH EQUIVALENTS. The book value approximates fair value because of the short maturity of these instruments.

     LOANS TO AFFILIATE, COLLATERALIZED BY MORTGAGE LOANS. The book value approximates fair value because the fixed interest rates charged under these investments approximate market interest rates commensurate with this type of instrument and due to the short maturity of these loans.

     OTHER LOANS. The book value approximates fair value because the fixed interest rates charged under these investments approximate market interest rates commensurate with this type of instrument.

     SHORT-TERM LOANS TO AFFILIATES. The book value approximates fair value because the fixed interest rate charged under these investments approximates market interest rates commensurate with this type of instrument and due to the short maturity of these loans.

     NOTES PAYABLE. The fair value of floating rate debt approximates the book value due to the short re-pricing mechanism of this debt.

     INTEREST RATE INSTRUMENTS. The fair value of interest rate instruments is the estimated amount that the Company would pay or receive to terminate the instruments at December 31, 1999 and 1998, using proprietary models based upon current market values at December 31, 1999 and 1998.

     The Company uses derivative financial instruments in the normal course of business to manage its exposure to fluctuations in interest rates. Those instruments involve, to varying degrees, market risk, as the instruments are subject to rate and price fluctuations, and elements of credit risk in the event the counterparty should default. The Company does not enter into derivative transactions for trading purposes. At December 31, 1999, the Company had an interest rate swap contract outstanding with a total notional amount of $50.0 million, and an interest rate cap contract outstanding with a total notional amount of $31.5 million. The notional amounts serve solely as a basis for the calculation of payments to be exchanged and are not a measure of the exposure of the Company through the use of derivatives. Under the interest rate swap contract, the Company agrees to pay a fixed rate of 5.8% and the counterparty agrees to make payments based on 3-month LIBOR. Under the interest rate cap agreement the counterparty agrees to make payments to the Company if the LIBOR exceeds 6.5% through July 1, 1999 or 7.5% thereafter. The Company incurred additional interest expense of $209,000 and $80,000 during 1999 and 1998, respectively, in connection with the interest rate swap

                         CAPTEC NET LEASE REALTY, INC.

agreement. The interest rate swap contract terminates July 2001 and the interest rate cap contract terminates January 2001.

10. RELATED PARTY TRANSACTIONS AND AGREEMENTS

     In August 1997, the Company entered into an Advisory Agreement with Captec Net Lease Advisors, Inc. ("Captec Advisors") an affiliate, which together with Captec Financial Group, Inc., an affiliate, manages the operations of the Company and provides it with investment and financial advisory services pertaining to the acquisition, development, and leasing of properties. According to the Advisory Agreement, the Company pays to Captec Advisors a management fee in an amount equal to the lesser of: (i) 0.6% per annum of the aggregate capitalized cost (excluding accumulated depreciation) of all assets in the Company's portfolio, or (ii) 5.0% of the Company's revenues. Under the Advisory Agreement, the Company may pay Captec Advisors an incentive fee, which will equal 15.0% of the amount by which any increase in annual Funds From Operations ("FFO") per share exceeds a 7.0% annual increase in FFO per share multiplied by the weighted average number of shares of common stock outstanding. The Company is also subject to cost reimbursements to Captec Advisors in an amount equal to all costs incurred in the acquisition of properties. The sum of the incentive fee and the cost reimbursement (the "acquisition fee") will not exceed 3.0% of the acquisition cost of properties identified by the Advisor and acquired during the term of the Advisory Agreement. In December 1998, the Advisory Agreement was amended retroactive to January 1, 1998 (the "Amendment"). The effect of the Amendment was to reduce the management fee to Captec Advisors by the amount of acquisition fees paid directly to Captec Advisors as a result of acquisitions made by the Partnerships and other affiliates. During 1999, the reduction in the management fee as a result of the Amendment equaled that amount the Company incurred to Captec Advisors thereby resulting in a net management fee of $0. During 1998 and 1997, the Company incurred $194,000 and $1,536,000, respectively, of asset management fees. During 1999, 1998 and 1997, the Company incurred approximately $104,000, $1,123,000 and $2,030,000, respectively, in acquisition fees to Captec Advisors. The acquisition fees were capitalized into the Company's investment in land and buildings subject to operating leases.

     In August 1998, the Company purchased the general partnership interests in the Partnerships, which are engaged in substantially the same business as the Company. The Company acquired the interests for $4.4 million in the aggregate, $4.0 million of which was used to offset amounts included in short-term loans to affiliates. Pursuant to the terms outlined in the Amended and Restated Agreement of Limited Partnership between the Company and the Partnerships, the Company receives an acquisition fee equal to 5.0% of the aggregate purchase price of properties and an asset management fee equal to 1.0% of gross rental revenues from the Partnerships' properties and equipment. In connection with the Amendment, the Amended and Restated Agreements of Limited Partnership were amended retroactive to January 1, 1998. The effect of the amended agreements is to provide a 2.0% acquisition fee of the aggregate purchase price of properties to the Company from the Partnerships and a 3.0% acquisition fee of the aggregate purchase price of properties to Captec Advisors from the Partnerships, for which the Company receives an equal reduction in management fee expense to Captec Advisors. The Company earned $65,000 and $66,000 in acquisition fees and asset management fees, respectively, for the year ended December 31, 1999. During 1998, the Company earned $589,000 and $45,000 in acquisition fees and asset management fees, respectively. In addition, Captec Advisors earned approximately $130,000 and $884,000 during 1999 and 1998, respectively, in acquisitions fees resulting in an equal reduction in the management fee paid by the Company to Captec Advisors. Summarized

                         CAPTEC NET LEASE REALTY, INC.

combined financial information of the Partnerships as of and for the years ended December 31, 1999 and 1998, is set forth below:

                                                       1999           1998
                                                       ----           ----
Investments in property under leases..............  $54,370,394    $49,580,732
Total assets......................................   58,192,061     55,202,947
Notes payable.....................................   17,845,000     12,575,000
Total liabilities.................................   18,195,171     13,133,308
Partners' capital.................................   39,996,890     42,069,639
Revenues..........................................    5,959,576      3,682,707
Net income........................................    3,593,312      3,168,534
Company's portion of net income...................       35,565         31,685

     Cash flows of the Partnerships are allocated 99% to the limited partners and 1% to the Company. The Company will also receive liquidation fees limited to the lesser of 3% of the gross sales price or 50% of the customary real estate commissions in the event of a real estate liquidation by the Partnerships. Net sale or refinancing proceeds of the Partnership will be allocated 90% to the limited partners and 10% to the Company. The cash flow, liquidation fees, and net sale proceeds to the Company are subordinate to an 10.5% to 11% preferred return (depending on the Partnership) plus return of the original capital contributions to the limited partners.

     In December of 1998 the Company sold half of its interest in a property under construction to an affiliate, Family Realty, Inc. ("Family Realty") and recognized a $226,000 gain on the sale.

     Family Realty is obligated to pay acquisition fees of 4% to CNLR Development Inc. ("Development"), a subsidiary of the Company. During 1999 and 1998, Development earned $4.0 million and $293,000 of acquisition fees from Family Realty, respectively. Pursuant to the Amendment, Captec Advisors earns an advisory fee from Development up to 50% (not to exceed the management fees paid by the Company to Captec Advisors) of the acquisition fees earned by Development from Family Realty, which provides for an equal reduction in management fee expense to the Company. During 1999 Captec Advisors earned approximately $1.2 million in advisory fees resulting in an equal reduction in the management fee paid by the Company to Captec Advisors. The Company is also subject to a management fee agreement with Family Realty whereby Family Realty pays a quarterly management fee to the Company for services the Company provides in connection with managing the operations and providing investment and financial advisory services pertaining to the acquisition of properties by Family Realty. During 1999 the Company earned approximately $491,000 in management fees from Family Realty.

     In connection with the Company's investment in FC Venture, the Company is party to an asset management agreement. During 1999 the Company earned approximately $37,000 in management fees from FC Venture. In addition, the Company received approximately $64,000 in cash distributions from FC Venture. Also during 1999 the Company transferred three properties at cost to FC Venture for an aggregate cost of $4.5 million.

     The Company invested in loans to affiliates, principally Captec Financial Group, which were collateralized by mortgage loans (see Note 4). In addition, the Company had short-term loans to affiliates of $398,471 and $2,505,294 at December 31, 1999 and 1998, respectively. The short-term loans principally represent demand notes from affiliates, which were entered into as a short-term investment by the Company. The proceeds of the loans to Captec Financial Group, Inc. are principally used as short-term warehouse financing for Captec Financial Group's lending and leasing activities. These loans bear interest at the rate of 10.0% per annum at December 31, 1999 and 1998 and are payable on demand. Interest earned on the loans during 1999, 1998, and 1997 was $1,234,031, $1,785,717 and $1,450,207, respectively.

                         CAPTEC NET LEASE REALTY, INC.

     As of December 31, 1999, the Company also has a demand loan with a principal balance of $390,520 collateralized by a first mortgage on a real estate property to a related party. The loan bears interest at a rate of 9.2% per annum. Interest earned on the loan during 1999, 1998 and 1997 was approximately $37,000, $38,000 and $6,500, respectively.

11. STOCK OPTION PLANS

     The Company established the Long-Term Incentive Plan (the "Plan") to promote the long-term growth and profitability of the Company by enabling it to attract, retain and reward key employees and directors of the Company and to strengthen the mutuality of interest between such key employees and directors and the Company's stockholders. Grants of share options, restricted shares, share appreciation rights, other share-based awards or any combination thereof, may be made under the Plan. The options vest ratably over three years for employees and over two years for directors. The exercise price of share options granted under the Plan may not be less than the fair market value of the shares on the date the options are granted. The options expire ten years after the date of grant. Eligible employees and directors of the Company may participate in the Plan, which is administered by the Compensation Committee of the Board of Directors. Prior to December 31, 1999, 930,000 stock options had been granted under the Plan. In addition, as of December 31, 1999, the Plan had reserved 140,000 shares of Common Stock for issuance. The following summarizes transactions in the Plan for the years ended December 31:

                                                     WEIGHTED             WEIGHTED             WEIGHTED
                                                     AVERAGE              AVERAGE              AVERAGE
                                                     EXERCISE             EXERCISE             EXERCISE
                                            1999      PRICE      1998      PRICE      1997      PRICE
                                            ----     --------    ----     --------    ----     --------
Outstanding, January 1...................  780,000    $18.00    670,000    $18.00         --        --
New grants...............................  150,000     12.97    110,000     18.00    670,000    $18.00
                                           -------    ------    -------    ------    -------    ------
Outstanding, December 31.................  930,000    $17.19    780,000    $18.00    670,000    $18.00
                                           =======    ======    =======    ======    =======    ======
Exercisable, December 31.................  491,667    $18.00    226,667    $18.00         --    $18.00
                                           =======    ======    =======    ======    =======    ======

     The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the pro forma effects on the Company's net income and earnings per share would have been as follows for the years ended December 31, 1999 and 1998 and for the period October 1, 1997 through December 31, 1997:

                                                                                  FOR THE PERIOD
                                                                                  OCTOBER 1, 1997
                                                                                      THROUGH
                                                      1999           1998        DECEMBER 31, 1997
                                                      ----           ----        -----------------
Net earnings as reported.........................  $13,732,667    $11,498,264        $985,683
                                                   ===========    ===========        ========
Pro forma net earnings...........................  $12,680,917    $10,644,881        $862,183
                                                   ===========    ===========        ========
Earnings per share as reported:
  Basic..........................................  $      1.44    $      1.21        $   0.20
                                                   ===========    ===========        ========
  Diluted........................................  $      1.44    $      1.21        $   0.20
                                                   ===========    ===========        ========
Pro forma earnings per share:
  Basic..........................................  $      1.33    $      1.12        $   0.17
                                                   ===========    ===========        ========
  Diluted........................................  $      1.33    $      1.12        $   0.17
                                                   ===========    ===========        ========

                         CAPTEC NET LEASE REALTY, INC.

     The fair value per share of each option granted was estimated at the date of the grant using the Black-Scholes option-pricing model using the following assumptions for grants in 1999, 1998 and 1997:

                                                              1999        1998        1997
                                                              ----        ----        ----
Estimated fair value per share of Options granted during
  year......................................................  $2.60    $      3.15    $3.42
Assumptions:
  Annualized dividend yield.................................   11.6%         8.33%     8.33%
  Common stock price volatility.............................     37%      25%, 31%       20%
  Risk-free rate of return..................................    4.7%    5.6%, 4.6%     6.18%
  Expected option term (in years)...........................      5              5        5

12. PROVISION FOR UNBILLED RENT

     During 1998, Boston Chicken and the majority of its operating subsidiaries filed for Chapter 11 bankruptcy protection. As a consequence, 14 of the Company's 27 Boston Chicken leases were rejected. During the year ended December 1998, the Company recorded a one-time non-cash charge of approximately $865,000 related to unbilled rents on properties leased to Boston Chicken and its subsidiaries and affiliates.

13. DIRECTORS' DEFERRED COMPENSATION PLAN

     The Company sponsors a Directors' Deferred Compensation Plan (the "Deferred Plan") for the purpose of retaining persons of competence and stature to serve as Independent Directors by giving them an option to defer receipt of the fees payable to them by the Company for their services as directors. Expense related to the Deferred Plan was $125,000 and $103,000 for the years ended December 31, 1999 and 1998, respectively.

14. OTHER INFORMATION

     In January 2000, the Company declared dividends to its shareholders of $3,613,081, or $0.38 per share of common stock, which were paid on January 19, 2000.

     On December 20, 1999 the Company announced its intent to merge with its affiliates, Captec Financial Group, Inc. and Captec Net Lease Realty Advisors, Inc. The merger is subject to both SEC review and shareholder approval. In conjunction with the merger, the Company plans to change its tax status from a REIT to a C-Corporation. As a C-Corporation the Company will no longer be required to distribute 95.0% of its income to shareholders and will be subject to Federal Income tax. Upon consummation of the merger, the Company will assume the name Captec Financial Group, Inc.

                         CAPTEC NET LEASE REALTY, INC.

15. UNAUDITED QUARTERLY RESULTS OF OPERATIONS

     The following table sets forth the quarterly results of operations for the years ended December 31, 1999 and 1998 (not covered by Independent Accountants' Report):

                                                                          QUARTER
                                                          ----------------------------------------
                                                           FIRST     SECOND      THIRD     FOURTH
                                                           -----     ------      -----     ------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
1999
Total revenue...........................................  $7,036     $7,049     $7,372     $7,531
Income before equity income of joint venture,
  gain/(loss) on sales of property and accounting
  change................................................  $3,599     $3,669     $3,699     $3,695
Net income..............................................  $3,212     $3,659     $3,922     $2,940
Income per common share:
  Basic.................................................  $ 0.34     $ 0.38     $ 0.41     $ 0.31
  Diluted...............................................  $ 0.34     $ 0.38     $ 0.41     $ 0.31

1998
Total revenue...........................................  $5,624     $6,413     $7,412     $6,237
Income before gain/(loss) on sales of property..........  $3,288     $3,645     $2,948     $3,454
Net income..............................................   3,241      3,440      2,057      2,760
Income per common share:
  Basic.................................................  $ 0.34     $ 0.36     $ 0.22     $ 0.29
  Diluted...............................................  $ 0.34     $ 0.36     $ 0.22     $ 0.29

                         CAPTEC NET LEASE REALTY, INC.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Captec Net Lease Realty, Inc.:

     In connection with our audit of the consolidated financial statements of Captec Net Lease Realty, Inc. and subsidiaries as of December 31, 1999 and 1998 and for the period October 1 through December 31, 1997, which financial statements are included in this Proxy Statement, we have also audited the financial statement schedule listed in the index to Financial Statements contained in this Proxy Statement.

     In our opinion, this financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

/s/ PRICEWATERHOUSECOOPERS LLP
    January 31, 2000
    Detroit, Michigan

                                  SCHEDULE III

                    PROPERTIES AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1999

                                                                                                                         COST
                                                                                                                      CAPITALIZED
                                                                                                                      SUBSEQUENT
CONTRACT                                                            TYPE OF     STATE                  INITIAL COST       TO
NUMBER                  LESSEE                      CONCEPT        PROPERTY    LOCATION  ENCUMBRANCES   TO COMPANY    ACQUISITION
--------                ------                      -------        --------    --------  ------------  ------------   -----------
          PROPERTIES SUBJECT TO OPERATING
          LEASES:
          COMMENCED LEASES
  5656    Golden Corral Corporation..........  Golden Corral      Restaurant      TX         (a)         2,024,425           --
  5735    The Synder Group Company...........  Red Robin          Restaurant      CO         (a)         2,179,000           --
  5761    Thomas and King, Inc...............  Applebee's         Restaurant      OH         (a)         1,225,000           --
  5772    Platinum Properties, LLC...........  Boston Market      Restaurant      NC         (a)         1,104,000           --
  5778    Roadhouse Grill Buffalo, LLC.......  Roadhouse Grill    Restaurant      NY         (a)         1,048,395           --
  5860    Huntington Restaurant Group........  Denny's            Restaurant      TX         (a)           662,144           --
  5861    America's Favorite Chicken Co......  Popeye's           Restaurant      GA         (a)           877,941           --
  5888    Pacific Apple Oregon, Inc..........  Applebee's         Restaurant      WA         (a)         1,986,432           --
  5892    DenAmerica Corp....................  Denny's            Restaurant      TX         (a)           898,908           --
  5893    DenAmerica Corp....................  Denny's            Restaurant      TX         (a)           894,042           --
  5899    DenAmerica Corp....................  Denny's            Restaurant      NC         (a)         1,048,663           --
  5900    DenAmerica Corp....................  Denny's            Restaurant      NC         (a)           816,140           --
  5929    Vacant.............................  Vacant             Restaurant      GA         (a)         1,186,604     (496,710)(b)
  5932    Gourmet Systems, Inc...............  Applebee's         Restaurant      MO         (a)         2,087,796           --
  5934    Red Robin International, Inc.......  Red Robin          Restaurant      WA         (a)         3,153,767           --
  5954    Gourmet Systems, Inc...............  Applebee's         Restaurant      MO         (a)         1,772,000           --
  5976    Pacific Coast Restaurant, Inc......  Stanford's         Restaurant      CO         (a)         2,427,861           --
  5977    The Synder Group Company...........  Red Robin          Restaurant      CO         (a)         3,283,130           --
  5992    Family Restaurants, Inc............  Carrows            Restaurant      CA         (a)         1,213,931           --
  5993    Family Restaurants, Inc............  Carrows            Restaurant      CA         (a)         1,213,931           --
  5994    Family Restaurants, Inc............  Carrows            Restaurant      CA         (a)         1,324,288           --
  6016    P&L Food Services, LLC.............  Boston Market      Restaurant      OH         (a)           938,037           --
  6017    Boston Market Vacant...............  Vacant             Restaurant      PA         (a)           717,323        4,813
  6018    Boston Market Vacant...............  Vacant             Restaurant      WA         (a)         1,340,841       10,000
  6030    Family Restaurants, Inc............  Carrows            Restaurant      CA         (a)         1,103,573           --
  6034    Blockbuster Entertainment, Inc.....  Blockbuster Video  Retail          TX         (a)           843,130        1,505
  6035    Blockbuster Entertainment, Inc.....  Blockbuster Video  Retail          TX         (a)           790,158        1,506
  6053    DenAmerica Corp....................  Denny's            Restaurant      TX         (a)         1,213,931           --
  6058    P&L Food Services, LLC.............  Boston Market      Restaurant      OH         (a)           767,065           --
  6062    BC Great Lakes, LLC................  Boston Market      Restaurant      MI         (a)         1,070,466           --
  6064    Boston Market Vacant...............  Vacant             Restaurant      OR         (a)         1,218,782       10,000
  6070    Boston Chicken, Inc................  Boston Market      Restaurant      IL         (a)         1,880,489           --
  6071    BC Great Lakes, LLC................  Boston Market      Restaurant      IL         (a)           887,273           --
  6073    Boston Market Vacant...............  Vacant             Restaurant      IN         (a)         1,644,324           --
  6086    Vacant.............................  Vacant             Restaurant      TX         (a)           280,620     (210,170)(b)
  6087    Vacant.............................  Vacant             Restaurant      TX         (a)           280,620     (235,210)(b)
  6110    Huntington Restaurant Group........  Denny's            Restaurant      LA         (a)         1,182,368           --
  6114    Paragon Steakhouse Restaurant,                          Restaurant      MI         (a)         1,533,967           --
          Inc................................  Mountain Jack's
  6116    Paragon Steakhouse Restaurant,                          Restaurant      MI         (a)         1,125,645           --
          Inc................................  Mountain Jack's
  6135    Baby Superstore, Inc...............  Babies R Us        Retail          MO         (a)         3,156,219        1,315
  6138    Paragon Steakhouse Restaurant,                          Restaurant      OH         (a)         1,655,360           --
          Inc................................  Mountain Jack's
  6144    Boston Chicken, Inc................  Boston Market      Restaurant      IL         (a)         1,909,327           --
  6145    Platinum Properties, LLC...........  Boston Market      Restaurant      PA         (a)         1,122,178           --
  6152    ARG Enterprises, Inc...............  Black Angus        Restaurant      MN         (a)         2,836,183           --
  6153    ARG Enterprises, Inc...............  Black Angus        Restaurant      MN         (a)         2,030,575           --
  6154    ARG Enterprises, Inc...............  Black Angus        Restaurant      MN         (a)         2,350,611           --
  6155    ARG Enterprises, Inc...............  Black Angus        Restaurant      MN         (a)         2,472,004           --

             GROSS
           AMOUNT AT
             WHICH
          CARRIED AT                    DATE OF
CONTRACT   CLOSE OF    ACCUMULATED    ACQUISITION/  ACQUISITION/
NUMBER      PERIOD     DEPRECIATION   CONSTRUCTION  CONSTRUCTION  DEPRECIATION
--------  ----------   ------------   ------------  ------------  ------------

  5656      2,024,425     114,057         1995      Acquisition     40 Years
  5735      2,179,000      84,981         1998      Acquisition     40 Years
  5761      1,225,000      44,712         1998      Acquisition     40 Years
  5772      1,104,000      30,912         1998      Acquisition     40 Years
  5778      1,048,395      45,853         1995      Acquisition     40 Years
  5860        662,144      61,718         1995      Acquisition     40 Years
  5861        877,941      43,164         1996      Acquisition     40 Years
  5888      1,986,432     111,337         1996      Construction    40 Years
  5892        898,908      39,664         1995      Acquisition     40 Years
  5893        894,042      40,291         1995      Acquisition     40 Years
  5899      1,048,663      59,419         1995      Acquisition     40 Years
  5900        816,140      50,963         1995      Acquisition     40 Years
  5929        689,894      64,675         1996      Acquisition     40 Years
  5932      2,087,796     119,801         1996      Construction    40 Years
  5934      3,153,767     174,335         1996      Acquisition     40 Years
  5954      1,772,000      59,896         1998      Acquisition     40 Years
  5976      2,427,861     153,749         1996      Acquisition     40 Years
  5977      3,283,130     176,001         1996      Construction    40 Years
  5992      1,213,931      67,776         1996      Acquisition     40 Years
  5993      1,213,931      57,094         1996      Acquisition     40 Years
  5994      1,324,288      60,450         1996      Acquisition     40 Years
  6016        938,037      44,644         1996      Acquisition     40 Years
  6017        722,136      22,460         1996      Acquisition     40 Years
  6018      1,350,841      67,230         1996      Acquisition     40 Years
  6030      1,103,573      76,953         1996      Acquisition     40 Years
  6034        844,635      44,119         1996      Acquisition     40 Years
  6035        791,664      53,798         1996      Acquisition     40 Years
  6053      1,213,931      63,320         1996      Construction    40 Years
  6058        767,065      36,160         1996      Construction    40 Years
  6062      1,070,466      46,919         1997      Acquisition     40 Years
  6064      1,228,782      68,630         1996      Acquisition     40 Years
  6070      1,880,489      89,763         1996      Acquisition     40 Years
  6071        887,273      45,520         1996      Acquisition     40 Years
  6073      1,644,324      95,297         1996      Construction    40 Years
  6086         70,450      28,050         1995      Acquisition     40 Years
  6087         45,410      28,051         1995      Acquisition     40 Years
  6110      1,182,368      59,049         1997      Construction    40 Years
  6114      1,533,967      98,180         1996      Acquisition     40 Years

  6116      1,125,645      58,652         1996      Acquisition     40 Years

  6135      3,157,534     186,886         1996      Acquisition     40 Years
  6138      1,655,360      78,188         1997      Construction    40 Years

  6144      1,909,327      77,348         1997      Construction    40 Years
  6145      1,122,178      25,957         1997      Construction    40 Years
  6152      2,836,183     141,963         1996      Acquisition     40 Years
  6153      2,030,575     124,369         1996      Acquisition     40 Years
  6154      2,350,611     128,642         1996      Acquisition     40 Years
  6155      2,472,004     112,755         1996      Acquisition     40 Years


                                                                                                                         COST
                                                                                                                      CAPITALIZED
                                                                                                                      SUBSEQUENT
CONTRACT                                                            TYPE OF     STATE                  INITIAL COST       TO
NUMBER                  LESSEE                      CONCEPT        PROPERTY    LOCATION  ENCUMBRANCES   TO COMPANY    ACQUISITION
--------                ------                      -------        --------    --------  ------------  ------------   -----------
  6177    Corral South, Inc..................  Golden Corral      Restaurant      FL         (a)         2,273,361           --
  6192    Western Maryland Fast Foods........  Burger King        Restaurant      WV         (a)           993,425           --
  6217    Blockbuster Entertainment, Inc.....  Blockbuster Music  Retail          AL         (a)         1,526,653           --
  6224    Video Update, Inc..................  Video Update       Retail          AZ         (a)         1,098,541           --
  6225    Vacant.............................  Vacant             Retail          IL         (a)         1,330,484           --
  6302    RTM, Inc...........................  Arby's             Restaurant      IN         (a)         1,093,288           --
  6314    Corral of Brandon, LP..............  Golden Corral      Restaurant      FL         (a)         2,111,500           --
  6317    Huntington Restaurant Group........  Denny's            Restaurant      AZ         (a)         1,103,891           --
  6318    Tri-Golden Kearney, LLC............  Golden Corral      Restaurant      NE         (a)         1,032,869           --
  6319    United Auto Group, Inc.............  Nissan             Auto Dealer     GA         (a)         3,250,023           --
  6320    United Auto Group, Inc.............  BMW                Auto Dealer     GA         (a)         7,115,013           --
  6322    Vacant.............................  Vacant             Restaurant      MO         (a)         1,169,979           --
  6323    Arizona Clubhouse..................  Damon's            Restaurant      AZ         (a)         1,429,445           --
  6324    Progressive Restaurant Concepts....  Arby's             Restaurant      GA         (a)           752,097           --
  6336    Schlotzski's, Inc..................  Schlotzski's Deli  Restaurant      AZ         (a)           838,167       15,734
  6337    Schlotzski's, Inc..................  Schlotzski's Deli  Restaurant      AZ         (a)           825,409       33,484
  6338    Schlotzski's, Inc..................  Schlotzski's Deli  Restaurant      AZ         (a)           898,896       33,364
  6341    Blockbuster Entertainment, Inc.....  Blockbuster Video  Retail          SC         (a)         1,377,353           --
  6348    Whatco of New Mexico, Inc..........  Whataburger        Restaurant      NM         (a)           894,568       53,500
  6349    Hooters of North Tampa, Inc........  Hooters            Restaurant      FL         (a)         1,048,870           --
  6351    Video Update, Inc..................  Video Update       Retail          NM         (a)         1,344,400        3,750
  6367    Video Update, Inc..................  Video Update       Retail          MN         (a)         1,134,740        1,469
  6372    Virginia QSC.......................  Burger King        Restaurant      VA         (a)         1,102,500           --
  6376    Blockbuster Entertainment, Inc.....  Blockbuster Video  Retail          GA         (a)         1,033,801        1,153
  6380    Texas Roadhouse Holdings...........  Texas Roadhouse    Restaurant      CO         (a)         1,365,889        1,181
  6381    Texas Roadhouse Holdings...........  Texas Roadhouse    Restaurant      CO         (a)         1,663,919           --
  6384    Kona Restaurant Group, Inc.........  Carino's           Restaurant      TX         (a)         2,070,003           --
  6385    Kona Restaurant Group, Inc.........  Carino's           Restaurant      TX         (a)         1,917,860           --
  6387    Boston Chicken, Inc................  Boston Market      Restaurant      MI         (a)         1,171,769           --
  6388    Boston Market Vacant...............  Vacant             Restaurant      MI         (a)         1,150,607           --
  6390    Boston Market Vacant...............  Vacant             Restaurant      IL         (a)         1,293,062           --
  6469    RTM, Inc...........................  Arby's             Restaurant      MI         (a)           787,500           --
  6476    Kona Restaurant Group, Inc.........  Carino's           Restaurant      TX         (a)         1,490,273           --
  6477    Kona Restaurant Group, Inc.........  Kona Steakhouse    Restaurant      TX         (a)         1,728,621           --
  6539    Office Depot, Inc..................  Office Depot       Retail          GA         (a)         2,822,117           --
  6550    Keg Steakhouse, Inc................  Keg Steakhouse     Restaurant      WA         (a)           907,322           --
  6551    Keg Steakhouse, Inc................  Keg Steakhouse     Restaurant      WA         (a)         1,782,822           --
  6553    Keg Steakhouse, Inc................  Keg Steakhouse     Restaurant      WA         (a)         1,236,922           --
  6554    Keg Steakhouse, Inc................  Keg Steakhouse     Restaurant      OR         (a)           866,356           --
  6583    Blockbuster Entertainment, Inc.....  Blockbuster Video  Retail          AL         (a)           874,125           --
  6584    Blockbuster Entertainment, Inc.....  Blockbuster Video  Retail          AL         (a)           874,125           --
  6585    Blockbuster Entertainment, Inc.....  Blockbuster Video  Retail          AL         (a)         1,115,282           --
  6586    Sportmart, Inc.....................  Sportmart          Retail          IL         (a)         6,097,908        6,253
  6644    Capital Foods, Inc.................  Arby's             Restaurant      OH         (a)           685,139           --
  6661    National Convenience Stores........  Stop & Go          Retail          TX         (a)           841,278        3,998
  6662    National Convenience Stores........  Circle K           Retail          GA         (a)         1,229,616        2,869
  6663    National Convenience Stores........  Stop & Go          Retail          TX         (a)           635,643        2,131
  6664    National Convenience Stores........  Circle K           Retail          CA         (a)         1,417,579        3,105
  6665    National Convenience Stores........  Circle K           Retail          CA         (a)         1,417,171        3,105
  6666    National Convenience Stores........  Stop & Go          Retail          TX         (a)         1,003,882        2,590
  6667    National Convenience Stores........  Stop & Go          Retail          TX         (a)           991,496        2,575
  6668    National Convenience Stores........  Stop & Go          Retail          TX         (a)           834,047        2,379
  6676    The Athlete's Foot Group, Inc......  Athlete's Foot     Retail          GA         (a)         1,691,680           --
  6712    Thomas and King, Inc...............  Applebee's         Restaurant      KY         (a)         1,730,400           --
  6796    Blockbuster Entertainment, Inc.....  Blockbuster Video  Retail          KY         (a)           762,936           --

             GROSS
           AMOUNT AT
             WHICH
          CARRIED AT                    DATE OF
CONTRACT   CLOSE OF    ACCUMULATED    ACQUISITION/  ACQUISITION/
NUMBER      PERIOD     DEPRECIATION   CONSTRUCTION  CONSTRUCTION  DEPRECIATION
--------  ----------   ------------   ------------  ------------  ------------
  6177      2,273,361      80,857         1997      Construction    40 Years
  6192        993,425      38,350         1997      Construction    40 Years
  6217      1,526,653      50,001         1997      Acquisition     40 Years
  6224      1,098,541      50,131         1997      Acquisition     40 Years
  6225      1,330,484      68,420         1997      Acquisition     40 Years
  6302      1,093,288      39,077         1997      Acquisition     40 Years
  6314      2,111,500      44,633         1998      Construction    40 Years
  6317      1,103,891      19,511         1997      Construction    40 Years
  6318      1,032,869      27,585         1998      Construction    40 Years
  6319      3,250,023     142,204         1997      Acquisition     40 Years
  6320      7,115,013     278,957         1997      Acquisition     40 Years
  6322      1,169,979      40,621         1997      Acquisition     40 Years
  6323      1,429,445      43,950         1997      Acquisition     40 Years
  6324        752,097      24,132         1998      Construction    40 Years
  6336        853,901      25,967         1997      Acquisition     40 Years
  6337        858,893      26,885         1998      Acquisition     40 Years
  6338        932,260      26,992         1998      Acquisition     40 Years
  6341      1,377,353      41,905         1997      Acquisition     40 Years
  6348        948,068      27,770         1997      Acquisition     40 Years
  6349      1,048,870      70,966         1997      Acquisition     40 Years
  6351      1,348,150      44,804         1998      Acquisition     40 Years
  6367      1,136,209      41,737         1998      Acquisition     40 Years
  6372      1,102,500      33,556         1997      Construction    40 Years
  6376      1,034,954      37,799         1997      Acquisition     40 Years
  6380      1,367,070      49,871         1997      Acquisition     40 Years
  6381      1,663,919      37,368         1998      Construction    40 Years
  6384      2,070,003      63,690         1997      Acquisition     40 Years
  6385      1,917,860      74,469         1997      Acquisition     40 Years
  6387      1,171,769      37,821         1997      Acquisition     40 Years
  6388      1,150,607      34,631         1997      Acquisition     40 Years
  6390      1,293,062      38,954         1997      Acquisition     40 Years
  6469        787,500      31,281         1997      Acquisition     40 Years
  6476      1,490,273      30,059         1998      Construction    40 Years
  6477      1,728,621      29,257         1998      Construction    40 Years
  6539      2,822,117     101,466         1998      Acquisition     40 Years
  6550        907,322      24,253         1998      Acquisition     40 Years
  6551      1,782,822      32,493         1998      Acquisition     40 Years
  6553      1,236,922      39,755         1998      Acquisition     40 Years
  6554        866,356       5,468         1998      Acquisition     40 Years
  6583        874,125      27,613         1997      Acquisition     40 Years
  6584        874,125      27,001         1997      Acquisition     40 Years
  6585      1,115,282      25,831         1998      Acquisition     40 Years
  6586      6,104,161     196,271         1997      Acquisition     40 Years
  6644        685,139      19,312         1998      Construction    40 Years
  6661        845,276      31,664         1998      Acquisition     40 Years
  6662      1,232,485      37,822         1998      Acquisition     40 Years
  6663        637,774      18,732         1998      Acquisition     40 Years
  6664      1,420,684      51,977         1998      Acquisition     40 Years
  6665      1,420,276      42,856         1998      Acquisition     40 Years
  6666      1,006,472      34,194         1998      Acquisition     40 Years
  6667        994,071      34,575         1998      Acquisition     40 Years
  6668        836,426     101,586         1998      Acquisition     40 Years
  6676      1,691,680      55,852         1998      Construction    40 Years
  6712      1,730,400      55,105         1998      Acquisition     40 Years
  6796        762,936      24,517         1998      Acquisition     40 Years


                                                                                                                         COST
                                                                                                                      CAPITALIZED
                                                                                                                      SUBSEQUENT
CONTRACT                                                            TYPE OF     STATE                  INITIAL COST       TO
NUMBER                  LESSEE                      CONCEPT        PROPERTY    LOCATION  ENCUMBRANCES   TO COMPANY    ACQUISITION
--------                ------                      -------        --------    --------  ------------  ------------   -----------
  7042    Foodmaker, Inc.....................  Jack In The Box    Restaurant      TX         (a)           893,417           --
  7104    Midwest Robin, LLC.................  Red Robin          Restaurant      OH         (a)         2,085,750           --
  7245    Foodmaker, Inc.....................  Jack In The Box    Restaurant      CA         (a)         1,351,798           --
  7246    Foodmaker, Inc.....................  Jack In The Box    Restaurant      TX         (a)         1,119,945           --
  7274    Foodmaker, Inc.....................  Jack In The Box    Restaurant      AZ         (a)         1,188,833       (2,462)
  7326    Chi-Co, Inc........................  Arby's             Restaurant      NM         (a)           772,500           --
  7327    Chi-Co, Inc........................  Arby's             Restaurant      NM         (a)           927,000           --
  7328    Chi-Co, Inc........................  Arby's             Restaurant      NM         (a)           745,720           --
  7336    Chi-Co, Inc........................  Arby's             Restaurant      CO         (a)           721,000           --
  7439    Boston Chicken, Inc................  Boston Market      Restaurant      PA         (a)           909,531           --
  7445    Kona Restaurant Group, Inc.........  Kona Steakhouse    Restaurant      TX         (a)         2,204,200           --
  7481    RTM, Inc...........................  Arby's             Restaurant      OR         (a)           978,500           --
  7483    RTM, Inc...........................  Arby's             Restaurant      GA         (a)           587,100           --
  7520    Hollywood Entertainment Corp.......  Hollywood Video    Retail          OH         (a)           781,834        1,062
  7639    Perkins Family Restaurants, L.P....  Perkins            Restaurant      FL         (a)           956,704       60,000
  7709    S&A Properties, Inc................  Bennigan's         Restaurant      CO         (a)         1,844,419           --
  7710    S&A Properties, Inc................  Bennigan's         Restaurant      CT         (a)         1,611,591           --
  7711    S&A Properties, Inc................  Bennigan's         Restaurant      FL         (a)         1,596,500           --
  7712    S&A Properties, Inc................  Steak & Ale        Restaurant      FL         (a)         1,461,163           --
  7713    S&A Properties, Inc................  Bennigan's         Restaurant      FL         (a)         1,892,325           --
  7714    S&A Properties, Inc................  Steak & Ale        Restaurant      FL         (a)         1,381,597           --
  7716    S&A Properties, Inc................  Bennigan's         Restaurant      IL         (a)         2,678,000           --
  7717    S&A Properties, Inc................  Steak & Ale        Restaurant      IN         (a)         1,461,163           --
  7718    S&A Properties, Inc................  Steak & Ale        Restaurant      IN         (a)         1,245,581           --
  7720    S&A Properties, Inc................  Bennigan's         Restaurant      MI         (a)         1,588,434           --
  7721    S&A Properties, Inc................  Bennigan's         Restaurant      NC         (a)         1,662,617           --
  7722    S&A Properties, Inc................  Bennigan's         Restaurant      OK         (a)         2,034,250           --
  7723    S&A Properties, Inc................  Steak & Ale        Restaurant      OK         (a)         1,588,434           --
  7725    S&A Properties, Inc................  Steak & Ale        Restaurant      TX         (a)         1,461,163           --
  7726    S&A Properties, Inc................  Bennigan's         Restaurant      TX         (a)         1,700,698           --
  7727    S&A Properties, Inc................  Steak & Ale        Restaurant      VA         (a)         1,700,698           --
  7729    S&A Properties, Inc................  Steak & Ale        Restaurant      TX         (a)         1,293,488           --
  7730    S&A Properties, Inc................  Bennigan's         Restaurant      FL         (a)         1,413,256           --
  7770    Hollywood Entertainment Corp.......  Hollywood Video    Retail          GA         (a)         1,446,223           --
  7771    Hollywood Entertainment Corp.......  Hollywood Video    Retail          CO         (a)           953,661           --
  7839    Sterling Jewelers, Inc.............  Jared Jewelers     Retail          VA         (a)         2,013,333           --
  8713    Border Foods, Inc..................  Taco Bell          Restaurant      MN         (a)         1,725,250           --
  8751    Morgan's Restaurants of PA.........  KFC                Restaurant      PA         (a)         1,001,032           --
  8791    RTM, Inc...........................  Arby's             Restaurant      OH         (a)           843,989           --
  8830    South Sound Restaurants............  KFC                Restaurant      WA         (a)         1,175,689           --
  8843    Sybra, Inc.........................  Arby's             Restaurant      PA         (a)           932,810           --
  8871    Skippers, Inc......................  Skipper's Fish &   Restaurant      WA         (a)           989,848           --
                                               Chips
  9229    Wendy's of New York, Inc...........  Wendy's            Restaurant      PA         (a)           750,701           --
  9256    NPC International, Inc.............  Pizza Hut          Restaurant      GA         (a)           386,138           --
  9263    NPC International, Inc.............  Pizza Hut          Restaurant      FL         (a)           370,674           --
  9273    NPC International, Inc.............  Pizza Hut          Restaurant      AL         (a)           322,634           --
  9274    NPC International, Inc.............  Pizza Hut          Restaurant      AL         (a)           553,672           --
  9279    Mita Enterprises, LLC..............  Pizza Hut          Restaurant      CT         (a)           552,272           --
  9283    ADFP II, LLC.......................  Pizza Hut          Restaurant      NY         (a)           704,732           --
  9284    ADFP I, LLC........................  Pizza Hut          Restaurant      NJ         (a)           303,749           --

             GROSS
           AMOUNT AT
             WHICH
          CARRIED AT                    DATE OF
CONTRACT   CLOSE OF    ACCUMULATED    ACQUISITION/  ACQUISITION/
NUMBER      PERIOD     DEPRECIATION   CONSTRUCTION  CONSTRUCTION  DEPRECIATION
--------  ----------   ------------   ------------  ------------  ------------
  7042        893,417      25,809         1998      Acquisition     40 Years
  7104      2,085,750      23,068         1999      Construction    40 Years
  7245      1,351,798      11,259         1998      Acquisition     40 Years
  7246      1,119,945      27,389         1998      Acquisition     40 Years
  7274      1,186,371      21,520         1998      Acquisition     40 Years
  7326        772,500      14,961         1998      Acquisition     40 Years
  7327        927,000      22,216         1998      Acquisition     40 Years
  7328        745,720      22,486         1998      Acquisition     40 Years
  7336        721,000      14,450         1998      Construction    40 Years
  7439        909,531      30,401         1997      Construction    40 Years
  7445      2,204,200      19,055         1999      Construction    40 Years
  7481        978,500      29,012         1998      Acquisition     40 Years
  7483        587,100      19,162         1998      Acquisition     40 Years
  7520        782,896      16,276         1998      Acquisition     40 Years
  7639      1,016,704      16,994         1999      Acquisition     40 Years
  7709      1,844,419      47,265         1998      Acquisition     40 Years
  7710      1,611,591      26,191         1998      Acquisition     40 Years
  7711      1,596,500      34,666         1998      Acquisition     40 Years
  7712      1,461,163      32,082         1998      Acquisition     40 Years
  7713      1,892,325      38,479         1998      Acquisition     40 Years
  7714      1,381,597      23,266         1998      Acquisition     40 Years
  7716      2,678,000      49,170         1998      Acquisition     40 Years
  7717      1,461,163      38,069         1998      Acquisition     40 Years
  7718      1,245,581      37,941         1998      Acquisition     40 Years
  7720      1,588,434      38,323         1998      Acquisition     40 Years
  7721      1,662,617      32,877         1998      Acquisition     40 Years
  7722      2,034,250      48,397         1998      Acquisition     40 Years
  7723      1,588,434      39,777         1998      Acquisition     40 Years
  7725      1,461,163      37,914         1998      Acquisition     40 Years
  7726      1,700,698      41,528         1998      Acquisition     40 Years
  7727      1,700,698      37,318         1998      Acquisition     40 Years
  7729      1,293,488      34,987         1998      Acquisition     40 Years
  7730      1,413,256      31,831         1998      Acquisition     40 Years
  7770      1,446,223      17,250         1999      Construction    40 Years
  7771        953,661      13,672         1999      Construction    40 Years
  7839      2,013,333      33,240         1999      Construction    40 Years
  8713      1,725,250      10,772         1999      Acquisition     40 Years
  8751      1,001,032      39,730         1996      Acquisition     40 Years
  8791        843,989      33,073         1996      Acquisition     40 Years
  8830      1,175,689      40,269         1996      Construction    40 Years
  8843        932,810      40,380         1996      Acquisition     40 Years
  8871        989,848      40,767         1996      Acquisition     40 Years

  9229        750,701      21,617         1997      Acquisition     40 Years
  9256        386,138       2,093         1999      Acquisition     40 Years
  9263        370,674         754         1999      Acquisition     40 Years
  9273        322,634       1,599         1999      Acquisition     40 Years
  9274        553,672         365         1999      Acquisition     40 Years
  9279        552,272       1,401         1999      Acquisition     40 Years
  9283        704,732       2,030         1999      Acquisition     40 Years
  9284        303,749         317         1999      Acquisition     40 Years


                                                                                                                         COST
                                                                                                                      CAPITALIZED
                                                                                                                      SUBSEQUENT
CONTRACT                                                            TYPE OF     STATE                  INITIAL COST       TO
NUMBER                  LESSEE                      CONCEPT        PROPERTY    LOCATION  ENCUMBRANCES   TO COMPANY    ACQUISITION
--------                ------                      -------        --------    --------  ------------  ------------   -----------
  9286    ADFP I, LLC........................  Pizza Hut          Restaurant      NY         (a)           551,804           --
  9326    Champps Entertainment, Inc.........  Champps Americana  Restaurant      GA         (a)         3,804,820           --
                                                                                                       -----------     --------
        SUBTOTAL -- COMMENCED LEASES                                                                   215,238,326     (681,712)
                                                                                                       -----------     --------
CONSTRUCTION DRAWS ON LEASES
  6649    Claim Jumper Associates, Ltd.......  Claim Jumper       Restaurant      AZ         (a)         3,648,889           --
  8787    Claim Jumper Associates, Ltd.......  Claim Jumper       Restaurant      CA         (a)         1,259,727           --
  7293    Solano Mall (PCF Investments)......  Edward Bros./      Retail          CA         (a)         3,627,692           --
                                               BestBuy
  9136    Rite-Aid Corporation...............  Rite Aid           Retail          AL         (a)         2,117,455           --
                                                                                                       -----------     --------
       SUBTOTAL -- CONSTRUCTION DRAWS                                                                   10,653,762           --
                                                                                                       -----------     --------
  TOTAL -- PROPERTIES SUBJECT TO OPERATING
                    LEASES                                                                             225,892,088     (681,712)
                                                                                                       ===========     ========
PROPERTIES SUBJECT TO FINANCING LEASES:
  7837    Sterling Jewelers, Inc.............  Jared Jewelers     Retail          FL         (a)         1,179,620       10,242
  7840    Sterling Jewelers, Inc.............  Jared Jewelers     Retail          AZ         (a)         1,087,808       63,603
  7841    Sterling Jewelers, Inc.............  Jared Jewelers     Retail          AZ         (a)           861,396       32,706
  7838    Sterling Jewelers, Inc.............  Jared Jewelers     Retail          TX         (a)         1,082,076           --
                                                                                                       -----------     --------
        TOTAL -- PROPERTIES SUBJECT TO FINANCING LEASES                                                  4,210,900      106,551
                                                                                                       ===========     ========

             GROSS
           AMOUNT AT
             WHICH
          CARRIED AT                    DATE OF
CONTRACT   CLOSE OF    ACCUMULATED    ACQUISITION/  ACQUISITION/
NUMBER      PERIOD     DEPRECIATION   CONSTRUCTION  CONSTRUCTION  DEPRECIATION
--------  ----------   ------------   ------------  ------------  ------------
  9286        551,804       1,530         1999      Acquisition     40 Years
  9326      3,804,820       3,420         1999      Acquisition     40 Years
          -----------   ---------
          214,556,614   7,594,722
          -----------   ---------

  6649      3,648,889          --         1998      Construction       --
  8787      1,259,727          --         1999      Construction       --
  7293      3,627,692          --         1998      Construction       --
  9136      2,117,455          --         1999      Construction       --
          -----------   ---------
           10,653,762          --
          -----------   ---------

          225,210,376   7,594,722
          ===========   =========

  7837      1,189,862          (c)        1998      Construction      (c)
  7840      1,151,411          (c)        1998      Construction      (c)
  7841        894,102          (c)        1998      Construction      (c)
  7838      1,082,076          (c)        1999      Construction      (c)
          -----------   ---------
            4,317,451          --
          ===========   =========

---------------

(a) Property is encumbered as part of the Company's $115 million note payable.

(b) The Company determined to record an impairment loss.

(c) The Company owns only the building for this property. The land is subject to a ground lease between the tenant and an unrelated third party. For financial reporting purposes, the lease for the building has been recorded as a financing lease; therefore, depreciation is not applicable.

        The changes in total properties for the years ended December 31, 1999 and 1998 are as follows:

                                                                  1999            1998
                                                                  ----            ----
Balance, beginning of year..................................  $226,011,869    $153,416,796
Acquisitions................................................    22,600,058      78,116,356
Dispositions and other......................................   (23,401,551)     (5,521,283)
                                                              ------------    ------------
Balance, end of year........................................  $225,210,376    $226,011,869
                                                              ============    ============

        The changes in accumulated depreciation for the years ended December 31, 1999 and 1998 are as follows:

                                                                 1999          1998
                                                                 ----          ----
Balance, beginning of year..................................  $4,662,208    $1,925,245
Depreciation expense........................................   3,367,922     2,897,294
Dispositions and other......................................    (435,408)     (160,331)
                                                              ----------    ----------
Balance, end of year........................................  $7,594,722    $4,662,208
                                                              ==========    ==========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Captec Financial Group, Inc:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, changes in stockholders' equity, and cash flows present fairly, in all material respects, the financial position of Captec Financial Group, Inc. and its subsidiaries ("Financial Group") at March 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP
    Detroit, Michigan
    June 18, 1999

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                                     MARCH 31,
                                                            DECEMBER 31,    ----------------------------
                                                                1999            1999            1998
                                                            ------------        ----            ----
                                                            (UNAUDITED)
ASSETS
Cash and cash equivalents.................................  $  1,670,076    $  2,772,106    $  3,383,799
Marketable equity securities, affiliates..................                                     1,700,050
Investment in direct financing leases.....................    21,737,067      24,836,775      48,312,451
Mortgage loans held for sale..............................   226,331,075     150,465,299     103,736,475
Retained interests in leases and loans sold...............    14,502,031      12,087,628       9,076,916
Accounts receivable.......................................       594,385         179,549         535,343
Accounts receivable from affiliates.......................       635,290                          63,113
Notes receivable from affiliate...........................     3,063,169       3,059,866       3,001,038
Property and equipment, net...............................       878,190         882,738         732,601
Deferred tax assets.......................................       660,605         779,605         821,768
Advances, prepaid expenses and other assets...............     6,138,530       5,182,180       5,220,430
                                                            ------------    ------------    ------------
     Total assets.........................................  $276,210,418    $200,245,746    $176,583,984
                                                            ============    ============    ============
LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities
  Notes payable collateralized by investments in leases
     and loans Recourse (including payable to affiliates
     of $15,378,374 as of December 31, 1999, $15,422,814
     as of March 31, 1999 and $24,536,814 as of March 31,
     1998)................................................  $254,263,205    $178,333,135    $154,912,307
  Nonrecourse.............................................     1,090,463       3,243,478       8,488,485
  Notes payable, other....................................     1,023,868       1,091,195         829,490
  Notes payable, shareholders.............................     1,405,539       1,197,143
  Accounts payable and accrued liabilities................     7,925,252       5,900,202       3,455,547
  Accounts payable to affiliates..........................        58,557         285,688         106,943
  Lease deposits and deferred fees........................     1,210,785       1,608,677       1,571,538
                                                            ------------    ------------    ------------
                                                             266,977,669     191,659,518     169,364,310
Subordinated debt.........................................     4,424,000       4,322,353       5,000,000
                                                            ------------    ------------    ------------
     Total liabilities....................................   271,401,669     195,981,871     174,364,310
                                                            ------------    ------------    ------------
Stockholders' equity
  Class A convertible preferred stock, shares
     authorized -- 40,000; shares issued and
     outstanding -- 15,792 (liquidating preference of
     $3,882,210)..........................................     3,882,210       3,882,210       3,882,210
  Common stock, $1 par value; shares
     authorized -- 100,000; shares issued and
     outstanding -- 21,813................................        21,813          21,813          21,813
  Paid-in capital.........................................     2,525,288       2,525,288         246,341
  Accumulated other comprehensive income (net of deferred
     taxes of $4,740 in 1999 and $652,840 in 1998)........         3,129           3,129       1,267,278
  Retained earnings (deficit).............................    (1,488,874)     (1,717,565)     (2,844,084)
  Notes receivable from shareholder.......................      (134,817)       (451,000)       (353,884)
                                                            ------------    ------------    ------------
     Total stockholders' equity...........................     4,808,749       4,263,875       2,219,674
                                                            ------------    ------------    ------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...........  $276,210,418    $200,245,746    $176,583,984
                                                            ============    ============    ============

   The accompanying notes are an integral part of the consolidated financial statements.

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                 NINE MONTHS ENDED
                                                   DECEMBER 31,                   YEARS ENDED MARCH 31,
                                             -------------------------   ---------------------------------------
                                                1999          1998          1999          1998          1997
                                                ----          ----          ----          ----          ----
                                                    (UNAUDITED)
REVENUES
Mortgage loan income.......................  $11,466,733   $10,532,075   $13,787,542   $ 5,754,904   $ 2,718,378
Gain on sales of loans.....................    1,540,436     6,142,860     6,058,317     1,500,056       393,089
Financing lease income.....................    1,211,451     2,244,728     2,906,636     5,128,054     6,607,736
Loan servicing income......................    1,089,213       647,390     1,021,063       533,064       166,659
Management fees, affiliates................    1,362,195     2,816,819     2,828,666     2,792,329     3,811,026
Interest and dividend income...............    1,814,809       128,421     1,378,882       390,817       380,553
Interest and dividend income, affiliates...      187,630       277,485       349,461        56,586          0.00
Gain on sales of equipment.................      195,256       126,333       146,176       159,461       175,578
Gain on sale of Captec Net Lease Realty,
  Inc. ....................................           --     1,352,595     1,352,595            --            --
Gain on hedging activities.................    1,468,426            --     1,750,907            --            --
Other......................................      865,554       538,916       263,885       187,149       410,325
                                             -----------   -----------   -----------   -----------   -----------
    Total revenues.........................   21,201,702    24,807,622    31,844,130    16,502,420    14,663,344
                                             -----------   -----------   -----------   -----------   -----------
EXPENSES
Interest...................................    9,332,125    10,068,171    13,460,962     7,069,699     7,092,541
Interest expense, affiliates...............    1,168,173     1,513,390     1,899,297     1,182,310       137,194
Salaries, wages and benefits...............    4,685,016     4,247,025     6,079,441     4,509,449     3,616,791
General and administrative.................    2,355,536     3,425,198     4,162,955     3,242,630     1,596,897
Commission and selling.....................    2,449,417     2,172,843     2,765,270     1,382,475       964,941
Provision for losses.......................      675,450     1,115,582     1,250,583     3,906,416       345,446
Depreciation and amortization..............      188,294       154,567       215,703       146,243        97,089
                                             -----------   -----------   -----------   -----------   -----------
    Total expenses.........................   20,854,011    22,696,776    29,834,211    21,439,222    13,850,899
                                             -----------   -----------   -----------   -----------   -----------
INCOME (LOSS) BEFORE INCOME TAX............      347,691     2,110,846     2,009,919    (4,936,802)      812,445
Provision (credit) for income tax..........      119,000       722,200       683,400    (1,679,000)      276,000
                                             -----------   -----------   -----------   -----------   -----------
NET INCOME (LOSS)..........................      228,691     1,388,646     1,326,519    (3,257,802)      536,445
Preferred stock dividend requirements
  Paid dividends...........................           --       140,000       200,000       400,000       400,000
  Accrued on paid dividends................      200,000        60,000       200,000            --            --
                                             -----------   -----------   -----------   -----------   -----------
INCOME (LOSS) ATTRIBUTABLE TO COMMON
  STOCK....................................  $    28,691   $ 1,188,646   $   926,519   $(3,657,802)  $   136,445
                                             ===========   ===========   ===========   ===========   ===========
INCOME (LOSS) PER COMMON SHARE
  Basic....................................         1.32         54.49         42.48       (167.69)         6.26
  Diluted..................................         0.54         22.27         17.36        (68.61)         3.38
Weighted average number of common shares
  outstanding..............................       21,813        21,813        21,813        21,813        21,813

   The accompanying notes are an integral part of the consolidated financial statements.

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                     ACCUMULATED
                                                                              OTHER COMPREHENSIVE INCOME
                                                                         ------------------------------------
                                                                                             UNREALIZED GAIN
                                                                         UNREALIZED GAIN    RETAINED INTEREST
                                     PREFERRED    COMMON     PAID-IN     ON AVAILABLE FOR      IN MORTGAGE       RETAINED
                                       STOCK       STOCK     CAPITAL      SALE SECURITY           LOANS          EARNINGS
                                     ---------    ------     -------     ----------------   -----------------    --------
BALANCE, APRIL 1, 1996.............  $3,882,210   $19,813   $   30,187                                          $   677,273

Stock options exercised............                 2,000      216,154

Dividends paid on preferred
  stock............................                                                                                (400,000)

Comprehensive income

  Net income (loss)................                                                                                 536,445

    Total comprehensive income.....
                                     ----------   -------   ----------     -----------          ---------       -----------

BALANCE, MARCH 31, 1997............   3,882,210    21,813      246,341              --                 --           813,718

Dividends paid on preferred
  stock............................

Notes Receivable From
  Shareholder......................                                                                                (400,000)

Comprehensive income...............

  Net income (loss)................                                                                              (3,257,802)

  Other comprehensive income

    Change in value of available
      for sale security............                                        $ 1,122,033

    Change in value of retained
      interest in mortgage loans...                                                             $ 145,245

    Total comprehensive income
      (loss).......................
                                     ----------   -------   ----------     -----------          ---------       -----------

BALANCE, MARCH 31, 1998............   3,882,210    21,813      246,341       1,122,033            145,245        (2,844,084)

Dividends paid on preferred
  stock............................                                                                                (200,000)

Issuance of warrants in conjunction
  with debt........................                          2,278,947

Notes Receivable From
  Shareholder......................

COMPREHENSIVE INCOME

  Net income.......................                                                                               1,326,519

  Other comprehensive income

    Change in value of retained
      interest in mortgage loans...                                                              (142,116)

    Disposition of available for
      sale security................                                         (1,122,033)

    Total comprehensive income
      (loss).......................
                                     ----------   -------   ----------     -----------          ---------       -----------

BALANCE, MARCH 31, 1999............   3,882,210    21,813    2,525,288              --              3,129        (1,717,565)

Notes Receivable From
  Shareholder......................

COMPREHENSIVE INCOME

  Net income.......................                                                                                 228,691

    Total comprehensive income.....
                                     ----------   -------   ----------     -----------          ---------       -----------

BALANCE, DECEMBER 31, 1999.........  $3,882,210   $21,813   $2,525,288     $        --          $   3,129       $ 1,488,874
                                     ==========   =======   ==========     ===========          =========       ===========


                                        NOTES
                                     RECEIVABLE        TOTAL
                                        FROM       STOCKHOLDERS'
                                     SHAREHOLDER      EQUITY
                                     -----------   -------------
BALANCE, APRIL 1, 1996.............                 $ 4,609,483
Stock options exercised............                     218,154
Dividends paid on preferred
  stock............................                    (400,000)
Comprehensive income
  Net income (loss)................                     536,445
                                                    -----------
    Total comprehensive income.....                     536,445
                                                    -----------
BALANCE, MARCH 31, 1997............                   4,964,082
Dividends paid on preferred
  stock............................
Notes Receivable From
  Shareholder......................                    (400,000)
Comprehensive income...............   $(353,884)       (353,884)
  Net income (loss)................                  (3,257,802)
  Other comprehensive income
    Change in value of available
      for sale security............                   1,122,033
    Change in value of retained
      interest in mortgage loans...                     145,245
                                                    -----------
    Total comprehensive income
      (loss).......................                   1,267,278
                                      ---------     -----------
BALANCE, MARCH 31, 1998............    (353,884)      2,219,674
Dividends paid on preferred
  stock............................                    (200,000)
Issuance of warrants in conjunction
  with debt........................                   2,278,947
Notes Receivable From
  Shareholder......................     (97,116)        (97,116)
COMPREHENSIVE INCOME
  Net income.......................                   1,326,519
  Other comprehensive income
    Change in value of retained
      interest in mortgage loans...                    (142,116)
    Disposition of available for
      sale security................                  (1,122,033)
                                                    -----------
    Total comprehensive income
      (loss).......................                  (1,264,149)
                                      ---------     -----------
BALANCE, MARCH 31, 1999............    (451,000)      4,263,875
Notes Receivable From
  Shareholder......................   $ 316,183         316,183
COMPREHENSIVE INCOME
  Net income.......................                     228,691
                                                    -----------
    Total comprehensive income.....                     228,691
                                      ---------     -----------
BALANCE, DECEMBER 31, 1999.........   $(134,817)    $ 4,808,749
                                      =========     ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   NINE MONTHS ENDED DECEMBER 31,               YEAR ENDED MARCH 31,
                                                   ------------------------------   --------------------------------------------
                                                       1999             1998            1999            1998            1997
                                                       ----             ----            ----            ----            ----
                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income.......................................  $     228,691    $   1,388,646   $   1,326,519   $  (3,257,802)  $    536,445
Adjustments to reconcile net income to net cash
  provided by operating activities
  Gain on sales of equipment, net................       (195,256)        (126,333)       (146,176)       (159,461)      (175,578)
  Gain on sales of loans.........................     (1,540,436)      (6,142,860)     (6,058,317)     (1,500,056)      (393,089)
  Gain on sale of marketable equity securities,
    affiliate....................................             --       (1,352,595)     (1,352,595)             --             --
  Gain on hedging activities.....................     (1,468,426)              --      (1,750,907)             --             --
  Depreciation and amortization..................        762,819          911,951       1,832,349         654,510        816,312
  Amortization of debt discount..................        703,052               --         334,820              --             --
  Provision for credit losses....................        675,450        1,115,582       1,250,583       3,906,416        345,446
  Deferred income tax provision..................        119,000          722,200         683,400      (1,679,000)       276,122
  Change in accounts receivable, advances,
    prepaid expenses and other assets............       (642,965)       2,722,676          22,570      (2,061,617)    (3,521,080)
  Change in accounts payable and accrued
    liabilities..................................      1,797,919        2,728,124       2,623,401         169,202        620,413
  Other..........................................             --               --         223,293         220,794        370,675
                                                   -------------    -------------   -------------   -------------   ------------
    NET CASH PROVIDED (USED) BY OPERATING
      ACTIVITIES.................................        439,848        1,967,391      (1,011,060)     (3,707,014)    (1,124,334)
                                                   -------------    -------------   -------------   -------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment for company use............       (183,746)        (284,868)       (365,840)       (390,696)      (184,793)
Increase in notes receivable from affiliates.....         (3,303)        (171,177)        (58,828)       (355,845)    (1,484,761)
Equipment purchased for lease....................    (17,817,340)     (15,050,888)    (19,022,416)    (19,409,471)   (13,799,080)
Initial direct costs paid........................             --         (370,141)       (460,471)       (346,236)      (451,138)
Principal collections on direct financing
  leases.........................................      3,767,578        5,911,671       6,836,095       7,572,849     11,978,025
Net proceeds from hedging activities.............      1,527,614               --
Proceeds from sales of leased equipment..........      1,472,506        1,031,469       2,232,765       8,240,032      1,419,154
Investments in mortgage loans....................   (208,694,610)    (182,730,223)   (204,448,223)   (145,296,253)   (40,229,960)
Proceeds on sales of loans and leases............    142,647,831      189,052,290     187,617,162      63,515,289     32,859,421
Principal collections on retained interests......      1,004,757               --       1,358,337              --             --
Proceeds from sale of affiliate investments......             --        1,352,595       5,353,595              --             --
Collection of mortgage loan principal............      1,865,528        1,800,790       2,912,178       2,085,356      5,253,549
Other............................................       (397,892)         170,478        (105,596)        577,003        (82,421)
                                                   -------------    -------------   -------------   -------------   ------------
    NET CASH PROVIDED (USED) BY INVESTING
      ACTIVITIES.................................    (74,811,077)         711,996     (18,151,242)    (83,807,972)    (4,722,004)
                                                   -------------    -------------   -------------   -------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings under recourse notes
  payable........................................     75,537,060      132,802,764     162,959,621      95,619,490     13,384,805
Proceeds from borrowings under notes payable,
  other..........................................             --        2,002,225       2,008,400         406,613         97,461
Proceeds from the exercise of stock options......             --                               --              --         72,960
Proceeds from borrowings under subordinate note
  agreements.....................................             --                        5,000,000              --      5,000,000
Principal (repayments) of borrowing under
  recourse notes payable.........................             --     (132,870,855)   (138,791,902)     (2,449,830)    (2,093,086)
Principal (repayments) of borrowing under
  nonrecourse notes payable......................     (2,200,535)      (4,206,432)     (5,412,414)     (6,749,850)    (6,979,232)
Principal (repayments) of borrowing under notes
  payable, other.................................        (67,326)         (33,084)        (63,295)        (36,616)       (20,530)
Principal (repayments) of borrowing under
  subordinate note agreements....................                                      (5,000,000)             --             --
Debt issuance costs..............................             --               --      (1,949,801)             --             --
Dividend payments................................             --         (200,000)       (200,000)       (400,000)      (400,000)
                                                   -------------    -------------   -------------   -------------   ------------
    NET CASH PROVIDED (USED) BY FINANCING
      ACTIVITIES.................................     73,269,199       (2,505,382)     18,550,609      86,389,807      9,062,378
                                                   -------------    -------------   -------------   -------------   ------------
Net increase (decrease) in cash..................     (1,102,030)         174,005        (611,693)     (1,125,179)     3,216,040
Cash, beginning of period........................      2,772,106        3,383,799       3,383,799       4,508,978      1,292,938
                                                   -------------    -------------   -------------   -------------   ------------
Cash, end of period..............................  $   1,670,076    $   3,557,804   $   2,772,106   $   3,383,799   $  4,508,978
                                                   =============    =============   =============   =============   ============

   The accompanying notes are an integral part of the consolidated financial statements.

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of Business

     Captec Financial Group, Inc. ("Financial Group") is a specialized commercial finance company providing financing to the franchise, chain restaurant and specialty retail industries. Financial Group principally provides equipment lease and mortgage loan financing to its customers. Financial Group makes these investments directly, as reflected on its consolidated balance sheet. As of March 31, 1999, loans to various operators of two separate franchise restaurant chains represented approximately 27.0% (over 380 loans) and 25.0% (over 330 loans) of Financial Group's loan portfolio.

  Consolidation

     The consolidated financial statements include the accounts of Financial Group and its majority-owned subsidiaries, all of which the Company has financial and operating control. All significant intercompany accounts and transactions have been eliminated.

  Cash and Cash Equivalents

     Cash equivalents consist of investments in money funds purchased with original maturities of less than 90 days.

  Origination Fees and Costs

     Origination fees net of direct origination costs are deferred and amortized over the life of the originated asset as an adjustment to yield. Captec uses the effective interest method of amortization. The objective of the effective interest method is to arrive at periodic interest income at a constant effective yield on the net investment in the receivable.

  Direct Financing Leases

     At the commencement of a lease, Financial Group records the lease receivable, estimated residual value of the leased equipment and unearned lease income. The unearned lease income represents the excess of the gross lease receivable, plus the estimated residual value, over the cost of the equipment. Estimated residual values are periodically reviewed for impairment. Initial direct costs associated with the origination of direct financing leases are deferred and recorded as a component of the net investment in the lease at lease commencement.

     Unearned lease income and initial direct costs are amortized over the lease term so as to approximate a constant rate of return on the net investment in the lease.

  Mortgage Loans Held for Sale

     The loans represent mortgage loans on the land and/or buildings and equipment. These mortgage loans held for sale are stated at the lower of cost or market, determined in the aggregate. Gross unrealized gains or losses on forward sales of Treasury futures are recorded as an adjustment to the basis of the portfolio.

  Sale of Mortgage Loans and Direct Financing Leases

     Statement of Financial Accounting Standards No. 125 ("SFAS 125"), "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," was adopted prospectively effective on April 1, 1997. SFAS 125 applies a control-oriented, financial components approach to financial asset transfer transactions whereby Financial Group (1) recognizes the financial and servicing assets it controls, and

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(2) derecognizes financial assets when control has been surrendered. Sales are recognized when the transaction settles and the risks and rewards of ownership are legally transferred to the purchaser.

     Financial Group periodically securitizes and sells mortgage loans and direct financing leases through a special purpose entity established for the sole purpose of purchasing and reselling the loans and leases to a securitization trust. Financial Group uses a two-step securitization structure, whereby Financial Group (the transferor) first transfers financial assets to a wholly owned subsidiary entity. In the second step, the wholly owned subsidiary entity transfers, the assets to the qualifying SPE (special purpose entity), the Trust. This SPE Trust is bankruptcy-remote with these assets being isolated from both Financial Group and its creditors. The SPE Trust subsequently sells its interests to investors with the proceeds flowing back to Financial Group, which is when the sale is recognized by Financial Group.

     The wholly owned subsidiary entity holds title of the non-rated assets for which interest is retained by Financial Group. The SPE Trust activities are permanently limited to holding title to transferred financial assets, issuing beneficial interests and collecting and distributing cash from transferred financial assets. The SPE Trust does not have the unconditional right to pledge or exchange those assets.

     The retained interest includes servicing rights, interest only ("IO") strips, subordinated certificates and cash reserve accounts. Subsequent to the sales, retained interests are recorded at estimated fair value, with unrealized gains or loss included in equity. In accordance with FAS 125, the previous carrying value of assets sold is allocated based its relative fair value of the retained interest at the date of transfer. Financial Group is not aware of an active market for the purchase and sale of these retained interests at this time, accordingly, Financial Group estimates the fair value of the retained interest by calculating the present value of the estimated expected future cash flows received by Financial Group after being released by the securitization trusts, using a discount rate commensurate with the risks involved (the "cash out" method). Such retained interests are reviewed for quarterly impairment. Any impairment is recognized through a charge to operations in that period.

     Financial Group recognizes a servicing asset where the specified contractual servicing fee exceeds the fee that would be required from a substitute servicer. Capitalized servicing rights are assessed for impairment based on the fair value of those rights. Financial Group estimates fair value of the servicing rights using a discounted cash flow analysis incorporating prepayment, default, and interest rate assumptions that market participants use for similar instruments.

  Loan servicing income

     Assets or liabilities are established each time Financial Group undertakes an obligation to service financial assets. Servicing assets or liabilities are amortized in proportion to, and over the period of, estimated net servicing revenues (or losses). For purposes of measuring impairment, the assets are stratified based on loan type, investor type, and interest rate. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights for a stratum exceed their fair value. Rights to future interest income from serviced loans that exceed contractually specified servicing fees are classified as interest-only strips and accounted for as debt securities that are available for sale.

  Comprehensive Income

     Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," was adopted effective on April 1, 1998. All prior periods have been reclassified to reflect the provisions of this statement. SFAS 130 establishes standards for reporting comprehensive income. Comprehensive income includes revenues, expenses, gains and losses that under generally accepted accounting

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) principles are reported as separate components of equity in Financial Group's consolidated financial statements.

  Hedging Instruments

     Financial Group uses forward sales of mortgage-backed securities, US Treasury securities and Treasury futures to hedge its mortgage loan and lease portfolio. The forward sales are used as a means to hedge credit sector risk and interest rate risk related to anticipated securitizations of the portfolio.

     In accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", forward sales of US Treasury and mortgage-backed securities are classified as "Trading Securities" and reported at fair value, with unrealized gains and losses included in earnings.

     Financial Group's accounting for forward sales of Treasury futures is in accordance with concepts established in SFAS No. 80, "Accounting for Futures Contracts." Deferral (hedge) accounting is applied if the derivative reduces the risk of the underlying hedged item and is designated at inception as a hedge with respect to the hedged item. Additionally, the derivative must result in payoffs that are expected to be inversely correlated to the hedged item. In the event correlation does not remain high, the futures contracts will cease to be accounted for as hedges and a gain or loss will be recognized to the extent the futures results have not been offset by the price changes of the hedged loans.

  Mortgage Loan Income

     Financial Group recognizes interest income as earned on its investment in mortgage loans using the interest method (contractual interest rate applied to the unpaid principal balance).

  Allowances for Credit Losses

     Allowances for estimated credit losses are established as required based on historical experience and other factors that affect collectibility. The allowance includes a provision for impaired loans. Financial Group periodically evaluates loans for impairment. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate. Mortgage loans and lease investment receivables are charged to the allowances for credit losses when an account is deemed to be uncollectible, taking into consideration the financial condition of the lessee, the value of the collateral, recourse to guarantors and other factors. Recoveries of receivables previously charged off as uncollectible are credited to the allowances for credit losses.

  Property and Equipment

     Property and equipment are stated at cost. Cost of maintenance and repairs are charged to operations when incurred; cost of renewals, improvements and additions are capitalized. The cost and accumulated depreciation applicable to assets retired or sold are removed from the accounts, and the gain or loss on disposition is recognized as income. Depreciation is computed using a straight-line method over the useful lives of the related assets (computer equipment -- five years; furniture and fixtures -- ten years;
automobiles -- three years). Amortization of leasehold improvements and capital lease equipment is computed using the straight-line method over the shorter of the lease term or the useful lives of the related assets.

  Marketable Equity Securities

     As of March 31, 1998, Financial Group held marketable equity securities in an affiliated entity, Captec Net Lease Realty, Inc., comprising approximately a one percent interest. In accordance with SFAS No. 115,

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
"Accounting for Certain Investments in Debt and Equity Securities", these securities were classified as available-for-sale and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders' equity. These securities were sold in December, 1998 (see Note 14).

  Management Fees

     Management fees consist of acquisition and asset management fees charged to affiliated limited partnerships and affiliated companies for initiating and managing leasing transactions on behalf of these entities. The various fees are recognized as revenue as services are provided.

  Income Taxes

     Deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities. Such differences arise principally from direct financing leases and certain assigned leases being treated as operating leases for income tax purposes. Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns, measured at the current tax rates. Deferred tax expense or benefit represents the change in the deferred tax asset or liability balance.

  Income/(Loss) per Common Share

     Basic income/(loss) per common share is based on net income (loss) reduced by preferred stock dividend requirements, divided by the weighted average number of common shares outstanding. Diluted income/(loss) per share is computed as follows:

                                       NINE MONTHS ENDED
                                          DECEMBER 31,              YEAR ENDED MARCH 31,
                                      --------------------    --------------------------------
                                        1999        1998        1999        1998        1997
                                        ----        ----        ----        ----        ----
                                          (UNAUDITED)
Income (loss) available to common
  stockholders:
  Effect of dilute securities:
     Convertible preferred stock
       dividend requirements........  $200,000    $200,000    $400,000    $400,000    $400,000
                                      --------    --------    --------    --------    --------
  Common shares outstanding.........    21,813      21,813      21,813      21,813      21,813
                                      ========    ========    ========    ========    ========
Effect of dilutive securities:
  Convertible preferred stock.......    15,792      15,792      15,792      15,792      15,792
  Warrants..........................     7,949       7,949       7,949
  Options...........................     7,825       7,825       7,825       2,815       2,815
                                      --------    --------    --------    --------    --------
Weighted average number of diluted
  shares outstanding................    53,379      53,379      53,379      40,420      40,420
                                      ========    ========    ========    ========    ========

  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  New Accounting Standards

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards Number 133 (SFAS 133) "Accounting for Derivative Financial Instruments and Hedging Activities." This statement, which is required to be adopted for fiscal years beginning after June 15, 2000, establishes standards for recognition and measurement of derivatives and hedging activities. Financial Group has not yet determined the financial statement impact of SFAS 133.

  Reclassifications

     Certain reclassifications have been made to the 1998 financial statements to conform to the 1999 presentation.

2. INVESTMENTS IN DIRECT FINANCING LEASES

     The net investment in direct financing leases is comprised of the following:

                                                                      MARCH 31,
                                             DECEMBER 31,    ---------------------------
                                                 1999           1999            1998
                                             ------------       ----            ----
                                             (UNAUDITED)
Receivables in installments................  $27,507,617     $28,925,699    $ 57,048,571
Estimated residual value of equipment......    2,019,777       2,641,839       3,134,226
                                             -----------     -----------    ------------
  Gross investment.........................   29,527,393      31,567,538      60,182,797
Unamortized initial direct costs...........       95,439         484,061         877,901
Unearned income............................   (6,955,661)     (6,311,431)    (10,203,217)
Allowance for credit losses................     (930,105)       (903,393)     (2,545,030)
                                             -----------     -----------    ------------
          Total............................  $21,737,067     $24,836,775    $ 48,312,451
                                             ===========     ===========    ============

     Direct financing lease receivables serve as collateral for certain notes payable (see Note 7) are due in installments as follows:

                                                    DECEMBER 31,     MARCH 31,
                                                        1999           1999
                                                    ------------     ---------
                                                    (UNAUDITED)
2000..............................................  $ 2,773,972     $ 9,325,143
2001..............................................    4,772,788       5,418,555
2002..............................................    3,939,075       4,032,578
2003..............................................    3,957,246       3,829,823
2004..............................................    3,827,501       2,770,555
Thereafter........................................    8,237,035       3,549,045
                                                    -----------     -----------
          Total...................................  $27,507,617     $28,925,699
                                                    ===========     ===========

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

2. INVESTMENTS IN DIRECT FINANCING LEASES (CONTINUED)
     The gross amount of scheduled proceeds to be realized from estimated residuals are as follows:

                                                     DECEMBER 31,    MARCH 31,
                                                         1999           1999
                                                     ------------    ---------
                                                     (UNAUDITED)
2000...............................................   $  413,679     $  845,888
2001...............................................      896,211        901,466
2002...............................................      274,701        312,517
2003...............................................       63,768         63,768
2004...............................................      194,647        317,429
Thereafter.........................................      176,771        200,771
                                                      ----------     ----------
          Total....................................   $2,019,777     $2,641,839
                                                      ==========     ==========

3. MORTGAGE LOANS HELD FOR SALE

     At March 31, 1999, the investment in mortgage loans consisted of 271 loans collateralized by franchised restaurants. Included in this loan portfolio were 147 first mortgage loans representing 64.0% of the loan balances. The remainder of the loans were collateralized by leasehold mortgages and/or general liens on the restaurant business. The loans bear fixed rates of interest ranging from 7.52% to 11.00% per annum with maturities from 36 months through 234 months from the dates of origination. All loans are fully amortizing, with level installments of principal and interest due monthly. The loans and underlying mortgages collateralize certain notes payable (see Note 7). Scheduled payments of principal and interest totaling $16,402 were delinquent 60 days or more on mortgage loans at March 31, 1998. Scheduled collections of principal on these loans totaled $732,048. The allowance for credit losses is based on historical delinquency experience. The allowance is expected to cover specifically identified loans, as well as estimated losses inherent in the loan portfolio that are not yet identifiable on a specific loan-by-loan basis. There were no delinquencies over 60 days on mortgage loans as of March 31, 1999. Captec has recorded an allowance for credit losses attributable to in mortgage loans held for sale as of December 31, 1999 and March 31, 1999 of $812,642 and $354,592 respectively. The scheduled collections of principal on the investment in mortgage loans are as follows:

                                                  DECEMBER 31,     MARCH 31,
                                                      1999            1999
                                                  ------------     ---------
                                                  (UNAUDITED)
2000............................................  $  1,453,709    $  5,623,520
2001............................................     7,256,975       6,360,700
2002............................................     7,981,093       6,893,263
2003............................................     8,778,969       7,443,704
2004............................................     9,658,129       8,071,527
Thereafter......................................   191,202,200     116,072,585
                                                  ------------    ------------
          Total.................................  $226,331,075    $150,465,299
                                                  ============    ============

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

3. MORTGAGE LOANS HELD FOR SALE (CONTINUED)
     Activity in Mortgage loans held for sale consists of the following:

                                                                    MARCH 31,
                                          DECEMBER 31,     ----------------------------
                                              1999             1999            1998
                                          ------------         ----            ----
                                           (UNAUDITED)
Balance, beginning of year..............  $ 150,465,299    $103,736,475    $ 25,270,103
New mortgage loans......................    208,694,610     204,448,223     145,296,253
Collections of principal................     (1,865,528)     (2,912,178)     (2,085,356)
Securitizations.........................   (128,573,882)   (153,051,613)    (64,744,525)
Other...................................     (2,389,424)     (1,755,608)             --
                                          -------------    ------------    ------------
Balance, end of year....................  $ 226,331,075    $150,465,299    $103,736,475
                                          =============    ============    ============

4. RETAINED INTEREST IN MORTGAGE LOANS AND LEASES SOLD

     In May 1999, Financial Group sold direct financing leases and mortgage loans with a net aggregate carrying value of approximately $145.0 million for approximately $147.0 million in cash and $3.4 million in retained subordinated certificates. Financial Group recognized a gain on sale of approximately $3.0 million.

     Financial Group sold mortgage loans having a total principal balance of $153,000,000 and $64,745,000 at the time of sale during 1999 and 1998, respectively. Gains on sales totaled approximately $6,058,000 and $1,500,056 during 1999 and 1998, respectively. In 1999, Financial Group sold direct financing leases with a net book value of approximately $32,800,000 and recognized a gain on sale of approximately $402,000.

     In each case, Financial Group retained an interest in the sold loans and leases. The components of the retained interests are initially valued based on their relative fair value compared to the portion sold. Subsequently, the cash reserve accounts, the IO strip and the subordinated certificate are adjusted to fair value with any changes recorded as a separate component of stockholders' equity. Financial Group recorded an unrealized loss of $142,116 and an unrealized gain of $145,245 in stockholder's equity at March 31, 1999 and 1998, respectively.

     Significant assumptions used in estimating the fair value of retained interests are as follows:


Weighted average discount rate..............................    16.9%
Weighted average default....................................     0.1%
Weighted average prepayments................................     1.5%

     The retained interest in mortgage loans sold consists of the following:

                                                                       MARCH 31,
                                               DECEMBER 31,    -------------------------
                                                   1999           1999           1998
                                               ------------       ----           ----
                                               (UNAUDITED)
Cash reserve accounts........................  $ 1,726,277     $ 1,820,101    $1,484,667
Servicing assets.............................    1,130,981       1,368,977     1,192,131
Interest only strip receivable...............    3,454,868       3,788,138     4,482,626
Subordinated trust certificates..............    8,189,905       5,115,412     1,917,492
                                               -----------     -----------    ----------
          Total..............................  $14,502,031     $12,092,628    $9,076,916
                                               ===========     ===========    ==========

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

4. RETAINED INTEREST IN MORTGAGE LOANS AND LEASES SOLD (CONTINUED) Activity in the servicing assets consists of the following:

                                                                       MARCH 31,
                                                DECEMBER 31,    ------------------------
                                                    1999           1999          1998
                                                ------------       ----          ----
                                                (UNAUDITED)
Balance, beginning of period..................   $1,368,977     $1,192,131    $  449,433
Amount originated.............................           --        417,829       801,803
Amount amortized..............................     (237,996)      (240,983)      (59,105)
                                                 ----------     ----------    ----------
     Balance, end of period...................   $1,130,981     $1,368,977    $1,192,131
                                                 ==========     ==========    ==========

     Financial Group's servicing portfolio amounted to approximately $476,108,000 and $96,050,000 at March 31, 1999 and 1998, respectively.

     Financial Group's 1999 mortgage loan sale was part of a joint securitization with an affiliated joint venture and a third party (see Note 14). Financial Group assumed the servicing rights for loans originated by the affiliated joint ventures and the third party that participated in this joint securitization transaction.

5. ALLOWANCES FOR CREDIT LOSSES

     Activity in the allowances for credit losses consists of the following:

                                                                 MARCH 31,
                                  DECEMBER 31,    ---------------------------------------
                                      1999           1999           1998          1997
                                  ------------       ----           ----          ----
                                  (UNAUDITED)
Balance, beginning of period....   $1,391,947     $ 2,688,925    $   403,282    $ 255,769
Provision for losses............      675,450       1,250,582      3,906,416      345,446
Charge-offs.....................     (190,688)     (2,547,560)    (1,620,773)    (197,933)
                                   ----------     -----------    -----------    ---------
     Balance, end of period.....   $1,876,709     $ 1,391,947    $ 2,688,925    $ 403,282
                                   ==========     ===========    ===========    =========

6. PROPERTY AND EQUIPMENT

     Property and equipment is comprised of the following:

                                                                       MARCH 31,
                                                DECEMBER 31,    ------------------------
                                                    1999           1999          1998
                                                ------------       ----          ----
                                                (UNAUDITED)
Computer equipment............................   $1,083,386     $  917,418    $  715,592
Furniture and fixtures........................      575,907        572,185       425,603
Leasehold improvements........................       47,887         36,454        19,022
Automobiles...................................      132,084        132,084       132,084
                                                 ----------     ----------    ----------
          Total...............................    1,839,264      1,658,141     1,292,301
Less -- accumulated depreciation and
  amortization................................      961,074        775,403       559,700
                                                 ----------     ----------    ----------
     Property and equipment, net..............   $  878,190     $  882,738    $  732,601
                                                 ==========     ==========    ==========

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

7. NOTES PAYABLE

  Notes payable collateralized by investments in leases and loans, recourse

     Financial Group's recourse notes payable are principally comprised of borrowings under the following credit facilities:

                                                                            MARCH 31,
                                                   DECEMBER 31,    ----------------------------
                                                       1999            1999            1998
                                                   ------------        ----            ----
                                                   (UNAUDITED)
A $250.0 million credit facility with a financial
institution (the "Credit Facility") is used for
short-term warehouse financing of investments in
mortgage loans and equipment lease contracts. The
Credit Facility is subject to renewal in August,
2000. Notes payable (net of unamortized discount
of $780,223) are collateralized by investment in
certain direct financing leases and mortgage
loans with a net book value of approximately
$169,608,000 at March 31, 1999. Interest on
outstanding borrowings under the Credit Facility
floats monthly at a rate equal to the 30-day
LIBOR rate plus 1.10% (effective rate of 6.032%
at March 31, 1999)...............................  $238,884,831    $162,179,397    $         --

A $40,000,000 revolving credit facility with a
financial institution used for short-term
warehouse financing of equipment lease contracts
(paid off in 1999)...............................                                    30,717,901

A $150,000,000 revolving credit facility with a
financial institution used for short-term
warehouse financing of investments in mortgage
loans (paid off in 1999).........................                                    94,412,391

Credit facilities with affiliates used for
short-term warehouse financing of investments in
leases and loans, or securities collateralized
thereby. Balances due under this facility are
payable on demand and bear interest rates ranging
between 8.0% and 10.0% per annum. Notes payable
under this credit facility are partially
collateralized by investments in certain mortgage
loans and direct financing leases, or securities
collateralized thereby, with a net book value of
approximately $6,649,000 and $11,133,000 as of
March 31, 1999 and 1998, respectively............    15,378,374      15,422,815      24,536,814

Revolving credit agreement with a financial
institution that is used for either short-term
warehouse financing or for the longer term
financing of equipment lease contracts. Interest
on outstanding borrowings under the credit
agreement is determined at the time of the
advance and is fixed at 2.7% over the average
U.S. Treasury note having approximately an equal
term and sale amount as the applicable advance
Notes payable under this credit agreement are
collateralized by investment in certain direct
financing leases with a net book value of
approximately $764,000 and $5,917,000 as of March
31, 1999 and 1998, respectively..................                       730,923       5,245,201
                                                   ------------    ------------    ------------
          Totals.................................  $254,263,205    $178,333,135    $154,912,307
                                                   ============    ============    ============

     In conjunction with the Credit Facility, the financial institution also received warrants to purchase 3,011 shares of the Financial Group Common Stock. The warrants expire in August 2008 and may be exercised at $0.01 per share. The warrants were valued at $1,011,696, which has been accounted for as unamortized

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

7. NOTES PAYABLE (CONTINUED)
discount against the notes payable and an increase in additional paid-in capital. The discount is being amortized as additional interest expense over the term of the notes payable. Financial Group also paid $1,400,000 of issuance costs related to the Credit Facility, which were capitalized and are being amortized to interest expense on a straight-line basis over the expected term of the facility.

     The Credit Facility agreement includes various covenants and a subjective acceleration clause. Financial Group has been in compliance with these covenants for all periods presented.

     Annual maturities on recourse notes payable are as indicated below. This schedule assumes that Financial Group's Credit Facility, which is subject to renewal in 2000 as described above, is not renewed.

                                                  DECEMBER 31,     MARCH 31,
                                                      1999            1999
                                                  ------------     ---------
                                                  (UNAUDITED)
2000............................................  $ 15,378,374    $ 15,873,758
2001............................................   238,884,831     162,427,776
2002............................................                        31,601
                                                  ------------    ------------
          Total.................................  $254,263,205    $178,333,135
                                                  ============    ============

  Notes Payable Collateralized by Investments in Leases and Loans, Nonrecourse

     Financial Group financed a portion of its investment in direct financing leases with nonrecourse notes payable, principally through the sale of asset-backed securities. The notes bear interest at rates from 6.95% to 8.40%.

     In the event of a default by a lessee under a lease which has been financed on a nonrecourse basis, the noteholder has a first lien against the underlying leased equipment but has no further recourse against Financial Group. Nonrecourse notes payable are collateralized by investment in certain direct financing leases with a net book value of approximately $3,970,000 and $9,182,000 as of March 31, 1999 and 1998, respectively.

     Annual maturities on nonrecourse notes payable collateralized by leases and loans are collateralized as follows:

                                                     DECEMBER 31,    MARCH 31,
                                                         1999           1999
                                                     ------------    ---------
                                                     (UNAUDITED)
2000...............................................   $  580,319     $2,536,746
2001...............................................      394,995        577,035
2002...............................................       62,474         77,022
2003...............................................       18,415         18,415
2004 and thereafter................................       34,260         34,260
                                                      ----------     ----------
          Total....................................   $1,090,463     $3,243,478
                                                      ==========     ==========

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

7. NOTES PAYABLE (CONTINUED)
  Notes payable, other

     Financial Group's other notes payable are comprised of the following borrowings:

                                                                        MARCH 31,
                                                  DECEMBER 31,    ----------------------
                                                      1999           1999         1998
                                                  ------------       ----         ----
                                                  (UNAUDITED)
Term loans payable to financial institutions.
  The notes bear interest at rates ranging from
  8.20% to 8.50% per annum......................   $  398,868     $  466,195    $204,490
Note payable to an individual that bears
  interest at 8.50% and is due in 2007..........      625,000        625,000     625,000
                                                   ----------     ----------    --------
                                                    1,023,868      1,091,195     829,490
Notes payable to shareholders, bearing interest
  at a rate of 12.0% (net of unamortized debt
  discount of $486,257 at March 31,1999)........    1,405,539      1,197,143
                                                   ----------     ----------    --------
          Total.................................   $2,429,407     $2,288,338    $829,490
                                                   ==========     ==========    ========

     In connection with the issuance of notes payable to shareholders, the holders also received warrants to purchase 2,469 shares of the Financial Group Common Stock. The warrants expire in February 2004 and may be exercised at $0.01 per share. The warrants were valued at $555,722 (relative to the fair value of the notes payable), which has been accounted for as unamortized discount against the notes payable and an increase in additional paid-in capital. The discount is being amortized as additional interest expense over the term of the notes payable.

     Annual maturities on other notes payable are as follows:

                                                     DECEMBER 31,    MARCH 31,
                                                         1999           1999
                                                     ------------    ---------
                                                     (UNAUDITED)
2000...............................................   $   24,032     $   91,501
2001...............................................    1,505,171      1,296,633
2002...............................................      102,181        102,181
2003...............................................      145,023        145,023
2004...............................................       28,000         28,000
Thereafter.........................................      625,000        625,000
                                                      ----------     ----------
          Total....................................   $2,429,407     $2,288,338
                                                      ==========     ==========

8. SUBORDINATED DEBT

     Financial Group issued subordinated note agreements in an aggregate amount of $5,000,000 in 1997 and used the proceeds to repay the outstanding subordinated note agreements as of March 31, 1998. The notes bear interest at 12.0% per annum with a maturity of seven years from the date of commencement. At March 31, 1999, annual aggregate maturities on the notes payable are $2,500,000 on February 20, 2003 and $2,500,000 on February 20, 2004.

     In connection with the issuance of the subordinated notes, the holders also received warrants to purchase 2,469 shares of the Financial Group Common Stock. The warrants expire in February 2004 and may be exercised at $0.01 per share. The warrants were valued at $711,529 (relative to the fair value of the subordinated notes), which has been accounted for as unamortized discount against the notes payable and an

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

8. SUBORDINATED DEBT (CONTINUED)
increase in additional paid-in capital. The discount is being amortized as additional interest expense over the term of the notes payable. The unamortized discount at March 31, 1999 is $677,647.

9. OPERATING LEASE OBLIGATIONS

     Financial Group leases its office facilities under noncancellable lease agreements which expired in August 1999. Subsequently, the leases were renegotiated through 2005. Financial Group also leases vehicles and some office equipment under noncancellable lease agreements which expire through 2004. Rent expense for such leases was approximately $500,000, $406,000 and $318,000 for 1999, 1998 and 1997, respectively.

     Future minimum payments under noncancellable operating leases are as follows:

                                                       DECEMBER 31,    MARCH 31,
                                                           1999          1999
                                                       ------------    ---------
                                                       (UNAUDITED)
2000.................................................   $  118,468     $261,974
2001.................................................      792,806       47,106
2002.................................................      799,835       31,963
2003.................................................      821,035       30,055
2004.................................................      827,835       12,523
Thereafter...........................................      839,069           --
                                                        ----------     --------
          Total......................................   $4,199,048     $383,621
                                                        ==========     ========

10. STOCKHOLDERS' EQUITY

     A cumulative dividend accrues on the preferred stock, beginning on the date of issuance, at a per annum rate of $25.33 per share. Dividends, subject to declaration by the Board of Directors, are payable semiannually on the first day of May and November.

     The preferred stock is convertible to the Financial Group Common Stock at the option of the stockholders at a ratio of one-to-one. The preferred stockholder has participation rights of the remaining assets on a pro rata basis with common stockholders and is entitled to liquidation preferences, allowing for a return of the stockholders investment. There are no sinking-fund requirements or put or call rights available under the purchase agreement. The preferred stock is a nonvoting class of stock, subject to the conversion of shares to common stock. Three of eight seats on Financial Group's Board of Directors have been allotted to representatives of the preferred stockholder.

     In conjunction with the Credit Facility agreement and the issuance of the officer and subordinated notes, the holders of the notes also received warrants to purchase an aggregate 7,949 shares of the Financial Group Common Stock. The warrants may be exercised at $0.01 per share. The warrants were valued at an aggregate of $2,278,947. (see Notes 7 and 8)

11. COMMON STOCK OPTIONS

     Financial Group periodically grants options to purchase shares of the Financial Group Common Stock at exercise prices that approximate the fair market value of the Financial Group Common Stock at the date of grant.

     Presented below is a summary of the status of stock options held by eligible employees for all plans, and the related transactions for the years ended March 31, 1999, 1998, and 1997.

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

11. COMMON STOCK OPTIONS (CONTINUED)

                                             1999                  1998                  1997
                                      ------------------    ------------------    ------------------
                                                WEIGHTED              WEIGHTED              WEIGHTED
                                                AVERAGE               AVERAGE               AVERAGE
                                                EXERCISE              EXERCISE              EXERCISE
                                      SHARES     PRICE      SHARES     PRICE      SHARES     PRICE
                                      ------    --------    ------    --------    ------    --------
Options outstanding, beginning of
  year..............................  2,875       $196      2,875       $196      4,375       $ 62
Granted.............................  4,950        682                              500        732
Exercised...........................                                              2,000         36
                                      -----       ----      -----       ----      -----       ----
Options outstanding, end of year....  7,825       $504      2,875       $196      2,875       $196
                                      =====       ====      =====       ====      =====       ====

     The following table summarizes the status of employee stock options outstanding and exercisable as of March 31, 1999.

                                                           STOCK OPTIONS           STOCK OPTIONS
                                                            OUTSTANDING             EXERCISABLE
                                                       ----------------------    ------------------
                                                        WEIGHTED     WEIGHTED              WEIGHTED
                                                        AVERAGE      AVERAGE               AVERAGE
                                                       REMAINING     EXERCISE              EXERCISE
EXERCISE PRICE RANGE                         SHARES       TERM        PRICE      SHARES     PRICE
--------------------                         ------    ---------     --------    ------    --------
$33........................................  1,875     3.00 years      $ 33      1,875       $ 33
$253 - $279................................    500     6.25 years       271        500        271
$666.......................................  3,675     9.84 years       665      3,675        665
$732.......................................  1,775     7.75 years       732      1,775        732

     Financial Group adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS 123"), but elected to continue to measure compensation costs using the intrinsic value method, in accordance with APB Opinion No. 25 ("APB 25"). Accordingly, no compensation cost for stock options has been recognized. Had Financial Group elected to recognize compensation expense for stock options based on the fair value at the grant dates of awards, the recognized expense would not result in a significant difference from reported net income.

     The fair value of each option granted was estimated at the date of the grant using the Black-Scholes option pricing model using the following assumptions for grants for 1997 through 1999: (i) dividend yield of 0 percent;
(ii) expected stock price volatility of 0 percent; (iii) risk free interest rate of 5.6 percent; and (iv) expected option term of eight years.

12. INCOME TAX

     The components of the provision for income tax are as follows:

                                                             YEAR ENDED MARCH 31,
                                 NINE MONTHS ENDED    -----------------------------------
                                 DECEMBER 31, 1999      1999         1998          1997
                                 -----------------      ----         ----          ----
                                    (UNAUDITED)
Currently payable..............            --               --             --          --
Deferred tax provision
  (benefit)....................      $119,000         $683,400    $(1,679,000)   $276,000
                                     --------         --------    -----------    --------
          Total................      $119,000         $683,400    $(1,679,000)   $276,000
                                     ========         ========    ===========    ========

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

12. INCOME TAX (CONTINUED)
     The components of net deferred taxes consist of the following:

                                                                      MARCH 31,
                                              DECEMBER 31,    --------------------------
                                                  1999           1999           1998
                                              ------------       ----           ----
                                              (UNAUDITED)
Deferred tax assets.........................  $ 5,974,719     $ 6,093,719    $10,283,108
Deferred tax liabilities....................   (2,432,114)     (2,432,114)    (9,265,340)
Valuation allowance.........................   (2,882,000)     (2,882,000)      (261,000)
                                              -----------     -----------    -----------
          Net deferred tax asset
            (liability).....................  $   660,605     $   779,605    $   756,768
                                              ===========     ===========    ===========

     In 1999, a deferred tax provision of $1,611 was included in stockholders' equity, relating to unrealized gains on retained in mortgage loans sold.

     In 1998, a deferred tax provision of $652,840 was included in stockholders' equity, relating to unrealized gains on investment securities and retained interest in mortgage loans sold.

     The deferred assets and liabilities noted above arise principally from net operating losses and direct financing leases and certain assigned leases in the financial statements being treated as operating leases for income tax purposes. Deferred income taxes reflect the estimated tax effect of temporary differences between the bases of assets and liabilities for financial reporting purposes and those amounts as measured by tax laws and regulations. The components of deferred income tax assets and liabilities as of March 31, were as follows:

                                                                 1999          1998
                                                                 ----          ----
DEFERRED TAX LIABILITIES
  Leasing transactions and finance receivable...............  $2,432,114    $ 9,265,340
                                                              ==========    ===========
DEFERRED TAX ASSETS
  Provision for credit losses...............................     473,262        914,235
  Net operating losses......................................   4,853,638      5,934,655
  Leasing transaction and other.............................     766,819      3,434,218
                                                              ----------    -----------
     Total deferred tax assets..............................  $6,093,719    $10,283,108
                                                              ==========    ===========

     There is no significant difference between the provision for income taxes and the amount which would be provided at the federal statutory rate of 34 percent.

     At March 31, 1999, for federal income tax purposes, Financial Group has approximately $12,965,000 of net operating loss carryforwards available to reduce future taxable income, which expire in various amounts through the year 2012. Financial Group also has investment tax credit carryforwards, subject to certain limitations, of approximately $261,000, which expire in various amounts through the year 2001. A valuation allowance has been recorded for net operating loss and investment tax credit carryforwards Financial Group believes will expire prior to realization.

13. CONTINGENT LIABILITIES

     In December 1998, action was brought by Credit Suisse First Boston Corporation ("CS") in the United States District Court for the Southern District of New York against Financial Group, alleging that CS overpaid Financial Group upon the closing of a joint securitization of pooled restaurant and energy mortgage loans. In its complaint CS is seeking damages of up to $1,800,000. Financial Group has filed counterclaims against CS for, among other things, breaches of fiduciary duties undertaken by CS in the securitization as well as breaches of contract with respect to certain joint venture loans. The amount of monetary damages sought by

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

13. CONTINGENT LIABILITIES (CONTINUED)
Financial Group in its counterclaims exceeds the amount of CS's claim. The action is in early discovery stages. Financial Group intends to vigorously pursue its counterclaims against CS. Financial Group has reserved approximately $1,100,000 at March 31, 1999 and December 31, 1999.

14. RELATED PARTIES

     Advances have been made to the majority shareholder of Financial Group. The advances are evidenced by notes receivable bearing a eight percent interest rate, with principal and interest payable in annual installments from 3 to 7 years. Notes receivable from shareholder totaled $457,000 and $353,884 at March 31, 1999 and 1998, respectively.

     Advances, prepaid expenses and other assets at March 31, 1998 include approximately $3,934,000 for affiliated limited partnerships and private placements. In July 1998, Financial Group's general partnership interest in the limited partnerships was sold for approximately $4,001,000.

     Financial Group held marketable equity securities in an affiliated entity, Captec Net Lease Realty, Inc., a publicly traded real estate investment trust. The securities were recorded at fair value and the gross unrealized holding gain of $1,122,033 was shown as a separate component of stockholders equity as of March 31, 1998. Cost of the securities was zero. In December 1998, Financial Group sold these securities to another affiliate at fair market value and realized a gain on sale of approximately $1,352,000.

     Financial Group received proceeds of $1,683,400 in December 1998 from issuing notes to officers (see Note 7). During 1999, Financial Group recognized $69,000 of interest expense related to these notes.

     Financial Group recognized approximately $1,899,000, $1,710,000 and $2,302,207 in interest expense related to notes payable to affiliates (see Note
7) for 1999, 1998 and 1997, respectively.

     Financial Group recognized approximately $2,461,000, $2,831,000 and $3,540,000 in management fee revenue from affiliated companies and limited partnerships in 1999, 1998 and 1997, respectively.

     Financial Group shares a 50 percent ownership interest in a real estate investment with an officer of Financial Group. As of March 31, 1999, Financial Group has contributed $358,000 to this investment, which is included in other assets. Financial Group periodically evaluates this asset for impairment.

15. NOTES RECEIVABLE FROM AFFILIATES

     Financial Group has advances to Merchants Capital Corporation ("MCC") and its wholly-owned subsidiary, Sarasota Restaurant Concepts, Inc. Two stockholders of Financial Group own a majority interest in MCC. The advances are evidenced by notes and collateralized by a management contract with MCC and Merchants Capital Partners, L.P., a licensed small business investment company. The notes bear interest at

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

15. NOTES RECEIVABLE FROM AFFILIATES (CONTINUED) eight percent per annum and are due over a period of five years. The scheduled collection of principal on the notes as of March 31, 1999 and December 31, 1999 is as follows:

                                                     DECEMBER 31,    MARCH 31,
                                                         1999           1999
                                                     ------------    ---------
                                                     (UNAUDITED)
2000...............................................   $   67,561     $   96,544
2001...............................................      307,397        307,397
2002...............................................      838,789        838,789
2003...............................................      904,121        904,121
2004...............................................      945,301        913,015
                                                      ----------     ----------
          Total....................................   $3,063,169     $3,059,866
                                                      ==========     ==========

16. SUPPLEMENTAL INFORMATION TO CONSOLIDATED STATEMENT OF CASH FLOWS

     Cash paid for interest during the years ended March 31, 1999, 1998 and 1997 was approximately $13,514,000, $7,894,000 and $6,890,000, respectively. During the years ended March 31, 1999 and 1998, the financial institutions with which Financial Group assigned various direct financing leases received approximately $838,000 and $1,969,000, respectively, in lease rental receipts; correspondingly, there was a reduction to the nonrecourse notes payable for the same amounts.

17. HEDGING

     Financial Group hedges its mortgage loan and direct financing lease portfolio as part of its credit sector and interest rate risk management strategy. Financial Group hedges the credit sector and interest rate risk on its portfolio by using forward sales of FNMA mortgage-backed securities, U.S. Treasury securities and Treasury futures. During the year ended March 31, 1999, Financial Group recognized a gain on forward sales of FNMA mortgage-backed and U.S. Treasury Securities of approximately $1,751,000.

     Financial Group classifies the forward sales of Treasury futures as hedges on specific lease and loan receivables. Any gross unrealized gains or losses on forward sales of Treasury futures are an adjustment to the basis of the portfolio.

     The following table identifies open positions of the forward sales as of March 31, 1999:

DESCRIPTION                                        NOTIONAL      UNREALIZED GAINS
-----------                                        --------      ----------------
MORTGAGE-BACKED SECURITY
FNMA 6.0% -- 5/08...............................  $34,000,000        $897,787

     As of March 31, 1999, Financial Group recognized income of $1,751,000 related to forward sales of securities (realized gains of $853,000; unrealized gains of $898,000).

FUTURES CONTRACTS
5 year -- U. S. Treasury note -- 6/99...............   14,200,000    $ 75,438
10 year -- U. S. Treasury bonds -- 6/99.............   36,300,000     669,406
30 year -- U. S. Treasury bond -- 6/99..............    3,000,000       6,797
                                                                     --------
                                                                     $751,641
                                                                     ========

     At March 31, 1999 deferred gains on futures contracts totaled $1,401,000 (realized gains of $649,000; unrealized gains of $752,000).

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

18. FINANCIAL INSTRUMENTS

     The estimated fair value of financial instruments held by Financial Group at March 31, 1999 and 1998 and the valuation techniques used to estimate the fair value, were as follows:

                                           1999                                1998
                             --------------------------------    --------------------------------
                                                ESTIMATED                             ESTIMATED
                              BOOK VALUE        FAIR VALUE          BOOK VALUE        FAIR VALUE
                             ------------    ----------------    ----------------    ------------
ASSETS
Investments in mortgage
  Loans, net...............  $150,465,299    $    151,931,865    $    103,736,475    $104,261,012
Investments in retained
  interest.................    12,092,628          12,092,628           9,076,916       9,076,916
Hedging instruments........     1,649,428           1,649,428
Notes receivable from
  affiliates...............     3,059,866           3,059,866           3,001,038       3,001,038
Marketable equity
  securities, affiliates...            --                  --           1,700,050       1,700,050
LIABILITIES
Notes payable
  collateralized by
  investments in leases and
  loans....................   181,576,613         181,658,359         163,400,792     163,653,679
Notes payable,
  shareholders.............     1,197,143           1,197,143                  --              --
Notes payable, other.......     1,091,195           1,091,195             829,490         867,597
Subordinated debt..........     5,000,000           5,000,000           5,000,000       5,000,000

  Investment in Mortgage Loans

     The book value of investment in mortgage loans is reflected, net of unrealized gains on hedging instruments and reserves. Fair value is estimated by discounting future cash flows using an estimated discount rate which reflects U.S. Treasury Note rates plus the spread over those rates at which Financial Group originally entered into under these contracts.

  Investment and Retained Interest

     The retained interest in mortgage loans sold is recorded at the present value of estimated future cash flows discounted at rates commensurate with this type of instrument, which approximates fair value.

  Hedging Instruments

     The estimated fair values of hedging instruments are estimated based on market prices.

  Notes Receivable from Affiliates

     The book value approximates fair value because of the maturity of these notes.

  Investments in Securities

     The estimated fair value of investments in marketable securities is estimated based on market prices.

                 CAPTEC FINANCIAL GROUP, INC. AND SUBSIDIARIES

18. FINANCIAL INSTRUMENTS (CONTINUED)
  Notes Payable Collateralized by Investments in Leases and Loans

     The fair value of fixed rate debt is estimated by discounting future cash flows using an estimated discount rate which reflects U.S. Treasury rates plus the spread over those rates at which Financial Group currently borrows under its credit facilities. The fair value of floating rate debt approximates the book value due to the short maturity of these instruments.

  Notes Payable, Shareholder

     The fair value of fixed rate debt is estimated by discounting future cash flows using an estimated discount rate which reflects U.S. Treasury rates plus the spread over those rates at which Financial Group currently borrows under its credit facilities. The fair value of floating rate debt approximates the book value due to the short maturity of these instruments.

  Notes Payable, Other

     The fair value of fixed rate debt is estimated by discounting future cash flows using an estimated discount rate which reflects U.S. Treasury rates plus the spread over those rates at which Financial Group currently borrows under its credit facilities. The fair value of floating rate debt approximates the book value due to the short maturity of these instruments.

  Subordinated Debt

     Subordinated debt is recorded at the present value of estimated future cash flows discounted at rates commensurate with this type of instrument, which approximates fair value.

                          CAPTEC FINANCIAL GROUP, INC.

                                  SCHEDULE IV
                                 MORTGAGE LOANS

                                 MARCH 31, 1999

                                                                            PERIODIC
                                                                 MATURITY   PAYMENT   PRIOR    INTEREST         FACE
                     CONCEPT                       DEPRECIATION    DATE       TERM     LIEN      RATE          AMOUNT
                     -------                       ------------  --------   --------  ------   ---------   --------------
BRUEGGERS BAGELS.................................            --  01/01/12    FIXED        --        9.67       590,000.00
KFC..............................................            --  09/01/13    FIXED        --        9.13       610,000.00
BURGER KING......................................            --  04/01/13    FIXED        --        9.07     1,100,000.00
BURGER KING......................................            --  04/01/13    FIXED        --        9.59       700,000.00
TACO BELL........................................            --  01/01/13    FIXED        --        9.40       467,000.00
TACO BELL........................................            --  10/01/13    FIXED        --        8.07       956,925.68
CHILI'S..........................................            --  01/01/13    FIXED        --        9.34     1,014,360.24
TACO BELL........................................            --  04/01/14    FIXED        --        9.00     1,225,000.00
APPLEBEE'S.......................................            --  01/01/14    FIXED        --        9.00     1,850,000.00
KFC..............................................            --  01/01/13    FIXED        --        9.09       360,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.08       615,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        8.99       639,000.00
KFC..............................................            --  01/01/13    FIXED        --        9.09       186,000.00
DENNY'S..........................................            --  11/01/13    FIXED        --        7.94     1,360,000.00
BURGER KING......................................            --  08/01/13    FIXED        --        8.88     1,140,000.00
POPEYE'S.........................................            --  09/01/13    FIXED        --        9.16       950,000.00
TACO BELL........................................            --  04/01/14    FIXED        --        9.00     1,113,631.00
ARBY'S...........................................            --  01/01/14    FIXED        --        9.00       705,000.00
BURGER KING......................................            --  04/01/14    FIXED        --        9.60     1,120,000.00
KFC..............................................            --  04/01/14    FIXED        --        9.42       650,000.00
TACO BELL........................................            --  04/01/14    FIXED        --        9.20       772,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.01       845,000.00
BURGER KING......................................            --  09/01/13    FIXED        --        8.86       535,000.00
TGI FRIDAY'S.....................................            --  04/01/14    FIXED        --        9.10     2,670,000.00
DENNY'S..........................................            --  01/01/14    FIXED        --        9.00       850,000.00
KFC..............................................            --  09/01/13    FIXED        --        8.85       300,000.00
KFC..............................................            --  09/01/13    FIXED        --        8.85       500,000.00
KFC..............................................            --  09/01/13    FIXED        --        8.85       375,000.00
KFC..............................................            --  09/01/13    FIXED        --        8.85       450,000.00
KFC..............................................            --  09/01/13    FIXED        --        8.85       300,000.00
KFC..............................................            --  09/01/13    FIXED        --        8.85       375,000.00
TACO BELL/KFC....................................            --  04/01/14    FIXED        --        9.48       595,000.00
WENDY'S..........................................            --  09/01/13    FIXED        --        8.85     2,807,000.00
CHILI'S..........................................            --  04/01/14    FIXED        --        9.36     1,450,000.00
ARBY'S...........................................            --  03/01/14    FIXED        --        9.03       900,000.00
TACO BELL........................................            --  10/01/13    FIXED        --        8.29       850,000.00
ARBY'S...........................................            --  09/01/13    FIXED        --        8.65       710,000.00
ARBY'S...........................................            --  09/01/13    FIXED        --        8.65       420,000.00
ARBY'S...........................................            --  09/01/13    FIXED        --        8.65       540,000.00
ARBY'S...........................................            --  09/01/13    FIXED        --        8.65       552,000.00


                                                      CARRYING      DELINQUENT  GEOGRAPHIC
                     CONCEPT                         AMOUNT(a)        LOANS      LOCATION
                     -------                       --------------   ----------  ----------
BRUEGGERS BAGELS.................................      552,169.84           --      FL
KFC..............................................      604,826.72           --      MO
BURGER KING......................................    1,075,062.71           --      CO
BURGER KING......................................      685,358.08           --      WA
TACO BELL........................................      452,986.17           --      IN
TACO BELL........................................      949,339.92           --      CA
CHILI'S..........................................      999,217.03           --      TX
TACO BELL........................................    1,225,000.00           --      CA
APPLEBEE'S.......................................    1,853,986.86           --      UT
KFC..............................................      345,071.39           --      TX
TACO BELL........................................      616,389.70           --      MI
TACO BELL........................................      640,368.71           --      MI
KFC..............................................      178,288.72           --      TX
DENNY'S..........................................    1,352,930.93           --      FL
BURGER KING......................................    1,123,960.29           --      AR
POPEYE'S.........................................      942,006.08           --      VA
TACO BELL........................................    1,113,631.00           --      CO
ARBY'S...........................................      706,519.32           --      MI
BURGER KING......................................    1,120,000.00           --      AK
KFC..............................................      650,000.00           --      OH
TACO BELL........................................      772,000.00           --      TN
TACO BELL........................................      846,832.08           --      PA
BURGER KING......................................      530,135.21           --      WA
TGI FRIDAY'S.....................................    2,670,000.00           --      MO
DENNY'S..........................................      851,831.82           --      FL
KFC..............................................      297,268.47           --      SC
KFC..............................................      495,442.32           --      SC
KFC..............................................      371,584.63           --      SC
KFC..............................................      445,900.77           --      SC
KFC..............................................      297,268.47           --      SC
KFC..............................................      371,584.63           --      SC
TACO BELL/KFC....................................      595,000.00           --      TX
WENDY'S..........................................    2,781,411.05           --      GA
CHILI'S..........................................    1,450,000.00           --      TX
ARBY'S...........................................      906,772.50           --      MD
TACO BELL........................................      843,652.21           --      FL
ARBY'S...........................................      703,206.49           --      PA
ARBY'S...........................................      415,979.83           --      PA
ARBY'S...........................................      534,833.97           --      PA
ARBY'S...........................................      546,718.23           --      PA

                                                                            PERIODIC
                                                                 MATURITY   PAYMENT   PRIOR    INTEREST         FACE
                     CONCEPT                       DEPRECIATION    DATE       TERM     LIEN      RATE          AMOUNT
                     -------                       ------------  --------   --------  ------   ---------   --------------
ARBY'S...........................................            --  09/01/13    FIXED        --        8.65        42,000.00
ARBY'S...........................................            --  09/01/13    FIXED        --        8.65       807,000.00
ARBY'S...........................................            --  09/01/13    FIXED        --        8.65       207,000.00
ARBY'S...........................................            --  09/01/13    FIXED        --        8.65       587,000.00
ARBY'S...........................................            --  07/01/13    FIXED        --        8.79       500,000.00
ARBY'S...........................................            --  07/01/13    FIXED        --        8.79       438,000.00
TACO BELL........................................            --  09/01/13    FIXED        --        8.57       300,000.00
TACO BELL........................................            --  07/01/12    FIXED        --        8.79       900,000.00
BENNIGAN'S/STEAK & ALE...........................            --  09/01/13    FIXED        --        8.62     4,655,000.00
ARBY'S...........................................            --  10/01/13    FIXED        --        8.57       490,000.00
ARBY'S...........................................            --  10/01/13    FIXED        --        8.57       380,000.00
ARBY'S...........................................            --  10/01/13    FIXED        --        8.57       490,000.00
WENDY'S..........................................            --  10/01/18    FIXED        --        7.77       750,000.00
WENDY'S..........................................            --  10/01/18    FIXED        --        7.77       500,000.00
WENDY'S..........................................            --  10/01/18    FIXED        --        7.77       675,000.00
WENDY'S..........................................            --  10/01/18    FIXED        --        7.77       870,000.00
WENDY'S..........................................            --  10/01/18    FIXED        --        7.77       930,000.00
WENDY'S..........................................            --  10/01/17    FIXED        --        7.77       575,000.00
WENDY'S..........................................            --  09/01/18    FIXED        --        8.15     1,100,000.00
WENDY'S..........................................            --  09/01/18    FIXED        --        8.15       910,000.00
WENDY'S..........................................            --  09/01/18    FIXED        --        8.15       930,000.00
WENDY'S..........................................            --  10/01/18    FIXED        --        7.77       570,000.00
WENDY'S..........................................            --  09/01/18    FIXED        --        8.15       870,000.00
WENDY'S..........................................            --  09/01/13    FIXED        --        8.15       390,000.00
WENDY'S..........................................            --  09/01/13    FIXED        --        8.15       170,000.00
WENDY'S..........................................            --  09/01/13    FIXED        --        8.15       300,000.00
WENDY'S..........................................            --  09/01/13    FIXED        --        8.15       260,000.00
ARBY'S...........................................            --  09/01/08    FIXED        --        8.70       475,000.00
ARBY'S...........................................            --  11/01/13    FIXED        --        9.50       414,000.00
ARBY'S...........................................            --  02/01/14    FIXED        --        9.00       830,000.00
TACO BELL........................................            --  07/01/12    FIXED        --        8.79       402,000.00
TACO BELL........................................            --  07/01/03    FIXED        --        7.82        37,000.00
APPLEBEE'S.......................................            --  04/01/19    FIXED        --        9.38     1,397,595.32
ARBY'S...........................................            --  09/01/13    FIXED        --        9.10       288,000.00
TONY ROMA'S......................................            --  01/01/14    FIXED        --        9.00     1,670,000.00
TONY ROMA'S......................................            --  01/01/14    FIXED        --        9.00     1,800,000.00
TACO BELL........................................            --  01/01/09    FIXED        --        8.38       670,000.00
TACO BELL........................................            --  02/01/10    FIXED        --        8.57       700,000.00
TACO BELL........................................            --  10/01/13    FIXED        --        8.57       570,000.00
TACO BELL........................................            --  12/01/13    FIXED        --        8.57       590,000.00
TACO BELL........................................            --  01/01/09    FIXED        --        8.38       380,000.00
TACO BELL........................................            --  02/01/10    FIXED        --        8.57       420,000.00
TACO BELL........................................            --  10/01/13    FIXED        --        8.57       326,000.00
TACO BELL........................................            --  12/01/13    FIXED        --        8.57        84,000.00
TACO BELL........................................            --  10/01/07    FIXED        --        8.38       500,000.00
TACO BELL........................................            --  01/01/06    FIXED        --       10.50       372,000.00
TACO BELL........................................            --  01/01/08    FIXED        --        9.00       550,000.00


                                                      CARRYING      DELINQUENT  GEOGRAPHIC
                     CONCEPT                         AMOUNT(a)        LOANS      LOCATION
                     -------                       --------------   ----------  ----------
ARBY'S...........................................       41,600.70           --      PA
ARBY'S...........................................      799,275.05           --      PA
ARBY'S...........................................      205,019.82           --      PA
ARBY'S...........................................      581,384.19           --      PA
ARBY'S...........................................      492,533.15           --      TX
ARBY'S...........................................      431,455.52           --      TX
TACO BELL........................................      297,074.99           --      FL
TACO BELL........................................      883,959.19           --      CA
BENNIGAN'S/STEAK & ALE...........................    4,610,121.01           --      NM
ARBY'S...........................................      486,624.17           --      TX
ARBY'S...........................................      377,382.02           --      TX
ARBY'S...........................................      486,624.17           --      TX
WENDY'S..........................................      748,177.28           --      MI
WENDY'S..........................................      498,784.85           --      MI
WENDY'S..........................................      673,359.55           --      MI
WENDY'S..........................................      867,885.66           --      MI
WENDY'S..........................................      927,739.84           --      MI
WENDY'S..........................................      573,067.39           --      MI
WENDY'S..........................................    1,096,209.34           --      MI
WENDY'S..........................................      906,864.29           --      MI
WENDY'S..........................................      926,794.81           --      MI
WENDY'S..........................................      568,616.48           --      MI
WENDY'S..........................................      867,003.22           --      MI
WENDY'S..........................................      385,815.89           --      MI
WENDY'S..........................................      168,178.54           --      MI
WENDY'S..........................................      296,781.16           --      MI
WENDY'S..........................................      257,213.29           --      MI
ARBY'S...........................................      463,083.61           --      OH
ARBY'S...........................................      413,014.36           --      OH
ARBY'S...........................................      833,846.19           --      TX
TACO BELL........................................      394,835.84           --      CA
TACO BELL........................................       34,497.58           --      CA
APPLEBEE'S.......................................    1,397,595.32           --      OH
ARBY'S...........................................      285,539.72           --      OH
TONY ROMA'S......................................    1,673,598.95           --      AZ
TONY ROMA'S......................................    1,803,879.11           --      AZ
TACO BELL........................................      657,033.96           --      FL
TACO BELL........................................      689,357.50           --      FL
TACO BELL........................................      566,075.03           --      FL
TACO BELL........................................      589,281.98           --      FL
TACO BELL........................................      372,648.48           --      FL
TACO BELL........................................      413,615.32           --      FL
TACO BELL........................................      323,755.32           --      FL
TACO BELL........................................       83,897.77           --      FL
TACO BELL........................................      493,755.99           --      FL
TACO BELL........................................      369,141.23           --      MI
TACO BELL........................................      547,402.83           --      MI

                                                                            PERIODIC
                                                                 MATURITY   PAYMENT   PRIOR    INTEREST         FACE
                     CONCEPT                       DEPRECIATION    DATE       TERM     LIEN      RATE          AMOUNT
                     -------                       ------------  --------   --------  ------   ---------   --------------
TACO BELL........................................            --  01/01/09    FIXED        --        9.00       760,000.00
TACO BELL........................................            --  01/01/11    FIXED        --        9.00       700,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.00       500,000.00
TACO BELL........................................            --  01/01/08    FIXED        --       10.50        84,000.00
TACO BELL........................................            --  01/01/09    FIXED        --       10.50       171,000.00
TACO BELL........................................            --  01/01/11    FIXED        --       10.50       238,000.00
TACO BELL........................................            --  01/01/14    FIXED        --       10.50       239,000.00
TACO BELL........................................            --  01/01/14    FIXED        --       10.50       331,000.00
TACO BELL........................................            --  01/01/14    FIXED        --       10.50       271,000.00
TACO BELL........................................            --  01/01/14    FIXED        --       10.50       324,000.00
BURGER KING......................................            --  09/01/13    FIXED        --        8.32       965,000.00
BURGER KING......................................            --  03/01/14    FIXED        --        7.75       575,000.00
BENNIGAN'S.......................................            --  01/01/14    FIXED        --        8.49     1,220,000.00
KFC..............................................            --  04/01/14    FIXED        --        9.41       560,000.00
KFC..............................................            --  04/01/14    FIXED        --        9.00       390,000.00
ARBY'S...........................................            --  01/01/14    FIXED        --        9.50       400,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87       623,000.00
PIZZA HUT........................................            --  02/01/09    FIXED        --        7.84       546,000.00
PIZZA HUT........................................            --  04/01/10    FIXED        --        7.87       370,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87       391,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87       378,000.00
PIZZA HUT........................................            --  05/01/05    FIXED        --        7.55       248,000.00
PIZZA HUT........................................            --  04/01/06    FIXED        --        7.59       256,000.00
PIZZA HUT........................................            --  07/01/13    FIXED        --        7.87       308,000.00
PIZZA HUT........................................            --  08/01/07    FIXED        --        7.64       106,000.00
PIZZA HUT........................................            --  06/01/07    FIXED        --        7.63       128,000.00
ARBY'S...........................................            --  09/01/13    FIXED        --        8.36       600,000.00
ARBY'S...........................................            --  09/01/05    FIXED        --        8.78       652,000.00
ARBY'S...........................................            --  06/01/11    FIXED        --        8.34        85,000.00
PIZZA HUT........................................            --  08/01/07    FIXED        --        7.64       122,000.00
PIZZA HUT........................................            --  10/01/06    FIXED        --        7.62       107,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87       110,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87       546,000.00
PIZZA HUT........................................            --  07/01/13    FIXED        --        7.87       364,000.00
PIZZA HUT........................................            --  10/01/10    FIXED        --        7.86       126,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87        91,000.00
ARBY'S...........................................            --  09/01/13    FIXED        --        8.78       160,000.00
ARBY'S...........................................            --  09/01/13    FIXED        --        8.85       241,000.00
TACO BELL........................................            --  10/01/13    FIXED        --        8.22       364,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87       651,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87       462,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87       434,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87       378,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87       376,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87       298,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87       350,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87       203,000.00


                                                      CARRYING      DELINQUENT  GEOGRAPHIC
                     CONCEPT                         AMOUNT(a)        LOANS      LOCATION
                     -------                       --------------   ----------  ----------
TACO BELL........................................      757,756.70           --      MI
TACO BELL........................................      699,756.29           --      MI
TACO BELL........................................      501,077.53           --      MI
TACO BELL........................................       83,781.67           --      MI
TACO BELL........................................      170,852.62           --      MI
TACO BELL........................................      238,398.70           --      MI
TACO BELL........................................      239,975.45           --      MI
TACO BELL........................................      332,350.94           --      MI
TACO BELL........................................      272,106.06           --      MI
TACO BELL........................................      325,322.37           --      MI
BURGER KING......................................      955,031.53           --      MI
BURGER KING......................................      578,713.55           --      MI
BENNIGAN'S.......................................    1,221,809.35           --      CT
KFC..............................................      560,000.00           --      PA
KFC..............................................      390,000.00           --      PA
ARBY'S...........................................      401,122.15           --      ID
PIZZA HUT........................................      617,799.04           --      NY
PIZZA HUT........................................      534,925.99           --      NY
PIZZA HUT........................................      363,978.97           --      NY
PIZZA HUT........................................      387,735.81           --      NY
PIZZA HUT........................................      374,844.35           --      NY
PIZZA HUT........................................      238,593.92           --      NY
PIZZA HUT........................................      246,816.40           --      NY
PIZZA HUT........................................      305,296.13           --      NY
PIZZA HUT........................................      103,090.62           --      NY
PIZZA HUT........................................      124,369.34           --      NY
ARBY'S...........................................      593,858.42           --      MI
ARBY'S...........................................      622,013.42           --      CA
ARBY'S...........................................       83,974.08           --      CA
PIZZA HUT........................................      118,651.49           --      NY
PIZZA HUT........................................      103,538.44           --      NY
PIZZA HUT........................................      109,081.70           --      NY
PIZZA HUT........................................      541,441.87           --      NY
PIZZA HUT........................................      360,804.50           --      NY
PIZZA HUT........................................      124,128.19           --      NY
PIZZA HUT........................................       90,240.31           --      NY
ARBY'S...........................................      158,516.05           --      CA
ARBY'S...........................................      238,803.14           --      CA
TACO BELL........................................      361,228.62           --      NY
PIZZA HUT........................................      645,565.31           --      NY
PIZZA HUT........................................      458,143.12           --      NY
PIZZA HUT........................................      430,376.85           --      NY
PIZZA HUT........................................      374,844.35           --      NY
PIZZA HUT........................................      372,861.05           --      NY
PIZZA HUT........................................      295,512.20           --      NY
PIZZA HUT........................................      347,078.12           --      NY
PIZZA HUT........................................      201,305.31           --      NY

                                                                            PERIODIC
                                                                 MATURITY   PAYMENT   PRIOR    INTEREST         FACE
                     CONCEPT                       DEPRECIATION    DATE       TERM     LIEN      RATE          AMOUNT
                     -------                       ------------  --------   --------  ------   ---------   --------------
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87       176,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87        70,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87        61,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87       462,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87       199,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87       343,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87       187,000.00
BURGER KING......................................            --  12/01/13    FIXED        --        9.00       857,082.00
BURGER KING......................................            --  12/01/13    FIXED        --        9.00     1,430,000.00
BURGER KING......................................            --  12/01/13    FIXED        --        9.00       815,000.00
JACK IN THE BOX..................................            --  12/01/13    FIXED        --        8.50       990,000.00
JACK IN THE BOX..................................            --  12/01/13    FIXED        --        8.50       200,000.00
BENNIGAN'S.......................................            --  10/01/13    FIXED        --        8.37     1,372,000.00
BENNIGAN'S.......................................            --  10/01/13    FIXED        --        8.37       786,000.00
BENNIGAN'S.......................................            --  10/01/13    FIXED        --        8.37       693,000.00
BENNIGAN'S.......................................            --  10/01/13    FIXED        --        8.37       509,000.00
BENNIGAN'S.......................................            --  10/01/13    FIXED        --        8.37       662,000.00
BENNIGAN'S.......................................            --  09/01/11    FIXED        --        8.17     1,078,000.00
PIZZA HUT........................................            --  12/01/03    FIXED        --        7.52         8,000.00
PIZZA HUT........................................            --  08/01/07    FIXED        --        7.64        12,000.00
PIZZA HUT........................................            --  10/01/13    FIXED        --        7.87        10,000.00
ARBY'S...........................................            --  12/01/13    FIXED        --        9.00       651,000.00
KFC..............................................            --  10/01/13    FIXED        --        8.27       475,000.00
ARBY'S...........................................            --  10/01/13    FIXED        --        8.37       350,000.00
ARBY'S...........................................            --  12/01/12    FIXED        --        8.34       315,000.00
ARBY'S...........................................            --  11/01/12    FIXED        --        8.34        50,000.00
BURGER KING......................................            --  01/01/09    FIXED        --        8.44       725,000.00
BURGER KING......................................            --  01/01/09    FIXED        --        8.44       575,000.00
BURGER KING......................................            --  01/01/09    FIXED        --        8.44       700,000.00
BURGER KING......................................            --  01/01/09    FIXED        --        8.44     1,000,000.00
TACO BELL........................................            --  12/01/11    FIXED        --        8.50       760,000.00
TACO BELL........................................            --  12/01/13    FIXED        --        8.50       763,000.00
TACO BELL........................................            --  12/01/13    FIXED        --        8.50       630,000.00
TACO BELL........................................            --  12/01/13    FIXED        --        8.50       160,000.00
TACO BELL........................................            --  12/01/13    FIXED        --        8.50       600,000.00
BURGER KING......................................            --  12/01/13    FIXED        --        9.00       880,000.00
BURGER KING......................................            --  12/01/13    FIXED        --        9.00       175,000.00
TACO BELL........................................            --  12/01/13    FIXED        --        8.50       620,000.00
TACO BELL........................................            --  12/01/13    FIXED        --        8.50       381,000.00
TACO BELL........................................            --  12/01/13    FIXED        --        8.50       630,000.00
TACO BELL........................................            --  12/01/13    FIXED        --        8.50       510,000.00
TACO BELL........................................            --  12/01/13    FIXED        --        8.50       358,000.00
TACO BELL........................................            --  12/01/13    FIXED        --        8.50       630,000.00
TACO BELL........................................            --  12/01/13    FIXED        --        8.50       635,000.00
TACO BELL........................................            --  12/01/13    FIXED        --        8.50       580,000.00
TACO BELL........................................            --  12/01/13    FIXED        --        8.50       840,000.00
TACO BELL........................................            --  12/01/13    FIXED        --        8.50       480,000.00


                                                      CARRYING      DELINQUENT  GEOGRAPHIC
                     CONCEPT                         AMOUNT(a)        LOANS      LOCATION
                     -------                       --------------   ----------  ----------
PIZZA HUT........................................      174,530.72           --      NY
PIZZA HUT........................................       69,415.63           --      NY
PIZZA HUT........................................       60,496.76           --      NY
PIZZA HUT........................................      458,143.12           --      NY
PIZZA HUT........................................      197,338.69           --      NY
PIZZA HUT........................................      340,136.57           --      NY
PIZZA HUT........................................      185,438.87           --      NY
BURGER KING......................................      856,612.75           --      VA
BURGER KING......................................    1,429,217.06           --      VA
BURGER KING......................................      814,553.77           --      VA
JACK IN THE BOX..................................      988,686.38           --      CA
JACK IN THE BOX..................................      199,734.63           --      CA
BENNIGAN'S.......................................    1,361,981.64           --      GA
BENNIGAN'S.......................................      780,260.61           --      GA
BENNIGAN'S.......................................      687,939.71           --      TN
BENNIGAN'S.......................................      505,283.27           --      TN
BENNIGAN'S.......................................      657,166.08           --      TN
BENNIGAN'S.......................................    1,065,230.84           --      MS
PIZZA HUT........................................        7,510.19           --      NY
PIZZA HUT........................................       11,670.66           --      NY
PIZZA HUT........................................        9,916.53           --      NY
ARBY'S...........................................      650,643.58           --      TN
KFC..............................................      471,432.97           --      MO
ARBY'S...........................................      347,444.30           --      CA
ARBY'S...........................................      313,182.08           --      CA
ARBY'S...........................................       49,549.65           --      CA
BURGER KING......................................      722,284.29           --      IA
BURGER KING......................................      572,846.17           --      IA
BURGER KING......................................      697,377.93           --      IA
BURGER KING......................................      996,254.20           --      IA
TACO BELL........................................      757,223.96           --      MD
TACO BELL........................................      761,987.59           --      MD
TACO BELL........................................      629,164.06           --      MD
TACO BELL........................................      159,787.69           --      MD
TACO BELL........................................      599,203.88           --      MD
BURGER KING......................................      879,518.20           --      VA
BURGER KING......................................      174,904.20           --      VA
TACO BELL........................................      619,177.34           --      PA
TACO BELL........................................      380,494.46           --      PA
TACO BELL........................................      629,164.06           --      PA
TACO BELL........................................      509,323.29           --      MD
TACO BELL........................................      357,524.99           --      MD
TACO BELL........................................      629,164.06           --      PA
TACO BELL........................................      634,157.44           --      PA
TACO BELL........................................      579,230.41           --      PA
TACO BELL........................................      838,885.42           --      PA
TACO BELL........................................      479,363.10           --      PA

                                                                            PERIODIC
                                                                 MATURITY   PAYMENT   PRIOR    INTEREST         FACE
                     CONCEPT                       DEPRECIATION    DATE       TERM     LIEN      RATE          AMOUNT
                     -------                       ------------  --------   --------  ------   ---------   --------------
DENNY'S..........................................            --  07/01/09    FIXED        --        9.00       425,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.00       799,000.00
KFC..............................................            --  01/01/14    FIXED        --        9.00       330,000.00
KFC..............................................            --  01/01/14    FIXED        --        9.00       260,000.00
ARBY'S...........................................            --  02/01/14    FIXED        --       10.00       260,000.00
ARBY'S...........................................            --  01/01/14    FIXED        --        9.00       570,000.00
BENNIGAN'S.......................................            --  01/01/14    FIXED        --       10.75       730,000.00
ARBY'S...........................................            --  02/01/11    FIXED        --       10.00       275,000.00
ARBY'S...........................................            --  03/01/14    FIXED        --        9.16       403,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.00       720,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.00       820,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.00       770,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.00       540,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.00       680,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.00       770,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.00       680,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.50       896,000.00
TACO BELL........................................            --  01/01/09    FIXED        --        9.50       513,000.00
TACO BELL........................................            --  01/01/14    FIXED        --       10.00       749,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.00       375,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.00       352,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.00       449,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.00       322,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.00       333,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.00       425,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.00       356,000.00
TACO BELL........................................            --  01/01/09    FIXED        --        9.00       540,000.00
TACO BELL........................................            --  01/01/09    FIXED        --        9.00       520,000.00
TACO BELL........................................            --  01/01/09    FIXED        --        9.00       490,000.00
TACO BELL........................................            --  01/01/09    FIXED        --        9.00       590,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.00       730,000.00
TACO BELL........................................            --  01/01/09    FIXED        --        9.00       250,000.00
TACO BELL........................................            --  01/01/09    FIXED        --        9.00       270,000.00
TACO BELL........................................            --  01/01/09    FIXED        --        9.00       250,000.00
TACO BELL........................................            --  01/01/09    FIXED        --        9.00       310,000.00
TACO BELL........................................            --  01/01/14    FIXED        --        9.00       520,000.00
DENNY'S..........................................            --  01/01/14    FIXED        --       10.00       700,000.00
KFC..............................................            --  01/01/14    FIXED        --       10.50        85,000.00
KFC..............................................            --  01/01/14    FIXED        --       10.50        75,000.00
WENDY'S..........................................            --  03/01/14    FIXED        --       10.03       930,000.00
WENDY'S..........................................            --  03/01/14    FIXED        --       10.03     1,070,000.00
ARBY'S...........................................            --  01/01/06    FIXED        --       10.50       338,790.00
ARBY'S...........................................            --  04/01/05    FIXED        --       10.50       223,410.00
ARBY'S...........................................            --  02/01/14    FIXED        --       11.00       191,000.00
BURGER KING......................................            --  01/01/14    FIXED        --        9.00       600,000.00
BURGER KING......................................            --  01/01/14    FIXED        --        9.00     1,400,000.00
ARBY'S...........................................            --  04/01/14    FIXED        --       10.17       875,000.00


                                                      CARRYING      DELINQUENT  GEOGRAPHIC
                     CONCEPT                         AMOUNT(a)        LOANS      LOCATION
                     -------                       --------------   ----------  ----------
DENNY'S..........................................      428,152.08           --      OK
TACO BELL........................................      800,721.89           --      NC
KFC..............................................      330,711.17           --      NY
KFC..............................................      260,560.31           --      PA
ARBY'S...........................................      261,534.13           --      TX
ARBY'S...........................................      571,228.38           --      IL
BENNIGAN'S.......................................      733,208.63           --      TX
ARBY'S...........................................      276,288.58           --      CA
ARBY'S...........................................      406,076.23           --      IL
TACO BELL........................................      721,551.64           --      MO
TACO BELL........................................      821,767.16           --      MO
TACO BELL........................................      771,659.40           --      MO
TACO BELL........................................      541,163.74           --      MO
TACO BELL........................................      681,465.44           --      MO
TACO BELL........................................      771,659.40           --      MO
TACO BELL........................................      681,465.44           --      MO
TACO BELL........................................      898,513.61           --      MO
TACO BELL........................................      511,846.18           --      MO
TACO BELL........................................      751,582.12           --      MO
TACO BELL........................................      375,808.15           --      MO
TACO BELL........................................      352,758.59           --      MO
TACO BELL........................................      449,967.63           --      MO
TACO BELL........................................      322,693.93           --      MO
TACO BELL........................................      333,717.63           --      MO
TACO BELL........................................      425,915.90           --      MO
TACO BELL........................................      356,767.21           --      MO
TACO BELL........................................      538,406.07           --      MS
TACO BELL........................................      518,465.11           --      TN
TACO BELL........................................      488,553.65           --      TN
TACO BELL........................................      588,258.48           --      TN
TACO BELL........................................      731,573.21           --      TN
TACO BELL........................................      249,262.05           --      MS
TACO BELL........................................      269,203.05           --      TN
TACO BELL........................................      249,262.05           --      TN
TACO BELL........................................      309,084.97           --      TN
TACO BELL........................................      521,120.65           --      TN
DENNY'S..........................................      702,413.21           --      GA
KFC..............................................       85,346.92           --      NY
KFC..............................................       75,306.10           --      PA
WENDY'S..........................................      937,773.25           --      GA
WENDY'S..........................................    1,078,943.42           --      GA
ARBY'S...........................................      336,186.45           --      CA
ARBY'S...........................................      221,068.84           --      CA
ARBY'S...........................................      192,326.91           --      CA
BURGER KING......................................      601,293.04           --      VA
BURGER KING......................................    1,403,017.08           --      VA
ARBY'S...........................................      875,000.00           --      AZ

                                                                            PERIODIC
                                                                 MATURITY   PAYMENT   PRIOR    INTEREST         FACE
                     CONCEPT                       DEPRECIATION    DATE       TERM     LIEN      RATE          AMOUNT
                     -------                       ------------  --------   --------  ------   ---------   --------------
ARBY'S...........................................            --  04/01/14    FIXED        --       10.17       560,000.00
ARBY'S...........................................            --  02/01/14    FIXED        --       11.00       595,000.00
ARBY'S...........................................            --  02/01/14    FIXED        --       11.00       392,000.00
ARBY'S...........................................            --  02/01/14    FIXED        --       11.00        60,000.00
ARBY'S...........................................            --  10/01/03    FIXED        --       11.00       533,000.00
ARBY'S...........................................            --  01/01/09    FIXED        --       11.00       155,000.00
ARBY'S...........................................            --  10/01/01    FIXED        --       11.00       352,000.00
ARBY'S...........................................            --  02/01/14    FIXED        --       11.00       315,000.00
ARBY'S...........................................            --  06/01/12    FIXED        --       11.00       455,000.00
ARBY'S...........................................            --  01/01/12    FIXED        --       11.00     1,393,000.00
ARBY'S...........................................            --  07/01/07    FIXED        --       11.00       237,000.00
ARBY'S...........................................            --  03/01/08    FIXED        --       11.00       156,000.00
ARBY'S...........................................            --  02/01/14    FIXED        --       11.00       336,000.00
ARBY'S...........................................            --  02/01/14    FIXED        --       11.00       262,000.00
ARBY'S...........................................            --  02/01/14    FIXED        --       11.00       270,000.00
ARBY'S...........................................            --  02/01/14    FIXED        --       11.00       104,000.00
ARBY'S...........................................            --  02/01/14    FIXED        --       11.00       139,000.00
ARBY'S...........................................            --  02/01/14    FIXED        --       11.00       302,000.00
ARBY'S...........................................            --  02/01/14    FIXED        --       11.00       272,000.00
ARBY'S...........................................            --  02/01/14    FIXED        --       11.00       315,000.00
ARBY'S...........................................            --  04/01/14    FIXED        --       10.70     1,029,000.00
ARBY'S...........................................            --  04/01/14    FIXED        --       10.20       600,000.00
ARBY'S...........................................            --  05/01/04    FIXED        --       11.00       245,000.00
PIZZA HUT........................................            --  09/01/07    FIXED        --       10.59       225,000.00
PIZZA HUT........................................            --  09/01/07    FIXED        --       10.59       400,000.00
PIZZA HUT........................................            --  09/01/07    FIXED        --       10.59       285,000.00
TACO BELL........................................            --  09/01/07    FIXED        --       10.59       240,000.00
TACO BELL........................................            --  09/01/07    FIXED        --       10.59       350,000.00
                                                   ------------                                            --------------
SUBTOTAL -- PERMANENT MORTGAGE LOANS.............            --                                            144,751,794.24
                                                   ------------                                            --------------
CONSTRUCTION -- MORTGAGE LOANS:
WENDY'S..........................................            --       TBD    FIXED        --        7.44       670,694.24
POPEYE'S.........................................            --       TBD    FIXED        --        9.45       691,937.84
BURGER KING......................................            --       TBD    FIXED        --        9.39     1,034,535.48
BURGER KING......................................            --       TBD    FIXED        --        9.35       292,739.32
PERKIN'S.........................................            --       TBD    FIXED        --        8.41       684,380.34
HOULIHAN'S.......................................            --       TBD    FIXED        --        8.06     1,010,143.00
ARBY'S...........................................            --       TBD    FIXED        --        8.00       511,768.80
ARBY'S...........................................            --       TBD    FIXED        --        8.00       462,413.06
ARBY'S...........................................            --       TBD    FIXED        --        9.50       711,268.73
TACO BELL/KFC....................................            --       TBD    FIXED        --   Prime + 2%      805,539.81


                                                      CARRYING      DELINQUENT  GEOGRAPHIC
                     CONCEPT                         AMOUNT(a)        LOANS      LOCATION
                     -------                       --------------   ----------  ----------
ARBY'S...........................................      560,000.00           --      AZ
ARBY'S...........................................      599,133.59           --      CA
ARBY'S...........................................      394,723.31           --      CA
ARBY'S...........................................       60,416.83           --      CA
ARBY'S...........................................      530,493.02           --      CA
ARBY'S...........................................      155,690.01           --      CA
ARBY'S...........................................      345,624.04           --      CA
ARBY'S...........................................      317,188.37           --      CA
ARBY'S...........................................      457,897.64           --      CA
ARBY'S...........................................    1,401,630.83           --      CA
ARBY'S...........................................      237,723.78           --      CA
ARBY'S...........................................      156,582.95           --      CA
ARBY'S...........................................      338,334.27           --      CA
ARBY'S...........................................      263,820.16           --      CA
ARBY'S...........................................      271,875.75           --      CA
ARBY'S...........................................      104,722.51           --      CA
ARBY'S...........................................      139,965.67           --      CA
ARBY'S...........................................      304,098.05           --      CA
ARBY'S...........................................      273,889.64           --      CA
ARBY'S...........................................      317,188.37           --      CA
ARBY'S...........................................    1,029,000.00           --      IA
ARBY'S...........................................      600,000.00           --      PA
ARBY'S...........................................      245,000.00           --      CA
PIZZA HUT........................................      225,000.00           --      TX
PIZZA HUT........................................      400,000.00           --      TX
PIZZA HUT........................................      285,000.00           --      TX
TACO BELL........................................      240,000.00           --      TX
TACO BELL........................................      350,000.00           --      TX
                                                   --------------   ----------
SUBTOTAL -- PERMANENT MORTGAGE LOANS.............  144,149,611.50           --
                                                   --------------   ----------
CONSTRUCTION -- MORTGAGE LOANS:
WENDY'S..........................................      682,766.89           --      MI
POPEYE'S.........................................      765,429.86           --      DC
BURGER KING......................................    1,115,672.38           --      AZ
BURGER KING......................................      324,656.64           --      TX
PERKIN'S.........................................      711,059.01           --      MD
HOULIHAN'S.......................................    1,052,668.69           --      MD
ARBY'S...........................................      535,306.70           --      IN
ARBY'S...........................................      480,142.22           --      IN
ARBY'S...........................................      731,010.63           --      IL
TACO BELL/KFC....................................      861,814.86           --      LA

                                                                            PERIODIC
                                                                 MATURITY   PAYMENT   PRIOR    INTEREST         FACE
                     CONCEPT                       DEPRECIATION    DATE       TERM     LIEN      RATE          AMOUNT
                     -------                       ------------  --------   --------  ------   ---------   --------------
WENDY'S..........................................            --       TBD    FIXED        --        7.27       804,996.52
                                                   ------------                                            --------------
SUBTOTAL -- CONSTRUCTION MORTGAGE LOANS..........            --                                              7,680,417.14
                                                   ------------                                            --------------
OTHER (INCLUDING ALLOWANCE OF $354,592 AND
  HEDGING ACTIVITIES)............................
TOTAL -- MORTGAGE LOANS..........................                                                          152,432,211.38
                                                                                                           ==============
-------------------------
(a) For Federal income tax purposes, the aggregated basis of the listed mortgages was $150,465,299 at March 31, 1999.
     Changes in mortgage loans for the year ended March 31, 1999 are as follows:
Balance at March 31, 1998................................................................................................
  Additions during period:
     New mortgage loans..................................................................................................
     Other...............................................................................................................
  Deductions during period:
     Collections of principal............................................................................................
     Foreclosures........................................................................................................
     Securitizations.....................................................................................................
     Other...............................................................................................................
Balance at March 31, 1999................................................................................................


                                                      CARRYING      DELINQUENT  GEOGRAPHIC
                     CONCEPT                         AMOUNT(a)        LOANS      LOCATION
                     -------                       --------------   ----------  ----------
WENDY'S..........................................      822,678.98           --      MI
                                                   --------------   ----------
SUBTOTAL -- CONSTRUCTION MORTGAGE LOANS..........    8,083,206.86           --
                                                   --------------   ----------
OTHER (INCLUDING ALLOWANCE OF $354,592 AND
  HEDGING ACTIVITIES)............................   (1,767,518.82)
                                                   --------------
TOTAL -- MORTGAGE LOANS..........................  150,465,299.54           --
                                                   ==============   ==========
-------------------------
(a) For Federal income tax purposes, the aggregat
     Changes in mortgage loans for the year ended
Balance at March 31, 1998........................                             $103,736,475
  Additions during period:
     New mortgage loans..........................     204,448,223
     Other.......................................              --
                                                   --------------
                                                                               204,448,223
  Deductions during period:
     Collections of principal....................       2,912,178
     Foreclosures................................              --
     Securitizations.............................     153,051,613
     Other.......................................       1,755,608
                                                   --------------
                                                                               157,719,399
                                                                    ----------------------
Balance at March 31, 1999........................                             $150,465,299
                                                                    ======================

                                                                       EXHIBIT A
                                                                  EXECUTION COPY

                      OMNIBUS AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         CAPTEC NET LEASE REALTY, INC.,

                           CAPTEC ACQUISITION, INC.,

                         CAPTEC FINANCIAL GROUP, INC.,

                                      AND

                     CAPTEC NET LEASE REALTY ADVISORS, INC.

                         DATED AS OF DECEMBER 20, 1999

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                   ARTICLE I
                                  DEFINITIONS
SECTION 1.01  Terms Defined in this Section...............................    1

                                   ARTICLE II
                                  THE MERGERS
SECTION 2.01  The Mergers; Effective Time.................................    7
SECTION 2.02  Closings....................................................    8
SECTION 2.03  Effective Time..............................................    8
SECTION 2.04  Effect of the Mergers.......................................    8

                                  ARTICLE III
                           THE SURVIVING CORPORATIONS
SECTION 3.01  Names.......................................................    8
SECTION 3.02  Certificates of Incorporation and Bylaws....................    8
SECTION 3.03  Officers and Directors......................................    9
SECTION 3.04  Additional Actions..........................................    9

                                   ARTICLE IV
        MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF SECURITIES;
                            ADDITIONAL CONSIDERATION
SECTION 4.01  Share Consideration; Conversion or Cancellation of              9
              Securities..................................................
SECTION 4.02  Surrender and Exchange of Securities........................   11
SECTION 4.03  Fractional Shares...........................................   11
SECTION 4.04  Transfer of Acquisition and CA Shares.......................   11
SECTION 4.05  Lost, Stolen or Destroyed Certificates......................   11
SECTION 4.06  Additional Share Consideration..............................   11

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF CFG AND CA
SECTION 5.01  Organization................................................   17
SECTION 5.02  Authorization; Enforceability...............................   18
SECTION 5.03  Conflicts...................................................   18
SECTION 5.04  Consents and Approvals......................................   18
SECTION 5.05  Anti-takeover Provisions Inapplicable.......................   18
SECTION 5.06  Capitalization..............................................   18
SECTION 5.07  Investments; Subsidiaries...................................   19

                                                                            PAGE
                                                                            ----
SECTION 5.08  Financial Statements; No Material Adverse Change............   19
SECTION 5.09  Compliance with Laws; Permits...............................   20
SECTION 5.10  Litigation..................................................   21
SECTION 5.11  Compensation and Employee Matters...........................   21
SECTION 5.12  Employee Benefit Plans; Labor Matters.......................   21
SECTION 5.13  Tax Matters.................................................   23
SECTION 5.14  Real Property Owned or Leased...............................   24
SECTION 5.15  Undisclosed Liabilities.....................................   24
SECTION 5.16  Absence of Certain Changes or Events........................   24
SECTION 5.17  Assets......................................................   25
SECTION 5.18  Books and Records...........................................   26
SECTION 5.19  Proxy Statement.............................................   26
SECTION 5.20  Brokers and Finders.........................................   26
SECTION 5.21  Full Disclosure.............................................   26
SECTION 5.22  Environmental Matters.......................................   26
SECTION 5.23  Insurance Disclosure........................................   27
SECTION 5.24  Allowance for Possible Loan Losses..........................   27
SECTION 5.25  Year 2000 Compliance........................................   27
SECTION 5.26  Material Agreements.........................................   28
SECTION 5.27  Intellectual Property.......................................   28
SECTION 5.28  Absence of Certain Business Practices.......................   28
SECTION 5.29  Affiliate Transactions......................................   28
SECTION 5.30  Loans; Investments..........................................   29

                                   ARTICLE VI
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ACQUISITION
SECTION 6.01  Organization................................................   32
SECTION 6.02  Authorization; Enforceability...............................   32
SECTION 6.03  Conflicts...................................................   32
SECTION 6.04  Consents and Approvals......................................   32
SECTION 6.05  Anti-takeover Provisions Inapplicable.......................   33
SECTION 6.06  Capitalization..............................................   33
SECTION 6.07  Financial Statements; No Material Adverse Change............   33
SECTION 6.08  No Prior Activities; Assets of Acquisition..................   34
SECTION 6.09  Compliance with Laws........................................   34
SECTION 6.10  SEC Reports.................................................   34
SECTION 6.11  Litigation..................................................   34
SECTION 6.12  Proxy Statement.............................................   35
SECTION 6.13  Brokers and Finders.........................................   35

                                                                            PAGE
                                                                            ----
                                  ARTICLE VII
                    COVENANTS AND AGREEMENTS OF THE PARTIES
SECTION 7.01  Conduct of the Business.....................................   35
SECTION 7.02  Officers and Employees......................................   37
SECTION 7.03  Meeting of Shareholders.....................................   37
SECTION 7.04  Proxy Materials.............................................   38
SECTION 7.05  Filings; Other Action.......................................   38
SECTION 7.06  Access to Information.......................................   38
SECTION 7.07  Advisory Agreement..........................................   39
SECTION 7.08  Intellectual Property Rights................................   39
SECTION 7.09  Tax Matters.................................................   39
SECTION 7.10  Reorganization..............................................   40
SECTION 7.11  Further Actions; Cooperation................................   41
SECTION 7.12  Notice of Certain Events....................................   41
SECTION 7.13  Certain Actions.............................................   41
SECTION 7.14  Current Information.........................................   42
SECTION 7.15  Reservation of Shares to Satisfy Contingent Payment            42
              Obligation..................................................
SECTION 7.16  Indemnification and Insurance...............................   42
SECTION 7.17  Certain Employment Matters..................................   42
SECTION 7.18  Disclosure Schedule.........................................   42
SECTION 7.19  Tax Certificates............................................   42

                                  ARTICLE VIII
                           CONDITIONS TO THE MERGERS
SECTION 8.01  Conditions to Each Party's Obligations......................   43
SECTION 8.02  Additional Conditions to Obligation of the Company and         44
              Acquisition.................................................
SECTION 8.03  Additional Conditions to Obligation of CFG and CA...........   45

                                   ARTICLE IX
                                INDEMNIFICATION
SECTION 9.01  CFG and CA Indemnities to the Company.......................   46
SECTION 9.02  Company's Indemnities to CFG and CA.........................   46
SECTION 9.03  Notice and Opportunity to Defend............................   47
SECTION 9.04  Survival of Representations and Warranties..................   48
SECTION 9.05  Right of Set-off............................................   48
SECTION 9.06  Limitations on Indemnification..............................   48

                                                                            PAGE
                                                                            ----
                                   ARTICLE X
                                  TERMINATION
SECTION
  10.01       Termination.................................................   49
SECTION
  10.02       Notice......................................................   50
SECTION
  10.03       Effect of Termination.......................................   50

                                   ARTICLE XI
                               GENERAL PROVISIONS
SECTION
  11.01       Expenses....................................................   50
SECTION
  11.02       Notices, Etc. ..............................................   51
SECTION
  11.03       Binding Effect; No Assignment...............................   51
SECTION
  11.04       Entire Agreement............................................   52
SECTION
  11.05       Remedies Cumulative; Specific Performance...................   52
SECTION
  11.06       Waiver......................................................   52
SECTION
  11.07       No Third-Party Beneficiaries................................   52
SECTION
  11.08       Governing Law...............................................   52
SECTION
  11.09       Section Headings; Interpretation............................   52
SECTION
  11.10       Severability................................................   52
SECTION
  11.11       Amendment...................................................   53
SECTION
  11.12       Further Assurances..........................................   53
SECTION
  11.13       Public Announcements........................................   53
SECTION
  11.14       Exhibits and Schedules......................................   53
SECTION
  11.15       CFG/CA Representative.......................................   53
SECTION
  11.16       Counterparts................................................   53

EXHIBITS
Exhibit A-1       CA Shareholders
Exhibit A-2       CFG Common Shareholders
Exhibit A-3       CFG Preferred Shareholders
Exhibit A-4       Individual Warrant Holders
Exhibit A-5       Institutional Warrant Holders
Exhibit A-6       Option Holders
Exhibit A-7       Options
Exhibit A-8       Warrants
Exhibit B         Form of Registration Rights Agreement
Exhibit C         Earnout Applicable Percentage

SCHEDULES
Schedule 5.03     Conflicts
Schedule 5.04     Consents and Approvals
Schedule 5.06     Capitalization
Schedule 5.07     Investments; Subsidiaries
Schedule 5.08     Liabilities
Schedule 5.10     Litigation
Schedule 5.12     Employee Plans; Labor Matters
Schedule 5.13     Tax Matters
Schedule 5.14     Real Property
Schedule 5.15     Undisclosed Liabilities
Schedule 5.16     Absence of Certain Changes or Events
Schedule 5.17     Assets
Schedule 5.18     Books and Records
Schedule 5.22     Environmental Matters
Schedule 5.25     Year 2000 Compliance
Schedule 5.26     Material Agreements
Schedule 5.27     Intellectual Property
Schedule 5.29     Affiliate Transactions
Schedule 5.30(b)  Portfolio Loans
Schedule 5.30(e)  Loans
Schedule 5.30(g)  Servicing Requirements
Schedule 5.30(k)  Interest Rate Risk Management
Schedule 5.30(m)  Repurchase Obligations
Schedule 5.30(o)  Loan Defaults
Schedule 5.30(p)  Loans Held for Securitizations
Schedule 5.30(q)  Securitizations
Schedule 6.04     Governmental Authority Consents and Approvals
Schedule 9.01     Indemnification Percentage Interests

                      OMNIBUS AGREEMENT AND PLAN OF MERGER

     This OMNIBUS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of December 20, 1999 and is by and among CAPTEC NET LEASE REALTY, INC., a Delaware corporation (the "Company"), CAPTEC FINANCIAL GROUP, INC., a Michigan corporation ("CFG"), CAPTEC NET LEASE REALTY ADVISORS, INC., a Delaware corporation ("CA"), and CAPTEC ACQUISITION, INC., a Michigan corporation and a wholly-owned subsidiary of the Company ("Acquisition").

                                    RECITALS

     WHEREAS, the Board of Directors of each of CFG and Acquisition has determined that it is in the best interests of CFG and Acquisition and their respective shareholders for CFG and Acquisition to merge pursuant to applicable law, with CFG being the surviving entity;

     WHEREAS, the Board of Directors of each of the Company and CA has determined that it is in the best interests of the Company and CA and their respective shareholders for the Company and CA to merge pursuant to applicable law, with the Company being the surviving entity;

     WHEREAS, the parties desire that (i) as part of the CFG Merger (as hereinafter defined), the CFG Common Shareholders (as hereinafter defined) are to receive shares of Company Common Stock (as hereinafter defined) and Earnout Participation Rights (as hereinafter defined); the CFG Preferred Shareholders (as hereinafter defined) are to receive shares of Company Common Stock and no Earnout Participation Rights, but are to receive in lieu thereof certain rights under the Registration Rights Agreement (as hereinafter defined); the Individual Warrant Holders (as hereinafter defined) are to receive shares of Company Common Stock and Earnout Participation Rights; the Option Holders are to receive shares of Company Common Stock and Earnout Participation Rights; the Institutional Warrant Holders (as hereinafter defined) are to receive cash and no shares of Company Common Stock or Earnout Participation Rights; and (ii) as part of the CA Merger, the CA Common Shareholders are to receive shares of Company Common Stock, in each of (i) and (ii) all as more fully set forth herein; and

     WHEREAS, for federal income tax purposes, it is intended that each of the Mergers (as hereinafter defined) qualify as a reorganization within the meaning of Section 368(a) of the Code (as hereinafter defined).

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01 Terms Defined in this Section. As used in this Agreement, the following terms shall have the respective meanings set forth below:

     "Acquisition" shall have the meaning set forth in the Preamble.

     "Acquisition Common Stock" shall mean the common stock, par value $0.01 per share, of Acquisition.

     "Acquisition Proposal" shall have the meaning set forth in Section 7.13(b).

     "Advisory Agreement" shall mean that certain Advisory Agreement, dated as of August 29, 1997, by and between the Company and CA, as amended to date.

     "Additional Payment" shall have the meaning given thereto in Section
4.06(l).

     "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

     "Agreement" shall have the meaning set forth in the Preamble.

     "Applicable Percentages" shall have the meaning set forth in Section
4.06(d).

     "Asserted Liability" shall have the meaning set forth in Section 9.03.

     "Audited CFG Financial Statements" shall have the meaning set forth in
Section 5.08(a).

     "Authorization" shall mean any consent, approval or authorization of, expiration or termination of any waiting period requirement (including pursuant to the HSR Act) by, or filing, registration, qualification, declaration or designation with, any Governmental Authority.

     "Bradford" shall mean J.C. Bradford & Co. LLC.

     "Business Combination" shall have the meaning set forth in Section 4.01(e).

     "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York or in the State of Michigan.

     "CA" shall have the meaning set forth in the Preamble.

     "CA Common Stock" shall mean the common stock, without par value, of CA.

     "CA Exchange Ratio" shall have the meaning set forth in Section 4.01(d).

     "CA Financial Statements" shall have the meaning set forth in Section 5.08(c).

     "CA Merger" shall have the meaning set forth in Section 2.01(b).

     "CA Shareholders" shall mean the holders of CA Common Stock identified in Exhibit A-1.

     "Certificate of Merger" shall mean the certificate of merger with respect to each of the Mergers containing the provisions required by, and executed in accordance with, DGCL Section 251 and MBCA Section 707, as the case may be.

     "Certificate" or "Certificates" shall have the meaning set forth in Section 4.0l(f).

     "CFG" shall have the meaning set forth in the Preamble.

     "CFG/CA Financial Statements" shall have the meaning set forth in Section 5.08(c).

     "CFG/CA Permits" shall have the meaning set forth in Section 5.09.

     "CFG/CA Representative" shall have the meaning set forth in Section 11.15.

     "CFG Common Shareholders" shall mean the holders of CFG Common Stock identified in Exhibit A-2.

     "CFG Common Stock" shall mean the common stock, par value $1.00 per share of CFG.

     "CFG Exchange Ratio" shall have the meaning set forth in Section 4.01(b).

     "CFG Merger" shall have the meaning set forth in Section 2.01(a).

     "CFG Preferred Shareholders" shall mean the holders of CFG Preferred Stock listed in Exhibit A-3.

     "CFG Preferred Stock" shall mean the Class A Convertible Preferred Stock, without par value, of CFG.

     "CFG Shareholders" shall mean all of the shareholders of CFG Common Stock and CFG Preferred Stock.

     "CFG Stock" shall mean the CFG Common Stock and the CFG Preferred Stock.

     "CFG Surviving Corp." shall have the meaning set forth in Section 2.03(b).

     "CFG Tax Issue" shall have the meaning set forth in Section 7.09(c).

     "Change of Control" shall have the meaning set forth in Section 4.06(k).

     "Closing" or "Closings" shall mean the closing of the Mergers.

     "Closing Date" shall mean the date on which the Closings occur.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" shall have the meaning set forth in the Preamble.

     "Company Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

     "Company EPS" shall have the meaning set forth in Section 4.06(e).

     "Company Indemnitees" shall have the meaning set forth in Section 9.01.

     "Company Losses" shall have the meaning set forth in Section 9.01.

     "Company Surviving Corp." shall have the meaning set forth in Section 2.03(b).

     "DGCL" shall mean the General Corporation Law of the State of Delaware, as amended from time to time.

     "Disclosure Schedule" shall mean the schedule executed and delivered by the Company, Acquisition, CFG and CA within 10 Business Days of the date of execution hereof and that sets forth exceptions to the representations and warranties contained herein and contains certain other information required hereby.

     "Earnout Audit" shall have the meaning set forth in Section 4.06(g).

     "Earnout Default" shall have the meaning set forth in Section 4.06(k).

     "Earnout Participants" shall mean the (i) CFG Common Shareholders, (ii) Individual Warrant Holders, and (iii) Option Holders immediately prior to the CFG Merger.

     "Earnout Participation Rights" shall mean the right to receive the Earnout Shares referred to in Section 4.06.

     "Earnout Payment" shall have the meaning set forth in Section 4.06(a).

     "Earnout Period" shall have the meaning set forth in Section 4.06(a)

     "Earnout Shares" shall have the meaning set forth in Section 4.06(a).

     "Earnout Statement" shall have the meaning set forth in Section 4.06(g).

     "Effective Time" shall have the meaning set forth in Section 2.03(a).

     "Environmental Claim" shall mean any written notice, claim, demand, action, suit, complaint, or proceeding which has been served upon or delivered or otherwise transmitted to the party in question, by any Person alleging material Environmental Liabilities or potential material Environmental Liabilities.

     "Environmental Laws" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. sections 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. sections 5101 et seq.); the Federal Insecticide Fungicide, and Rodenticide Act (7 U.S.C. sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. sections 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. sections 2601 et seq.); the Clean Air Act (42 U.S.C. sections 7401 et seq.); the Occupational Safety and Health Act (29 U.S.C. sections 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. sections 300(f) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

     "Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of experts and consultants and reasonable fees, disbursements and expenses of counsel), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

     "Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

     "ERISA" shall have the meaning set forth in Section 5.12(a).

     "ERISA Affiliate" shall have the meaning set forth in Section 5.12(a).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

     "Financial Statements" shall have the meaning set forth in Section 6.07(a).

     "First Earnout Payment" shall have the meaning set forth in Section
4.06(a).

     "First Earnout Period" shall have the meaning set forth in Section 4.06(a).

     "First Year Maximum Shares" shall have the meaning set forth in Section 4.06(b)(ii).

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any self-regulating organization, securities exchange or securities trading system.

     "Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB')s, or any radioactive substance.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations thereunder.

     "Indemnitee" shall have the meaning set forth in Section 9.03.

     "Indemnifying Party" shall have the meaning set forth in Section 9.03.

     "Individual Warrant Holders" shall mean the individuals holding the Warrants identified in Exhibit A-4.

     "Initial Share Consideration" shall mean the shares of Company Common Stock to be paid to the CFG Shareholders, the Individual Warrant Holders, the Option Holders, and the CA Shareholders pursuant to the terms of Sections
4.01(b) - 4.01(d) hereof.

     "Institutional Warrant Holders" shall mean the institutions holding the Warrants identified on Exhibit A-5.

     "Insurance Amount" shall have the meaning set forth in Section 7.16.

     "Intellectual Property" shall mean any and all patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, tradenames, tradename applications and registrations, trade dress copyrights, copyright applications and registrations, mask work, mask work applications, licenses, logos, corporate and partnership names, and customer lists, proprietary processes, formulae, inventions, trade secrets, secret processes, computer programs, know-how, confidential information, development tools and other proprietary rights, and all documentation and media constituting, describing or relating to the above, including, but not limited to, manuals, memoranda, know-how, notebooks, software, records and disclosures.

     "Internal MIS Systems and Facilities" shall mean any computer software and systems (including hardware, firmware, operating system software, utilities, and applications software) used in the ordinary course of the applicable party's business by or on behalf of such party, including the Company's payroll, accounting, billing/receivables, inventory, asset tracking, customer service, human resources, and e-mail systems.

     "Investor" shall have the meaning set forth in Section 5.30(a).

     "IRS" shall mean the Internal Revenue Service of the United States.

     "Knowledge" or "knowledge" shall mean the terms "knowledge" and "aware" and any derivatives thereof and, when applied to any party to this Agreement, shall refer to the knowledge or awareness, as the case may be, which such party or, if applicable, any director or executive officer thereof has, or reasonably should have had, given such party's official position and after reasonable due inquiry of the other officers, directors, and/or key employees of such party.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, encumbrance, claim, easement, transfer restriction, lien (statutory or otherwise) or security agreement of any kind or nature whatsoever.

     "Loan" shall have the meaning set forth in Section 5.30(a).

     "Loan Documents" shall have the meaning set forth in Section 5.30(a).

     "Loans Held for Sale" shall have the meaning set forth in Section 5.30(a).

     "Material Acquisition" shall have the meaning set forth in Section 4.06(e)(ii).

     "Material Adverse Effect" shall mean as to any Person, a material adverse effect on the business, properties, operations or condition (financial or other) of such Person taken as a whole; provided, however, that under no circumstance shall a Material Adverse Effect be determined to have occurred as a result of the Company ceasing to be a real estate investment trust. Whenever in this Agreement an event, circumstance, or set of facts is described as having or resulting in, or not having or resulting in, a Material Adverse Effect with regard to the party involved, whether such event, circumstance or set of facts does, in fact, so constitute such a Material Adverse Effect shall be determined by assessing whether such event, circumstance, or set of facts would have or result in a Material Adverse Effect individually or in the aggregate when taken together with all such other similar or other events, circumstances, or set of facts, which in and of themselves may not constitute, have, or result in a Material Adverse Effect, but when taken together may so constitute a Material Adverse Effect.

     "Material Agreement" shall mean any contract, lease, restriction, agreement, instrument or commitment to which CFG or CA is a party or by which its properties are bound (i) which provides for either CFG or CA to receive or commits either CFG or CA to expend, $50,000 (including cash or the fair market value of non-cash assets) or more in the aggregate in any 12-month period or $50,000 or more in the aggregate over any period, (ii) which if breached by any party thereto would result in liability or loss to either CFG or CA of $50,000 or more in the aggregate or (iii) which is a stockholders agreement relating to either CFG or CA, partnership agreement, joint venture agreement or other agreement pursuant to which either CFG or CA has an equity interest in any Person or any Person has an equity interest in CFG or CA.

     "Material Disposition" shall have the meaning set forth in Section 4.06(e)(i).

     "MBCA" shall mean the Business Corporation Act of the State of Michigan, as in effect from time to time.

     "Mergers" shall mean the CFG Merger and the CA Merger, collectively.

     "Mortgage Loan" shall have the meaning set forth in Section 5.30(a).

     "Objection Notice" shall have the meaning set forth in Section 4.06(g).

     "Offering Circular" shall mean the Offering Circular for Captec Franchise Trust 1999-1, dated May 19, 1999.

     "Option Holders" shall mean the holders of Options identified on Exhibit
A-6.

     "Options" shall mean the options to purchase shares of CFG Common Stock listed in Exhibit A-7.

     "Option Termination Agreement" shall have the meaning set forth in Section 4.01(c).

     "Order" shall have the meaning set forth in Section 8.01(e).

     "ordinary course of business" shall mean the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Permitted Liens" shall mean (a) statutory Liens, including mechanics', carriers', workmen's, repairmen's and other similar liens, arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent or the validity of which is being contested in good faith by appropriate proceedings, (b) Liens for current taxes not yet due and payable or for taxes the validity of which is being contested in good faith by appropriate proceedings, and (c) Liens and defects in title that in the aggregate do not have a Material Adverse Effect.

     "Person" shall mean any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint stock company, Governmental Authority, joint venture or other legal entity of any kind.

     "Plans" shall have the meaning set forth in Section 5.12(a).

     "Pre-Closing Book Value" shall mean Fifteen Dollars ($15.00), the per-share book value of the Company Common Stock as determined by mutual agreement of the Company and the CFG Shareholders and the CA Shareholders.

     "Portfolio Loan" shall have the meaning set forth in Section 5.30(a).

     "Present Value" shall have meaning set forth in Section 4.06(k).

     "Proxy Statement" shall have the meaning set forth in Section 5.04.

     "Prudential Securities" shall mean Prudential Securities Incorporated.

     "Registration Rights Agreement" shall mean that certain Registration Rights Agreement between the Company and the CFG Preferred Shareholders to be entered pursuant to and in accordance with Section 8.03(e) hereof and substantially in the form of Exhibit B.

     "Release" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

     "Remaining Shares" shall have the meaning set forth in Section
4.06(c)(iii).

     "Representation Agreement" shall have the meaning set forth in Section
11.15.

     "Resolution" shall have the meaning set forth in Section 7.09(c)(vii).

     "SEC" shall mean the Securities and Exchange Commission.

     "SEC Documents" shall have the meaning set forth in Section 6.10.

     "Second Earnout Payment" shall have the meaning set forth in Section
4.06(a).

     "Second Earnout Period" shall have the meaning set forth in Section
4.06(a).

     "Second Year Maximum Shares" shall have the meaning set forth in Section 4.06(c)(ii).

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Seller Losses" shall have the meaning set forth in Section 9.02.

     "Serviced Loans" shall have the meaning set forth in Section 5.30(a).

     "Servicing Requirements" shall have the meaning set forth in Section
5.30(a).

     "Special Committee" shall mean the Special Committee of the Board of Directors of the Company.

     "Stockholders' Meetings" shall have the meaning set forth in Section 5.04.

     "Subsidiary" shall mean as to any Person, any other Person of which at the time of determination the first Person owns or controls directly or indirectly more than 50% of the outstanding common stock or equity securities.

     "Surviving Corporations" shall have the meaning set forth in Section
2.03(b).

     "Tax" or "Taxes" means all net income, capital gains, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, or windfall profit taxes, customs duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts imposed by any Taxing Authority.

     "Tax Matter" shall have the meaning set forth in Section 7.09(c).

     "Tax Return" shall mean any return, declaration of estimated tax, tax report, customs declaration, claim for refund or information return or statement relating to Taxes, including any amendment thereto.

     "Taxing Authority" shall have the meaning set forth in Section 5.13(e).

     "Unaudited CFG Financial Statements" shall have the meaning set forth in
Section 5.08(b).

     "Warrants" shall mean the warrants to purchase shares of CFG Common Stock listed in Exhibit A-8.

     "Warrant Holder" shall mean each Institutional Warrant Holder and each Individual Warrant Holder.

     "Warrant Termination Agreement" shall have the meaning set forth in Section 4.01(c).

     "Year 2000 Compliant" means that (1) the products, services, or other item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing, and outputting) within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (2) neither the performance nor the functionality of the products, services, and other item(s) at issue will be affected by any dates/times prior to, on, after, or spanning January 1, 2000 except as could not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE II

                                  THE MERGERS

     SECTION 2.01 The Mergers; Effective Time.

     (a) The CFG Merger. Subject to the terms and conditions set forth in this Agreement, at the Effective Time, Acquisition shall be merged with and into CFG in accordance with Section 707 of the MBCA, with CFG being the surviving corporation, whereupon the separate corporate existence of Acquisition shall cease and CFG shall continue its corporate existence under the laws of the State of Michigan (the "CFG Merger").

     (b) The CA Merger. Subject to the terms and conditions set forth in this Agreement, at the Effective Time, CA shall be merged with and into the Company in accordance with Section 251 of the DGCL, with the

Company being the surviving corporation, whereupon the separate corporate existence of CA shall cease and the Company shall continue its corporate existence under the laws of the State of Delaware (the "CA Merger").

     SECTION 2.02 Closings. Subject to Article X and the fulfillment or waiver of the conditions set forth in Article VIII, the Closings shall take place at
(i) the offices of Brown & Wood LLP, 1666 K Street, N.W., Washington, D.C., at 10:00 a.m., as promptly as practical (and in any event within two Business Days) following the fulfillment or waiver of the conditions set forth in Article VIII (other than conditions which by their nature are intended to be fulfilled at the Closings), or (ii) such other place or time or on such other date as the parties may mutually agree in writing or as the parties may mutually agree is necessary to permit the fulfillment or waiver of the conditions set forth in Article VIII.

     SECTION 2.03 Effective Time.

     (a) In accordance with the applicable provisions of the MBCA and the DGCL, the Mergers shall become effective (the "Effective Time") (i) on the date and at the time of the filing of a Certificate of Merger with respect to the CFG Merger with the Secretary of State of the State of Michigan in accordance with the provisions of the MBCA; and (ii) on the date and at the time of the filing of a Certificate of Merger with respect to the CA Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL, or at such later times, not later than five Business Days thereafter, as may be specified in the respective Certificates of Merger. Each Certificate of Merger shall, at least 15 Business Days prior to the date of filing thereof, be submitted to the appropriate authority for pre-clearance in accordance with the administrative procedures of the Secretary of State of the State of Michigan and the Secretary of State of the State of Delaware, as the case may be. The parties agree to use their reasonable commercial efforts to ensure that the Effective Time of each Merger occurs concurrently and on the Closing Date.

     (b) CFG, as the surviving corporation of the CFG Merger, shall be referred to herein as "CFG Surviving Corp." The Company, as the surviving corporation of the CA Merger, shall be referred to herein as "Company Surviving Corp." (collectively, CFG Surviving Corp. and Company Surviving Corp. are referred to herein as the "Surviving Corporations"). In accordance with and subject to the provisions of the DGCL and the MBCA, as applicable, (i) all the rights, privileges, powers, immunities, purposes and franchises of CFG and Acquisition shall vest in CFG Surviving Corp. and all debts, liabilities, obligations, and duties of CFG and Acquisition shall become the debts, liabilities, obligations, and duties of CFG Surviving Corp., and (ii) all the rights, privileges, powers, immunities, purposes and franchises of the Company and CA shall vest in Company Surviving Corp. and all debts, liabilities, obligations, and duties of the Company and CA shall become the debts, liabilities, obligations, and duties of Company Surviving Corp. For Tax purposes, the parties agree that the Effective Time shall be deemed to occur after the close of business on the date on which the Effective Time occurs, and no party hereto shall take a position inconsistent therewith, except as may be required by law.

     SECTION 2.04 Effect of the Mergers. The CFG Merger shall have the effect set forth in Section 724 of the MBCA, and the CA Merger shall have the effect set forth in Section 259 of the DGCL.

                                  ARTICLE III

                           THE SURVIVING CORPORATIONS

     SECTION 3.01 Names. The name of the surviving corporation of (a) the CFG Merger shall be "CFG, Inc.", and (b) the CA Merger shall be "Captec Financial Group, Inc." or, in each case, such other name as may be approved by the shareholders of the respective Surviving Corporations.

     SECTION 3.02 Certificates of Incorporation and Bylaws.

     (a) The Articles of Incorporation and Bylaws of CFG as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of CFG Surviving Corp. unless and until amended in accordance with their terms and applicable law.

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     (b) The Certificate of Incorporation and Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of Company Surviving Corp. unless and until amended in accordance with their terms and applicable law.

     SECTION 3.03 Officers and Directors.

     (a) The officers and, except as otherwise provided in the Certificate of Merger evidencing the CFG Merger, the directors of CFG immediately prior to the Effective Time shall continue as the officers and directors of CFG Surviving Corp. and shall remain officers and directors thereof until their successors are duly elected and qualified or their prior resignation, removal or death.

     (b) The officers and directors of the Company immediately prior to the Effective Time shall continue as the officers and directors of Company Surviving Corp. and shall remain officers and directors thereof until their successors are duly elected and qualified or their prior resignation, removal or death.

     SECTION 3.04 Additional Actions. If, at any time after the Effective Time, CFG Surviving Corp. or Company Surviving Corp. shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions, things or documents are necessary or desirable to vest, perfect or confirm of record or otherwise in CFG Surviving Corp. or Company Surviving Corp., as the case may be, its respective right, title or interest in, to or under any of the rights, properties or assets of Acquisition or CA, as the case may be, or otherwise to carry out the terms or purposes of this Agreement, the officers and directors of CFG Surviving Corp. or Company Surviving Corp., as appropriate, shall be authorized to execute and deliver, in the name and on behalf of Acquisition or CA, as the case may be, all such deeds, bills of sale, assignments and assurances or other documentation and to take and do, in the name and on behalf of Acquisition or CA, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in CFG Surviving Corp. or Company Surviving Corp., as the case may be, or otherwise to carry out the purpose of this Agreement.

                                   ARTICLE IV

                      MERGER CONSIDERATION; CONVERSION OR
              CANCELLATION OF SECURITIES; ADDITIONAL CONSIDERATION

     SECTION 4.01 Share Consideration; Conversion or Cancellation of Securities.

     (a) Company Securities. All issued and outstanding securities of the Company outstanding immediately prior to the Effective Time (including, without limitation, all shares of Company Common Stock and all options and warrants exercisable for and securities convertible into shares of Company Common Stock) shall remain issued and outstanding following the Mergers with the same terms and subject to the same conditions as in effect prior to the Effective Time.

     (b) CFG Securities; Acquisition Securities. At the Effective Time, each share of CFG Stock issued and outstanding immediately prior to the Effective Time, shall, by virtue of the CFG Merger and without any action on the part of the holder thereof, be converted into the right to receive, except as otherwise indicated on Exhibit A-2, 45.71086 shares of Company Common Stock, subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization or other similar event applicable to shares of Company Common Stock prior to the Effective Time (the "CFG Exchange Ratio"), upon surrender of the certificate representing such share of CFG Stock. The aggregate number of shares of Company Common Stock to be provided to the CFG Shareholders, the Option Holders and the Warrant Holders hereunder shall not exceed 2,440,000, subject to any additional shares of Company Common Stock to be provided to the Earnout Participants pursuant to Section 4.06. In addition to the shares of Company Common Stock to be received by the holders of CFG Stock and the Option Holders and the Warrant Holders (as more fully set forth in Section 4.01(c)) in the CFG Merger, (i) the Earnout Participants shall also be entitled to receive the Earnout Shares and the Additional Payments all as more fully set forth in
Section 4.06, and (ii) the CFG Preferred Shareholders shall receive registration rights as are provided in the Registration Rights Agreement referred to in
Section 8.03(e) hereof. Each share of CFG Stock held in treasury by CFG immediately prior to the Effective Time shall, by

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

virtue of the CFG Merger, be canceled and retired and cease to exist, without any conversion thereof and no consideration shall be issued in exchange therefor. At the Effective Time, each share of Acquisition Common Stock issued and outstanding immediately prior to the Effective Time, shall, by virtue of the CFG Merger and without any action on the part of the holder thereof, be converted into one share of common stock of CFG Surviving Corp.

     (c) Treatment of Options and Warrants. Immediately prior to the Effective Time, each Option Holder shall execute and deliver to CFG an agreement (an "Option Termination Agreement") in a form to be mutually agreed between CFG and the Special Committee, and pursuant to which the Option Holders shall forfeit all rights under and pursuant to the terms of their Options, in exchange for the right to receive in the CFG Merger such number of shares of Company Common Stock as is set forth opposite the name of each respective Option Holder on Exhibit A-6. Immediately prior to the Effective Time, each Warrant Holder shall execute and deliver to CFG an agreement (a "Warrant Termination Agreement") in a form to be mutually agreed between CFG and the Special Committee, and pursuant to which the Institutional Warrant Holders and the Individual Warrant Holders, shall forfeit all rights under and pursuant to the terms of their Warrants in exchange for the right to receive in the CFG Merger such cash payments and shares of Company Common Stock, respectively, as are set forth opposite the name of such Warrant Holder on Exhibit A-8. The effectiveness of each Option Termination Agreement and each Warrant Termination Agreement shall be expressly contingent upon and subject to the consummation of the transactions contemplated herein.

     (d) CA Securities. At the Effective Time, each share of CA Common Stock, issued and outstanding immediately prior to the Effective Time, shall, by virtue of the CA Merger and without any action on the part of the holder thereof, be converted into the right to receive 560 shares of Company Common Stock, subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization or other similar event applicable to shares of Company Common Stock prior to the Effective Time (the "CA Exchange Ratio"), upon surrender of the certificate representing such share of CA Common Stock. The aggregate number of shares of Company Common Stock to be provided to the CA Shareholders hereunder shall be 560,000. Each share of CA Common Stock held in treasury by CA immediately prior to the Effective Time shall, by virtue of the CA Merger, be canceled and retired and cease to exist, without any conversion thereof and no consideration shall be issued in exchange therefor.

     (e) No Splits, Etc. Each of CFG and CA covenants and agrees that, prior to the Effective Time, each of such entities shall not split or combine its capital stock, or pay a stock dividend or other stock distribution in shares of its capital stock, or in rights or securities exchangeable or convertible into or exercisable for its capital stock, or otherwise change its capital stock into, or exchange its capital stock for, any other securities (whether pursuant to or as part of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of such entity as a result of which its respective shareholders receive cash, stock or other property in exchange for, or in connection with, their capital stock of such entity (a "Business Combination") or otherwise), or make any other dividend or distribution on or of its capital stock, without the parties hereto having first entered into an amendment to this Agreement pursuant to which the consideration to be paid hereunder will be adjusted to reflect such split, combination, dividend, distribution, Business Combination or change; provided, however, that CA shall not be prohibited by reason of this Section 4.01(e) from making a cash distribution to its officers, directors and shareholders immediately prior to the CA Merger.

     (f) No Further Rights. All CFG Stock, Options, Warrants, and CA Common Stock to be converted into Company Common Stock pursuant to this Section 4.01 shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and the holders of a certificate or certificates representing such shares (a "Certificate" or the "Certificates") or Options or Warrants representing the right to acquire such shares shall thereafter cease to have any rights with respect thereto, except the right to receive for all of the CFG Stock, Options, Warrants, or CA Common Stock, as the case may be, upon the surrender of such Certificates, Options or Warrants in accordance with Section 4.02, the Company Common Stock or in the case of the Institutional Warrant Holders, cash, specified and, with respect to all the CFG Shareholders and CA Shareholders, cash in lieu of fractional shares of Company Common Stock as contemplated by
Section 4.03.

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     SECTION 4.02 Surrender and Exchange of Securities.  At or after the
Effective Time, upon surrender by the CFG Shareholders and the CA Shareholders of their respective Certificates for cancellation to the Company, together with any other required documents, and upon evidence that the Option Holders and Warrant Holders have executed the Option Termination Agreement or the Warrant Termination Agreement, as applicable, the CFG Shareholders, the CA Shareholders, the Option Holders and the Individual Warrant Holders shall receive (i) certificates of Company Common Stock representing the number of whole shares of Company Common Stock into which shares of CFG Stock or CA Common Stock, as the case may be, have been converted in accordance with Section 4.01(b) or Section 4.01(d), as the case may be, or such number of shares of Company Common Stock as each Option Holder or Individual Warrant Holder is entitled to under Section 4.01(c) hereof, as the case may be, and (ii) cash in lieu of fractional shares as contemplated by Section 4.03, and all Certificates, Options and Warrants so surrendered shall forthwith be canceled, and the Institutional Warrant Holders shall receive the cash referred to in Section 4.01. Until surrendered or exchanged, the outstanding Certificates, Options and Warrants shall, upon and after the Effective Time, be deemed for all purposes (other than to the extent provided in the following sentence) to evidence ownership of the number of shares of Company Common Stock into which such CFG Stock, Options, Warrants, or CA Common Stock, as the case may be, has been converted pursuant to Section 4.01 hereof and the other rights contemplated in the preceding sentence; provided, however, that no dividends or other distributions, if any, in respect of such shares of Company Common Stock, declared after the Effective Time and payable to holders of record after the Effective Time, shall be paid to the holders of any unsurrendered Certificates, Options or Warrants until such Certificates, Options or Warrants are surrendered. Subject to applicable law, after the surrender and exchange of Certificates, Options or Warrants the record holders thereof will be entitled to receive any such dividends or other distributions without interest thereon, which theretofore have become payable with respect to the number of shares of Company Common Stock for which such Certificate, Option or Warrant was exchangeable. Holders of any unsurrendered Certificates, Options or Warrants shall not be entitled to vote with respect to Company Common Stock that they may be entitled to receive until such unsurrendered Certificates are exchanged pursuant to this Section 4.02.

     SECTION 4.03 Fractional Shares. No fractional shares of Company Common Stock shall be issued in the Mergers. In lieu of any such fractional securities, CFG Shareholders, Option Holders, Warrant Holders, and CA Shareholders, as the case may be, will be paid an amount in cash (without interest) equal to the Pre-Closing Book Value of one share of the Company Common Stock, multiplied by such fraction.

     SECTION 4.04 Transfer of Acquisition and CA Shares. No transfers of CFG Stock, Options, Warrants or CA Common Stock shall be made on the stock transfer books of CFG or CA, respectively, after the date of this Agreement and before the Closing Date; provided, however, that any holder of any CFG Common Stock or CA Common Stock, or any Option Holder or Individual Warrant Holder shall not be precluded from making such transfers for personal estate planning purposes, including transfers to a trust or trusts for the benefit of such party's family members.

     SECTION 4.05 Lost, Stolen or Destroyed Certificates. In the event any Certificate, Option or Warrant shall have been lost, stolen or destroyed, upon receipt by the Company of an affidavit of that fact from the holder thereof and if reasonably satisfied that adequate provision for indemnification has been made, which may include, at the Company's discretion, the provision by the holder thereof at his sole cost and expense, of an appropriate bond or other form of insurance, the Company will issue in exchange for such lost, stolen or destroyed Certificate, Option or Warrant shares of Company Common Stock, as applicable, cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Company Common Stock all as provided in Section 4.02, deliverable in respect thereof pursuant to this Agreement.

     SECTION 4.06 Additional Share Consideration.

     (a) Timing and Procedure of Earnout Shares. In addition to the Initial Share Consideration, the Company hereby agrees that it shall issue to the Earnout Participants in accordance with the terms of this Section 4.06 additional shares of Company Common Stock (collectively, the "Earnout Shares") based on the performance of the Company Surviving Corp. on a consolidated basis during (i) the period from January 1, 2000 (pro forma assuming the Mergers were consummated as of such date) until and including December 31,

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

2000 (such period referred to as the "First Earnout Period" and such amount referred to as the "First Earnout Payment"), and (ii) the period from January 1, 2001 until and including December 31, 2001 (such period referred to as the "Second Earnout Period" and such amount referred to as the "Second Earnout Payment," and each of the First Earnout Period and the Second Earnout Period, an "Earnout Period," and each of the First Earnout Payment and the Second Earnout Payment, an "Earnout Payment"). Any Earnout Shares to be issued pursuant to the terms of this Section 4.06 shall be issued not later than the tenth Business Day following the date the Earnout Statement (as hereinafter defined) is required to be delivered to the CFG/CA Representative in accordance with Section 4.06(g) unless the parties disagree as to the computation of the Company EPS (as defined in Section 4.06(e)) reflected on the Earnout Statement for the applicable Earnout Period, in which event any such Earnout Shares to be issued shall be issued within two Business Days following final resolution of any such disagreement in accordance with Section 4.06(g). Any Earnout Shares to be issued shall be in an amount as determined in accordance with Section 4.06(b) and
Section 4.06(c) hereof, as the case may be. Any reference to the Company in this
Section 4.06 shall be deemed to refer to Company Surviving Corp.

     (b) Determination of First Earnout Payment. The Earnout Shares, if any, to be issued to the Earnout Participants pursuant to this Section 4.06 for the applicable period shall be issued pursuant to the applicable formulae set forth in Section 4.06(b)(i) and 4.06(c)(i), based on Company EPS (as defined in Section 4.06(e)) during the applicable period. The First Earnout Payment shall be equal to the Earnout Shares earned for the First Earnout Period.

          (i) If Company EPS for the First Earnout Period is:

             (A) Less than $1.80 per share, no Earnout Shares shall be issued;

             (B) Greater than or equal to $1.80 per share, and less than $1.85 per share, the Company shall issue 200,000 shares of Company Common Stock;

             (C) Greater than or equal to $1.85 per share, and less than $1.90 per share, the Company shall issue an aggregate of 400,000 shares of Company Common Stock;

             (D) Greater than or equal to $1.90 per share, and less than $1.95 per share, the Company shall issue an aggregate of 600,000 shares of Company Common Stock;

             (E) Greater than or equal to $1.95 per share, and less than $2.00 per share, the Company shall issue an aggregate of 800,000 shares of Company Common Stock; and

             (F) Greater than or equal to $2.00 per share, the Company shall issue an aggregate of 1,000,000 shares of Company Common Stock.

          (ii) The maximum number of shares of Company Common Stock that the Earnout Participants in the aggregate shall be entitled to receive for the First Earnout Period shall be 1 million shares (the "First Year Maximum Shares").

     (c) Determination of Second Earnout Payment. The Second Earnout Payment shall be equal to the Earnout Shares earned for the Second Earnout Period.

          (i) If Company EPS for the Second Earnout Period is:

             (A) Less than $2.00 per share, no Earnout Shares shall be issued;

             (B) Greater than or equal to $2.00 per share, and less than $2.05 per share, the Company shall issue the greater of (x) 111,000 shares of Company Common Stock, and (y) 11% of the Maximum Shares (as defined in
        Section 4.06(c)(iii));

             (C) Greater than or equal to $2.05 per share, and less than $2.10 per share, the Company shall issue the greater of (x) an aggregate of 222,000 shares of Company Common Stock, and (y) 22% of the Maximum Shares;

             (D) Greater than or equal to $2.10 per share, and less than $2.15 per share, the Company shall issue the greater of (x) an aggregate of 333,000 shares of Company Common Stock, and (y) 33% of the Maximum Shares;

             (E) Greater than or equal to $2.15 per share, and less than $2.20 per share, the Company shall issue the greater of (x) an aggregate of 444,000 shares of Company Common Stock and (y) 44% of the Maximum Shares;

             (F) Greater than or equal to $2.20 per share, and less than $2.25 per share, the Company shall issue the greater of (x) an aggregate of 555,000 shares of Company Common Stock, and (y) 56% of the Maximum Shares;

             (G) Greater than or equal to $2.25 per share, and less than $2.30 per share, the Company shall issue the greater of (x) an aggregate of 666,000 shares of Company Common Stock and (y) 67% of the Maximum Shares;

             (H) Greater than or equal to $2.30 per share, and less than $2.35 per share, the Company shall issue the greater of (x) an aggregate of 777,000 shares of Company Common Stock and (y) 78% of the Maximum Shares;

             (I) Greater than or equal to $2.35 per share, and less than $2.40 per share, the Company shall issue the greater of (x) an aggregate of 888,000 shares of Company Common Stock and (y) 89% of the Maximum Shares; and

             (J) Greater than $2.40 per share, the Company shall issue the greater of (x) an aggregate of 1,000,000 shares of Company Common Stock, and (y) 100% of the Maximum Shares.

          (ii) Except as otherwise provided in Section 4.06(c)(iii), the maximum number of shares of Company Common Stock that the Earnout Participants in the aggregate shall be entitled to receive for the Second Earnout Payment shall be 1 million shares (the "Second Year Maximum Shares").

          (iii) Subject to Section 4.06(c)(iv), if (x) no Earnout Shares, or (y) fewer than the First Year Maximum Shares are issued to the Earnout Participants for the First Earnout Period as a result of Company EPS being less than the earnings amounts specified in Section 4.06(b)(i)(A)-(F), then the number of shares of Company Common Stock represented by the difference between (A) the number of Earnout Shares issued for such period pursuant thereto, and (B) the First Year Maximum Shares (such amount, the "Remaining Shares") shall be added to the Second Year Maximum Shares (with such resulting number of shares being referred to herein as the "Maximum Shares").

          (iv) In the event that Company EPS for the First Earnout Period is (x) greater than or equal to $1.60 per share, 100% of the Remaining Shares shall be added to the Second Year Maximum Shares, (y) greater than or equal to $1.40 per share, and less than $1.60 per share, 50% of the Remaining Shares shall be added to the Second Year Maximum Shares, and (z) less than $1.40 per share, no Remaining Shares shall be added to the Second Year Maximum Shares.

     (d) Issuance to Earnout Participants. Any Earnout Shares to be issued to the Earnout Participants pursuant to this Section 4.06 shall be issued thereto based on, or in the same proportion, as is represented by such participant's percentage ownership interest with respect to CFG (the "Applicable Percentage") as represented on Exhibit C.

     (e) Calculation of Company EPS. The term "Company EPS" shall mean Basic Earnings Per Share as defined by GAAP and as the same shall be incorporated in the audited annual financial statements included in public filings made by the Company with the SEC from time to time pursuant to the requirements of the Exchange Act, but subject to adjustment as otherwise provided herein.

          (i) If, during an applicable Earnout Period, the Company sells, exchanges or otherwise disposes of any assets or liabilities of any Person, which assets or liabilities do not principally involve real estate assets, or do not involve the purchase, sale, operation, financing, or management of real property (a "Material Disposition"), the Company (as represented by the Special Committee) and the CFG/CA

     Representative shall within 30 Business Days after the consummation of such transaction determine whether financial results based on such Material Disposition are to be included in Company EPS. If the Company and the CFG/CA Representative cannot agree within such required period, the Special Committee shall make such determination; provided, however, that if the CFG/CA Representative disagrees with such determination, the Company (as represented by the Special Committee) and the CFG/CA Representative shall select an independent, nationally recognized accounting firm mutually acceptable to the Special Committee and the CFG/CA Representative to resolve any dispute with regard to whether such financial results are to be included in Company EPS, which accounting firm has not performed any services for the Company or any of the Earnout Participants or any Affiliates thereof or the Special Committee within the past 24 months. The parties shall use their reasonable efforts to cause such accounting firm to resolve such dispute no later than 30 Business Days after being selected. If such parties are unable to agree on the choice of an accounting firm, such accounting firm will be selected by lot from a list of nationally recognized accounting firms, after excluding the regular outside accounting firms of the Company and the Earnout Participants. The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the parties. In the event that the parties submit any unresolved objections to an accounting firm for resolution as provided in this Section 4.06(e)(i), the fees and expenses of the accounting firm shall be (x) borne by the objecting party if such accounting firm determines that no additional payment is due to such party, or (y) borne by the Company if such accounting firm determines that additional payment is due to the Earnout Participants;

          (ii) If, during the applicable Earnout Period, the Company purchases, exchanges or otherwise acquires any assets or liabilities of any Person, which assets or liabilities do not principally involve real estate assets, or do not involve the purchase, sale, operation, financing, or management of real property (a "Material Acquisition"), the Company (as represented by the Special Committee) and the CFG/CA Representative shall within 30 Business Days after the consummation of such transaction determine whether financial results based on such Material Acquisition are to be included in Company EPS. If the Company and the CFG/CA Representative cannot agree within such required period, the Special Committee shall make such determination; provided, however, that if the CFG/CA Representative disagrees with such determination, the Company (as represented by the Special Committee) and the CFG/CA Representative shall select an independent, nationally recognized accounting firm mutually acceptable to the Special Committee and the CFG/CA Representative to resolve any dispute with regard to whether such financial results are to be included in Company EPS, which accounting firm has not performed any services for the Company or any of the Earnout Participants or any Affiliates thereof or the Special Committee within the past 24 months. The parties shall use their reasonable efforts to cause such accounting firm to resolve such dispute no later than 30 Business Days after being selected. If such parties are unable to agree on the choice of an accounting firm, such accounting firm will be selected by lot from a list of nationally recognized accounting firms, after excluding the regular outside accounting firms of the Company and the Earnout Participants. The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the parties. In the event that the parties submit any unresolved objections to an accounting firm for resolution as provided in this Section 4.06(e)(ii), the fees and expenses of the accounting firm shall be (x) borne by the objecting party if such accounting firm determines that no additional payment is due to such party, or (y) borne by the Company if such accounting firm determines that additional payment is due to the Earnout Participants. Notwithstanding the foregoing, any securitizations or sales and purchases of Loans by the Company after the Effective Time shall not constitute a Material Disposition or a Material Acquisition for purposes of this Section 4.06 and shall be included for purposes of calculating Company EPS;

          (iii) Company EPS will exclude the effect of the following items:

             (A) Any costs, expenses or adjustments arising out of, resulting from or in any way connected with the Mergers or the Company's forfeiture of its status as a Real Estate Investment Trust (other than customary taxes on corporate income incurred after January 1, 2000 in the ordinary course of business) including without limitation, the effect of expensing all costs, expenses, fees and charges associated with the CA Merger;

             (B) Any other extraordinary or nonrecurring gain or loss or any departure from the Company's prior methodology for determining accounting estimates or any change in its accounting policies; and

             (C) Company EPS will reflect any other adjustments mutually agreed to in writing by the Company and the CFG/CA Representative.

          (iv) The maximum pre-tax gain from the sale of assets owned by the Company prior to December 31, 1999 that shall be included in the calculation of Company EPS shall be (x) $9,771,000 for the First Earnout Period, and (y) $15,750,000 for the Second Earnout Period and Company EPS solely with respect to such maximum pre-tax gains will be calculated for the applicable period using the greater of (x) the Company's effective tax rate, and (y) 30%.

     (f) Other Adjustments. The targeted earnings per share amounts specified in Section 4.06(b)(i) and 4.06(c)(i) shall be adjusted to reflect any stock split, buyback, issuances, dividends, or purchases, or any redemption, reclassification, recapitalization, reorganization, exchange of shares, adjustment or other similar change in or to the outstanding securities of the Company.

     (g) Determination of Company EPS. As soon as reasonably practicable (and in no event later than 10 Business Days) following the preparation and completion of the audit of the Company's financial statements for each of the Company's fiscal years ending on December 31, 2000 and December 31, 2001, the Company and its independent auditors will, in connection with their regular audit procedures, complete an audit (each, an "Earnout Audit") of the Company's financial statements for such period and will prepare and deliver to the CFG/CA Representatives and to the Special Committee a computation of the Company EPS for such period, in each case based on the results of the Earnout Audit and the terms of this Section 4.06 (each, an "Earnout Statement"). The Earnout Statement shall set forth the amount of Company EPS and the number of Earnout Shares, if any, to be issued based thereon, based on the terms of Section 4.06(b) and
Section 4.06(c), and a reasonably detailed description and accounting of the derivation of such Company EPS. The Company will (i) provide the CFG/CA Representative and the Special Committee an opportunity to review each Earnout Audit and will make available all records and work papers and personnel used in preparing any Earnout Statement, subject to the execution of customary waivers and releases, and (ii) at reasonable times and upon reasonable notice and so as not to interrupt the Company's business operations, allow the CFG/CA Representative or representatives of the Special Committee to meet with any personnel of the Company or outside accountants who prepared the Earnout Statement with respect to such preparation. If the CFG/CA Representative or the Special Committee disagree with the computation of the Company EPS reflected on any Earnout Statement, the CFG/CA Representative or the Special Committee may, within 10 Business Days after receipt of the Earnout Statement, deliver a notice (an "Objection Notice") to the Company setting forth in reasonable detail the CFG/CA Representative's or the Special Committee's calculation of the Company EPS for such period, as applicable and any other objections as to the Earnout Statement. In the event an Objection Notice is not received within the required period, the Company's calculation of Company EPS and the Earnout Payment, as set forth in the Earnout Statement, shall be conclusive and binding on the parties. The Company and the CFG/CA Representative or the Special Committee will use reasonable efforts to resolve any disagreements as to the computation of Company EPS for such period, but if they do not obtain a final resolution within 30 days after the Company has received the Objection Notice, the Company, the CFG/CA Representative and the Special Committee will select an independent, nationally recognized accounting firm mutually acceptable to the Company and the CFG/CA Representative and the Special Committee to resolve any remaining objections, which firm has not performed any services for the Company or any of the Earnout Participants or any Affiliates thereof or the Special Committee within the past 24 months. If such parties are unable to agree on the choice of an accounting firm, such accounting firm will be selected by lot from a list of nationally recognized accounting firms, after excluding the regular outside accounting firms of the Company and the Earnout Participants. The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the parties. In the event that the parties submit any unresolved objections to an accounting firm for resolution as provided in this
Section 4.06(g), the fees and expenses of the accounting firm shall (i) be borne by the objecting party if such accounting firm determines that no additional payment is due to such party, or (ii) be

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borne by the Company if the shares of Company Common Stock that such accounting firm determines to be due exceeds the Earnout Shares reflected on the Earnout Statement.

     (h) Information Rights. During the Earnout Period, the Company will provide the CFG/CA Representative with copies of any management and/or financial reports relating to the Company's results of operations, as prepared in the ordinary course of the Company's business and which are delivered to the Board of Directors of the Company.

     (i) Control by the Company. The Earnout Participants acknowledge that the Company and its designees to the Board of Directors of the Company will have the power and right to control all aspects of the business and operations of the Company, including the power and right to make or not make decisions as to the choice of independent accountants and counsel for the Company, the hiring, firing and compensation of employees, the incurrence or not of debt and the prepayment or not of debt (including the refinancing or not of existing debt), the expenditure or not of funds for research and development and product promotion, the pricing and terms of sale of the Company's products and services, the making or not of capital expenditures, the settlement or not of claims and the management of all litigation and disputes with third parties (including suppliers, customers, competitors, employees, consultants and agents). The Earnout Participants further agree and acknowledge that the right to receive any Earnout Shares is a vested right to receive a contingent payment pursuant to the terms of this Section 4.06 and that neither the Company nor any of its officers, directors, employee or any other party shall not be and shall be deemed to be, a fiduciary on behalf of any such party or a guarantor as to the amount of any payment or issuance with regard to any matters contained in this Section 4.06.

     (j) Impact of Fundamental Changes. The Company (as represented by the Special Committee) and the CFG/CA Representative agree to discuss in good faith appropriate revisions, if any, to this Section 4.06 in the event that either (i) the Company decides to fundamentally and substantially change the strategic direction of the Company from that envisioned as of the date hereof, or (ii) it is determined that any payments to be made under this Section 4.06 jeopardize the tax status of the CFG Merger. This obligation to discuss in good faith such revisions shall not constitute a binding commitment to make any such revisions in the event that the Company and such shareholders do not mutually agree on appropriate revisions. Any such revisions shall be subject to the final approval of the Special Committee as it determines appropriate; provided, however, that if the CFG/CA Representative disagrees with such revision, the Company (as represented by the Special Committee) and the CFG/CA Representative shall select an independent, nationally recognized accounting firm mutually acceptable to the Special Committee and the CFG/CA Representative to resolve any dispute with regard to whether such financial results are to be included in Company EPS, which accounting firm has not performed any services for the Company or any of the Earnout Participants or any Affiliates thereof or the Special Committee within the past 24 months. The parties shall use their reasonable efforts to cause such accounting firm to resolve such dispute no later than 30 Business Days after being selected. If such parties are unable to agree on the choice of an accounting firm, such accounting firm will be selected by lot from a list of nationally recognized accounting firms, after excluding the regular outside accounting firms of the Company and the Earnout Participants. The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the parties. In the event that the parties submit any unresolved objections to an accounting firm for resolution as provided in this Section 4.06(j), the fees and expenses of the accounting firm shall be (x) borne by the objecting party if such accounting firm determines that no additional payment is due to such party, or (y) borne by the Company if such accounting firm determines that additional payment is due to the Earnout Participants.

     (k) Change of Control. In the event that a Change of Control (as hereinafter defined) occurs prior to January 1, 2002, the Company will, prior to or at the time of such Change of Control, make appropriate provision or cause appropriate provision to be made (in each case reasonably satisfactory to the CFG/CA Representative) so that (i) Company EPS can be calculated and Earnout Shares issued (if the targets for payment are met) following such Change of Control, and (ii) the Company's obligations under this Section 4.06 are expressly assumed by the acquiring Person. This Section 4.06, and the Company's obligation hereunder, shall survive any Change of Control which is effected in such a manner that the Company does not have the opportunity to comply with the provisions of the first sentence of this Section 4.06(k). In the event that (x) the Company does not comply with the provisions of the first sentence of this Section 4.06(k) in connection with a Change of Control, or (y) following any Change of Control and prior to the end of the Second Earnout Period, the acquiring Person (1) disposes of any material portion of the business conducted by the Company as of the Change of Control so as to adversely affect Company EPS, or (2) engages in any other transaction or reorganization that makes calculation of Company EPS impossible or unduly burdensome (in each case, an "Earnout Default"), then the Company shall issue to the Earnout Participants such number of shares of Company Common Stock calculated in accordance with
Section 4.06(b) or 4.06(c), as the case may be, based on the Present Value (as hereinafter defined) of the Company EPS assuming for purposes of such calculation that the Company EPS would accrue at the same average per diem rate as such Company EPS had accrued during the period commencing on the first day of the applicable Earnout Period and the date of the Change of Control. Any such amount shall become due and payable upon consummation of the Change of Control in the case of clause (x) of this Section 4.06(k) or immediately upon occurrence of the circumstances described in clause (y) of this Section 4.06(k). "Present Value" means, with respect to any amount or amounts to be paid in the future, that amount which, if allowed to accrue interest at a rate equal to 8%, would be equal to the amount on such future date. "Change of Control" means a transaction pursuant to which an independent third party or third parties acquire (i) more than 50% of the outstanding capital stock of the Company after giving effect to such transaction (whether by merger, consolidation or sale or transfer of the Company's capital stock), or (ii) all of substantially all of the Company's assets determined on a consolidated basis. For purposes of this Section 4.06(k), a third party shall not be deemed to be an "independent third party" if any Earnout Participants either directly or indirectly has any economic or voting interest therein.

     (l) Additional Payment. Contemporaneous with the issuance and delivery of any Earnout Shares to the Earnout Participants, the Company shall pay each such party in cash an amount (each, an "Additional Payment") equal to the product of the (x)(i) 3.33% with respect to Earnout Shares earned for the First Earnout Period, and (ii) 6.66% with respect to Earnout Shares earned for the Second Earnout Period, times (y) the fair market value of the Earnout Shares delivered to each CFG Common Shareholder as of the date of delivery thereof, which fair market value shall be the closing price at which the Company's Common Stock is traded or quoted on the NASDAQ/NMS on such date.

     (m) No Rights Until Issued. Earnout Shares shall not possess any attributes of Company Common Stock or any other security and shall not entitle the holders thereof to any rights of any kind unless and until such shares have been issued in accordance with the terms of this Agreement.

     (n) Special Committee Approval. Notwithstanding any other provision of this Section 4.06 or any other provision of this Agreement, the Company shall not issue any shares of Company Common Stock pursuant to this Section 4.06 unless such issuance and the calculations that form the bases for any such issuance shall have first been approved by the Special Committee. Wherever in this Section 4.06 any party is required to deliver any calculation, computation, objection or other communication to any other party hereto, such party shall also provide such communication to the Special Committee. The Special Committee shall be required to raise any objection to any of the calculations referred to in this Section 4.06 within the time periods otherwise specified herein and any dispute as to such issuance shall be resolved in accordance with Section 4.06(g).

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF CFG AND CA

     CFG and CA hereby represent and warrant to the Company and Acquisition as follows:

     SECTION 5.01 Organization. Each of CFG and CA is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority, to own, operate and lease its properties, and to carry on its business substantially as now conducted. Each of CFG and CA is duly qualified to do business and is in good standing in each jurisdiction in which the character of its assets or property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or to be in good standing has not had or would not have a Material Adverse Effect on CFG and CA as the case may be, or on the ability of either CFG or CA to consummate the transactions contemplated hereby. Each of CFG and CA has all requisite power and authority, to enter into this Agreement and, subject to the adoption of this Agreement by the stockholders of the Company and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby. Each of CFG and CA has provided to the Company a complete and correct copy of the Articles of Incorporation or Certificate of Incorporation and the Bylaws, as amended or restated, of CFG and CA, as the case may be. Neither CFG nor CA is in violation of any of the provisions of its Articles of Incorporation, Certificate of Incorporation or Bylaws, as amended or restated, or equivalent organizational documents.

     SECTION 5.02 Authorization; Enforceability. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of each of CFG and CA, and all necessary corporate action on the part of such party with respect thereto has been taken, subject to the adoption of this Agreement by the stockholders of the Company. This Agreement has been duly executed and delivered by each of CFG and CA and constitutes the valid and binding obligation of such party and is enforceable against such party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

     SECTION 5.03 Conflicts. Except as disclosed on Schedule 5.03 of the Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any of the property or assets under, any provision of the Certificate of Incorporation or Bylaws (or equivalent organizational documents) of either of CFG or CA, or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, decree, statute, law, ordinance, rule or regulation applicable to CFG or CA or their respective properties, other than any such conflicts, violations, breaches or defaults which would not have a Material Adverse Effect on each of CFG or CA or the ability of each of CFG or CA to consummate the transactions contemplated hereby.

     SECTION 5.04 Consents and Approvals. Except as set forth on Schedule 5.04 of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to CFG or CA in connection with the execution and delivery of this Agreement or the consummation by such party of the transactions contemplated hereby except for: (i) any filings or consents required to be made by the Company, including without limitation, a proxy statement (the "Proxy Statement") for use in connection with a meeting of the stockholders of the Company to consider and vote on the terms of this Agreement and the Mergers (the "Stockholders' Meetings"); (ii) the filing of a Certificate of Merger with the Delaware Secretary of State in the case of the CA Merger and the Michigan Secretary of State in the case of the CFG Merger, and the approval thereof;
(iii) any filings, approvals or no-action letters with or from state securities authorities; and (iv) any antitrust filings (including filings required under the HSR Act), or consents, waivers or approvals obtained with respect thereto.

     SECTION 5.05 Anti-takeover Provisions Inapplicable. No "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation applicable to CFG or CA (i) applies to the Mergers, (ii) prohibits or restricts the ability of CFG or CA to perform its obligations under this Agreement or its ability to consummate the transactions contemplated hereby,
(iii) would have the effect of invalidating or voiding this Agreement or any provision hereof, or (iv) would subject the Company or Acquisition to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.

     SECTION 5.06 Capitalization.

     (a) The authorized capital stock of CFG consists of (i) 100,000 shares of common stock, par value $1.00 per share (the "CFG Common Stock") of which 21,813 shares are issued and outstanding as of the date hereof, (ii) 40,000 shares of Class A Convertible Preferred Stock, without par value per share (the "CFG

Preferred Stock") of which 15,792 shares are issued and outstanding as of the date hereof, (iii) warrants to acquire 7,949 shares of CFG Common Stock, and
(iv) options and incentive stock options to acquire 7,825 shares of CFG Common Stock, all as more fully set forth on Schedule 5.06 of the Disclosure Schedule. The authorized capital stock of CA consists of 10,000 shares of common stock, no par value per share (the "CA Common Stock") of which 1,000 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of the CFG Common Stock and the CA Common Stock are (i) duly and validly authorized and issued, (ii) fully paid and nonassessable, and (iii) free from any preemptive rights of current or past stockholders. The shareholders of each of CFG and CA and the Option Holders and Warrant Holders of CFG are listed on
Schedule 5.06 with the number of shares of CFG Stock, CA Stock, Options or Warrants opposite such party's name.

     (b) Except as set forth in this Section 5.06, as of the date hereof, there are no shares of capital stock or other equity securities of CFG or CA outstanding nor are there any outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of CFG or CA, or contracts, commitments, understandings, or arrangements by which CFG or CA is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

     SECTION 5.07 Investments; Subsidiaries.  Except as set forth on Schedule
5.07 of the Disclosure Schedule, neither of CFG nor CA is, directly or indirectly, a partner or joint venturer in any partnership or joint venture arrangement. Except as set forth on Schedule 5.07 of the Disclosure Schedule, neither of CFG nor CA has, directly or indirectly, any Subsidiaries or is the beneficial owner of any equity or debt securities or has any other ownership interest in any Person.

     SECTION 5.08 Financial Statements; No Material Adverse Change.

     (a) CFG has furnished to the Company true and complete copies of its audited financial statements (including balance sheets, statements of income, statements of changes in stockholders' equity and statements of changes in financial position) as of and for the years ended March 31 for each of 1999, 1998, 1997, and 1996 accompanied by the related opinions of CFG's official independent auditors as of such dates and for such periods (collectively, the "Audited CFG Financial Statements"). The Audited CFG Financial Statements, together with the notes thereto, fairly present, in all material respects, the financial position of CFG at the dates of, and the results of the operations and the changes in stockholders' equity and financial position for CFG for the periods covered by, the Audited CFG Financial Statements, all in accordance with GAAP consistently applied with prior periods except as indicated in the accompanying opinion of CFG's official independent auditors and subject, in the case of interim financial statements, to annual year-end adjustments.

     (b) CFG has furnished to the Company true and complete copies of the unaudited balance sheets of CFG as at June 30, 1999 and September 30, 1999 and the related statements of income, statements of changes in stockholders' equity and statements of changes in financial position of CFG as of and for the period then ended (collectively, the "Unaudited CFG Financial Statements"). The Unaudited CFG Financial Statements fairly present in all material respects, the financial position of CFG at the dates of, and the results of the operations and the changes in stockholders' equity and financial position for CFG for the periods covered by, the Unaudited CFG Financial Statements. Such Unaudited CFG Financial Statements have been prepared in accordance with GAAP consistently applied with prior periods, except that the Unaudited CFG Financial Statements do not contain any or all of the footnotes required by GAAP, are condensed and are subject to year-end adjustments consistent with prior practice.

     (c) CA has furnished to the Company true and complete copies of its unaudited financial statements (including balance sheets, statements of income, statements of changes in stockholders equity and statements of changes in financial position) as of and for the year ended December 31, for 1998, as well as its unaudited balance sheets as at March 31, 1999, June 30, 1999 and September 30, 1999 and the related statements of income, statements of changes in stockholders' equity and statements of changes in financial position of CA as of and for the period then ended (collectively, the "CA Financial Statements" and with the Audited CFG Financial Statements and Unaudited CFG Financial Statements, the "CFG/CA Financial Statements"). The CA Financial Statements fairly present, in all material respects, the financial position of CA at the dates of, and the results of the operations and the changes in stockholders' equity and financial position for CA for the periods covered by, the CA Financial Statements, all in accordance with GAAP consistently applied with prior periods, except that the CA Financial Statements do not contain any or all of the footnotes required by GAAP, are condensed and are subject to year-end adjustments consistent with prior practice.

     (d) Since March 31, 1999, except as disclosed on Schedule 5.08 of the Disclosure Schedule, and except for the execution, delivery and performance of this Agreement and any other agreements to be entered into or contemplated hereby and the transactions contemplated hereby and thereby, (i) neither CFG nor CA has incurred any obligations, contingent or non-contingent liabilities, liabilities for Taxes, levies, liens, claims or other charges, long-term leases or unusual forward or long-term commitments (whether absolute, accrued, contingent or otherwise, known or unknown, whether due or to become due, except liabilities and obligations which (x) are adequately accrued or reserved against in the CFG/CA Financial Statements or disclosed in the notes thereto or are not required to be reflected in such statements under GAAP, (y) were incurred after March 31, 1999 with regard to CFG or December 31, 1998 with regard to CA in the ordinary course of business or otherwise are not in the aggregate material to CFG or CA or would not be material to the Surviving Corporations assuming the transactions contemplated hereby are consummated, or (z) have been discharged or paid in full, (ii) no contract, lease or other agreement or instrument has been entered into by CFG or CA or has become binding upon CFG or CA or its assets which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on CFG or CA or the Surviving Corporations or the ability of CFG or CA to consummate the transactions contemplated hereby, and
(iii) neither of CFG nor CA is in default, and to CFG's and CA's knowledge no third party is in default, under any Material Agreement which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on CFG or CA or the Surviving Corporations assuming the transactions contemplated herein are consummated or on the ability of the CFG or CA to consummate the transactions contemplated hereby, and (iv) each of CFG and CA has been operated in the ordinary course of business. To the knowledge of CFG or CA, since March 31, 1999 no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect on CFG or CA or the Surviving Corporations assuming the transactions contemplated hereby are consummated or on the ability of CFG or CA to consummate the transactions contemplated hereby, except as disclosed on Schedule 5.08 and except to the extent resulting from (x) any changes in general economic conditions in the United States, or (y) any changes affecting the real estate and/or real estate investment trust industries in general.

     SECTION 5.09 Compliance with Laws; Permits.

     (a) The business of each of CFG and CA has been and is being conducted in compliance in all material respects with all laws, ordinances and regulations of Governmental Authorities, including, without limitation, federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by CFG or CA, except where the failure to so comply would not have a Material Adverse Effect on CFG or CA or the ability of CFG or CA to consummate the transactions contemplated hereby. Each of the CFG and CA is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for CFG or CA to own, lease and operate its properties or to carry on its business as it is now being conducted (the "CFG/CA Permits") and no suspension, revocation or cancellation of any of the CFG/CA Permits is pending or, to the knowledge of CFG or CA or threatened, except where the failure to hold any CFG/CA Permits or the suspension, revocation or cancellation thereof would not have a Material Adverse Effect on CFG or CA or the ability of CFG or CA to consummate the transactions contemplated hereby.

     (b) Except for pending tax audits disclosed in Schedule 5.13 of the Disclosure Schedule, no investigation or review by any Governmental Authority with respect to CFG or CA is pending or, to the knowledge of CFG or CA, threatened.

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     SECTION 5.10 Litigation.  Except as disclosed on Schedule 5.10 of the
Disclosure Schedule, there is no action, suit, investigation or proceedings, legal, quasi-legal, administrative or otherwise, pending or, to the knowledge of CFG or CA, threatened against CFG or CA or any property of CFG or CA in any court or before any arbitrator of any kind or before or by any Governmental Authority except for such actions, suits, investigations or legal proceedings that would not have a Material Adverse Effect on CFG or CA or which would affect the ability of CFG or CA to consummate the transactions contemplated hereby. Neither CFG nor CA is in default with respect to any judgment, order, writ, injunction or decree of any arbitrator, court or Governmental Authority, and there are no unsatisfied judgments against CFG or CA except for such defaults or unsatisfied judgments as would not have a Material Adverse Effect on CFG or CA or the ability of CFG or CA to consummate the transactions contemplated hereby.

     SECTION 5.11 Compensation and Employee Matters. Each of CFG and CA has previously provided to the Company, a true, correct and complete list of all directors, officers and personnel of such party, and the annual salary, bonuses paid or accrued for the year ending December 31, 1998, and for the period from January 1, 1999 through November 30, 1999, and any commitments by CFG or CA entered into on or prior to the date hereof to pay any further bonuses for or increase the salary of any such person, which list shall be updated as of the Closing Date.

     SECTION 5.12 Employee Benefit Plans; Labor Matters.

     (a) Schedule 5.12 contains a true and complete list of all employee plans, programs, practices and arrangements, including, without limitation, all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), employment agreements, and health, medical, dental, welfare, accident, disability, life insurance, stock purchase, bonus, equity and equity-type compensation, severance pay and other employee benefit or fringe benefit plans maintained or contributed to by CFG or CA or any of its ERISA Affiliates or with respect to which CFG or CA or any of its ERISA Affiliates has any fixed or contingent, direct or indirect liability (collectively, the "Plans"). For purposes of this Agreement, the term "ERISA Affiliate" means any Affiliate or Subsidiary of CFG or CA and any other Person that would be treated as under common control or a single employer with CFG or CA under Section 4001 of ERISA or Section 414 of the Code. Each of CFG and CA has delivered or made available to the Company copies of each of its Plans and all amendments thereto and, if applicable, the summary plan description and any summaries of material modifications, any other material employee communications, the most recent determination letters and any other rulings, the three most recent annual reports on Internal Revenue Service Form 5500, and the three most recent actuarial reports and/or statements of trust assets with respect to each such Plan (or such lesser number if such Plans have been in existence for less than three years).

     (b) Except as set forth on Schedule 5.12 of the Disclosure Schedule, (i) neither CFG or CA nor any of its ERISA Affiliates maintains, has maintained or has been obligated to contribute to any Plan that is subject to Title IV of ERISA; (ii) there is no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA and Section 412 of the Code with respect to any Plan that is subject to such sections; (iii) no "prohibited transaction" (other than those for which there is an available exemption) (as such terms are defined in ERISA and the Code, as applicable) has occurred with respect to any Plan during the five years preceding the Effective Time; (iv) each Plan is and has been operated in compliance in all respects with the presently applicable provisions of ERISA, the Code and other applicable law except for such non-compliance as would not have a Material Adverse Effect on CFG or CA or the ability of CFG or CA to consummate the transactions contemplated hereby; (v) with respect to any insurance contract providing funding under any Plan, there is no liability for any retroactive rate adjustment arising from events occurring prior to the Effective Time except for such liability as would not have a Material Adverse Effect on CFG or CA or the ability of CFG or CA to consummate the transactions contemplated hereby; (vi) the IRS has issued, with respect to each Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Code, a letter determining that such Plan is qualified and its related trust is exempt from United States federal income tax under Sections 401(a) and 501(a) of the Code, respectively, and, to the knowledge of CFG or CA, there has been no occurrence affecting the form or operation of any Plan since the date of any such determination letter that is likely to adversely affect such qualification; and (vii) no Plan is a "welfare benefit fund" (within
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the meaning of Section 419(e) of the Code), a "multiple employer plan" (within the meaning of Section 413(c) of the Code) or a "multiemployer plan" (as defined in Section 3(37) of ERISA), and no withdrawal liability has been incurred by or asserted against CFG or CA or any of its ERISA Affiliates with respect to any employee pension benefit plan which is a multiple employer plan or a multiemployer plan.

     (c) Each Plan that is a "group health plan" (as defined in Section 4980B of the Code) has been operated in compliance with Section 4980B of the Code and the secondary payor requirements of Section 1862(b)(1) of the Social Security Act except where the failure to so comply would not have a Material Adverse Effect on CFG or CA or the ability of CFG or CA to consummate the transactions contemplated hereby. To the knowledge of CFG or CA, no medical claim in excess of $50,000 has been incurred but is unpaid under any Plan. Except as provided in
Schedule 5.12 of the Disclosure Schedule and except as required by Section 4980B of the Code, neither of CFG or CA nor any of its ERISA Affiliates has any obligation or liability to provide medical, life insurance or supplemental pension benefits in respect of any current or former employees or independent contractors of CFG or CA or any such ERISA Affiliate beyond their retirement. Except as set forth on Schedule 5.12 of the Disclosure Schedule, no Plan provides for severance pay, unemployment compensation or any similar payment with respect to any current or former employee or independent contractor of CFG or CA or any of its ERISA Affiliates. Except as provided in Schedule 5.12 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any such Person to severance pay, unemployment compensation or any other similar payment; (ii) accelerate the time of payment or vesting of any amount; (iii) create a contractual obligation or other commitment or requirement to increase the amount of compensation due to any such Person; (iv) constitute a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code); or (v) entitle any such Person to an "excess parachute payment" within the meaning of Section 280G of the Code. Each of CFG or CA and each of its ERISA Affiliates, as applicable, have reserved all rights necessary to amend each Plan and to terminate its participation in each Plan.

     (d) Except as set forth on Schedule 5.12 of the Disclosure Schedule, there are no actions or claims existing or pending (other than routine claims for benefits) or threatened with respect to any Plan, and neither of CFG or CA nor any of its ERISA Affiliates has been notified of any audit or investigation of a Plan by any Governmental Authority.

     (e) All contributions required to be made by CFG or CA or any of its ERISA Affiliates under applicable laws or the terms of any Plan or collective bargaining agreement to each Plan have been made within the time prescribed by such laws, Plan or collective bargaining agreement.

     (f) Each of CFG and CA and each of its ERISA Affiliates (except as a result of any actions taken by the Company) (i) is in compliance with all applicable laws respecting employment, employment practices, terms and conditions of employment and wages and hours (including, but not limited to, the Worker Adjustment Retraining Notification Act, the Age Discrimination in Employment Act, the Civil Rights Act of 1964, the Equal Pay Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the Americans with Disability Act of 1990, the Family and Medical Leave Act of 1993, and any other federal, state or local law regulating employment or protecting employee rights), in each case, with respect to current and former employees and independent contractors of CFG and CA and such ERISA Affiliates except where the failure to so comply would not have a Material Adverse Effect on CFG or CA or the ability of CFG or CA to consummate the transactions contemplated hereby (ii) has withheld all amounts required by applicable laws or by agreement to be withheld from the wages, salaries and other payments to such current and former employees and independent contractors, (iii) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing except for such liabilities as would not have a Material Adverse Effect on CFG or CA or the ability of CFG or CA to consummate the transactions contemplated hereby, and
(iv) is not liable for any payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits for such current or former employees and independent contractors except for such payments as would not have a Material Adverse Effect on CFG or CA or the ability of CFG or CA to consummate the transactions contemplated hereby.

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

     (g) Except as set forth on Schedule 5.12 of the Disclosure Schedule, (i) no employees of CFG or CA is represented by any labor organization and, to the knowledge of CFG or CA, there is no union organizational activity currently underway threatened, with respect to any employees of CFG or CA, (ii) neither CFG nor CA has received any written notice during the current or preceding year of, any unfair labor practice, and no such complaint is pending before the National Labor Relations Board or any other agency having jurisdiction thereof,
(iii) neither CFG nor CA is engaged in, or has received any notice of, any grievances arising under any collective bargaining agreements, or any pending arbitration proceedings under any collective bargaining agreements, (iv) during the immediately preceding 24 calendar months there has not been any, and there is no threatened, labor strike, work stoppage or slowdown pending against any portion of the business of CFG nor CA, and there is no pending lockout by CFG or CA. Each of CFG and CA has satisfied and performed in all material respects its obligations under each collective bargaining agreement, and under any order, conciliation contract or settlement contract by which any of them is bound or to which any of them is subject concerning employment related matters. Neither of CFG nor CA is engaged in, or has received notice of, any local, state and/or federal charge, complaint, lawsuit or other action, pertaining to the violation of any employment law, statute, ordinance or regulation, except for such as would not have a Material Adverse Effect on CFG or CA or on the ability of CFG or CA to consummate the transactions contemplated hereby, and no such charge, complaint, lawsuit or other action is pending before any agency or administrative body responsible for administering such employment law, statute, ordinance or regulation.

     SECTION 5.13 Tax Matters.

     (a) Each of CFG and CA has filed when due all material federal, foreign, state, and local Tax returns, Tax information returns, reports, and estimates (all federal, foreign, state, and local Tax returns, Tax information returns, reports, and estimates in the case of income Taxes or other Taxes based upon the income of CFG or CA, as the case may be) required to be filed for all years and periods (and portions thereof) for which the due date (with extensions) is on or before the Effective Time. All such returns, reports and estimates (i) were prepared in the manner required by law, (ii) are true, correct and complete in all material respects, and (iii) reflect the liability for Taxes of CFG or CA, as the case may be, in all material respects. All Taxes shown to be payable on such returns, reports, and estimates, and all assessments received by CFG and CA before the Effective Time, have been paid when due.

     (b) CFG and CA have paid, or have provided a sufficient reserve on the CFG/CA Financial Statements for the payment of, all federal, state, local, and foreign Taxes with respect to all periods, or portions thereof, ending on or prior to September 30, 1999; and such Taxes paid or provided for include those for which CFG and CA may be liable in their own right, or as the transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture, or other entity.

     (c) Each of CFG and CA have withheld amounts from their respective employees and filed all federal foreign, state, and local returns and reports with respect to employee income Tax withholding and social security and unemployment Taxes for all periods (or portions thereof) ending before the Effective Time in compliance with the provisions of the Code, and other applicable federal, foreign, state, and local laws.

     (d) Schedule 5.13 hereto sets forth all federal income Tax Returns for CFG and CA, whether separate returns or consolidated returns for an affiliated group of corporations of which such party is or was a member corporation includible in such return, that before the Effective Time are not closed by the applicable statutes of limitations; and all assessments or proposed deficiencies, including interest and penalties thereon, made as a result of any examinations of any such return that has been examined have been paid or provided for on the CFG/CA Financial Statements.

     (e) Except as set forth in Schedule 5.13 hereto, there are no examinations, investigations or material claims by any taxing authority ("Taxing Authority") pending or, to the knowledge of CFG or CA, threatened against CFG or CA for any Taxes due before the Effective Time; and before the Effective Time there has been no waiver of any applicable statute of limitations or extension of the time for the assessment of any Tax against CFG or CA.

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

     (f) Neither CFG nor CA has before the Effective Time made, signed, or filed any consent under Section 341(f) of the Code.

     (g) Except as set forth on Schedule 5.13, neither CFG nor CA has ever been, nor is such party currently, a party to any agreement relating to the sharing of any liability for, or payment of, Taxes.

     (h) Except for liens for real and personal property Taxes that are not yet past due, there are no liens for any Taxes owed by either CFG or CA upon any assets of such entities.

     (i) With respect to any taxable period ended on or before the date of this Agreement, (i) neither CFG nor CA has filed an amended federal or state income Tax Return, except as set forth on Schedule 5.13; and (ii) after the date of this Agreement and before the Effective Time, neither CFG nor CA, without the Company's consent, which may not be unreasonably withheld, (A) will file, except as required by law (and then only if a copy of such amended return is supplied to the Company fifteen (15) days prior to such filing), an amended federal or state income Tax Return, or (B) will enter into any settlement agreement with any Taxing Authority or otherwise comprise any federal or state income Tax liability, if such amended return, settlement, or compromise will result in an increase in a federal or state income Tax liability of CFG or CA for a taxable year, or portion thereof, ending after the Effective Time.

     (j) Except as set forth on Schedule 5.13, neither CFG nor CA has granted a power of attorney to any Person relating to any Tax matter with respect to any taxable year ending after the Effective Time.

     (k) True and complete copies of all returns of Taxes and all schedules thereto filed by, on behalf of, or with respect to CFG and CA with any Taxing Authority for all taxable years or periods, all written communications with any Taxing Authority and any written communications with such party's accountants relating to all such returns (including revenue agents' reports, settlement agreements, compromise agreements and similar items), has been made available to the Company for inspection prior to the date hereof.

     (l) The Mergers will not cause any payment to be made to any Person by the Surviving Corporations to be non-deductible, in whole or in part, for federal income Tax purposes by reason of Section 280G of the Code.

     SECTION 5.14 Real Property Owned or Leased. Schedule 5.14 of the Disclosure Schedule sets forth a complete and accurate list or description of all real property (including a general description of fixtures located at such property and specific identification of any such fixtures not owned by the CFG or CA) that CFG or CA owns or leases, has agreed (or has an option) to purchase, sell or lease, or may be obligated to purchase, sell or lease and any title insurance or guarantee policies with respect thereto, specifying in the case of leases, the name of the lessor, licensor or other grantor, the approximate square footage covered thereunder, the basic annual rental and other amounts paid or payable with respect thereto and a summary of the other terms thereof. True copies of all such leases for real property have been delivered to the Company prior to the date hereof. No consent to the consummation of the transactions contemplated by this Agreement is required from the lessor of any such real property.

     SECTION 5.15 Undisclosed Liabilities. As of the date hereof and as of the Effective Time, except as and to the extent reflected, reserved against or otherwise disclosed on the CFG/CA Financial Statements or the notes thereto or not required to be reflected in such statements under GAAP, or set forth in
Schedule 5.15 of the Disclosure Schedule, and except for those incurred in the ordinary course of business, neither CFG nor CA has any indebtedness or liability of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due.

     SECTION 5.16 Absence of Certain Changes or Events. Since September 30, 1999, except as contemplated by this Agreement or disclosed on the CFG/CA Financial Statements or the notes thereto or as set forth in Schedule 5.16 of the Disclosure Schedule, each of CFG and CA has conducted its business only in the ordinary course and, since such date, there has not been:

     (a) any changes in the business, financial condition or results of operations of such party having or reasonably likely to have a Material Adverse Effect;

     (b) any damage, destruction or loss (whether or not covered by insurance) reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

     (c) except for such changes in policies and procedures as were or are required to be made in order to ensure compliance with accounting policies and procedures promulgated by the SEC, any material change by such party in its accounting methods, principles or practices;

     (d) any revaluation by such party of any of its material assets, including but not limited to writing down the value of inventory or writing off notes or accounts receivable;

     (e) any entry by such party into any commitment or transactions material to such party (other than commitments or transactions entered into in the ordinary course of business);

     (f) any declaration, setting aside or payment of any dividends or distributions in respect of the capital stock of such party;

     (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former directors, officer or key employees of such party, except for increases in base compensation or the payment of any bonus or other incentive payments in the ordinary course of business, or pursuant to any employment, consulting or severance agreement or arrangement previously entered into with any such present or former directors, officers or key employees; or

     (h) any other action which, if it had been taken after the date hereof, would require the consent of the Company hereunder.

     SECTION 5.17 Assets.

     (a) Each of CFG and CA has good and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned or held by CFG and CA respectively, in the CFG/CA Financial Statements as of the latest applicable dates thereof, and those acquired since such date, except for (i) assets and properties disposed of since such date in the ordinary course of business, and (ii) Permitted Liens, none of which, in the aggregate, except as set forth in the CFG/CA Financial Statements or in Schedule 5.17 of the Disclosure Schedule, would have a Material Adverse Effect on CFG or CA, respectively, or the Surviving Corporations assuming the transactions contemplated hereby are consummated. All buildings, structures, fixtures and appurtenances comprising part of the real properties of CFG and CA (whether owned or leased) are in good operating condition, reasonable wear and tear excepted. Title to all real property owned by CFG and CA is held in fee simple, except as otherwise noted in the CFG/CA Financial Statements or as set forth in Schedule 5.17 of the Disclosure Schedule. CFG and CA have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and except as set forth in the CFG/CA Financial Statements or in Schedule 5.17 of the Disclosure Schedule, such assets are free, clear and discharged of and from any and all liens, charges, encumbrances, security interests and/or equities which are material to CFG and CA, other than Permitted Liens, except that all property that is owned by CFG that is leased to third parties is subject to the terms and conditions set forth in each of the leases between CFG and each respective lessee.

     (b) All leases and licenses pursuant to which CFG and CA, as lessee or licensee, leases or licenses real property, personal property or Intellectual Property are, to the knowledge of CFG and CA, valid, effective, and enforceable against the lessor or licensor or in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity, whether applied by a court of law or equity. Except for such defaults as would not have a Material Adverse Effect on CFG or CA or the ability of CFG or CA to consummate the transactions contemplated hereby, there is not under any of such leases or licenses any existing material default, or any event which with notice or lapse of time, or both, would constitute a material default, with respect to either

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

CFG or CA, or to the knowledge of CFG or CA, any other party thereto. Except as disclosed in Schedule 5.17 of the Disclosure Schedule, none of such leases provide for a rental payment of more than $50,000 annually and none of such licenses contains a prohibition against assignment by CFG or CA, by operation of law or otherwise, or any other provision which would preclude the Surviving Corporations from possessing and using the leased premises or licensed property (including Intellectual Property) for the same purposes and upon the same rental and other terms upon the consummation of the Mergers as are applicable to the use by CFG or CA as of the date of this Agreement.

     SECTION 5.18 Books and Records. The respective minute books of CFG and CA, as previously made available to the Company and its representatives, contain records of all meetings of and all corporate actions or written consents taken by the respective shareholders and board of directors of CFG and CA that are complete and correct in all material respects. Except as set forth on Schedule
5.18 of the Disclosure Schedule, neither CFG nor CA has any of their respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and control of CFG and CA, as the case may be.

     SECTION 5.19 Proxy Statement. The information to be provided by CFG or CA for inclusion in the Proxy Statement will not on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company's Stockholders, at the time of the Stockholders Meeting, and at the Effective Time, contain any statement that, in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, omit to state a material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting that has become false or misleading. If at any time prior to the Effective Time, any event relating to either CFG or CA or their respective officers or directors is discovered by CFG or CA that either entity believes should be set forth in a supplement to the Proxy Statement, CFG or CA shall promptly inform the Company thereof.

     SECTION 5.20 Brokers and Finders. Except for the fees and expenses paid or to be paid to Prudential Securities pursuant to the terms of its engagement letter with CFG, which fees and expenses shall be paid by the Company, each of CFG and CA represents and warrants to the other parties hereto that no broker, finder, investment bankers, agent or similar intermediary has acted directly or indirectly on its behalf in connection with this Agreement or the transactions contemplated hereby, and that no brokerage commissions, finders' fees, investment banker, or similar fees or commissions and/or expenses are payable or to be paid in connection therewith based on any agreement, arrangement or understanding with it or any action taken by it. Each of CFG and CA agrees to indemnify and hold the other parties hereto harmless from any and all claims, losses, liabilities, expenses (including reasonable attorney fees), demands or commissions or other compensation by any broker, finder, investment bankers, agent or similar intermediary claiming to have been employed by or on behalf of such party.

     SECTION 5.21 Full Disclosure. None of this Agreement, the CFG/CA Financial Statements, or any Schedule, Exhibit or certificate delivered in accordance with the terms hereof or any other document or instrument in writing that has been supplied by or on behalf of CFG or CA in connection with the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no fact known to CFG or CA with regard to CFG or CA that has had or could reasonable be expected to have a Material Adverse Effect on CFG or CA or the Surviving Corporations assuming the transactions contemplated hereby are consummated or their respective property or assets and that has not been disclosed herein or in the Schedules, Exhibits or certificates furnished in connection with the consummation of the transactions contemplated hereby.

     SECTION 5.22 Environmental Matters.  Except as set forth in Schedule 5.22:
(i) CFG and CA are and have been in compliance in all material respects with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect on CFG or CA or the Surviving Corporations assuming the transactions contemplated hereby are consummated; (ii) CFG and CA have obtained, and are in compliance in all material respects with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect on CFG or CA or the Surviving Corporations assuming the transactions contemplated hereby are consummated; (iii) neither of CFG or CA are involved in operations or know of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of CFG or CA or which could reasonably be expected to have a Material Adverse Effect on CFG or CA or the Surviving Corporations assuming the transactions contemplated hereby are consummated, and none of CFG or CA has permitted any current or former tenant of such Person to engage in any such operations, except as would not reasonably be expected to have a Material Adverse Effect on CFG or CA or the Surviving Corporations assuming the transactions contemplated hereby are consummated; (iv) neither CFG nor CA has received any Environmental Claim, nor to their knowledge is any Environmental Claim threatened, which would result in a Material Adverse Effect on CFG or CA or the Surviving Corporations assuming the transactions contemplated hereby are consummated; (v) neither CFG nor CA has assumed, contractually or by operation of law, any material liabilities under any Environmental Laws which could reasonably be expected to have a Material Adverse Effect on CFG or CA or the Surviving Corporations assuming the transactions contemplated hereby are consummated, and (vi) neither CFG nor CA has entered into, has agreed to, or is subject to any material judgment, decree, order or other similar requirement of any Governmental Authority under any Environmental Laws, including without limitation those relating to compliance with Environmental Laws or with respect to the investigation, cleanup, remediation or removal of any Hazardous Material.

     SECTION 5.23 Insurance Disclosure. CFG and CA maintain insurance on CFG's and CA's respective assets and upon their respective businesses and operations against loss or damage, risks, hazards and liabilities as are consistent with customary practices and standards of companies engaged in business similar to CFG and CA. Such insurance is with insurers that in the reasonable judgment of management of CFG and CA are sound and reputable. CFG and CA maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by CFG and CA have been filed in due and timely fashion. Each of CFG and CA has taken or will timely take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time. Neither CFG nor CA has, during the past three years, had an insurance policy cancelled or been denied insurance coverage for which such company has applied.

     SECTION 5.24 Allowance for Possible Loan Losses. The reserve for losses shown on the CFG/CA Financial Statements as of September 30, 1999 was adequate in all material respects to provide for possible losses of a level consistent with historic practice and based on current economic conditions and information available to CFG and CA, and are considered adequate under GAAP and standards applied to the specialty finance business conducted by CFG. To the knowledge of CFG, the aggregate principal amount of all loans and leases contained in the loan and lease portfolio of CFG as of September 30, 1999, in excess of such reserve, was fully collectible.

     SECTION 5.25 Year 2000 Compliance. Except as set forth on Schedule 5.25 of the Disclosure Schedule, all of CFG's and CA's Internal MIS Systems and Facilities are Year 2000 Compliant except where the failure to be so compliant will not have a Material Adverse Effect on CFG or CA or on the ability of CFG or CA to consummate the transactions contemplated hereby. CFG and CA have furnished the Company with true, correct and complete copies of all internal investigations, memoranda, budget plans, forecasts, or reports concerning the Year 2000 Compliance of the products, services, operations, systems, supplies, and facilities of CFG and CA.

     SECTION 5.26 Material Agreements. Each of CFG and CA has made available to the Company a true and correct copy of all Material Agreements. Each Material Agreement is valid, binding, in full force and effect and enforceable by CFG and CA as the case may be in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by general equitable principles and except to the extent where the inability to enforce such Material Agreements in accordance with their terms will not have a Material Adverse Effect on CFG or CA or the ability of CFG or CA to consummate the transactions contemplated hereby. Except as disclosed in Schedule 5.26, CFG and CA are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of CFG and CA, no other party to any of the Material Agreements is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

     SECTION 5.27 Intellectual Property.

     (a) Schedule 5.27 of the Disclosure Schedule contains a list of all Intellectual Property used by each of CFG or CA in its business. Each of CFG and CA owns or has a valid license to use, in the manner currently used, all Intellectual Property used in its business.

     (b) No claims with respect to CFG's or CA's Intellectual Property have been asserted, or to the knowledge of CFG or CA are threatened, by any third party nor are there valid grounds, to the knowledge of CFG or CA, for any bona fide claims (i) that any distribution, license, sublicense, use or licensing of the Intellectual Property infringes the rights of any third parties, (ii) against the use of any Intellectual Property as used in CFG's or CA's business as currently conducted, or (iii) challenging the ownership, validity or effectiveness of the Intellectual Property, except as could not reasonably be expected to have a Material Adverse Effect on CFG or CA or the Surviving Corporations assuming the transactions contemplated hereby are consummated. To CFG's or CA's knowledge, all registered trademarks, servicemarks, copyrights and patents held by CFG or CA, if any, are valid and subsisting except as could not reasonably be expected to have a Material Adverse Effect on CFG or CA or the Surviving Corporations assuming the transactions contemplated hereby are consummated. None of the Intellectual Property owned by CFG or CA is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the licensing thereof by CFG or CA except as could not reasonably be expected to have a Material Adverse Effect on CFG or CA or the Surviving Corporations assuming the transactions contemplated hereby are consummated.

     (c) To CFG's or CA's knowledge, there is no material unauthorized use, infringement or misappropriation of any of such party's Intellectual Property by any third party, except as could not reasonably be expected to have a Material Adverse Effect on CFG or CA or the Surviving Corporations assuming the transactions contemplated hereby are consummated.

     SECTION 5.28 Absence of Certain Business Practices. None of CFG, CA, or any officer, employee or agent thereof, nor any other Person acting on behalf of CFG or CA, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person or entity who is or may be in a position to help or hinder CFG or CA (or assist CFG or CA in connection with any actual or proposed transaction) which (i) subjects any party to any damage or penalty in any civil, criminal or governmental litigation or proceeding which would have a Material Adverse Effect on CFG or CA or the Surviving Corporations assuming the transactions contemplated hereby are consummated, (ii) if not given in the past, could have had a Material Adverse Effect on CFG or CA, or (iii) if not continued in the future, could have a Material Adverse Effect on CFG or CA or the Surviving Corporations assuming the transactions contemplated hereby are consummated.

     SECTION 5.29 Affiliate Transactions. Schedule 5.29 of the Disclosure Schedule sets forth (i) all contracts, agreements, other arrangements or transactions existing or occurring at any time after December 31, 1997 between CFG or CA, on the one hand, and any of CFG's or CA's Affiliates (including officers, directors, or employees) or any holder of 10% of the outstanding common stock of CFG or CA or a family member of such a Person, on the other hand, or any of their respective Affiliates, other than agreements relating to services provided as an officer or director of the Company other than relating to any extraordinary bonuses, and (ii) a description of all payments made to or received from, CFG or CA, on the one hand, and any of the
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Company's Affiliates (including officers, directors, or employees) or any holder of 10% of the outstanding common stock of CFG or CA or a family member of such a Person, on the other hand, or any of their respective Affiliates, since December 31, 1997, except for dividends paid or distributions made with respect to any outstanding class or series of securities of such party and payments of salary or other regular compensation for services in the ordinary course.

     SECTION 5.30 Loans; Investments.

     (a) The following terms shall have the meaning ascribed to them for purposes of this Section 5.30:

          (i) "Investor" means any Person (including any securitization vehicle) that has acquired or hereinafter acquires a Loan from CFG, other than the Company.

          (ii) "Investor Requirements" means any outstanding contractual, legal and regulatory obligation of CFG to any Investor, including but not limited to, the representations, warranties and covenants made by CFG to any Investor.

          (iii) "Loan" means any loan or lease (whether such lease is a "financing" lease or a "true" lease) at any time held, serviced or sold by CFG to the extent that CFG could have any liability, obligation or duties with respect thereto.

          (iv) "Loans Held for Sale" means all Loans currently held and hereinafter acquired or originated by CFG where beneficial ownership has not been transferred to an Investor.

          (v) "Loan Documents" means the note, mortgage, deed of trust, security agreement, or other instrument securing the note or lease contract and the related documents for each Loan.

          (vi) "Mortgage Loan" shall mean a loan secured by a mortgage.

          (vii) "Portfolio Loan" means all Loans currently owned or hereinafter owned for investment by CFG.

          (viii) "Serviced Loans" means all Loans currently and hereinafter serviced by CFG for its own account or for others.

          (ix) "Servicing Requirements" means prudent practice and industry standards together with any contractual, legal or regulatory obligation of CFG relating to the Serviced Loans or any Loan previously serviced by CFG.

     (b) Except as set forth on Schedule 5.30(b) of the Disclosure Schedule, neither CFG nor CA has any Portfolio Loan. Except as set forth on Schedule 5.30(b) of the Disclosure Schedule, all Loans owned by CFG are Loans Held for Sale, except Loans held as collateral for a securitization.

     (c) To the knowledge of CFG, the Loan Documents evidencing each Loan (other than Serviced Loans that have never been owned by CFG) that is currently outstanding constitute the legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of lending institutions or creditors generally and by general equitable principles. To the knowledge of CFG, no Loan is subject to any legally enforceable right of rescission, set-off, counterclaim or defense, including the defense of usury or lack of legal capacity of any borrower or guarantor, nor will the operation of any of the terms of any Loan, or the exercise of any legally enforceable right thereunder, render any Loan or any of the Loan Documents unenforceable, in whole or in material part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury or, to the knowledge of CFG, lack of legal capacity of any borrower or guarantor, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect to any Loan Held for Sale or any Loan for which there is any recourse against, or responsibility or exposure of, CFG.

     (d) The Loan Documents for each Loan (other than Serviced Loans that have never been owned by CFG) have been duly executed by CFG and recorded, or are in the process of being recorded, and are in due and proper form, and, to the knowledge of CFG, the information contained therein was true, accurate and
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complete in all material respects at the time such Loan Documents were executed.
CFG has at all times maintained the Loan Documents in all material respects in accordance with Investor Requirements, Servicing Requirements and otherwise in accordance with all legal and regulatory requirements and contractual obligations.

     (e) To the knowledge of CFG, and except as set forth on Schedule 5.30(e), all outstanding Loans sold and/or securitized by CFG complied in all material respects with Investor Requirements on the date of sale.

     (f) CFG has at all times been and is in compliance in all material respects with the Servicing Requirements relating to the Serviced Loans and Loans previously serviced by it.

     (g) Except as set forth in Schedule 5.30(g) of the Disclosure Schedule, CFG has no advances outstanding with respect to any Loan, except for advances made under the Servicing Requirements or the requirements of the Loan Documents, the aggregate amount of which is not material.

     (h) CFG is not in material default with respect to any of its obligations under any Loan.

     (i) To the knowledge of CFG, CFG is not in violation in any material respect of any applicable federal, state, or local law, statute, ordinance, rule, regulation, order or guideline pertaining to the Loans, its origination or production practices, or otherwise relating to its purchase or sale of Loans or its lending business, including but not limited to, real estate settlement procedures, fair credit reporting, and every other prohibition against unlawful discrimination or governing consumer credit, and also including, without limitation the Consumer Credit Reporting Act, Equal Credit Opportunity Act of 1975 and Regulation B, Fair Credit Reporting Act, Truth in Lending Law, in particular, Regulation Z as amended, the Flood Disaster Protection Act of 1973, and state consumer credit codes and laws. The Company has not received notice from any governmental, quasi-governmental or private agency of pending or threatened actions or investigations relating to origination or production practices.

     (j) All pools relating to Loans that require certification have been initially certified, finally certified and/or recertified in accordance with applicable guidelines, and if any "trailing documents" are outstanding, the lack of such documents does not have any Material Adverse Effect on the ability of the securitized pool to enforce its rights with respect thereto. The net investment value or principal balance, as applicable, outstanding and owing on the Serviced Loans in each pool equals or exceeds the amount owing to the corresponding security holders of such pool.

     (k) Set forth in Schedule 5.30(k) is a list of all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which CFG is a party or by which any of their properties or assets may be bound. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which CFG is a party or by which any of its properties or assets may be bound were entered into in the ordinary course of business and for the purpose of hedging or managing a risk specifically relating to the Loans and, to the knowledge of CFG, in accordance with then-customary practice and all applicable rules and regulations and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity, whether applied by a court of law or equity except to the extent that the unenforceability or invalidity of any such arrangements would not have a Material Adverse Effect on CFG. CFG has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and to the knowledge of CFG, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     (l) The terms of each Loan have not been impaired, waived, altered or modified in any material respect from the date of its origination except by a written instrument, which written instrument has been recorded if recordation is necessary to protect the interests of the owner thereof. The substance of any such waiver, alteration or modification has been communicated to and approved in writing by: (i) the relevant Investor, to the extent required by the relevant Investor Requirements; and (ii) the title insurer, to the extent required by the relevant policies, and its terms are reflected in the Loan Documents. Except as authorized by the
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applicable Investor, where the Investor's authorization is required, CFG has not: (i) subordinated the lien of any Mortgage Loan to any other mortgage or lien or given any other mortgage or lien equal priority with the lien of a mortgage loan; or (ii) executed any instrument of release, cancellation or satisfaction with, in whole or in part, respect to any Mortgage Loan.

     (m) As of the date hereof, except as set forth in Schedule 5.30(m), CFG is not subject to and has not been notified of any currently existing repurchase obligation under any Loan.

     (n) All escrows required to be maintained pursuant to the terms of the Mortgage Loans have been maintained by CFG and, to the knowledge of CFG, all prior servicers, in all material respects in accordance with all applicable legal rules and Investor Requirements and in accordance with the mortgage servicing agreements and the Loan Documents related thereto. CFG has credited to the account of mortgagors all interest required to be paid on any escrow account. All escrow, custodial, and suspense accounts related to the owned Mortgage Loans are held in CFG's name or in the Investor's name. With respect to escrow deposits and payments which are required to be collected, all such payments are in the possession of, or under the control of, CFG, and there exist no material deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or other charges or payments have been capitalized under any mortgage or the related mortgage note.

     (o) Except as set forth on Schedule 5.30(o) of the Disclosure Schedule, CFG has not received written notice of a servicing default for any Loan, and each Loan serviced by CFG has been properly serviced and accounted for in all material respects in accordance with the applicable Servicing Requirements. To the extent that any applicable legal requirement in any jurisdiction or any Investor Requirement requires the payment of interest on escrow accounts with respect to any particular Loan, all such interest has been properly paid or arrangements for such payment have been made. All amounts payable in respect of a Loan, or the property covered by a mortgage which CFG is responsible for paying, directly or on behalf of a mortgagor, have, in all material respects, been paid prior to becoming delinquent. All pools for which CFG is responsible are in compliance in all material respects with all applicable Investor Requirements, procedures, rules, regulations and guidelines.

     (p) Schedule 5.30(p) contains (i) the characteristics of the Loans currently held for securitization, presented in a manner consistent with the characteristics of the Loans listed on pages 61 through 69 of the Offering Circular; (ii) a list of all Loans to Affiliates of CFG and description of affiliation; and (iii) the historical delinquency and loss experience as of November 30, 1999 presented in a manner consistent with pages 44 and 45 of the Offering Circular. Each Loan satisfies the eligibility requirements of pages 103 through 106 of the Offering Circular and the sale agreement related thereto.

     (q) Schedule 5.30(q) contains a list of all securitizations sponsored by CFG or an Affiliate, and provides the following as to each securitization: (1) original net investment value ("NIV") or principal balance, as applicable, of the Loans; (2) current "NIV" or principal balance, as applicable, of the Loans;
(3) original principal balances of each class of securities issued; (4) current principal balances of each class of securities issued; (5) current delinquency levels and the "trigger events," "reserve account increase events" and service termination percentages that apply to the related securitization; (6) the outstanding amounts of servicing advances for each securitization; (7) indicate whether the overcollateralization targets have been reached and, if not, the anticipated date they will be reached; and (8) whether any securitizations cross-collateralize other securitizations. To the knowledge of CFG, no facts currently exist with respect to existing securitizations heretofore undertaken by CFG that would be reasonably likely to materially and adversely affect the ability of the Surviving Corporations to continue to service any of the existing securitizations or to do securitizations in the future in accordance with existing practices assuming the transactions contemplated hereby are consummated.

     (r) As to each securities offering document relating to a securitization, at the time prepared and delivered to investors and the placement agent and as of any date with respect to which the Company may have been obligated to deliver any such offering document to an investor or the placement agent, such offering document did not include any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they
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

were made, not misleading. To the knowledge of CFG, no offer or sale of any securities relating to any securitization was made in violation of any state or federal securities laws.

                                   ARTICLE VI

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ACQUISITION

     The Company and Acquisition hereby represent and warrant to CFG and CA as follows:

     SECTION 6.01 Organization. Each of the Company and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, to own, operate and lease its properties, and to carry on its business substantially as now conducted. Each of the Company and Acquisition is duly qualified to do business and is in good standing in each jurisdiction in which the character of the assets or property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing has not had or would not have a Material Adverse Effect on the Company or Acquisition taken as a whole, or on the ability of either the Company or Acquisition to consummate the transactions contemplated hereby. Each of the Company and Acquisition has all requisite power and authority, to enter into this Agreement and, subject to the adoption of this Agreement by the stockholders of the Company and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby.

     SECTION 6.02 Authorization; Enforceability. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of each of the Company and Acquisition, and all necessary corporate action on the part of such party with respect thereto has been taken, subject to the adoption of this Agreement by the stockholders of the Company. This Agreement has been duly executed and delivered by each of the Company and Acquisition and constitutes the valid and binding obligation of such party and is enforceable against such party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

     SECTION 6.03 Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any of the property or assets under, any provision of the Certificate of Incorporation or Bylaws (or comparable constitutive documents) of either the Company or Acquisition, or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or Acquisition or their respective properties, other than any such conflicts, violations, breaches or defaults which would not have a Material Adverse Effect on the Company or Acquisition taken as a whole or on the ability of either the Company or Acquisition to consummate the transactions contemplated hereby.

     SECTION 6.04 Consents and Approvals. Except as set forth on Schedule 6.04, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Company or Acquisition in connection with the execution and delivery of this Agreement or the consummation by such party of the transactions contemplated hereby except for: (i) any filing or consent required to be made by the Company, including without limitation, the Proxy Statement with the SEC for use in connection with the Stockholders' Meeting to approve the Mergers; (ii) the filing of a certificate of merger with the Delaware Secretary of State in the case of the CA Merger and the Michigan Secretary of State in the case of the CFG Merger, and the approval thereof; (iii) any filings, approvals or no-action letters with or from state securities authorities; and (iv) any antitrust filings (including filings required under the HSR Act), or consents, waivers or approvals obtained with respect thereto.

     SECTION 6.05 Anti-takeover Provisions Inapplicable. No "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation applicable to the Company or Acquisition (i) applies to the Mergers, (ii) prohibits or restricts the ability of the Company or Acquisition to perform its obligations under this Agreement or its ability to consummate the transactions contemplated hereby, (iii) would have the effect of invalidating or voiding this Agreement or any provision hereof, or (iv) would subject CFG or CA to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.

     SECTION 6.06 Capitalization.

     (a) The authorized capital stock of the Company consists of (i) 40,000,000 shares of Company Common Stock, of which 9,508,108 shares are issued and outstanding as of the date hereof, and (ii) 10,000,000 shares of Preferred Stock, par value $0.01 per share, none of which are issued and outstanding as of the date hereof. The authorized capital stock of Acquisition consists of 100 shares of Acquisition Common Stock, all of which are issued and outstanding and owned by the Company. All of the issued and outstanding shares of Company Common Stock and Acquisition Common Stock are, and all shares of Company Common Stock issuable under stock option plans of the Company, and all of the shares of the Company Common Stock to be issued pursuant to and in accordance with Article IV of this Agreement will be, if and when issued (i) duly and validly issued, (ii) fully paid and non-assessable, and (iii) free from any preemptive rights of current or past stockholders. All of the issued and outstanding shares of Company Common Stock will be entitled to vote to adopt this Agreement other than Company Common Stock owned by any officer, director or Affiliate of CFG and/or CA or any Affiliate of such officer, director or Affiliate.

     (b) As of the date hereof, the Company had 1,070,000 shares of the Company Common Stock reserved for issuance under its stock benefit plans for the benefit of officers, directors and employees of the Company, pursuant to which awards covering 930,000 shares of the Company Common Stock are outstanding.

     (c) Except as set forth in this Section 6.06, as of the date hereof, there are no shares of capital stock or other equity securities of the Company or Acquisition outstanding nor are there any outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of the Company or Acquisition, or contracts, commitments, understandings, or arrangements by which the Company or Acquisition is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

     SECTION 6.07 Financial Statements; No Material Adverse Change.

     (a) The financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999, and September 30, 1999 (collectively, the "Financial Statements") comply as to form in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP during the periods covered thereby (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC, or for normal year-end adjustments), and fairly present in all material respects the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended. Since December 31, 1998, there has not been any declaration, setting aside or payment of a dividend or other distribution with respect to shares of capital stock of the Company except for dividends distributed to shareholders in the ordinary course of business or any material change in accounting methods or practices by the Company. The Company has delivered to CFG and CA the Financial Statements prior to the date hereof.

     (b) Since December 31, 1998, except as disclosed in the SEC Documents filed prior to the date hereof, and except for the execution, delivery and performance of this Agreement and any other agreements to be entered into or contemplated hereby and the transactions contemplated hereby and thereby, (i) the Company has not incurred any obligations, contingent or non-contingent liabilities, liabilities for Taxes, levies, liens, claims or other charges, long-term leases or unusual forward or long-term commitments (whether absolute, accrued, contingent or otherwise, known or unknown, whether due or to become due, except liabilities and obligations which (x) are adequately accrued or reserved against in the Financial Statements or disclosed in the notes thereto or are not required to be reflected in such statements under GAAP, (y) were incurred after September 30, 1999 in the ordinary course of business or otherwise are not in the aggregate material to the Company, or (z) have been discharged or paid in full, (ii) no contract, lease or other agreement or instrument has been entered into by the Company or has become binding upon the Company or its assets which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company or the ability of the Company to consummate the transactions contemplated hereby, (iii) the Company is not in default, and to the Company's knowledge no third party is in default, under any Material Agreement which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company or the ability of the Company to consummate the transactions contemplated hereby, and (iv) the business of the Company has been operated in the usual and ordinary course consistent with past practice. Since December 31, 1998 no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect on the Company or the ability of the Company to consummate the transactions contemplated hereby, except as disclosed in the SEC Documents filed after December 31, 1998 and prior to the date hereof and except to the extent resulting from (x) any changes in general economic conditions in the United States, or (y) any changes affecting the real estate and/or real estate investment trust industries in general.

     SECTION 6.08 No Prior Activities; Assets of Acquisition. Acquisition was formed solely for the purpose of effecting the CFG Merger and engaging in the transactions contemplated hereby. Acquisition has neither incurred any obligations or liabilities nor engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person except in connection with its organization and this Agreement.

     SECTION 6.09 Compliance with Laws.

     (a) The business of each of the Company and Acquisition has been and is being conducted in compliance in all material respects with all laws, ordinances and regulations of Governmental Authorities, including, without limitation, federal and state securities laws, laws and regulations relating to financial statements and reports, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by the Company or Acquisition.

     (b) No investigation or review by any Governmental Authority with respect to the Company or Acquisition is pending or, to the knowledge of the Company or Acquisition, threatened, nor has any Governmental Authority indicated to the Company or Acquisition an intention to conduct the same.

     SECTION 6.10 SEC Reports. The Company has filed and made available to CFG and CA a true and complete copy of each report, schedule, filing, registration statement and definitive proxy statement required to be filed by the Company with the SEC since November 1, 1997 (the "SEC Documents"). As of their respective dates, the SEC Documents, after giving effect to any amendments and supplements thereto filed prior to the date hereof, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such SEC Documents. None of the SEC Documents when filed, after giving effect to any amendments an supplements thereto filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 6.11 Litigation. There is no action, suit, investigation or proceeding, legal, quasi-legal, administrative or otherwise, pending or, to the knowledge of the Company or Acquisition, threatened against the Company or Acquisition or any property of the Company or Acquisition in any court or before any arbitrator of any kind or before or by any Governmental Authority except for such actions, suits, investigations or legal proceedings that would not have a Material Adverse Effect on the Company or Acquisition taken as a whole or which would not materially affect the ability of the Company or Acquisition to consummate the transactions contemplated hereby. Neither the Company nor Acquisition is in default with respect to any
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judgment, order, writ, injunction or decree of any arbitrator, court or
Governmental Authority, and there are no unsatisfied judgments against the Company or Acquisition except for such defaults or unsatisfied judgments as would not have a Material Adverse Effect on the Company or Acquisition taken as a whole or the ability of the Company and Acquisition to consummate the transactions contemplated hereby.

     SECTION 6.12 Proxy Statement. The information to be provided by the Company and Acquisition for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company's stockholders, at the time of the Stockholders Meeting, and at the Effective Time, contain any statement that, in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements made therein not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meetings that has become false or misleading. If at any time prior to the Effective Time, any event relating to either the Company or Acquisition or their respective officers or directors is discovered by the Company or Acquisition that either entity believes should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform CFG and CA and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the Company's stockholders. Notwithstanding the foregoing, the Company and Acquisition make no representation or warranty with respect to any information supplied by CFG and/or CA that is to be contained in the Proxy Statement. The Proxy Statement will (with respect to the Company) comply in all material respects as to form and substance with the requirements of the Exchange Act and the rules and regulations thereunder.

     SECTION 6.13 Brokers and Finders. Except for the fees and expenses paid or to be paid by the Company to (i) Bradford, and (ii) Prudential Securities with respect to engagement letters entered into with the Company and CFG and such firms, each of the Company and Acquisition represents and warrants to the other parties hereto that no broker, finder, investment bankers, agent or similar intermediary has acted directly or indirectly on its behalf in connection with this Agreement or the transactions contemplated hereby, and that no brokerage commissions, finders' fees, investment banker, or similar fees or commissions and/or expenses are payable or to be paid in connection therewith based on any agreement, arrangement or understanding with it or any action taken by it. Each of the Company and Acquisition agrees to indemnify and hold the other parties hereto harmless from any and all claims, losses, liabilities, expenses (including reasonable attorney fees), demands or commissions or other compensation by any broker, finder, investment bankers, agent or similar intermediary claiming to have been employed by or on behalf of such party.

                                  ARTICLE VII

                    COVENANTS AND AGREEMENTS OF THE PARTIES

     SECTION 7.01 Conduct of the Business. During the period from the date of this Agreement to the Effective Time, each of CFG and CA will not take any action that adversely affects its ability to, and each of CFG and CA covenants and agrees that it will (i) pursue its business in the ordinary course, (ii) seek to preserve intact its current business organization, (iii) keep available the services of its current officers and employees, and (iv) use its reasonable commercial effects to preserve its relationships with customers, suppliers and others having business dealings with it. During such period, neither CFG nor CA will, and will not permit any officer or director thereof to, without the Company's prior written consent:

          (a) issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other encumbrances of (i) any shares of any class of its capital stock, or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or (ii) any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock outstanding on the date hereof;

          (b) directly or indirectly redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding capital stock or any profit or loss or any beneficial interest therein;

          (c) split, combine, subdivide or reclassify any shares of its capital stock or otherwise make any payments to its shareholders other than the payments referred to in Section 4.01(e);

          (d) (i) grant any increases in the compensation of any of its directors, officers or employees, (ii) pay or agree to pay any pension or retirement allowance or other employee benefit not required or contemplated by any Plan as in effect on the date hereof to any such director, officer or employee, whether past or present, (iii) enter into any new or amend any existing employment or severance agreement or any change of control agreement with any such director, officer or employee, (iv) pay or agree to pay any bonus to any director, officer or employee (whether in the form of cash, capital stock or otherwise), or (v) except as may be required to comply with applicable law, amend any existing, or become obligated under any new, Plan, except in the case of the foregoing clauses (i) - (v);

          (e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, reclassification, restructuring, recapitalization or other reorganization (other than as contemplated hereby) or otherwise effect the same;

          (f) declare or pay any dividend or make any other distribution with respect to its capital stock, whether in cash, stock or other property;

          (g) make any acquisition, by means of merger, consolidation or otherwise, of any direct or indirect ownership interest in, or assets comprising, any business enterprise or operation or enter into any joint venture, partnership, or strategic alliance agreement with any Person;

          (h) adopt any amendments to its Certificate of Incorporation or Bylaws or comparable governing documents;

          (i) directly or indirectly incur any indebtedness for borrowed money or guarantee such indebtedness or agree to become contingently liable, by guaranty or otherwise, for the obligations or indebtedness of any Person or make or commit to make any loans, advances or capital contributions to, or investments in, any Person or to any other Person, except for bank deposits and other investments in marketable securities and cash equivalents made in the ordinary course of its business, or refinance or restructure any existing loan;

          (j) engage in the conduct of any business the nature of which is materially different from the business in which it is currently engaged or outside the ordinary course of business;

          (k) enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of CFG or CA, as the case may be;

          (l) enter into any contract, arrangement or understanding requiring the purchase of equipment, materials, supplies or services over a period greater than 12 months which is not cancelable without penalty on 30 or fewer days' notice, except in the ordinary course of business;

          (m) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon or adequate environmental insurance with respect thereto;

          (n) except as previously disclosed to the Company in writing, forgive any indebtedness owed to such party or convert or contribute by way of capital contribution any such indebtedness owed or cancel any claims that it may possess or waive any rights of material value;

          (o) make any changes in its policies or practices concerning loan underwriting and credit scoring;

          (p) enter into any securities transaction for its own account or purchase or otherwise acquire any investment security for its own account other than securities backed by the full faith and credit of the United States or an agency thereof;
                                      A-36
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          (q) enter into, modify or extend any agreement, contract or commitment
     (other than Loans or securities) involving an expenditure in excess of $50,000 in the aggregate;

          (r) place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance;

          (s) except in the ordinary course of business, sell or otherwise dispose of any real property or any material amount of tangible or intangible personal property other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness;

          (t) enter into any new, or modify, amend or extend the terms of any existing, contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk, except in the ordinary course of business consistent with past practices and prudent business practices;

          (u) knowingly take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties hereto to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement, or (B) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code;

          (v) make any material changes in its pricing policies;

          (w) authorize or enter into any agreement providing for management or advisory services to be provided by such party to any third-party or an increase in management or advisory fees paid by any third-party under existing management agreements;

          (x) mortgage, pledge, encumber, sell, lease or otherwise transfer or dispose of any of its assets;

          (y) authorize or announce an intention to do any of the foregoing, or enter any contract, agreement, commitment or arrangement to do any of the foregoing; or

          (z) perform any act or omit to take any action that would make any of the representations or warranties contained in this Agreement inaccurate or materially misleading as of the Effective Time or that would cause a breach of any of the covenants or agreements of this Agreement.

     SECTION 7.02 Officers and Employees. Each of CFG and CA severally agree that, prior to the Effective Time, it will use its reasonable efforts to encourage its officers and employees to the extent they are in good standing to become employees of the Company or to maintain their employment with CFG and CA, as the case may be, as determined by the Company in its sole discretion.

     SECTION 7.03 Meeting of Shareholders. The Company, and each of CFG and CA to the extent it has not already done so, hereby covenants and agrees that it shall, as promptly as practicable, take all action necessary in accordance with applicable law and its Certificate of Incorporation (or comparable governing documents) and Bylaws to convene a meeting of its stockholders and shall use all commercially reasonable efforts to hold such meeting as promptly as practicable after the date hereof. The purpose of such meeting shall be, among other things, to consider and vote upon the approval of the respective Mergers and the transactions contemplated hereby. Notwithstanding the foregoing, CFG and CA shall be deemed to have fulfilled the foregoing requirements if their respective stockholders act by written consent in lieu of such meeting pursuant to the provisions of applicable law. Subject to the fiduciary duties of the Company's Board of Directors under applicable law as advised by counsel, the Board of Directors of the Company shall recommend and declare advisable such approval and the Company shall take all lawful action to solicit such approval, including, without limitation, the inclusion of the recommendation of the Board of Directors and the Special Committee of the Company in the Proxy Statement that the stockholders of the Company vote in favor of the approval of the Mergers and the adoption of this Agreement.

     SECTION 7.04 Proxy Materials.

     (a) As soon as practicable after the date hereof, the Company shall promptly prepare, and CFG and CA shall cooperate in the preparation of, and the Company shall file with the SEC as soon as practicable, the Proxy Statement and a form of proxy in connection with the vote of the Company's shareholders with respect to each of the Mergers and the issuance of the Company's Common Stock in connection with the Mergers. The Company will use all reasonable efforts to cause the Proxy Statement to be declared effective by the SEC and mailed to shareholders of the Company at the earliest practicable date as permitted by the SEC.

     (b) If at any time prior to the Effective Time, any event relating to or affecting the Company, CFG or CA shall occur as a result of which it is necessary, in the opinion of counsel for the Company, CFG or CA, to supplement or amend the Proxy Statement in order to make such document not misleading in light of the circumstances existing at the time approval of the shareholders of the Company is sought, the Company, CFG or CA, respectively, will notify the other parties hereto thereof and, in the case of CFG or CA, it will cooperate with the Company in preparing, and, in the case of the Company, it will prepare and file, an amendment or supplement with the SEC and, if required by law or the rules and regulations under the Exchange Act, applicable state securities authorities and each national securities exchange upon which the Company Common Stock is then listed for trading and/or quotation system on which such stock is quoted such that such document, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading, and the Company will, as required by law, disseminate to its shareholders such amendment or supplement.

     SECTION 7.05 Filings; Other Action. The Company, CFG and CA shall: (a) to the extent required, promptly make all filings and thereafter make any other required submissions under the HSR Act with respect to the Mergers; (b) use all reasonable efforts to cooperate with one another to (i) determine which Authorizations are required to be made or obtained prior to the Effective Time in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (ii) timely make and seek all such Authorizations; (c) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to the Company, CFG and CA necessary to effectuate the Mergers; (d) use all reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to satisfy the conditions set forth in Article VIII and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein as soon as practicable (including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation); and (e) not take any action which might reasonably be expected to impair the ability of the parties to consummate the Mergers at the earliest possible time.

     SECTION 7.06 Access to Information.

     (a) From the date hereof until the Effective Time, CFG and CA (i) will give the Company, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of CFG and CA during reasonable business hours, (ii) will furnish copies to the Company, its counsel, financial advisor, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request, and which is in the possession of or can be obtained by CFG or CA without undue expense, and (iii) will instruct their respective employees, counsel, financial advisors and accountants to cooperate with the Company in its investigation of the business of CFG and CA.

     (b) From the date hereof until the Effective Time, the Company (i) will give CFG and CA, their respective counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company during reasonable business hours, (ii) will furnish copies to CFG and CA, their respective counsel, financial advisor, auditors and other authorized representatives such financial and operating data and other information as such parties may reasonably request, and which is in the possession of or can be obtained by the Company without undue expense, and (iii) will instruct its employees, counsel and financial advisors and accountants to cooperate with CFG and CA in its investigation of the business of the Company.
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

     SECTION 7.07 Advisory Agreement. The Company shall pay to CA all fees accrued and unpaid and reimbursable expenses payable to CA under the Advisory Agreement in respect of periods up to the Effective Time.

     SECTION 7.08 Intellectual Property Rights. Prior to the Effective Time, CA and CFG shall use all reasonable efforts to cooperate with the Company in obtaining all assignments or other consents necessary with respect to Intellectual Property, to the extent not already owned by CFG or CA, including all interests that may hereafter become Intellectual Property prior to the Effective Time.

     SECTION 7.09 Tax Matters.

     (a) Each of the Company, CFG, and CA agrees to report the Mergers on all Tax Returns and, if applicable, other filings as a reorganization under Section 368(a) of the Code to the extent permitted by law.

     (b) The Company shall prepare at its sole cost and expense, any federal, state, and local Tax Returns required to be filed with respect to any short taxable year of CFG or CA ending as of the Effective Time.

     (c) If the IRS or any other taxing authority initiates an audit or examination of any Tax Return of CFG or CA or any consolidated or combined group of which such entity was a member or required to be included as a member (a "Tax Matter"), CFG, as the case may be, shall:

          (i) promptly, but not less frequently than quarterly, provide the Company and the Special Committee with a summary of each issue raised in each unresolved Tax Matter;

          (ii) as requested by the Company or the Special Committee, provide additional information sufficient to inform the Company and the Special Committee as to the nature of each such issue, and to permit the Company and the Special Committee to exercise its rights described in this Section 7.09(c);

          (iii) keep the Company and the Special Committee regularly and promptly advised of the course of each such issue that has been reasonably determined by the Company or the Special Committee to be a Company Tax Issue (as hereinafter defined) pursuant to the procedure described in this
     Section 7.09(c);

          (iv) provide the Company and the Special Committee (not later than 10 Business Days prior to the anticipated date of delivery or filing, or promptly after receipt as applicable) with a copy of all pleadings or other documents to be delivered to, received from, or filed with, any court or other tribunal, the IRS or other taxing authority with respect to (A) any Company Tax Issue, and (B) any Tax Matter which had not previously been summarized for the Company and the Special Committee or with respect to which the Company and the Special Committee had requested and not received additional information (excluding from clause (B) documents or pleadings not filed by or on behalf of CFG or CA or any consolidated or combined group of which such entity is a member);

          (v) cooperate with the Company and the Special Committee and its counsel, accountants and other representatives in connection with each such the Company Tax Issue;

          (vi) in connection with each such CFG Tax Issue or CA Tax Issue, not submit to the IRS, any taxing authority or any court or other tribunal any pleading or other document without the written consent of the Company and the Special Committee; provided, however, that the Company and the Special Committee (A) shall be deemed to so consent if it has not communicated written notice of its non-consent to CFG or CA, as the case may be, before the close of business on the 10th Business Day following its receipt of such pleading or other document, and (B) shall so consent unless it reasonably determines that any position taken in such pleading or other document, if accepted, could jeopardize the Company's status as a real estate investment trust under the Code unless the parties agree that as part of the transactions contemplated hereby the Company shall cease to be a real estate investment trust. The determination of the Company or the Special Committee that a position taken in a pleading or other document could jeopardize its status as a real estate investment trust shall be deemed reasonable for this purpose if such determination is based on the advice of its counsel or accountants, which advice shall be presented to CFG or CA in writing within five Business Days after the Company or Special Committee communicates its notice of non-consent to CFG or CA (or such earlier time not sooner than the second

     Business Day thereafter as CFG or CA shall reasonably determine to be necessary) unless CFG or CA agrees to waive its right to receive such advice in writing, to the effect that the position taken, if accepted, would give the IRS a reasonable basis for asserting that the Company failed to continue to qualify as a real estate investment trust under the Code as a consequence of its acquisition of CFG or CA; and

          (vii) not settle, compromise or consent to the entry of any order, decree or judgment with respect to any CFG Tax Issue or CA Tax Issue or fail to pursue an available appeal of any such CFG Tax Issue or CA Tax Issue (a "Resolution") without the written consent of the Company or the Special Committee; provided, however, that the Company and the Special Committee (A) shall be deemed to so consent if it has not communicated written notice of its non-consent to CA before the close of business on the 10th Business Day following its receipt of notice of such proposed settlement, compromise or consent, and (B) shall so consent unless it reasonably determines that such Resolution would jeopardize the Company's status as a real estate investment trust under the Code unless the parties agree that as part of the transactions contemplated hereby the Company shall cease to be a real estate investment trust. The determination of the Company or the Special Committee that a Resolution would jeopardize its status as a real estate investment trust shall be deemed reasonable for this purpose if such determination is based on the advice of its counsel or accountants, which advice shall be delivered to CFG or CA in writing within five Business Days after the Company of the Special Committee communicates its notice of non-consent to CFG or CA (or such earlier time not sooner than the second Business Day thereafter as CA shall reasonably determine to be necessary) unless CFG or CA agrees to waive its right to receive such advice in writing, to the effect that the Resolution would give the IRS a reasonable basis for asserting that the Company failed to continue to qualify as a real estate investment trust under the Code as a consequence of its acquisition of CFG or CA.

          (viii) An issue raised in a Tax Matter shall be identified as a "CFG Tax Issue" or a "CA Tax Issue" if the Company or the Special Committee communicates written notice to CFG or CA, as the case may be, that it has determined, with respect to a particular issue, that it is possible that the resolution of such issue could jeopardize its status as a real estate investment trust under the Code unless the parties agree that as part of the transactions contemplated hereby the Company shall cease to be a real estate investment trust. The determination of the Company or the Special Committee that a possible resolution of a Tax Matter could jeopardize its status as a real estate investment trust shall be deemed reasonable for this purpose if such determination is based on the advice of its counsel or accountants, which advice shall be delivered to CFG or CA in writing within five Business Days after the Company or the Special Committee communicates its determination to CFG or CA (or such earlier time not sooner than the second Business Day thereafter as CFG or CA shall reasonably determine to be necessary) unless CFG or CA agrees to waive its right to see such advice in writing, to the effect that a possible Resolution would give the IRS a reasonable basis for asserting that the Company failed to continue to qualify as a real estate investment trust under the Code as a consequence of its acquisition of CFG and CA. In any such CFG Tax Issue or CA Tax Issue, the Company or the Special Committee may at its expense engage counsel, accountants, or other representatives. Any CFG or CA tax or financial information revealed to the Company, the Special Committee, its employees or any of its representatives in connection with matters described in this Section 7.09(c) shall be treated as strictly confidential by the Company, the Special Committee, its employees and such representatives.

     (d) After the Effective Time, the Company shall make available to CFG and CA and their respective shareholders, as reasonably requested, all information, records or documents relating to tax liabilities or potential tax liabilities of CFG and CA as the case may be and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof.

     SECTION 7.10 Reorganization. From and after the date hereof and prior to the Effective Time, except for the transactions contemplated or permitted herein, none of the Company, Acquisition, CFG or CA shall take any action that would be inconsistent with the representations and warranties made by it herein, including, but not limited to, taking any action, or failing to take any action, that is known to cause disqualification of the Mergers as a reorganization within the meaning of Section 368(a) of the Code. Furthermore, from and after the date hereof and prior to the Effective Time, except for the transactions contemplated or permitted herein or as otherwise mutually agreed by the Company, CFG and CA, each of the Company, CFG and CA shall use reasonable efforts to conduct its business and file Tax Returns in a manner that would not jeopardize the qualification of the Company after the Effective Time as a real estate investment trust as defined within Section 856 of the Code.

     SECTION 7.11 Further Actions; Cooperation. Subject to the terms and conditions provided in this Agreement, each party shall use reasonable commercial efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement and to cooperate with the other parties hereto; provided, however, that notwithstanding anything to the contrary in this Agreement, no party nor any of its Affiliates shall be required to make any disposition of, or enter into any agreement to hold separate, any asset or business and no party hereto nor any of their Affiliates shall be required to make any payment of money nor shall any party or its Affiliates be required to comply with any condition or undertaking or take any action which, individually or in the aggregate, would materially adversely affect the economic benefits to such party of the transactions contemplated hereby, taken as a whole, or materially adversely affect any other business of such party.

     SECTION 7.12 Notice of Certain Events. Each party hereto shall promptly notify the other party of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to, or involving or otherwise affecting, such party which, if pending on the date of this Agreement, would have been required to have been disclosed or which relate to the consummation of the transactions contemplated by this Agreement, and (iv) any event or matter known to or directly involving such party that would result in a breach of this Agreement, is reasonably likely to result in a Material Adverse Effect on such party or impair the ability of such party to consummate the transactions contemplated hereby.

     SECTION 7.13 Certain Actions.

     (a) Neither CFG nor CA (i) shall solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to any Acquisition Proposal (as hereinafter defined) with respect to itself or (ii) shall (A) solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate any inquiry or proposal, or (B) enter into any agreement, arrangement, or understanding (whether written or oral) regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to consummate this Agreement, or compensating it under any of the instances described in this clause. CFG and CA shall immediately instruct and otherwise use its reasonable best efforts to cause its directors, officers, employees, agents, advisors (including, without limitation, any investment banker, attorney, or accountant retained by it), consultants and other representatives to comply with such prohibitions. CFG and CA shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to such activities. CFG and CA shall promptly notify the Company orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries.

     (b) "Acquisition Proposal" shall, with respect to CFG and CA, mean any of the following (other than the Mergers): (i) a merger or consolidation, or any similar transaction of any entity with either CFG or CA or any Subsidiary of CFG or CA or party that owns the capital stock of CFG or CA, (ii) a purchase, lease or other acquisition of a material portion of all the assets of either CFG or CA or any Subsidiary of CFG or CA, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of any securities of either CFG or CA or any Subsidiary of CFG or CA, (iv) the filing of an application or notice with any federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through (iv) above.

     SECTION 7.14 Current Information. During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other parties hereto with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party.

     SECTION 7.15 Reservation of Shares to Satisfy Contingent Payment Obligation. The Company shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Company Common Stock as may be required to be issued pursuant to the terms of Section 4.06.

     SECTION 7.16 Indemnification and Insurance. From and after the Effective Time, the Company shall at its cost and expense cause the individuals serving as officers and directors of CFG and CA immediately prior to the Effective Time to be covered for a period for two (2) years from the Effective Time by directors' and officers' liability insurance policies maintained by CFG and CA, as applicable, prior to the Effective Time (provided that the Company may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than either of such policies) with respect to acts or omissions occurring prior to the Effective Time that may have been committed by such officers and directors in their capacity as such; provided, however, that in no event shall the Company be required to expend more than 150% of the current amount expended by CFG and CA (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto; and provided, further that if the Company is unable to maintain or obtain the insurance called for in this Section 7.16, the Company shall use its reasonable best efforts to obtain as much comparable insurance as available for the Insurance Amount.)

     SECTION 7.17 Certain Employment Matters. Until such time as the Company enters into new employment agreements with the key employees of CFG, if ever, such key employees shall continue to receive compensation from CFG in a manner consistent with past practice, irrespective of any covenants or agreements to the contrary contained in any existing agreements or commitments between such key employees and the Company.

     SECTION 7.18 Disclosure Schedule. Notwithstanding any provision in this Agreement to the contrary, the Disclosure Schedule and the signatures of the individual shareholders of both CFG and CA listed on the signature pages hereto not otherwise provided on the date hereof shall be delivered by CFG and CA to the Company not later than ten (10) Business Days following the date of execution of this Agreement. Upon delivery, the Disclosure Schedule and such signatures shall be deemed for all purposes under this Agreement to have been delivered effective as of the date of this Agreement. The Company shall have seven (7) Business Days following the date of delivery of the Disclosure Schedule to review the Disclosure Schedule. If, CFG or CA do not provide the Disclosure Schedule or such signatures as provided herein, or if, prior to 5:00 p.m. on the seventh Business Day following the date of delivery of the Disclosure Schedule, the Company determines, in its sole and absolute discretion, that it wishes to terminate this Agreement it shall be entitled to do so in accordance with the terms and provisions of Section 10.01. If the Company fails to terminate this Agreement by 5:00 p.m. on the seventh Business Day following the date of delivery of the Disclosure Schedule then the Company shall be deemed to have irrevocably waived such right of termination referred to herein.

     SECTION 7.19 Tax Certificates. The parties agree that, prior to the Effective Time, they shall exchange such certificates or other documentation with regard to certain tax matters related to the CFG Merger and the CA Merger as shall be mutually agreed to by the parties.

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                                  ARTICLE VIII

                           CONDITIONS TO THE MERGERS

     SECTION 8.01 Conditions to Each Party's Obligations. The performance of the obligations of each of the Company and Acquisition and CFG and CA to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, which conditions may be waived only with the consent of both (x) the Company and Acquisition, and (y) CFG and CA:

          (a) Effectiveness of Proxy Statement. The Proxy Statement shall have been declared effective by the SEC under the Exchange Act, and no stop order suspending the effectiveness of the Proxy Statement shall have been issued by the SEC and no proceedings with respect thereto shall have been initiated or threatened by the SEC.

          (b) Company Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been duly approved by the requisite holders of Common Stock of the Company in accordance with applicable provisions of the DGCL and the Company's Certificate of Incorporation and Bylaws; provided, however, that the shares of Company Common Stock beneficially owned by any officer, director, or Affiliate of the Company who or that is also an officer, director or Affiliate of either CFG or CA shall not be counted for purposes of determining whether the requisite holders shall have approved this Agreement and the transactions contemplated hereby.

          (c) Governmental Filings and Consents. Except for the filing of the Certificates of Merger, all governmental filings required to be made prior to the Effective Time by the Company, Acquisition, CFG, and/or CA with, and all governmental consents required to be obtained prior to the Effective Time by the Company, Acquisition, CFG, and/or CA from, Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, except where the failure to make such filing or obtain such consent would not reasonably be expected to have a Material Adverse Effect on the Company, Acquisition, CFG, and/or CA or the ability of such parties to consummate the transactions contemplated hereby, and any waiting periods or extensions thereof under the HSR Act shall have expired or been terminated.

          (d) Third-Party Consents. All required authorizations, consents and approvals of any third party (other than a Governmental Authority), the failure of which (either individually or in the aggregate) to obtain would have Material Adverse Effect on the Company, Acquisition, CFG, and/or CA or the ability of such party to consummate the transactions contemplated hereby, shall have been obtained.

          (e) No Injunction or Proceedings. There shall not be in effect any judgment, writ, order (including any temporary restraining order), injunction or decree (collectively, an "Order") of any court or Governmental Authority of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to a condition or restriction unacceptable to either of (x) the Company, or (y) CFG and CA, each in its reasonable judgment, nor shall there be pending or threatened by any Governmental Authority any suit, action or proceeding seeking to restrain or restrict the consummation of the transactions contemplated hereby or seeking damages in connection therewith, which, in the reasonable judgment of either (x) the Company, or (y) CFG or CA, could have (i) a Material Adverse Effect on (x) the Company or Acquisition, or (y) CFG or CA after the Effective Time, or (ii) a material adverse effect on the ability of (x) the Company or Acquisition, or (y) CFG or CA to perform their respective obligations under this Agreement, nor shall there be pending any cause of action or other proceeding commenced by a Governmental Authority of competent jurisdiction seeking the imposition of an Order.

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     SECTION 8.02 Additional Conditions to Obligation of the Company and
Acquisition.

     The performance of the obligations of each of the Company and Acquisition hereunder is subject to the fulfillment at or prior to the Effective Time of the following conditions (all or any of which may be waived in whole or in part by the Company and Acquisition acting by unanimous written consent):

          (a) Representations and Warranties. Each of the representations and warranties of each of CFG or CA made in this Agreement which are not, by their terms, qualified by a materiality standard, shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects on and as of the Effective Time as though made on and as of the Effective Time (and the representations and warranties of each of CFG and CA contained in this Agreement which are, by their terms, qualified by a materiality standard, shall have been true and correct on the date hereof and shall be true and correct on and as of the Effective Time as though made on and as of the Effective Time), except for representations and warranties specifically relating to a time or times other than the date hereof or thereof, which shall be true and correct in all material respects (to the extent they are not, by their terms, qualified by a materiality standard, and shall be true and correct to the extent they are so qualified) at such specified time or times, and except for changes thereto permitted or contemplated by this Agreement.

          (b) Compliance with Covenants and Agreements. Each of CFG and CA shall have performed and complied in all material respects with all terms, covenants, agreements, undertakings, acts, conditions and obligations required by this Agreement to be performed or complied with by them prior to or at the Effective Time.

          (c) Officer's Certificate. The Company shall have received a certificate from each of CFG and CA, dated as of the Effective Time, executed by the President or any Senior Vice President of each of CFG and CA, certifying that (i) the board of directors thereof has duly adopted resolutions, copies of which shall be attached to such certificate, authorizing and approving the transactions contemplated hereby (A) approving the terms of this Agreement and any agreement to be delivered in accordance with this Agreement and authorizing the consummation of the transactions contemplated hereby and thereby, and (B) authorizing an officer thereof to execute and deliver this Agreement and all ancillary documents, (ii) all of such resolutions are in full force and effect, and
     (iii) none of such resolutions has been amended or modified. The Company shall also have received a certificate from such officer of each of CFG and CA certifying that the representations and warranties of such party contained in this Agreement that are not, by their terms, qualified by a materiality standard, were true and correct in all material respects when made and are true and correct in all material respects on and as of the Effective Time as though made on and as of the Effective Time (and that the representations and warranties of such party contained in this Agreement that are, by their terms, qualified by a materiality standard, were true and correct when made and are true and correct on and as of the Effective Time as though made on and as of the Effective Time), except to the extent they relate to a particular date and except for changes permitted or contemplated by this Agreement, and that such party has complied with or performed in all material respects all terms, covenants, agreements, undertakings, acts, conditions and obligations to be complied with or performed by it on or prior to the Effective Time.

          (d) Incumbency Certificate. The Company shall have received a certificate from each of CFG and CA, signed by its Secretary or Assistant Secretary and dated the Effective Time, certifying as to the person executing this Agreement on behalf of such party that (i) such person is an officer thereof holding the office or offices specified therein, and (ii) the signature of each such person set forth on such certificate is his or her genuine signature.

          (e) Material Adverse Change. No event, change or development shall exist or have occurred since March 31, 1999 with regard to CFG or CA, including the filing of any action, claim, suit, cause of action, or litigation commenced by any third party against either of CFG or CA, that has had or reasonably could be expected to have a Material Adverse Effect on CFG or CA or on the Company or Acquisition assuming the transactions contemplated hereby were consummated, or on the ability of (x) the Company or Acquisition, or (y) CFG or CA to consummate the transactions contemplated hereby.
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          (f) Approvals; Fairness Opinion.

             (i) The Board of Directors of the Company, at a meeting duly called and held, shall have (A) determined that this Agreement, the Mergers and the transactions contemplated hereby are fair to, and in the best interest of the Company and its shareholders, and (B) approved this Agreement, the Mergers, and the transactions contemplated hereby and thereby and such action shall not have been withdrawn, modified, or revoked in any manner.

             (ii) The Board of Directors of the Company shall have received an opinion from Bradford to the effect that the consideration to be paid by the Company to the shareholders of CFG and CA in the Mergers is fair, from a financial point of view, and such opinion shall not have been withdrawn, modified or revoked in any manner.

          (g) Disclosure Schedules; Other Signatures. CFG and CA shall have delivered the Disclosure Schedule and signatures referenced in Section 7.18.

     SECTION 8.03 Additional Conditions to Obligation of CFG and CA. The performance of the obligations of each of CFG and CA hereunder is subject to the fulfillment at or prior to the Effective Time, of each of the following conditions (all or any of which may be waived in whole or in part by CFG and CA acting by unanimous consent):

          (a) Representations and Warranties. Each of the representations and warranties of the Company and Acquisition made in this Agreement which are not, by their terms, qualified by a materiality standard, shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects on and as of the Effective Time as though made on and as of the Effective Time (and the representations and warranties of each of the Company and Acquisition contained in this Agreement which are, by their terms, qualified by a materiality standard, shall have been true and correct on the date hereof and shall be true and correct on and as of the Effective Time as though made on and as of the Effective Time), except for representations and warranties specifically relating to a time or times other than the date hereof or thereof, which shall be true and correct in all material respects (to the extent they are not, by their terms, qualified by a materiality standard, and shall be true and correct to the extent they are so qualified) at such specified time or times, and except for changes thereto permitted or contemplated by this Agreement.

          (b) Compliance with Covenants and Agreements. The Company and Acquisition shall have performed and complied in all material respects with all terms, covenants, agreements, undertakings, acts, conditions and obligations required by this Agreement to be performed or complied with by them prior to or at the Effective Time.

          (c) Officer's Certificate. Each of CFG and CA shall have received a certificate from each of the Company and Acquisition, dated as of the Effective Time, executed by the President or any Vice-President of the Company and Acquisition, certifying that: (i) the board of directors thereof has duly adopted resolutions, copies of which shall be attached to such certificate, (A) approving the terms of this Agreement and any agreement to be delivered in accordance with this Agreement and authorizing the consummation of the transactions contemplated hereby and thereby, and
     (B) authorizing an officer thereof to execute and deliver this Agreement and all necessary ancillary documents, (ii) all of such resolutions are in full force and effect, and (iii) none of such resolutions has been amended or modified. Each of CFG and CA shall also have received a certificate from such person certifying that the representations and warranties of the Company and Acquisition contained in this Agreement that are not, by their terms, qualified by a materiality standard, were true and correct in all material respects when made and are true and correct in all material respects on and as of the Effective Time as though made on and as of the Effective Time (and that the representations and warranties of such party contained in this Agreement that are, by their terms, qualified by a materiality standard, were true and correct when made and are true and correct on and as of the Effective Time as though made on and as of the Effective Time), except to the extent they relate to a particular date and except for changes permitted or contemplated by this Agreement, and that the Company and Acquisition has complied with or performed in all material respects all terms, covenants, agreements, undertakings, acts, conditions and obligations to be complied with or performed by it on or prior to the Effective Time.

          (d) Incumbency Certificate. Each of CFG and CA shall have received a certificate from each of the Company and Acquisition, signed by its Secretary or Assistant Secretary and dated as of the Effective Time, certifying as to the person executing this Agreement on behalf of such party that (i) such person is an officer thereof holding the office or offices specified therein, and (ii) the signature of each such person set forth on such certificate is his or her genuine signature.

          (e) Registration Rights Agreement. The CFG Preferred Shareholders and the Company shall have executed and delivered the Registration Rights Agreement.

                                   ARTICLE IX

                                INDEMNIFICATION

     SECTION 9.01 CFG and CA Indemnities to the Company.  Subject to Section
9.03 and Section 9.06 hereof, from and after the Effective Time, the CFG Common Shareholders, the Option Holders and the Individual Warrant Holders with respect to CFG, and the CA Shareholders with respect to CA shall, severally but not jointly, based on the percentage interests represented in Schedule 9.01 indemnify, defend and hold harmless the Company, its officers, directors, Affiliates and their respective successors and permitted assigns (collectively, the "Company Indemnitees"), from and against any and all demands, claims, actions, losses, damages, liabilities, and expenses (including reasonable attorneys' fees and disbursements related thereto) (collectively, "Company Losses"), based upon, arising out of or otherwise resulting from:

          (a) any material inaccuracy in any representation or any material breach of any warranty by CFG or CA, as the case may be, in this Agreement or in any agreement or instrument delivered in connection herewith; and

          (b) any nonfulfillment of any material covenant or agreement of CFG or CA, as the case may be, contained in this Agreement or in any agreement delivered in connection herewith by CFG or CA; provided, however, that, in order to qualify to receive indemnification under this Agreement, (x) any claim for indemnification under clause (a) and (b) of this Section 9.01 shall be made no later than the date that is the earlier of (i) 15 months following the date of the Effective Time, or (ii) 20 Business Days following the date of delivery to the Company of its audited financial statements with respect to the fiscal year ended December 31, 2000, and (y) any claim for indemnification with respect to Section 5.13 shall be made no later than the date that is three (3) months after the expiration date of the longest statute of limitations applicable to any such Taxes. For purposes of this Article IX, all representations and warranties of CFG and CA shall be deemed to have been made at the dates on which they are required to be true and correct in all material respects for the purposes of Section 8.02.

     SECTION 9.02 Company's Indemnities to CFG and CA. Subject to Section 9.03 hereof and Section 9.06 hereof, from and after the Effective Time, the Company shall indemnify, defend and hold harmless the CFG Shareholders, the Option Holders, the Individual Warrant Holders and the CA Shareholders and their respective officers, directors, Affiliates, successors and permitted assigns, if any ("Seller Indemnitees"), from and against any and all demands, claims, actions, losses, damages, liabilities, and expenses (including reasonable attorneys' fees and disbursements related thereto) (collectively, "Seller Losses"), based upon, arising out of or otherwise resulting from:

          (a) any material inaccuracy in any representation or any material breach of any warranty by the Company or Acquisition in this Agreement or in any agreement delivered in connection herewith; and

          (b) any nonfulfillment of any material covenant or agreement of the Company or Acquisition contained in this Agreement or in any agreement delivered in connection herewith by the Company or Acquisition; provided, however, that, in order to qualify to receive indemnification under this Agreement, any claim for indemnification under clause (a) and (b) of this
     Section 9.02 shall be made no later than the date that is the earlier of
     (i) 15 months following the date of the Effective Time, or (ii) 20 Business

     Days following the date of delivery to the Company of its audited financial statements with respect to the fiscal year ended December 31, 2000. For the purposes of this Section 9.02, all representations and warranties of the Company shall be deemed to have been made at the dates on which they are required to be true and correct in all material respects for the purposes of Section 8.03.

     SECTION 9.03 Notice and Opportunity to Defend. Promptly after receipt by any of CFG, CA, or the CFG Shareholders, Option Holders or Individual Warrant Holders or the CA Shareholders on the one hand or the Company on the other hand (in any case, the "Indemnitee") of the commencement of, or notice of any demand, claim or circumstance that, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of, any action, proceeding, litigation, or investigation against it by a third party (an "Asserted Liability") that may give rise to any indemnification obligation under Section
9.01 or 9.02, the Indemnitee shall promptly give written notice thereof to the Company, CFG or CA, or the CFG Shareholders Option Holders or Individual Warrant Holders or the CA Shareholders, as the case may be (the "Indemnifying Party"), describing the Asserted Liability in reasonable detail and indicating the amount (estimated, if necessary) for which the Indemnitee may be liable. Failure to give timely notice under this Section 9.03 shall not preclude the Indemnitee from receiving indemnification from the Indemnifying Party unless the Indemnitee's failure has materially prejudiced the Indemnifying Party's ability to defend against the Asserted Liability.

          (a) Opportunity to Defend.  The Indemnifying Party shall have fifteen
     (15) days (or earlier if required to avoid a default judgment) after receipt of the aforementioned notice to undertake to settle or defend, at its own expense and by counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnitee, such Asserted Liability. If the Indemnifying Party so elects to settle or defend such Asserted Liability, it shall promptly notify the Indemnitee of its intent to do so. So long as the Indemnifying Party is reasonably contesting such Asserted Liability in good faith, the Indemnitee may not settle or pay such Asserted Liability. After notice from the Indemnifying Party to the Indemnitee of its election to assume the defense of such claim or action, the Indemnifying Party will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that the Indemnitee may participate, at its sole expense, in the settlement of, or defense against, such Asserted Liability provided that the Indemnifying Party in all such instances shall be responsible for directing and controlling the settlement of, or defense against, such action. If the Indemnifying Party elects not to undertake to settle or defend against the Asserted Liability, fails to notify the Indemnitee of its election as herein provided, or does not accept its obligation to indemnify under this Agreement, the Indemnitee may settle, compromise or defend such Asserted Liability in the exercise of its exclusive discretion at the expense of the Indemnifying Party and the Indemnifying Party shall promptly reimburse the Indemnitee for the amount of all costs and expenses incurred by the Indemnitee in connection with the settlement of or defense against the Asserted Liability to the extent provided in Section 9.01 or 9.02, as the case may be. If no settlement of the Asserted Liability is entered into, the Indemnifying Party shall promptly reimburse the Indemnitee for the amount of any judgment rendered with respect to such Asserted Liability and all related and bona fide expenses incurred by the Indemnitee in defense against such action to the extent recoverable under Section 9.01 or 9.02, as the case may be.

          (b) Other Matters. Neither the Indemnifying Party nor the Indemnitee shall, in the defense of any Asserted Liability, consent to entry of any judgment or enter into any settlement agreement, except with the written consent of the other party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to both the Indemnitee and the Indemnifying Party of a release from all liability in respect of such Asserted Liability. The Indemnifying Party and the Indemnitee shall each use all commercially reasonable efforts to cooperate with each other in connection with the settlement of, or the defense against, any Asserted Liability and make available to the other all books, records and other documents within its control that are reasonably necessary or appropriate for such defense. Notwithstanding anything contained in this Agreement, the Indemnitee shall have the right to pay or settle at any time any Asserted Liability, provided that (as a result thereof, and except where the Indemnifying Party elects not to undertake to settle or defend against the Asserted Liability, fails to notify the Indemnitee of its election, or does not accept its obligation to indemnify under this Agreement), the Indemnitee shall also be deemed to have waived any right to indemnification therefor by the Indemnifying Party.

     SECTION 9.04 Survival of Representations and Warranties. The representations and warranties of the parties contained herein or in any certificate or other document or instrument delivered pursuant hereto or in connection herewith shall not survive the Closing, but any claim with respect thereto shall survive for the periods specified in the provisos contained in Sections 9.01(b) and 9.02(b) respectively. The covenants and agreements set forth in this Agreement shall not survive the Closing except in such cases where such covenants and agreements by their terms contemplate performance after the Effective Time. Notwithstanding the preceding sentences, any covenant, agreement, representation or warranty in respect of which indemnity may be sought shall survive the time at which it would otherwise terminate pursuant to the preceding provisions of this Section 9.04, if written notice of the inaccuracy or breach thereof shall have been given to the party against whom such indemnity may be sought prior to the expiration of such time period. If any Governmental Authority asserts a deficiency with respect to a Tax matter which, if accurate or conceded, could result in a claim for which indemnity could be sought pursuant to Section 5.13, the Company shall be permitted to give notice of the breach of a representation, warranty, covenant, or agreement of CFG or CA, as the case may be, and specify Company Losses in the amount so asserted (including applicable interest and penalties), notwithstanding Company's intent to dispute such claims. The amount of the claim shall be deemed to be the amount of the settlement or adjudicated damages.

     SECTION 9.05 Right of Set-off. The parties acknowledge and agree that, subject to the limitations set forth in Section 9.06, in the event the Company has made a claim for indemnification hereunder, which claim is determined to be recoverable, the Company's right to any such indemnification shall include the right to set-off such amount against any unissued Earnout Shares the Company may be obligated to issue to the CFG Common Shareholders, the Option Holders, and the Warrant Holders under Section 4.06 hereof. In the event the Company exercises its right of set-off provided for in this Section 9.05, the number of shares of Company Common Stock (rounded up to the next highest whole number) equaling the aggregate dollar amount of any indemnification to be provided to the Company hereunder (based on the average sale price of the Company Common Stock for the 20 Business Days immediately preceding the date of such set-off using for each such Business Day the last reported sales price of the Company Common Stock on the NASDAQ National Market System) shall be subtracted from the aggregate number of shares of the Company Common Stock that otherwise would be issuable pursuant to the terms of Section 4.06.

     SECTION 9.06 Limitations on Indemnification.

     (a) Indemnification pursuant to the terms of Section 9.01 and 9.02 shall be the sole and exclusive remedy of the Company Indemnitees and the Seller Indemnitees under this Agreement; provided, however, that nothing in this Agreement will limit the availability of specific performance or other equitable remedies to any party hereto.

     (b) The amount of any Company Losses or Seller Losses as to which Company Indemnitees or Seller Indemnitees may seek indemnification hereunder shall be reduced by proceeds from any insurance policies maintained by the Company Indemnitees or the Seller Indemnitees and actually received by such party to the extent that such proceeds are attributable to the act, event, state of facts, condition or circumstance giving rise to such party's right to such indemnification hereunder.

     (c) The CFG Common Shareholders, the Option Holders, the Individual Warrant Holders and the CA Common Shareholders shall not have any liability to the Company Indemnitees, and the Company shall not have any liability to the Seller Indemnitees, unless and until the aggregate of all Company Losses and Seller Losses, as the case may be, exceeds the sum of $500,000, in which event any amounts in excess of such $500,000 shall be recoverable.

     (d) Any indemnification obligation of the CFG Common Shareholders, the Option Holders, the Individual Warrant Holders, and the CA Common Shareholders may be satisfied in cash or with shares of Company Common Stock; provided that at the time of any such election by the CFG Common Shareholders, the Option Holders, the Individual Warrant Holders, and/or the CA Common Shareholders, the Company shall have received the favorable opinion of its legal counsel that the Company meets all statutory and other legal requirements to accept shares of the Company Common Stock from the CFG Common Shareholders, the Option Holders, the Individual Warrant Holders, and/or the CA Common Shareholders in satisfaction of any such indemnification obligation. In the event the CFG Common Shareholders, the Option Holders, the Individual Warrant Holders, and/or the CA Common Shareholders elect to satisfy such indemnification obligation with shares of Company Common Stock, the per share dollar value of such stock to be applied against such indemnification claim shall be as mutually agreed between the CFG/CA Representative and the Company (acting through the Special Committee). In the event such parties cannot reach mutual agreement with respect to such dollar value within ten Business Days of such election, the CFG Common Shareholders, the CA Common Shareholders, the Option Holders, the Individual Warrant Holders, and/or the CA Common Shareholders shall be required to use cash to satisfy such claim.

     (e) (i) The maximum aggregate amount of Company Losses that the Company Indemnitees may recover under this Agreement from the CFG Common Shareholders, the Option Holders, and the Individual Warrant Holders shall equal the lesser of
(i) 70% of the fair market value (determined as of the Effective Time) of the shares of Company Common Stock received by the CFG Shareholders, the Option Holders, and the Warrant Holders on or immediately after the date of the Effective Time pursuant to the transactions contemplated hereby, but specifically excluding the Earnout Shares, and (ii) 70% of the fair market value (determined as of the date of indemnification) of the shares of Company Common Stock received by the CFG Shareholders, the Option Holders, and the Warrant Holders on or immediately after the date of the Effective Time pursuant to the transactions contemplated hereby, but specifically excluding any Earnout Shares.

     (ii) The maximum aggregate amount of Company Losses that the Company Indemnitees may recover under this Agreement from the CA Common Shareholders shall be equal to the lesser of (i) 100% of the fair market value (determined as of the Effective Time) of the shares of Company Common Stock received by the CA Common Shareholders on or immediately after the date of the Effective Time pursuant to the transactions contemplated hereby, and (ii) 100% of the fair market value (determined on the date of indemnification) of the shares of Company Common Stock received by the CA Common Shareholders on or immediately after the date of the Effective Time pursuant to the transactions contemplated hereby, but specifically excluding the Earnout Shares.

     (iii) The maximum aggregate amount of Seller Losses that the Seller Indemnitees may recover from the Company shall be $1 million.

                                   ARTICLE X

                                  TERMINATION

     SECTION 10.01 Termination. This Agreement may be terminated and the transactions contemplated in this Agreement may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company of this Agreement, the Mergers, and the issuance of the Company Common Stock in accordance with Article IV:

          (a) by mutual written consent of the Company, Acquisition, CFG, and CA;

          (b) by either CFG and CA (acting by unanimous written consent) or the Company and Acquisition (acting by unanimous written consent) if, on the Effective Time, any condition precedent to the obligations of the terminating party set forth in Section 8.02 in the case of the Company and Acquisition and Section 8.03 in the case of CFG and CA shall not have been satisfied (or waived by the terminating party); provided, however, that no party shall have the right to terminate this Agreement pursuant to this
     Section 10.01(b) if such party is then in breach of any material representation or warranty contained herein or is in default in any material respect in the observance or in the timely performance of any of its covenants or agreements contained herein;

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          (c) by either CFG and CA (acting by unanimous written consent) or the
     Company and Acquisition (acting by unanimous written consent) if there shall be in effect any permanent injunction or action by a court of competent jurisdiction or other Governmental Authority preventing the consummation of the Mergers that shall have become final and nonappealable;

          (d) by either CFG and CA (acting by unanimous written consent) or the Company and Acquisition (acting by unanimous written consent) if the Effective Time shall not have occurred on or before March 30, 2000 (time is of the essence with respect to such date); provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 10.01(d) if such party is then in breach of any material representation or warranty contained herein or is in default in any material respect in the observance or in the timely performance of any of its covenants or agreements contained herein

          (e) by either the Company and Acquisition (acting by unanimous written consent) or CFG and CA (acting by unanimous written consent) if this Agreement and the Mergers shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Stockholders Meeting;

          (f) by CFG and CA (acting by unanimous written consent) if the Board of Directors of the Company shall withdraw, modify or change its recommendation of this Agreement or the Mergers in a manner adverse to CFG and CA or shall have resolved to do any of the foregoing;

          (g) by the Company if (i) the Board of Directors or the shareholders of CFG or CA shall withdraw, modify or change its approval or recommendation of this Agreement or the Mergers in a manner adverse to the Company or shall have resolved to do any of the foregoing, or any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) other than the current shareholders of CFG and CA shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, any of the outstanding shares of capital stock of CFG or CA; or

          (h) by the Company in accordance with the terms of Section 7.18.

     SECTION 10.02 Notice. If a party elects to terminate this Agreement pursuant to an applicable provision of Section 10.01, such party shall give written notice of its election to the other parties hereto at least two (2) Business Days before such termination shall become effective.

     SECTION 10.03 Effect of Termination. Upon termination of this Agreement pursuant to Section 10.01, (a) if none of the Company, Acquisition, CFG, or CA is in breach of any material provision of this Agreement, this Agreement shall become void and no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or stockholders to the other parties hereto, and (b) if any of the Company, Acquisition, CFG, or CA is in breach of any material provision of this Agreement, which breach has caused the terminating party to terminate this Agreement, or to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, the non-breaching party or parties will have such rights and remedies as are available to such party at law or in equity.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     SECTION 11.01 Expenses. Except as otherwise expressly provided herein, whether or not the transactions contemplated hereby are consummated, each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or Persons engaged by it incurred in connection with the preparation, negotiation and execution of this Agreement and the transactions contemplated hereby and no other party shall have any liability with respect thereto; provided, however, that the Company shall bear all costs and expenses arising out of or incurred in connection with the preparation, negotiation and execution of the Proxy Statement and the Shareholders

Meeting, including all printing, mailing, solicitation, legal, accounting and other fees and expenses incurred with respect thereto.

     SECTION 11.02 Notices, Etc. All notices, requests, demands or other communications required by or otherwise permitted with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party if delivered by any of the following means of delivery, and shall be deemed to have been duly delivered and received on the date (or the next Business Day if delivery is not made on a Business Day) of personal delivery or facsimile transmission or on the date (or the next Business Day if delivery is not made on a Business Day) of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or on the date (or the next Business Day if delivery is not made on a Business Day) of a stamped receipt, if sent by overnight delivery service, and to the following addresses (or to such other address as any party may request, in the case of the Company notifying CFG or CA, and in the case of CFG or CA notifying the Company.

          If to the Company:

        Captec Net Lease Realty, Inc.
        24 Frank Lloyd Wright Drive
        Ann Arbor, Michigan 48160
        Attention: W. Ross Martin
        Facsimile: (734) 994-1376

        with a copy to:

        Brown & Wood LLP
        1666 K Street, N.W.
        Washington, DC 20006-4004
        Attention: John K. Hughes
        Facsimile: (202) 533-1399

        and

        Baker & Hostetler LLP
        3200 National Center
        1900 East 9th Street
        Cleveland, Ohio 44114
        Attention: Edward G. Ptaszek, Jr.
        Facsimile: (216) 696-0740

        If to CFG and/or CA:

        Captec Financial Group, Inc.
        24 Frank Lloyd Wright Drive
        Ann Arbor, Michigan 48160
        Attention: Gary A. Bruder
        Facsimile: (734) 994-8355

        with a copy to:

        Shumaker Loop & Kendrick
        1000 Jackson Street
        Toledo, Ohio 43624
        Attention: James F. White, Jr.
        Facsimile: (419) 241-6894

     SECTION 11.03 Binding Effect; No Assignment. This Agreement is binding upon, shall inure to the benefit of, and be enforceable by, each of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights and/or obligations of any party hereunder may be assigned or delegated to any Person without the prior written consent of the other parties hereto.

     SECTION 11.04 Entire Agreement. Except as otherwise specifically provided herein, this Agreement, including the Schedules contained in the Disclosure Schedule and any other written agreements by the parties hereto that are expressly contemplated hereby to be entered into, constitutes the entire agreement and understanding among the parties with regard to the subject matter hereof and supersedes all prior negotiations, agreements, arrangements, or understandings, written or oral, relating to the matters provided for herein or therein.

     SECTION 11.05 Remedies Cumulative; Specific Performance. Except as expressly provided herein, all rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not exclusive, and the exercise or commencement of the exercise of any such remedies by any party hereunder shall not preclude the simultaneous or subsequent exercise of any other such right, power or remedy by such party. The parties acknowledge that money damages would not be adequate remedy for violations of this Agreement and any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper to enforce this Agreement or to prevent any violation hereof.

     SECTION 11.06 Waiver. Any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any other party hereto, or waive compliance with any of the agreements of any other party or with any condition to the obligations hereunder, in any case only to the extent that such obligations, agreements and conditions are intended for its benefit. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom, practice, or course of dealing with the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right at any time to exercise any such or other right, power or remedy or to demand such compliance.

     SECTION 11.07 No Third-Party Beneficiaries. Except as expressly provided in this Agreement, nothing contained herein is intended to or shall confer on any Person other than the parties hereto and their successors and permitted assigns any rights, benefits, remedies, or claims under or by reason of this Agreement.

     SECTION 11.08 Governing Law. This Agreement and all disputes hereunder shall be governed by, and interpreted and construed in accordance with, the internal laws of the State of Delaware without regard to principles of conflict of laws.

     SECTION 11.09 Section Headings; Interpretation. Reference in this Agreement to a Section, Article, or Schedule, unless otherwise indicated, shall constitute references to a Section or an Article of this Agreement or a Schedule to the Disclosure Schedule. The table of contents, section headings and article titles contained in this Agreement are for convenience of reference only and do not form a part thereof and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "herein," "hereinafter," and "hereunder," and words of similar import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The parties agree that this Agreement is the product of negotiations among sophisticated parties, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in the drafting of each provision hereto. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

     SECTION 11.10 Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by applicable law, provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

     SECTION 11.11 Amendment. This Agreement may be amended at any time by written agreement signed by each of the parties hereto; provided, however, that any amendment to this Agreement made subsequent to the adoption by the shareholders of the Company of this Agreement shall not alter or change (i) the amount or kind of consideration to be paid by the Company in exchange for all or any of the securities of CFG or CA, (ii) any term of the Certificate of Incorporation of the Company, or (iii) any of the terms and conditions of this Agreement if such alteration or change would adversely affect the shareholders of the Company.

     SECTION 11.12 Further Assurances. Each of the parties hereto agrees that, at any time and from time to time after the date hereof, it shall, upon written request from any other party or parties hereto, and without further consideration, perform such other and further acts, and execute, acknowledge and deliver, or cause to be delivered, such further instruments, documents or assurances as such other party or parties reasonably may request for the purpose of carrying out this Agreement.

     SECTION 11.13 Public Announcements. Each of the parties will consult with each other party before issuing, and provide such other party the opportunity to review and comment upon, any press release, advertisement or other public announcement with respect to the transactions contemplated by this Agreement and no such party shall issue any press release or news release or make any other public statement prior to such consultation, review, and comment, except as may be required in the written opinion of such party's counsel by applicable law, court process, or the rules of any securities exchange or automatic quotation system on which its securities are traded; provided, however, that even in such circumstance the party required to make such statement shall use reasonable efforts to provide a copy of any such statement to the other party prior to release thereof and afford such party the opportunity to comment thereon.

     SECTION 11.14 Exhibits and Schedules. The Exhibits and the Schedules contained in the Disclosure Schedule are being separately delivered to the Company and such receipt is being acknowledged by each of the parties to this Agreement. All Exhibits and Schedules referred to in this Agreement are an integral part of and are hereby incorporated into this Agreement by reference.

     SECTION 11.15 CFG/CA Representative. Each of CFG and CA, as applicable, represent to the Company that the CFG Shareholders, the Option Holders, the Individual Warrant Holders, and the CA Shareholders have, pursuant to a separate written agreement by and among such parties and CFG and CA (the "Representation Agreement"), a copy of which shall have been provided to the Company prior to the Effective Time, constituted and appointed Patrick L. Beach (the "CFG/CA Representative") as their sole and exclusive representative with respect to all matters arising out of, resulting from, pertaining to, or in any way connected with, this Agreement, any documents or instruments executed or delivered in connection herewith, and any of the transactions contemplated herein or therein. After the date hereof, the Company and the Special Committee shall be entitled to rely completely upon any actions taken or failed to be taken, or any statement made by the CFG/CA Representative, without any investigation or inquiry whatsoever, with respect to such aforementioned parties and matters. The Company shall not incur any liability whatsoever as a result of such reliance until further notified that Mr. Beach no longer acts as the CFG/CA Representative.

     SECTION 11.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. Each counterpart may consist of a number of copies, each signed by less than all, but together signed by all, the parties hereto and this Agreement shall be effective when each of the parties hereto has exchanged executed signature pages with each of the other parties hereto.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                          CAPTEC NET LEASE REALTY, INC.

                                          By: /s/ ALBERT T. ADAMS
                                            ------------------------------------
                                            Name: Albert T. Adams
                                            Title:  Chairman, Special Committee

                                          CAPTEC ACQUISITION, INC.

                                          By: /s/ GARY A. BRUDER
                                            ------------------------------------
                                            Name: Gary A. Bruder
                                            Title:  Secretary

                                          CAPTEC FINANCIAL GROUP, INC.

                                          By: /s/ W. ROSS MARTIN
                                            ------------------------------------
                                            Name: W. Ross Martin
                                            Title:  Senior Vice President and
                                                    Chief Financial Officer

                                          CAPTEC NET LEASE REALTY
                                          ADVISORS, INC.

                                          By: /s/ PATRICK L. BEACH
                                            ------------------------------------
                                            Name: Patrick L. Beach
                                            Title:  President and Chief
                                                    Executive Officer

                                          The undersigned CFG Shareholders and
                                          CA Shareholders join in this Agreement
                                          solely for the purpose of being bound
                                          by, and obtaining the benefits of, the
                                          provisions applicable thereto in
                                          Section 4.06 and Article IX.

                                          By: /s/ PATRICK L. BEACH
                                            ------------------------------------
                                            Name: Patrick L. Beach

                                          By: /s/ W. ROSS MARTIN
                                            ------------------------------------
                                            Name: W. Ross Martin

                                          By: /s/ H. REID SHERARD
                                            ------------------------------------
                                            Name: H. Reid Sherard

                                          By: /s/ GARY A. BRUDER
                                            ------------------------------------
                                            Name: Gary A. Bruder

                                          By: /s/ GEORGE R. BEACH
                                            ------------------------------------
                                            Name: George R. Beach

                                          By: /s/ KENNETH S. MILNE
                                            ------------------------------------
                                            Name: Kenneth S. Milne

                                          By: /s/ JOANNA A. MILNE
                                            ------------------------------------
                                            Name: Joanna A. Milne

                                          By: /s/ ROBERT BRUCE
                                            ------------------------------------
                                            Name: Robert Bruce

                                          By: /s/ WILLIAM MCPHERSON
                                            ------------------------------------
                                            Name: William McPherson

                                          By: /s/ BETH A. ABBOTT
                                              ----------------------------------
                                            Name: Beth A. Abbott

                                          By: /s/ LORI B. HOFFMAN
                                            ------------------------------------
                                            Name: Lori B. Hoffman

                                          By: /s/ ROBERT V. SCHRADAR
                                            ------------------------------------
                                            Name: Robert V. Schradar

                                          By: /s/ AARON ACKER
                                            ------------------------------------
                                            Name: Aaron Acker

                                          By: /s/ SUSAN PASSENO
                                            ------------------------------------
                                            Name: Susan Passeno

                                          By: /s/ MILTON TRUST
                                            ------------------------------------
                                            Name: Milton Trust

                                AMENDMENT NO. 1
                                       TO
                      OMNIBUS AGREEMENT AND PLAN OF MERGER

     This Amendment No. 1 to the Omnibus Agreement and Plan of Merger, dated as
of December 20, 1999 (the "Merger Agreement"), is dated as of April   , 2000
(the "Amendment") and is by and among Captec Net Lease Realty, Inc., a Delaware corporation (the "Company"), Captec Acquisition, Inc., a Delaware corporation ("Acquisition") and a wholly-owned subsidiary of the Company, Captec Financial Group, Inc., a Michigan corporation ("CFG"), and Captec Net Lease Realty Advisors, Inc., a Delaware corporation ("CA").

                                    RECITALS

     WHEREAS, the Company, Acquisition, CFG, and CA have entered into the Merger Agreement;

     WHEREAS, pursuant to the Merger Agreement, CFG and Acquisition will merge pursuant to applicable law, with CFG being the surviving entity;

     WHEREAS, pursuant to the Merger Agreement, the Company and CA will merge pursuant to applicable law, with the Company being the surviving entity;

     WHEREAS, the parties desire to amend the Merger Agreement as herein provided.

     NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment intending to be legally bound, agree as follows:

     1. Definitions. Each capitalized term used herein that is not otherwise defined shall have the same meaning as set forth in the Merger Agreement unless the definition thereof is changed by this Amendment.

     2. Amendment of Article IV. Section 4.01(e) of the Merger Agreement is hereby amended to delete the proviso in the final sentence of such section and to replace it with a proviso to read in its entirety as follows: "provided, however, that CA shall not be prohibited by reason of this Section 4.01(e) from making a cash distribution in the aggregate amount of $145,000 to its officers, directors and shareholders immediately prior to the CA Merger."

     3. Amendment of Article VII. Section 7.01(n) of the Merger Agreement is hereby amended to delete the language "except as previously disclosed to the Company in writing" at the outset of such section. The parties further agree that no such indebtedness referred to in such section has been forgiven, converted or contributed, and no claims cancelled prior to the date hereof as contemplated by such section. The parties further agree that Section 7.17 is hereby amended to add a proviso to such section to read in its entirety as follows: ";provided, however, that the annual base salaries to be paid to Messrs. Beach and Martin pursuant to their respective employment agreements shall be reduced as of the Closing Date to $450,000 and $325,000, respectively."

     4. Amendment of Article X. Section 10.01(d) of the Merger Agreement is hereby amended to delete the reference to "March 30, 2000" in such subsection and to replace such reference with "June 30, 2000."

     5. Omnibus Agreement and Plan of Merger. Except as otherwise amended hereby, the Merger Agreement shall remain in full force and effect and except as expressly contemplated hereby, the obligations set forth herein are in addition to and not in lieu of those set forth in the Merger Agreement.

     6. Binding Effect. This Amendment is binding upon, shall inure to the benefit of, and be enforceable, by, each of the parties hereto and their respective successors and assigns.

     7. Governing Law. This Amendment and all disputes hereunder shall be governed by, and interpreted and construed in accordance with, the internal laws of the State of Delaware without regard to principles of conflicts of laws.

     8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS THEREOF, the parties have caused this Amendment to be approved in accordance with the Merger Agreement and executed on the date first written above by their respective officers thereunto duly authorized.

                                          CAPTEC NET LEASE REALTY, INC.

                                          By: /s/ ALBERT T. ADAMS
                                            ------------------------------------
                                            Name: Albert T. Adams
                                            Title:  Chairman, Special Committee

                                          CAPTEC ACQUISITION, INC.

                                          By: /s/ GARY A. BRUDER
                                            ------------------------------------
                                            Name: Gary A. Bruder
                                            Title:  Secretary

                                          CAPTEC FINANCIAL GROUP, INC.

                                          By: /s/ W. ROSS MARTIN
                                            ------------------------------------
                                            Name: W. Ross Martin
                                            Title:  Senior Vice President and
                                                Chief Financial Officer

                                          CAPTEC NET LEASE REALTY
                                          ADVISORS, INC.

                                          By: /s/ PATRICK L. BEACH
                                            ------------------------------------
                                            Name: Patrick L. Beach
                                            Title:  President and Chief
                                                    Executive Officer

                                                                       Exhibit B

December 17, 1999

Special Committee of the Board of Directors
Captec Net Lease Realty, Inc.
24 Frank Lloyd Wright Drive
Ann Arbor, MI 48104

Gentlemen:

     We understand that Captec Net Lease Realty, Inc. (the "Company"), Captec Acquisition, Inc. ("Acquisition"), Captec Financial Group, Inc. ("CFG"), and Captec Net Lease Realty Advisors, Inc. ("CA") propose to enter into an Omnibus Agreement and Plan of Merger (the "Merger Agreement") pursuant to which (i) CA will be merged with and into the Company, with the Company being the surviving corporation, and (ii) Acquisition, which is a wholly owned subsidiary of the Company, will be merged with and into CFG, with CFG being the surviving corporation (collectively, the "Mergers"). For purposes of this opinion, we have assumed that the "Execution Copy" of the Merger Agreement in the form provided to us on December 17, 1999 will not vary in any material respect from the Merger Agreement as signed by the parties thereto. Capitalized terms used herein, if not otherwise defined herein, shall have the respective meanings set forth in the Merger Agreement.

     Pursuant to the Mergers, and as set forth more fully in the Merger Agreement, an aggregate of 3,000,000 shares of Company Common Stock will be issued to the current security- holders of CFG and CA as Initial Share Consideration (with a portion of such securities being paid in cash to certain securityholders of CFG), and up to 2,000,000 additional shares of Company Common Stock may be issued to certain securityholders of CFG as Earnout Shares, but only if certain financial performance levels in 2000 and 2001 are achieved. The Initial Share Consideration and the Earnout Shares are collectively referred to herein as the "Merger Consideration." It is also our understanding, and this opinion assumes, that, in connection with the Mergers, the Company will make an election to be taxed as a corporation under chapter C of the Internal Revenue Code of 1986, as amended (the "Code"), and thereby terminate its status as a real estate investment trust ("REIT") under the Code.

     You have asked us whether, in our opinion, the Merger Consideration is fair, from a financial point of view, to the Company. In conducting our analysis and arriving at our opinion, we have reviewed the financial terms of the Mergers as set forth in the Merger Agreement in relation to such financial and other information as we deemed appropriate including, among other things, the following: (i) the latest draft of the Merger Agreement and the related exhibits and schedules thereto; (ii) certain publicly available business and financial information related to the Company that we deemed to be relevant; (iii) the historical and current financial condition and results of operations of the Company, CFG, and CA; (iv) certain internal financial analyses and forecasts of the Company, CFG, and CA for the years beginning January 1, 1999 and ending December 31, 2002, prepared by their respective senior managements; (v) certain financial and securities trading data of certain other companies, the securities of which are publicly traded and that we believed to be comparable to the Company or CFG or relevant to the transaction; (vi) the proposed financial terms of the Mergers compared with the financial terms paid in certain other acquisitions and transactions that we believed to be relevant; (vii) reported market price, trading activity and valuation multiples for the Company Common Stock; and (viii) such other financial studies, analyses, and investigations and took account of such other matters as we deemed appropriate for purposes of our opinion. We also have held discussions with members of the senior management of the Company, CFG, and CA regarding the strategic rationale for and the potential benefits of the Mergers and the transactions contemplated thereby and the past and current business operations, financial condition, and future prospects of the Company, CFG, and CA, respectively. We also participated in certain discussions and negotiations among representatives of the Company, CFG, CA and their financial and legal advisors. As part of our discussions, we have been advised by management of the

The Special Committee of the Board of Directors
December 17, 1999
Page  2

Company that the Mergers significantly advance the Company's overall strategic goals in the real estate related commercial finance industry.

     In rendering our opinion, we have taken into account the current trading price of the Company Common Stock and the discount of the trading price to the current per share book value and net asset value estimated by the Company's management. We have also taken into account our assessment of general economic, market, and financial and other conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the industries in which the Company, CFG, and CA operate generally. Our opinion is necessarily based upon the information made available to us and conditions as they currently exist and can be evaluated as of the date hereof. We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of our opinion and have not assumed any responsibility for, nor undertaken an independent verification of, such information. With respect to the internal operating data and financial analyses and forecasts supplied to us or discussed with us, we have assumed that such data, analyses, and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of senior management of the Company, CFG, and CA, as the case may be, as to the recent and likely future performance of the respective companies. Accordingly, we express no opinion with respect to such analyses or forecasts or the assumptions on which they are based. Furthermore, our opinion is based on the assumption that the Mergers will qualify as a tax-free reorganization under the Code for U.S. federal income tax purposes.

     We were not asked to consider, and our opinion does not address, the relative merits of the Mergers as compared to any alternative business strategies that might exist for the Company or the effect of any other transactions in which the Company might engage. Furthermore, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company, CFG, or CA or any of their subsidiaries or affiliates and have not been furnished with any such evaluation or appraisal. In addition, we express no opinion on the relative financial values of CFG and CA or the allocation of the Merger Consideration among the shareholders of CFG and CA. Moreover, we are not expressing any opinion as to what the value of the Company Common Stock will actually be when issued pursuant to the Mergers or the prices at which the Company Common Stock will trade subsequent to the announcement of the Mergers and the transactions contemplated thereby, including the Company's election to forgo REIT status.

     J.C. Bradford has been retained by the Special Committee of the Board of Directors of the Company to act as financial advisor to the Special Committee in connection with the proposed Mergers and will receive a fee for such services, a portion of which is contingent upon the consummation of the Mergers. J.C. Bradford will also receive a fee in connection with the delivery of this opinion. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of our business, J.C. Bradford may hold or actively trade the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

     This opinion is for the use and benefit of the Special Committee and the Company. The Company is entitled to reproduce this opinion, in whole but not in part, in the Proxy Statement as required by applicable law or appropriate; provided, however, that any excerpt from or reference to this opinion (including any summary thereof) in such document must be approved by us in advance in writing. Notwithstanding the foregoing, this opinion does not constitute a recommendation to any holder of the Company Common Stock as to how such shareholder should vote on the Mergers or any other matter related thereto. We do not believe that any person (including a shareholder of the Company) other than the directors has the legal right to rely upon this opinion for any claim arising under state law and, that, should any such claim be brought against us, this assertion will be raised as a defense.

     Based upon and subject to the foregoing, and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof and based on conditions as they currently exist, the issuance of the

The Special Committee of the Board of Directors
December 17, 1999
Page  3

Merger Consideration by the Company, in accordance with and pursuant to the terms set forth in the Merger Agreement, is fair to the Company from a financial point of view.

                                          Very truly yours,

                         CAPTEC NET LEASE REALTY, INC.

                      [ARROW]  Tear at Perforation [ARROW]

The Special Meeting of Stockholders of Captec Net
Lease Realty, Inc. will be held           , 2000,
at      a.m., at

1. MERGER OF CAPTEC ACQUISITION, INC. WITH AND INTO CAPTEC FINANCIAL GROUP, INC. AND OF CAPTEC NET LEASE REALTY ADVISORS, INC. WITH AND INTO CAPTEC NET LEASE REALTY, INC.

                           [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

2. AMENDMENT OF CERTIFICATE OF INCORPORATION CHANGING THE NAME OF THE COMPANY TO CAPTEC FINANCIAL GROUP, INC.

                           [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

    The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders of Captec Net Lease Realty, Inc. called for
                         , 2000, and a Proxy Statement for the Meeting prior to
                   the signing of this proxy.

                                                  Dated:                  , 2000
                                                        ------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  Please sign exactly as your
                                                  name(s) appear(s) on this
                                                  proxy. When signing in a
                                                  representative capacity,
                                                  please give title.

 PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED
                                   ENVELOPE.

CAPTEC NET LEASE REALTY, INC.
24 Frank Lloyd Wright Drive
Ann Arbor, Michigan 48106            PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF CAPTEC
NET LEASE REALTY, INC. FOR USE ONLY AT THE
SPECIAL MEETING OF STOCKHOLD-
  ERS TO BE HELD ON      , 2000 AND ANY
           ADJOURNMENT THEREOF.

    The undersigned, being a stockholder
of CAPTEC NET LEASE REALTY, INC.
("Captec"), hereby authorizes Patrick L.
Beach and W. Ross Martin, and each of
them, as proxies, with the full power of
substitution, to represent the undersigned
at the Annual Meeting of Stockholders of
Captec to be held at
on      , 2000 at 10:00 a.m., local time,
and at any adjournment thereof, and at the meeting to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as appears on the reverse side of this proxy.

    In their discretion, the proxies are
authorized to vote with respect to matters incident to the conduct of the meeting and upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is exercised.

    Shares of the Common Stock of Captec
will be voted as specified. If no
specification is made, shares will be
voted FOR the matters set forth on the
reverse side and IN ACCORDANCE WITH THE
DISCRETION OF THE PROXIES as to any other matter which may properly come before the Meeting.

                   CONTINUED ON OTHER SIDE